Exhibit 99.2

Solicitation Version

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

In re:	§	Chapter 11
§
CBL & ASSOCIATES	§
PROPERTIES, INC., et al.,	§	Case No. 20-35226 (DRJ)
§
Debtors.[1]	§	(Jointly Administered)
§

[1]

A complete list of the Debtors in these Chapter 11 Cases may be obtained on the website of the Debtors’ proposed claims and noticing agent at https://dm.epiq11.com/CBLProperties.  The Debtors’ service address for the purposes of these Chapter 11 Cases is 2030 Hamilton Place Blvd., Suite 500, Chattanooga, Tennessee 37421.

DISCLOSURE STATEMENT FOR THIRD AMENDED JOINT CHAPTER 11 PLAN

OF CBL & ASSOCIATES PROPERTIES, INC. AND ITS AFFILIATED DebtorS

WEIL, GOTSHAL & MANGES LLP Alfredo R. Pérez (15776275) 700 Louisiana Street, Suite 1700 Houston, Texas 77002 Telephone: (713) 546-5000 Facsimile: (713) 224-9511

WEIL, GOTSHAL & MANGES LLP

Ray C. Schrock, P.C. (admitted pro hac vice)

Garrett A. Fail (admitted pro hac vice)

Moshe A. Fink (admitted pro hac vice)
767 Fifth Avenue

New York, New York 10153

Telephone: (212) 310-8000

Facsimile: (212) 310-8007

Counsel for Debtors and Debtors in Possession

Dated: May 25, 2021 Houston, Texas

DISCLOSURE STATEMENT, DATED MAY 25, 2021

Solicitation of Votes on the Third Amended Joint Plan of

CBL & ASSOCIATES PROPERTIES, INC., ET AL.

THIS SOLICITATION OF VOTES (THE “SOLICITATION”) IS BEING CONDUCTED TO OBTAIN SUFFICIENT VOTES TO ACCEPT THE THIRD AMENDED JOINT CHAPTER 11 PLAN OF CBL & ASSOCIATES PROPERTIES, INC. AND ITS AFFILIATED DEBTORS IN THE ABOVE-CAPTIONED CHAPTER 11 CASES (COLLECTIVELY, THE “DEBTORS”), ATTACHED HERETO AS EXHIBIT A (THE “PLAN”).

THE VOTING DEADLINE TO ACCEPT OR REJECT THE PLAN IS 4:00 P.M. (PREVAILING CENTRAL TIME) ON JULY 26, 2021 UNLESS EXTENDED BY THE DEBTORS IN WRITING.

THE RECORD DATE FOR DETERMINING WHICH HOLDERS OF CLAIMS OR INTERESTS MAY VOTE ON THE PLAN IS MAY 13, 2021 (THE “RECORD DATE”).

RECOMMENDATION BY THE DEBTORS

The board of directors of CBL & Associates Properties, Inc. has unanimously approved the transactions contemplated by the Solicitation and the Plan.  The Debtors believe the Plan is in the best interests of all stakeholders and recommend that all creditors whose votes are being solicited submit ballots to accept the Plan.

Subject to the terms and conditions of the Restructuring Support Agreement (as defined below), the Consenting Creditors (as defined below) have already agreed to vote in favor of, or otherwise support, the Plan.

HOLDERS OF CLAIMS OR INTERESTS SHOULD NOT CONSTRUE THE CONTENTS OF THIS DISCLOSURE STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL, OR TAX ADVICE AND SHOULD CONSULT WITH THEIR OWN ADVISORS BEFORE CASTING A VOTE WITH RESPECT TO THE PLAN.

THE ISSUANCE OF THE NEW SENIOR SECURED NOTES, NEW CONVERTIBLE NOTES (AND THE NEW COMMON STOCK ISSUABLE UPON CONVERSION THEREOF), NEW COMMON STOCK, AND NEW LP UNITS UNDER THE PLAN SHALL BE EXEMPT UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “SECURITIES ACT”), ALL RULES AND REGULATIONS PROMULGATED THEREUNDER, AND ANY OTHER APPLICABLE FEDERAL SECURITIES LAWS PURSUANT TO SECTION 1145 OF THE BANKRUPTCY CODE AND TO THE FULLEST EXTENT PERMITTED BY SECTION 1145 OF THE BANKRUPTCY CODE, WITHOUT FURTHER ACT OR ACTIONS BY ANY PERSON.

THE SECURITIES ISSUED PURSUANT TO THE PLAN HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR BY ANY STATE SECURITIES COMMISSION OR SIMILAR PUBLIC, GOVERNMENTAL, OR REGULATORY AUTHORITY, AND NEITHER THE SEC NOR ANY SUCH AUTHORITY HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT OR UPON THE MERITS OF THE PLAN.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

CERTAIN STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, INCLUDING STATEMENTS INCORPORATED BY REFERENCE, PROJECTED FINANCIAL INFORMATION, AND OTHER FORWARD-LOOKING STATEMENTS, ARE BASED ON ESTIMATES AND ASSUMPTIONS.  THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES.  FORWARD-LOOKING STATEMENTS SHOULD BE EVALUATED IN THE CONTEXT OF THE ESTIMATES, ASSUMPTIONS, UNCERTAINTIES, AND RISKS DESCRIBED HEREIN.

FURTHERMORE, READERS ARE CAUTIONED THAT ANY FORWARD-LOOKING STATEMENTS HEREIN, INCLUDING ANY PROJECTIONS, ARE SUBJECT TO A NUMBER OF ASSUMPTIONS, RISKS, AND UNCERTAINTIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE DEBTORS, INCLUDING THE IMPLEMENTATION OF THE PLAN.  IMPORTANT ASSUMPTIONS AND OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY INCLUDE, BUT ARE NOT LIMITED TO, THOSE FACTORS, RISKS AND UNCERTAINTIES DESCRIBED IN MORE DETAIL UNDER THE HEADING “CERTAIN RISK FACTORS TO BE CONSIDERED” BELOW, AS WELL AS CERTAIN OTHER RISKS INHERENT IN THE DEBTORS’ BUSINESSES AND OTHER FACTORS LISTED IN THE DEBTORS’ SEC FILINGS.  PARTIES ARE CAUTIONED THAT THE FORWARD-LOOKING STATEMENTS SPEAK AS OF THE DATE MADE, ARE BASED ON THE DEBTORS’ CURRENT BELIEFS, INTENTIONS AND EXPECTATIONS, AND ARE NOT GUARANTEES OF FUTURE PERFORMANCE.  ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THE EXPECTATIONS EXPRESSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS, AND THE DEBTORS UNDERTAKE NO OBLIGATION TO UPDATE OR OTHERWISE REVISE ANY FORWARD-LOOKING STATEMENTS, INCLUDING ANY PROJECTIONS CONTAINED HEREIN, TO REFLECT EVENTS OR CIRCUMSTANCES EXISTING OR ARISING AFTER THE DATE HEREOF OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS OR OTHERWISE, UNLESS INSTRUCTED TO DO SO BY THE BANKRUPTCY COURT.

NO INDEPENDENT AUDITOR OR ACCOUNTANT HAS REVIEWED OR APPROVED THE FINANCIAL PROJECTIONS OR THE LIQUIDATION ANALYSIS HEREIN.

THE DEBTORS HAVE NOT AUTHORIZED ANY PERSON TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, IN CONNECTION WITH THE PLAN OR THIS DISCLOSURE STATEMENT.

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS OTHERWISE SPECIFIED.  THE TERMS OF THE PLAN GOVERN IN THE EVENT OF ANY INCONSISTENCY WITH THE SUMMARIES IN THIS DISCLOSURE STATEMENT.

THE INFORMATION IN THIS DISCLOSURE STATEMENT IS BEING PROVIDED SOLELY FOR PURPOSES OF VOTING TO ACCEPT OR REJECT THE PLAN OR OBJECTING TO CONFIRMATION.  NOTHING IN THIS DISCLOSURE STATEMENT MAY BE USED BY ANY PARTY FOR ANY OTHER PURPOSE.

ALL EXHIBITS TO THIS DISCLOSURE STATEMENT ARE INCORPORATED INTO, AND ARE A PART OF, THIS DISCLOSURE STATEMENT AS IF SET FORTH IN FULL HEREIN.

THE PLAN PROVIDES THAT THE FOLLOWING PARTIES, EACH IN THEIR RESPECTIVE CAPACITIES AS SUCH, ARE DEEMED TO GRANT THE RELEASES PROVIDED FOR IN THE PLAN: (i) holders of all Claims AND INTERESTS THAT vote to accept thE Plan, (ii) holders of ALL CLAIMS AND INTERESTS WHOSE VOTE TO ACCEPT OR REJECT THE PLAN IS SOLICITED BUT THAT DO NOT VOTE EITHER TO ACCEPT OR TO REJECT THE PLAN, (iii) holders of Claims AND INTERESTS THAT VOTE, OR ARE DEEMED, TO REJECT THE PLAN BUT DO NOT OPT OUT OF GRANTING THE RELEASES SET FORTH IN THE PLAN, (iv) holders of Claims and Interests AND ALL OTHER BENEFICIAL OWNERS THAT WERE GIVEN NOTICE OF THE OPPORTUNITY TO OPT OUT OF GRANTING THE RELEASES SET FORTH IN THE PLAN BUT DID NOT OPT OUT, AND (v) THE RELEASED PARTIES (AS DEFINED IN THE PLAN).

HOLDERS OF CLAIMS IN VOTING CLASSES (CLASSES 3, 4, 5, 7, 10, 11, 12, AND 14) HAVE RECEIVED A RELEASE OPT-OUT FORM ATTACHED TO THEIR BALLOT.  HOLDERS OF CLAIMS IN NON-VOTING CLASSES (CLASSES 1, 2, 6, 8, 9, AND 13) HAVE RECEIVED A RELEASE OPT-OUT FORM ATTACHED TO THEIR NOTICE OF NON-VOTING STATUS AND NOTICE OF RIGHT TO OPT OUT OF CERTAIN RELEASES.  SEE SECTION 10.7 OF THE PLAN FOR A DESCRIPTION OF THE RELEASES AND RELATED PROVISIONS.

TABLE OF CONTENTS

Page

I.	INTRODUCTION		8
	A.	Background and Overview of the Plan and Restructuring	8
	B.	Summary of Plan Classification and Treatment of Claims	13
	C.	Inquiries	21
II.	THE DEBTORS’ BUSINESS		22
	A.	History and Business	22
	B.	Properties and Business Operations	23
	C.	Tenant Composition and Diversification	24
	D.	Centralized Management and Operations	25
	E.	Recent Financial Performance	27
III.	DEBTORS’ CORPORATE AND CAPITAL STRUCTURE		27
	A.	Corporate Structure	27
	B.	Corporate Governance and Management	28
	C.	Prepetition Capital Structure	28
IV.	SIGNIFICANT EVENTS LEADING TO THE CHAPTER 11 FILINGS		35
	A.	Trends and Uncertainties in Retail Market	35
	B.	Tenant Struggles and Rent Abatement	36
	C.	Impact of COVID-19 Pandemic	36
	D.	Prepetition Operational Initiatives	37
	E.	Debt Restructuring Effort and Original Restructuring Support Agreement	38
	F.	Prepetition Bank Lender Actions	42
	G.	Prepetition Employee Retention Programs	43
	H.	Appointment of New Independent Director and Formation of a Special Committee	43
	I.	Independent Investigation	44
V.	OVERVIEW OF CHAPTER 11 CASES		44
	A.	Commencement of Chapter 11 Cases	44
	B.	De Minimis Asset Sales, Claims, and Causes of Action Procedures	46
	C.	Appointment of Creditors’ Committee	46
	D.	Wells Fargo Adversary Proceeding	47
	E.	Court-Ordered Mediation	48
	F.	Exclusivity	48
	G.	Statements and Schedules, and Claims Bar Dates	48
	H.	Motion to Extend Time to Assume or Reject Unexpired Leases	49

VI.	SUMMARY OF PLAN		49
	A.	General	49
	B.	Administrative Expense Claims, Fee Claims, and Priority Tax Claims.	50
	C.	Classification of Claims and Interests	52
	D.	Treatment of Claims and Interests	55
	E.	Means for Implementation	62
	F.	Distributions	73
	G.	Procedures for Resolving Claims	80
	H.	Executory Contracts and Unexpired Leases	83
	I.	Conditions Precedent to the Occurrence of the Effective Date	89
	J.	Effect of Confirmation	91
	K.	Retention of Jurisdiction	97
	L.	Miscellaneous Provisions	99
VII.	TRANSFER RESTRICTIONS AND CONSEQUENCES UNDER FEDERAL SECURITIES LAWS		101
VIII.	CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF PLAN		103
	A.	Consequences to the Debtors and Certain Unitholders	105
	B.	Consequences to U.S. Holders of Certain Claims	110
	C.	Consequences to U.S. Holders of Existing REIT Common Stock or Existing REIT Preferred Stock	121
	D.	Consequences to Non-U.S. Holders of Certain Claims and Interests	121
	E.	Consequences of the Ownership and Disposition of the New LP Units	124
	F.	Consequences of the Ownership and Disposition of New Common Stock	127
	G.	Information Reporting and Backup Withholding	134
IX.	CERTAIN RISK FACTORS TO BE CONSIDERED		135
	A.	Certain Bankruptcy Law Considerations	135
	B.	Risks Relating to the New Common Stock and New LP Units Issued Under the Plan	137
	C.	Risks Relating to the New Senior Secured Notes and the New Convertible Notes	138
	D.	Additional Risks Relating to the New Convertible Notes	142
	E.	Risks Relating to the Exit Credit Facility	143
	F.	Additional Risk Factors To Be Considered	144

X.	VOTING PROCEDURES AND REQUIREMENTS		150
	A.	Voting Deadline	150
	B.	Voting Procedures	151
	C.	Parties Entitled to Vote	152
	D.	Convertible Notes Election	155
	E.	Further Information, Copies of Materials	155
XI.	CONFIRMATION OF PLAN		156
	A.	Confirmation Hearing	156
	B.	Objections to Confirmation	156
	C.	Requirements for Confirmation of Plan	158
XII.	ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF PLAN		163
	A.	Alternative Plan of Reorganization	164
	B.	Sale Under Section 363 of the Bankruptcy Code	164
	C.	Liquidation under Chapter 7 of Bankruptcy Code	164
XIII.	CONCLUSION AND RECOMMENDATION		165

EXHIBITS

EXHIBIT A	Plan
EXHIBIT B	Organizational Chart
EXHIBIT C	RSA
EXHIBIT D	Liquidation Analysis
EXHIBIT E	Financial Projections
EXHIBIT F	Valuation Analysis

INTRODUCTION

A.	Background and Overview of the Plan and Restructuring

CBL & Associates Properties, Inc. (the “REIT”) and its direct and indirect subsidiaries that are debtors and debtors in possession in the above-captioned chapter 11 cases (collectively, the “Debtors” and, together with the REIT’s non-Debtor direct or indirect subsidiaries, “CBL” or the “Company”), submit this disclosure statement (as may be amended from time to time, the “Disclosure Statement”) in connection with the solicitation of votes (the “Solicitation”) on the Third Amended Joint Chapter 11 Plan of CBL & Associates Properties, Inc. and Its Affiliated Debtors, dated May 25, 2021 (the “Plan”),2 attached hereto as Exhibit A.

The purpose of this Disclosure Statement is to provide information of a kind, and in sufficient detail, to enable creditors of, and holders of interests in, the Debtors that are entitled to vote on the Plan to make an informed decision on whether to vote to accept or reject the Plan.  This Disclosure Statement contains summaries of the Plan, certain statutory provisions, events contemplated in the chapter 11 cases (the “Chapter 11 Cases”) that commenced beginning on November 1, 2020 (the “Petition Date”), and certain documents related to the Plan.

As described in more detail below, the Debtors faced certain financial and other challenges prior to the Petition Date, including the ongoing COVID-19 pandemic.  Recognizing that a comprehensive balance sheet deleveraging and restructuring was necessary, the Company, Weil, Gotshal & Manges LLP (“Weil”) and Moelis & Company LLC (“Moelis” and, together with Weil, the “Advisors”) engaged in extensive arms’ length, good faith negotiations with an ad hoc group of the beneficial owners and/or investment advisors or managers of discretionary funds, accounts or other entities for the holders or beneficial owners of approximately 66% of the Company’s Senior Unsecured Notes (collectively, with other holders of the Senior Unsecured Notes that subsequently executed the Original Restructuring Support Agreement (as defined herein), the “Consenting Noteholders” or the “Ad Hoc Bondholder Group”), which culminated in the execution of that certain Restructuring Support Agreement dated August 18, 2020 (the “Original Restructuring Support Agreement”) pursuant to which the Consenting Noteholders agreed to, among other things, support a plan.  After the Petition Date, the Debtors and the Required Consenting Noteholders negotiated certain modifications to the terms of the restructuring, which are reflected in the original plan (Docket No. 370) (the “Original Plan”).

Thereafter, the Debtors, the Bank Lenders (as defined below), and the Ad Hoc Bondholder Group re-engaged in negotiations, including a Court-ordered mediation (the “Mediation”) between the Debtors, Ad Hoc Bondholder Group, Bank Lenders, and the Creditors’ Committee (collectively, the “Mediation Parties”).  After several weeks of extensive good faith negotiations, the Debtors, Consenting Noteholders, and Consenting Bank Lenders agreed upon terms of a consensual restructuring and entered into an amended restructuring support agreement (the “Restructuring Support Agreement” or “RSA”) dated March 21, 2021 (the “RSA Effective Date”).

[2]

Capitalized terms used in this Disclosure Statement, but not defined herein, have the meanings ascribed to them in the Plan or the RSA, as applicable.  To the extent any inconsistencies exist between this Disclosure Statement and the Plan, the Plan shall govern.

On April 29, 2021, the Court authorized the Debtors to perform their obligations under the RSA (Docket No. 1090).  The terms of the comprehensive, tripartite settlement embodied in the RSA resolve the contentious and complicated issues at the heart of these Chapter 11 Cases, including (i) the treatment of the Bank Lenders’, Consenting Crossholders’, and Consenting Noteholders’ claims in these Chapter 11 Cases, and (ii) claims asserted by the Debtors and the Bank Lenders in the Wells Fargo Adversary Proceeding (as defined below).

In accordance with the RSA, including the Plan Term Sheet (as defined below) attached thereto, the Plan provides for a comprehensive restructuring of the Company’s balance sheet.  Specifically, the proposed restructuring embodied in the Plan (the “Restructuring”) contemplates, among other things:

•	The following treatment of holders of Claims and Interests:
o

Each holder of an Allowed First Lien Credit Facility Claim will receive its pro rata share of (i) the Exit Credit Facility Distribution and (ii) $100,000,000 in Cash, payable, first, from Cash deposited in the segregated account maintained by the Debtors pursuant to paragraph 11(a)(ii) of the Final Cash Collateral Order and, second, from other Cash on hand.

o

Each holder of an Allowed Consenting Crossholder Claim will receive its pro rata share of (based on the ratio of such holder’s Consenting Crossholder Claims to the aggregate amount of Consenting Crossholder Claims held by all Consenting Crossholders) the Consenting Crossholder Claims Recovery Pool; provided, that each Consenting Crossholder entitled to receive New Senior Secured Notes on account of its Crossholder Claim shall be entitled to make the Convertible Notes Election.

o

Each holder of an Allowed Ongoing Trade Claim will receive the following treatment:  (i) if a holder of an Ongoing Trade Claim executes a trade agreement (a “Trade Agreement”) with the Debtors (the form and terms of such Trade Agreement to be determined by the Debtors in consultation with the (A) Required Consenting Noteholders and the Creditors’ Committee and, (B) solely with respect to the Exit Credit Facility Subsidiaries, the Required Consenting Bank Lenders), four (4) equal cash installments, payable on a quarterly basis, which payments shall result in full payment in the Allowed amount of such Ongoing Trade Claim; or (ii) if a holder of an Ongoing Trade Claim does not execute a Trade Agreement, such holder’s Pro Rata share of the Unsecured Claims Recovery Pool in accordance with section 4.7 of the Plan.

o

Each Allowed Property-Level Guarantee Settlement Claim will either (i) be Reinstated; (ii) remain Unimpaired; or (iii) receive such treatment as agreed upon between the Debtors and the holder of such Property-Level Guarantee Claim (with the consent of the Required Consenting Noteholders, such consent not to be unreasonably withheld).  For the avoidance of doubt, any Property-Level Guarantee Claim that is not a Property-Level Guarantee Settlement Claim will be treated like a General Unsecured Claim.

o

Each holder of an Allowed Unsecured Claim will receive its pro rata share of the Unsecured Claims Recovery Pool; provided, that each Consenting Noteholder (and, for the avoidance of doubt, only a Consenting Noteholder) entitled to receive New Senior Secured Notes on account of its Senior Unsecured Notes Claim shall be able to make the Convertible Notes Election; provided, however, that, if the Debtors determine that, pursuant to section 1129(a)(7)(ii), such holder would be entitled to a greater recovery than the foregoing if the Debtor against whom such holder’s Allowed Unsecured Claim is asserted were to liquidate under chapter 7 of the Bankruptcy Code, then such holder shall receive Cash in an amount necessary to satisfy section 1129(a)(7)(ii).

o

Each holder of an Existing LP Common Unit will either (i) receive a percentage of New LP Units, issued in accordance with the Restructuring Transactions, equal to the product of (A) 5.5% and (B) the percentage equal to the number of Existing LP Common Units that such holder elects to exchange for New LP Units divided by the number of Existing LP Common Units issued and outstanding immediately prior to the Plan Distributions or (ii)(A) be deemed to have converted or redeemed, as applicable, such holder’s Existing LP Common Unit(s), effective the day prior to the Distribution Record Date, in exchange for Existing REIT Common Stock on terms consistent with the applicable prepetition agreements for the Existing LP Common Units and (B) receive a Pro Rata[3] share of the Existing Common Equity Recovery Pool, subject to reduction in accordance with section 4.14(a) of the Plan, if applicable; provided that, if the Bankruptcy Court does not approve the recovery to holders of Existing LP Common Units, Existing REIT Preferred Stock, and Existing REIT Common Stock, the New Common Stock set forth in section 4.10(a)(ii) of the Plan shall be added to the Unsecured Claims Recovery Pool and the New LP Units set forth in section 4.10(a)(i) of the Plan shall not be issued; provided, however, that the value otherwise allocable to holders of Existing LP Common Units under section 4.10(a) of the Plan shall be reduced, on a dollar-for-dollar basis utilizing the equity value implied by the mid-point of the Debtors’ valuation set forth in connection with confirmation, by any costs incurred by or attributed to the Debtors’ Estates in connection with any litigation or objection prosecuted after the Bankruptcy Court’s approval of the Disclosure Statement by one or more holders of Existing LP Common Units prior to or in connection with the Confirmation Hearing as such costs are determined by the Bankruptcy Court in connection with confirmation of the Plan; provided, further, that, to the extent that no holder of Existing LP Common Units objects to confirmation of the Plan, the recovery to holders of Interests in Class 10 on account of such Interests shall not be reduced notwithstanding any objection(s) by holders of Claims or Interests in another Class.  Further, notwithstanding anything to the contrary herein, even if Class 10 votes, as a class, to accept the Plan, the rights of holders of Existing LP Common Units to object to confirmation of the Plan on the grounds that the Plan does not comply with section 1129(b)(2) of the Bankruptcy Code are preserved, and the Debtors reserve all rights to dispute any such objection(s) on any grounds other than on the basis that such party does not have a legal right to prosecute such an objection as a matter of law.

o

Each holder of Allowed Existing REIT Preferred Stock will receive its Pro Rata share of a percentage of the New Common Stock, issued in accordance with the Restructuring Transactions, equal to 5.5% divided by the REIT LP Ownership Percentage, subject to dilution

[3]

For purposes of section 4.10(a)(ii)(B) of the Plan, the Pro Rata amounts shall be calculated as the Pro Rata share of all Allowed Existing LP Common Units electing to receive such treatment and Allowed Existing REIT Common Stock.

by the Management Incentive Plan and subsequent issuances of common equity (including securities or instruments convertible into common equity) by the REIT from time to time after the Effective Date, as set forth herein, and subject to reduction in accordance with section 4.14(a) of the Plan, if applicable; provided that, if the Bankruptcy Court does not approve the recovery to holders of Existing LP Common Units, Existing REIT Preferred Stock, and Existing REIT Common Stock, the New Common Stock set forth in section 4.11(a) of the Plan shall be added to the Unsecured Claims Recovery Pool; provided, however, that the value otherwise allocable to holders of Existing REIT Preferred Stock under section 4.11(a) of the Plan shall be reduced, on a dollar-for-dollar basis utilizing the equity value implied by the mid-point of the Debtors’ valuation set forth in connection with confirmation, by any costs incurred by or attributed to the Debtors’ Estates in connection with any litigation or objection prosecuted after the Bankruptcy Court’s approval of the Disclosure Statement by one or more holders of Existing REIT Preferred Stock prior to or in connection with the Confirmation Hearing as such costs are determined by the Bankruptcy Court in connection with confirmation of the Plan; provided, further, that, to the extent that no holder of Existing REIT Preferred Stock objects to confirmation of the Plan, the recovery to holders of Interests in Class 11 on account of such Interests shall not be reduced notwithstanding any objection(s) by holders of Claims or Interests in another Class.  Further, notwithstanding anything to the contrary herein, even if Class 11 votes, as a class, to accept the Plan, the rights of holders of Existing REIT Preferred Stock to object to confirmation of the Plan on the grounds that the Plan does not comply with section 1129(b)(2) of the Bankruptcy Code are preserved, and the Debtors reserve all rights to dispute any such objection(s) on any grounds other than on the basis that such party does not have a legal right to prosecute such an objection as a matter of law.

o

Each holder of Allowed Existing REIT Common Stock will receive its Pro Rata[4] share of the Existing Common Equity Recovery Pool, subject to reduction in accordance with section 4.14(a) of the Plan, if applicable; provided that, if the Bankruptcy Court does not approve the recovery to holders of Existing LP Common Units, Existing REIT Preferred Stock, and Existing REIT Common Stock, the Existing Common Equity Recovery Pool shall be added to the Unsecured Claims Recovery Pool; provided, however, that the value otherwise allocable to holders of Existing REIT Common Stock under section 4.12(a) of the Plan shall be reduced, on a dollar-for-dollar basis utilizing the equity value implied by the mid-point of the Debtors’ valuation set forth in connection with confirmation, by any costs incurred by or attributed to the Debtors’ Estates in connection with any litigation or objection prosecuted after the Bankruptcy Court’s approval of the Disclosure Statement by one or more holders of Existing REIT Common Stock prior to or in connection with the Confirmation Hearing as such costs are determined by the Bankruptcy Court in connection with confirmation of the Plan; provided, further, that, to the extent that no holder of Existing REIT Common Stock objects to confirmation of the Plan, the recovery to holders of Interests in Class 12 on account of such Interests shall not be reduced notwithstanding any objection(s) by holders of Claims or Interests in another Class.  Further, notwithstanding anything to the contrary herein, even if Class 12 votes, as a class, to accept the Plan, the rights of holders of Existing REIT Common Stock to object to confirmation of the Plan on the grounds that the Plan does not comply with section 1129(b)(2) of the Bankruptcy Code are preserved, and the Debtors reserve all rights to

[4]

For purposes of section 4.12(a) of the Plan, the Pro Rata amounts shall be calculated as the Pro Rata share of all Allowed Existing LP Common Units electing to receive such treatment and Allowed Existing REIT Common Stock.

dispute any such objection(s) on any grounds other than on the basis that such party does not have a legal right to prosecute such an objection as a matter of law.
•

On the Effective Date, (i) the First Lien Credit Agreement will be replaced by a new credit facility in an aggregate principal amount of $883.7 million (the “Exit Credit Facility”) pursuant to the terms set forth in that certain exit credit facility term sheet (the “Exit Credit Facility Term Sheet”), a copy of which is attached to the Plan as Exhibit B; and (ii) the Senior Unsecured Notes will be replaced by new senior secured notes in an aggregate principal amount of up to $555 million (the “New Senior Secured Notes”) pursuant to the terms set forth in that certain new notes term sheet (the “New Notes Term Sheet”), a copy of which is attached to the Plan as Exhibit C; provided, the Debtors may distribute up to $100 million of New Convertible Notes (exchangeable with the New Notes Issuer for New Common Stock) in lieu of the New Senior Secured Notes on a dollar-for-dollar basis pursuant to the terms set forth in that certain term sheet (the “New Convertible Notes Term Sheet”), a copy of which is attached to the Plan as Exhibit D.

•	The Debtors’ receipt of Commitment Letters from the Commitment Parties where such parties agree to purchase, in the aggregate, $50 million of New Convertible Notes on the Effective Date.
•	The Restructuring will leave the Debtors’ operations and business intact without impairing the Property Level Debt (as defined herein).

The Debtors believe that the Restructuring contemplated by the Plan and RSA provides the Company with a viable path forward and a framework to successfully exit chapter 11 in a timely fashion with the support of the Consenting Creditors.  As described more fully herein, the restructuring will reduce the Company’s funded indebtedness by approximately $1 billion and annual interest expenses by approximately $20 million while eliminating the Debtors’ outstanding preferred stock.  This deleveraging will enhance the Debtors’ long-term growth prospects and competitive position and will provide the Debtors with excess capital to invest in and grow their business.  Thus, the Restructuring will allow the Debtors to emerge from the Chapter 11 Cases as a stronger company, better positioned to withstand the challenges and volatility of the real estate industry and retail market.  Importantly, the Company is not currently seeking to modify or impair the Property Level Debt (as defined herein) or to make operational changes to the business, and that debt is not currently the subject of these Chapter 11 Cases.  The Consenting Creditors have played a critically important role in formulating the Restructuring and actively participated in the development and negotiation of the Plan.

The effect of the Restructuring on the Operating Partnership’s (as defined below) funded indebtedness is summarized as follows (in millions):

Pre-Restructuring Capital Structure (Approx.)		Pro Forma Post-Restructuring Capital Structure (Approx.)
First Lien Credit Facility	$1,115.7	Exit Credit Facility	$883.7
Senior Unsecured Notes	$1,375.0	Senior Secured Notes / New Convertible Notes	$555.0
		New Money Convertible Notes	$50.0
Total Funded Debt	$2,490.0	Total Funded Debt	$1,488.7

The Debtors believe that upon consummation of the Plan and the transactions contemplated thereby, the post-emergence enterprise will have the ability to continue to succeed as a REIT and develop, redevelop, acquire, lease, manage, and operate regional shopping malls, open-air and mixed-use centers, outlet centers, associated centers, community centers, office buildings, and other properties.

B.	Summary of Plan Classification and Treatment of Claims

Pursuant to the Bankruptcy Code, only holders of claims or interests in “impaired” Classes are entitled to vote on the Plan (unless, for reasons discussed in more detail below, such holders are deemed to reject the Plan pursuant to section 1126(g) of the Bankruptcy Code).  Under section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be “impaired” unless (i) the Plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof or (ii) notwithstanding any legal right to an accelerated payment of such claim or interest, the Plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default.

Holders of Claims and Interests in the following Classes (the “Voting Classes”, and each a “Voting Class”) are, subject to section X(C)(iv) below, being solicited under, and are entitled to vote on, the Plan:

•	Class 3 — First Lien Credit Facility Claims;
•	Class 4 — Consenting Crossholder Claims;
•	Class 5 — Ongoing Trade Claims;
•	Class 7 — Unsecured Claims;
•	Class 9 — Existing LP Preferred Units;
•	Class 10 — Existing LP Common Units;
•	Class 11 — Existing REIT Preferred Stock;
•	Class 12 — Existing REIT Common Stock; and

•	Class 14 — Section 510(b) Claims.

The following table summarizes: (1) the treatment of Claims and Interests under the Plan; (2) which Classes are impaired by the Plan; (3) which Classes are entitled to vote on the Plan; and (4) the estimated recoveries for holders of Claims and Interests.5 The table is qualified in its entirety by reference to the full text of the Plan.6   For a more detailed summary of the terms and provisions of the Plan, see Section VI — Summary of the Plan below.  A detailed discussion of the analysis underlying the estimated recoveries, including the assumptions underlying such analysis, is set forth in the valuation analysis (the “Valuation Analysis”) attached as Exhibit F hereto.

[5]

Any Claim or Interest in a Class that is considered vacant under section 3.6 of the Plan will be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether the Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to such Class.

[6]	The summary of the Plan provided herein is qualified in its entirety by reference to the Plan.

Class and Designation	Treatment under the Plan	Impairment and Entitlement to Vote	Approx. Percentage Recovery[7]
Class 1: Other Priority Claims

The legal, equitable, and contractual rights of the holders of Allowed Other Priority Claims are unaltered by the Plan.  Except to the extent that a holder of an Allowed Other Priority Claim agrees to different treatment, on the later of the Effective Date and the date that is twenty (20) days after the date such Other Priority Claim becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Other Priority Claim shall receive, on account of such Allowed Claim, at the option of the Reorganized Debtors (i) Cash in an amount equal to the Allowed amount of such Claim or (ii) other treatment consistent with the provisions of section 1129 of the Bankruptcy Code.

		Unimpaired (Not entitled to vote — presumed to accept)	100%
Class 2: Other Secured Claims

The legal, equitable, and contractual rights of the holders of Allowed Other Secured Claims are unaltered by the Plan.  Except to the extent that a holder of an Allowed Other Secured Claim agrees to different treatment, on the later of the Effective Date and the date that is twenty (20) days after the date such Other Secured Claim becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Other Secured Claim shall receive, on account of such Allowed Claim, at the option of the Reorganized Debtors (i) Cash in an amount equal to the Allowed amount of such Claim, (ii) Reinstatement or such other treatment sufficient to render such holder’s Allowed Other Secured Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code, or (iii) such other recovery necessary to satisfy section 1129 of the Bankruptcy Code.

		Unimpaired (Not entitled to vote — presumed to accept)	100%
Class 3: First Lien Credit Facility Claims	Each holder of an Allowed First Lien Credit Facility Claim shall receive, in full and final satisfaction of such Claim its Pro Rata share of (i) the Exit Credit Facility Distribution and (ii) $100,000,000 in Cash payable, first, from Cash deposited in the segregated account maintained by the Debtors pursuant to paragraph 11(a)(ii) of the Final Cash Collateral Order and, second, from other Cash on hand.	Impaired (Entitled to vote)	100%

[7]	The values set forth under Approximate Percentage Recovery are based on the midpoint of the range of reorganized equity value of the Debtors as described in the Valuation Analysis attached hereto.

Class 4: Consenting Crossholder Claims

Pursuant to Bankruptcy Rule 9019, in full and complete satisfaction of Consenting Crossholder Claims, each Consenting Crossholder shall agree to receive, and receive, as less favorable treatment than the First Lien Credit Facility Claims in respect of its Consenting Crossholder Claims, its Pro Rata share (based on the ratio of such holder’s Consenting Crossholder Claims to the aggregate amount of Consenting Crossholder Claims held by all Consenting Crossholders) of the Consenting Crossholder Claims Recovery Pool; provided that each Consenting Crossholder entitled to receive New Senior Secured Notes on account of its Crossholder Claim shall be entitled to make the Convertible Notes Election.

		Impaired (Entitled to vote)	96.0%
Class 5: Ongoing Trade Claims

Except to the extent that a holder of an Allowed Ongoing Trade Claim agrees to different treatment, on and after the Effective Date, or as soon as reasonably practicable thereafter, each holder of an Allowed Ongoing Trade Claim shall receive:  (i) if a holder of an Ongoing Trade Claim executes a Trade Agreement with the Debtors (the form and terms of such Trade Agreement to be determined by the Debtors in consultation with the (A) Required Consenting Noteholders and the Creditors’ Committee and, (B) solely with respect to the Exit Credit Facility Subsidiaries, the Required Consenting Bank Lenders), four (4) equal Cash installments, payable on a quarterly basis, which payments shall result in full payment in the Allowed amount of such Ongoing Trade Claim; or (ii) if a holder of an Ongoing Trade Claim does not execute a Trade Agreement, such holder’s Pro Rata share of the Unsecured Claims Recovery Pool in accordance with section 4.7 of the Plan.

		Impaired (Entitled to vote)	100%
Class 6: Property-Level Guarantee Settlement Claims	Pursuant to Bankruptcy Rule 9019, on and after the Effective Date, or as soon as reasonably practicable thereafter, each Allowed Property-Level Guarantee Settlement Claim shall, in accordance with the applicable settlement agreement between the Debtors and such holder of a Property-Level Guarantee Claim, either (i) be Reinstated; (ii) remain Unimpaired; or (iii) receive such treatment as agreed upon between the Debtors and the holder of such Property-Level Guarantee Claim (with the consent of the Required Consenting Noteholders, such consent not to be unreasonably withheld).	Unimpaired (Not entitled to vote — presumed to accept)	100%

Class 7: Unsecured Claims

Except to the extent that a holder of an Allowed Unsecured Claim agrees to different treatment, on and after the Effective Date, or as soon as reasonably practicable thereafter, each holder of an Allowed Unsecured Claim shall receive, in full and final satisfaction of such Claim, such holder’s Pro Rata share of the Unsecured Claims Recovery Pool; provided that each Consenting Noteholder (and, for the avoidance of doubt, only a Consenting Noteholder) entitled to receive New Senior Secured Notes on account of its Notes Claim shall be able to make the Convertible Notes Election; provided, however, that, if the Debtors determine that, pursuant to section 1129(a)(7)(ii), such holder would be entitled to a greater recovery than the foregoing if the Debtor against whom such holder’s Allowed Unsecured Claim is asserted were to liquidate under chapter 7 of the Bankruptcy Code, then such holder shall receive Cash in an amount necessary to satisfy section 1129(a)(7)(ii).

		Impaired (Entitled to vote)	54% – 56%[8]
Class 8: Intercompany Claims

On or after the Effective Date, all Intercompany Claims shall be paid, adjusted, continued, settled, reinstated, discharged, or eliminated, in each case to the extent determined to be appropriate by the Debtors (with the consent of the Required Consenting Noteholders, such consent not to be unreasonably withheld) or Reorganized Debtors, as applicable; provided, that any Intercompany Claims that shall remain as liabilities of the Exit Credit Facility Borrower or any Exit Credit Facility Subsidiary shall be subject to approval by the Required Consenting Bank Lenders (and absent consent from the Required Consenting Bank Lenders, such remaining liabilities shall be reduced to zero).

		Unimpaired (Not entitled to vote — presumed to accept)	100%
Class 9: Existing LP Preferred Units	On the Effective Date, the Existing LP Preferred Units shall be cancelled (or otherwise eliminated) and shall receive no distribution under the Plan.	Impaired (Not entitled to vote — deemed to reject)	0%
Class 10: Existing LP Common Units

On the Effective Date, the Existing LP Common Units shall be cancelled (or otherwise eliminated) and each holder of an Existing LP Common Unit shall, at such holder’s election, either (i) receive a percentage of New LP Units, issued in accordance with the Restructuring Transactions, equal to the product of (A) 5.5% and (B) the percentage equal to the number of Existing LP Common Units that such holder elects to exchange for New LP Units divided by the number of Existing LP Common Units issued and outstanding immediately prior to the Plan Distributions or (ii)(A) be deemed to have converted or redeemed, as applicable, such holder’s Existing LP Common Unit(s), effective the day prior to the Distribution Record Date, in exchange for Existing REIT Common Stock on terms consistent with the applicable prepetition agreements for the Existing LP Common Units and (B) receive a Pro Rata[9] share of the Existing Common Equity Recovery Pool, subject to reduction in accordance with section 4.14(a) of the Plan, if applicable; provided that, if the Bankruptcy Court does not approve the recovery to holders of Existing LP Common Units, Existing REIT Preferred Stock, and Existing REIT Common Stock, the New Common Stock set forth in section 4.10(a)(ii) of the Plan shall be added to the Unsecured Claims Recovery Pool and the New LP Units set forth in section 4.10(a)(i) of the Plan shall not be issued; provided, however, that the value otherwise allocable to holders of Existing LP Common Units under section 4.10(a) of the Plan shall be reduced, on a dollar-for-dollar basis utilizing the equity value implied by the mid-point of the Debtors’ valuation set forth in connection with confirmation, by any costs incurred by or attributed to the Debtors’ Estates in connection with any litigation or objection prosecuted after the Bankruptcy Court’s approval of the Disclosure Statement by one or more holders of Existing LP Common Units prior to or in connection with the Confirmation Hearing as such costs are determined by the Bankruptcy Court in connection with confirmation of the Plan; provided, further, that, to the extent that no holder of Existing LP Common Units objects to confirmation of the Plan, the recovery to holders of Interests in Class 10 on account of such Interests shall not be reduced notwithstanding any objection(s) by holders of Claims or Interests in another Class.  Further, notwithstanding anything to the contrary herein, even if Class 10 votes, as a class, to accept the Plan, the rights of holders of Existing LP Common Units to object to confirmation of the Plan on the grounds that the Plan does not comply with section 1129(b)(2) of the Bankruptcy Code are preserved, and the Debtors reserve all rights to dispute any such objection(s) on any grounds other than on the basis that such party does not have a legal right to prosecute such an objection as a matter of law.

		Impaired (Entitled to vote)	Up to 5.5% of New Common Stock (or equivalent New LP Units) shared with holders of Existing REIT Common Stock

[8]

The projected recovery is based upon the midpoint value set forth in the Valuation Analysis attached hereto as Exhibit F.  The projected recovery assumes total Unsecured Claims ranging from approximately $1.41 billion to approximately $1.46 billion and is based upon the Company’s books and records as of February 28, 2021 and Proofs of Claim compiled as of the General Bar Date (which are subject to final claims reconciliation).  The projected recovery range is based upon the Debtors’ assumption concerning the amount of Property-Level Guarantee Claims and General Unsecured Claims in Class 7 arising from prepetition litigation. To the extent there are additional Property-Level Guarantee Claims or General Unsecured Claims in Class 7, recoveries may be further diluted.

[9]

For purposes of section 4.10(a)(ii)(B) of the Plan, the Pro Rata amounts shall be calculated as the Pro Rata share of all Allowed Existing LP Common Units electing to receive such treatment and Allowed Existing REIT Common Stock.

Class 11: Existing REIT Preferred Stock

On the Effective Date, the Existing REIT Preferred Stock shall be cancelled (or otherwise eliminated), and, on the Effective Date, or as soon as reasonably practicable thereafter, each holder of Allowed Existing REIT Preferred Stock shall receive, in full and final satisfaction of such Interest, such holder’s Pro Rata share of a percentage of the New Common Stock, issued in accordance with the Restructuring Transactions, equal to 5.5% divided by the REIT LP Ownership Percentage, subject to dilution by the Management Incentive Plan and subsequent issuances of common equity (including securities or instruments convertible into common equity) by the REIT from time to time after the Effective Date, as set forth herein, and subject to reduction in accordance with section 4.14(a) of the Plan, if applicable; provided that, if the Bankruptcy Court does not approve the recovery to holders of Existing LP Common Units, Existing REIT Preferred Stock, and Existing REIT Common Stock, the New Common Stock set forth in section 4.11(a) of the Plan shall be added to the Unsecured Claims Recovery Pool; provided, however, that the value otherwise allocable to holders of Existing REIT Preferred Stock under section 4.11(a) of the Plan shall be reduced, on a dollar-for-dollar basis utilizing the equity value implied by the mid-point of the Debtors’ valuation set forth in connection with confirmation, by any costs incurred by or attributed to the Debtors’ Estates in connection with any litigation or objection prosecuted after the Bankruptcy Court’s approval of the Disclosure Statement by one or more holders of Existing REIT Preferred Stock prior to or in connection with the Confirmation Hearing as such costs are determined by the Bankruptcy Court in connection with confirmation of the Plan; provided, further, that, to the extent that no holder of Existing REIT Preferred Stock objects to confirmation of the Plan, the recovery to holders of Interests in Class 11 on account of such Interests shall not be reduced notwithstanding any objection(s) by holders of Claims or Interests in another Class.  Further, notwithstanding anything to the contrary herein, even if Class 11 votes, as a class, to accept the Plan, the rights of holders of Existing REIT Preferred Stock to object to confirmation of the Plan on the grounds that the Plan does not comply with section 1129(b)(2) of the Bankruptcy Code are preserved, and the Debtors reserve all rights to dispute any such objection(s) on any grounds other than on the basis that such party does not have a legal right to prosecute such an objection as a matter of law.

	Impaired (Entitled to vote)	Up to 5.5% of New Common Stock

Class 12: Existing REIT Common Stock

On the Effective Date, the Existing REIT Common Stock shall be cancelled (or otherwise eliminated), and, on the Effective Date, or as soon as reasonably practicable thereafter, each holder of Allowed Existing REIT Common Stock shall receive, in full and final satisfaction of such Interest, such holder’s Pro Rata[10] share of the Existing Common Equity Recovery Pool, subject to reduction in accordance with section 4.14(a) of the Plan, if applicable; provided that, if the Bankruptcy Court does not approve the recovery to holders of Existing LP Common Units, Existing REIT Preferred Stock, and Existing REIT Common Stock, the Existing Common Equity Recovery Pool shall be added to the Unsecured Claims Recovery Pool; provided, however, that the value otherwise allocable to holders of Existing REIT Common Stock under section 4.12(a) of the Plan shall be reduced, on a dollar-for-dollar basis utilizing the equity value implied by the mid-point of the Debtors’ valuation set forth in connection with confirmation, by any costs incurred by or attributed to the Debtors’ Estates in connection with any litigation or objection prosecuted after the Bankruptcy Court’s approval of the Disclosure Statement by one or more holders of Existing REIT Common Stock prior to or in connection with the Confirmation Hearing as such costs are determined by the Bankruptcy Court in connection with confirmation of the Plan; provided, further, that, to the extent that no holder of Existing REIT Common Stock objects to confirmation of the Plan, the recovery to holders of Interests in Class 12 on account of such Interests shall not be reduced notwithstanding any objection(s) by holders of Claims or Interests in another Class.  Further, notwithstanding anything to the contrary herein, even if Class 12 votes, as a class, to accept the Plan, the rights of holders of Existing REIT Common Stock to object to confirmation of the Plan on the grounds that the Plan does not comply with section 1129(b)(2) of the Bankruptcy Code are preserved, and the Debtors reserve all rights to dispute any such objection(s) on any grounds other than on the basis that such party does not have a legal right to prosecute such an objection as a matter of law.

	Impaired (Entitled to vote)	Up to 5.5% of New Common Stock shared with holders of Existing LP Common Units

[10]

For purposes of section 4.12(a) of the Plan, the Pro Rata amounts shall be calculated as the Pro Rata share of all Allowed Existing LP Common Units electing to receive such treatment and Allowed Existing REIT Common Stock.

Class 13: Intercompany Interests	On the Effective Date, all Intercompany Interests shall be treated as set forth in section 5.10 of the Plan.	Unimpaired (Not entitled to vote — presumed to accept)	100%
Class 14: Section 510(b) Claims

Section 510(b) Claims shall be cancelled, released, discharged, and extinguished as of the Effective Date and shall be of no further force or effect, and, to the extent such holder of a Section 510(b) Claim is not receiving a recovery on account of the Security giving rise to such Claim under the Plan, each holder of an Allowed Section 510(b) Claim shall receive on account of such holder’s Allowed Section 510(b) Claim its Pro Rata share of New Common Stock, if any, issued in accordance with the Restructuring Transactions to holders of Existing LP Common Units, Existing REIT Preferred Stock, and Existing REIT Common Stock pursuant to sections 4.10(a), 4.11(a), and 4.12(a) of the Plan.  For the avoidance of doubt, to the extent that a holder of a Section 510(b) Claim receives a recovery under the Plan on account of the Security underlying such Claim, such holder shall not receive a recovery on account of such holder’s Section 510(b) Claim, if any, arising from such Security.

		Impaired (Entitled to vote)	New Common Stock on Pro Rata basis shared with holders of Existing LP Common Units, Existing REIT Preferred Stock, and Existing REIT Common Stock

C.	Inquiries

If you have any questions regarding the packet of materials you have received, please contact Epiq Corporate Restructuring, LLC (“Epiq”), the Debtors’ voting agent (the “Voting Agent”) at (i) (855) 914-4668 (US & Canada toll-free), (ii) 1 (503) 520-4416 (international), or (iii) CBLProperties@epiqglobal.com.  Additional copies of this Disclosure Statement, which includes the Plan and the Plan Supplement (when filed), are also available on the Voting Agent’s website, https://dm.epiq11.com/cblproperties. PLEASE DO NOT DIRECT INQUIRIES TO THE BANKRUPTCY COURT.

WHERE TO FIND ADDITIONAL INFORMATION:  The Company currently files quarterly and annual reports with, and furnishes other information to, the SEC.  Copies of any document filed with the SEC may be obtained by visiting the SEC website at http://www.sec.gov and performing a search under the “Company Filings” link.  Each of the following filings is incorporated as if fully set forth herein and is a part of this Disclosure Statement.  Reports filed with the SEC (but not furnished) on or after the date of this Disclosure Statement are also incorporated by reference herein.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on April 8, 2021 (the “10-K”); and
•	Current Reports on Form 8-K filed with the SEC on March 22, 2021 (with respect to Item 1.01), April 9, 2021 (with respect to Item 2.02) and April 30, 2021.

II.
THE DEBTORS’ BUSINESS

A.	History and Business

CBL was founded in 1978 by Charles B. Lebovitz and five business associates.  In 1979, the Company constructed its first mall in Del Rio, Texas.  In 1987, the Company built its flagship mall, Hamilton Place, in Chattanooga, Tennessee, where the Company’s corporate headquarters is currently located.  When it opened in 1987, Hamilton Place was the largest shopping mall in Tennessee and among the largest in the nation.

In 1993, CBL & Associates Properties Inc. was formed as a REIT and became a public company through an initial public offering.

Since going public in 1993, under the leadership of Charles Lebovitz and his son Stephen Lebovitz, the Company’s current chief executive officer, CBL experienced tremendous growth measured by both portfolio size and cash flow increases.  In 2005, the Debtors expanded their reach to the west coast, opening their first mall in California, Imperial Valley Mall in El Centro.  Between 2007 and 2017, the Debtors steadily grew their portfolio through joint ventures and large-scale acquisitions, including a record year in 2007 with approximately $1.6 billion in acquisitions.  The Company has also expanded existing operations into new spaces, including entry into the outlet center space in 2011 with the development of the Outlet Shoppes at Oklahoma City in a joint venture with a third party.  Over the years, CBL continually strengthened its portfolio with a strategy that included, among other things, active management, aggressive leasing, and profitable reinvestment in its properties with the ultimate goal of increasing shareholder value.

By 2018, the Debtors had over 100 Properties (as defined below) in their portfolio, positioning them as one of the largest owners and managers of shopping centers in the southeast region of the United States and among the largest mall REITs in the country.

B.	Properties and Business Operations

As of December 31, 2020, the Company’s owned and managed portfolio consisted of interests in 104 properties (the “Properties”), which total approximately 67 million square feet.  The Properties are located across 24 states primarily in the southeastern and midwestern United States.  The Company wholly owns 65 properties, owns joint venture interests in 33 properties, and manages six (6) properties for third parties.  The Company’s portfolio is comprised of various types of Properties, each of which is discussed below.

i.	Shopping Malls and Outlet Centers:

As of the Petition Date, the Company owns a controlling interest in 51 shopping malls and a non-controlling interest in 10 shopping malls (collectively, the “Malls”).  The Malls are primarily located in middle markets and generally have strong competitive positions because they are the only, or the dominant, regional mall in their respective trade areas.  The Company also owns, together with joint venture partners, five (5) outlet centers, each featuring an array of outlet shops.

The Malls are generally anchored by two or more “Anchors,” a department store, other large format retail stores, non-retail space, or theaters greater than 50,000 square feet, or “Junior Anchors,” a retail store, non-retail space, or a theater comprising more than 20,000 square feet but less than 50,000 square feet.  Traditional retail Anchors and non-retail and theater Anchors offer an experience, service, or merchandise, as applicable, that appeals to a broad range of customers and plays a significant role in generating customer traffic and creating a desirable location for the tenants at a particular Mall.  In addition to the Anchors and Junior Anchors, the Malls contain well diversified groups of smaller retailers, offering a wide variety of products and services.  The Company has over 5,000 stores across all of the Malls.

ii.	Associated Centers:

The Company owns, or has an interest in, twenty-three (23) “Associated Centers,” which are retail properties that are adjacent to a Mall.  Associated Centers generally include one or more Anchors, or “big box” retailers, along with some smaller tenants.  The Associated Centers are typically managed by the staff at the adjacent Mall.

iii.	Community Centers:

The Company owns, or has an interest in, six (6) “Community Centers.”  Community Centers are properties designed to attract local and regional area customers and are typically anchored by a combination of supermarkets, or value-priced stores, which attract shoppers to a Community Center’s smaller retail shops.  The tenants at the Community Centers typically offer necessities, value-oriented merchandise, and convenience merchandise.

iv.	Office Buildings and Self-Storage Facilities:

The Company owns, or has an interest in, four (4) office buildings, including the buildings that house the Company’s corporate headquarters in Chattanooga, Tennessee, and the Company has an interest in four (4) self-storage facilities.

v.	Outparcels:

The Company owns, either in whole or in part, various “Outparcels,” which is land, generally located on the periphery of another Property, used for freestanding developments, such as retail stores, banks, and restaurants.

vi.	Encumbered vs. Unencumbered Properties:

The Properties also can be generally classified into three broad groups based upon the debt (if any) that encumbers a particular Property.  As of December 31, 2020, approximately forty-two (42) of the Properties (the “Property Level Loan Properties”) are mortgaged to secure Property Level Debt (as defined below).  Approximately sixteen (16) Property Level Loan Properties are wholly owned by certain of the Company’s non-debtor affiliates or subsidiaries (the “Non-Debtor Affiliates”) and approximately twenty-six (26) Property Level Loan Properties are partially owned by Non-Debtor Affiliates.  Further, approximately twenty (20) of the Properties (the “Credit Facility Properties”) are mortgaged and the equity in certain of the entities directly and indirectly owning such Bank Facility Properties are pledged to secure the First Lien Credit Facility (as defined below).  The remainder of the Properties are currently unencumbered by any debt (collectively, the “Unencumbered Properties”).

C.	Tenant Composition and Diversification

The Company’s tenant base is well diversified from both a geographic and revenue perspective.  The top five markets for CBL, based on percentage of total revenues, were as follows for the year ended December 31, 2020:

Market	Percentage of Total Revenues
Chattanooga, TN	7.0%
St. Louis, MO	6.1%
Lexington, KY	5.1%
Laredo, TX	5.0%
Madison, WI	3.8%

With respect to tenant mix, national and regional retail chains (excluding local franchises), including among others, Victoria’s Secret, Footlocker, and American Eagle, leased approximately 68.7% of the occupied mall store gross leasable area as of December 31, 2020.  CBL’s top 10 tenants, based on percentage of total revenues, were as follows as of December 31, 2020:

#	Tenant	# Stores	Percentage of Total Revenues
1	L Brands, Inc. (e.g., Bath & Body Works, PINK, Victoria’s Secret, White Barn Candle)	117	3.96%
2	Foot Locker, Inc.	106	3.55%
3	Signet Jewelers Limited (e.g., Kay Jewelers, Jared Jewelers)	135	3.01%
4	American Eagle Outfitters, Inc.	68	2.57%
5	Dick’s Sporting Goods, Inc. (e.g., Dick’s Sporting Goods, Golf Galaxy, Field & Stream)	26	2.13%
6	Genesco, Inc. (e.g., Journey’s, Hat Shack, Johnston & Murphy)	98	1.78%
7	H&M Hennes & Mauritz AB	43	1.71%
8	Luxottica Group S.P.A. (e.g., Lenscrafters, Pearle Vision, Sunglass Hut)	96	1.49%
9	Finish Line, Inc.	40	1.44%
10	The Gap, Inc.	49	1.42%
		778	23.06%

D.	Centralized Management and Operations

CBL primarily derives revenue from two sources: (i) rental revenue from retail and non-retail tenants and (ii) income from property management, leasing, and development activities.  Rental revenues are primarily derived from leases with retail and non-retail tenants and generally include fixed minimum rents, percentage rents based on tenants’ sales volumes, and reimbursements from tenants for expenditures related to real estate taxes, insurance, common area maintenance, and other recoverable operating expenses, as well as certain capital expenditures.  CBL also generates revenues from management, leasing and development fees, sponsorships, sales of peripheral land at the Properties, and from sales of operating real estate assets when it is determined that CBL can realize an appropriate value for a particular asset.  The Company’s general near-to-midterm operational objectives are to achieve stabilization in same center net operating income (“NOI”) and reduce overall cost of debt and equity by maximizing earnings before income, taxes, depreciation, and amortization (“EBITDA”) and cash flows.

To achieve operating efficiencies and revenue enhancement at the Properties, CBL employs a centralized management approach through CBL & Associates Limited Partnership (the “Operating Partnership”) and CBL

& Associates Management, Inc. (the “Management Company”), a wholly-owned subsidiary of the Operating Partnership.11

CBL conducts its management and development activities through the Management Company.  Specifically, the Management Company manages all but fourteen (14) of the Properties (the “Non-Managed Properties”).12 The Management Company is also responsible for the Company’s leasing activities.  Additionally, the Management Company employs the Company’s workforce, which, as of December 31, 2020, consisted of approximately 418 full-time employees and approximately fifty-six (56) part-time employees.

The Management Company also provides and centrally administers accounting, collections, business development, construction, contracting, design, finance, forecasting, human resources and employee benefits, insurance and risk management, property services, marketing, leasing, legal, tax, treasury, and other services for all properties under CBL’s ownership and management.

CBL’s integrated, national business model benefits the Company in numerous ways.  The centralized leasing programs enable the Company to develop relationships with department stores and national and regional retailers and to meet retailer needs at multiple properties and locations across the Company’s portfolio.  It also facilitates a single point of contact for tenants at shopping centers across the country for both leasing and tenant-service issues.  Centralized management also enables the Company to obtain national contracts for property services (such as security, janitorial, and trash collection) in order to reduce costs and ensure uniformity and quality in services.

Consistent with its centralized and integrated business model, the Company has a strong infrastructure in place for cash management and treasury functions.  Each Property’s cash (receipts and disbursements) is controlled and safely transmitted through the centralized treasury platform. The Property-owning Debtors and Non-Debtor Affiliates’ personnel at the Properties are not allowed to manage cash for security purposes.  Consequently, all cash management functions are performed through the treasury platform via a centralized cash management system (the “Cash Management System”).13

The centralized Cash Management System reduces costs associated with cash management, including bank accounts, personnel, bookkeeping, treasury, and related expenses.  The Cash Management System also serves to provide security and prevent fraud.  The Cash Management System provides management the ability to monitor and allocate liquidity to the Properties.

[11]	The Company also utilizes this approach so as to comply with certain requirements of the Internal Revenue Code of 1986 with respect to real estate investment trusts.
[12]

The Non-Managed Properties are all owned by joint ventures and are managed by a property manager that is affiliated with the third-party partner, which receives a fee for its services.  The third-party partner of each of these Properties controls the cash flow distributions, although CBL’s approval is required for certain major decisions.

[13]

The Cash Management System is described in greater detail in the Emergency Motion of Debtors for Entry of Interim and Final Orders (I) Authorizing Debtors to Continue (A) Using Existing Cash Management System, Bank Accounts, and Business Forms and (B) Funding Intercompany Transactions, (II) Providing Administrative Expense Priority for Postpetition Intercompany Claims, and (III) Granting Related Relief (Docket No. 15).

E.	Recent Financial Performance

After years of steady growth, CBL’s financial performance has been declining given the recent and ongoing struggles of the retail sector generally.  CBL had a net loss attributable to common shareholders of $332.5 million for the year ending December 31, 2020, as compared to a net loss attributable to common shareholders of $153.7 million in the prior-year period.  For the reasons discussed below, the Company’s financial performance in 2020—as exacerbated by the COVID-19 pandemic—declined.

As of December 31, 2020, on a historical GAAP basis, CBL reported approximately $4.44 billion in total assets and approximately $3.91 billion in total liabilities.  For the year ending December 31, 2020, CBL reported total revenue of approximately $575.9 million.

Funds from operations (“FFO”) allocable to Operating Partnership common unitholders, as adjusted, decreased 48.2% to $140.8 million for the year ended December 31, 2020 compared to $271.5 million for the prior year.  FFO allocable to common shareholders, as adjusted, for the year ending December 31, 2020, was $132.9 million, or $0.70 per diluted share, compared with $235.2 million, or $1.36 per diluted share, for the year ending December 31, 2020.

III. DEBTORS’ CORPORATE AND CAPITAL STRUCTURE

A.	Corporate Structure

The Company is a self-administered and self-managed real estate investment trust.  The REIT is the 100% owner of two qualified real estate investment trust subsidiaries, CBL Holdings I, Inc. (“Holdings I”) and CBL Holdings II, Inc. (“Holdings II”).

As of December 31, 2020, Holdings I and Holdings II own approximately 1.0% and 96.5%, respectively, of the outstanding common units of the Operating Partnership. Holdings I is the sole general partner of the Operating Partnership.  Third parties own approximately 2.5% of the outstanding LP Common Units.

The Company conducts substantially all of its business through the Operating Partnership. The Operating Partnership owns 100% of the equity interests of the Management Company.  Except for the REIT, Holdings I, Holdings II, and as set forth in the following sentence, the Operating Partnership owns, either directly or indirectly, 100% of the outstanding equity interests in the Debtors.  The REIT owns directly (i) 0.1% of the equity interests in CoolSprings Crossing Limited Partnership and (ii) less than 0.05% of the equity interests in Henderson Square Limited Partnership.

A chart depicting the Company’s organizational structure as of the Petition Date, is attached hereto as Exhibit B.  The following chart depicts the Company’s simplified corporate structure:

B.	Corporate Governance and Management

The board of directors of the REIT (the “Board”) consists of nine (9) directors.  Charles Lebovitz serves as the Chairman of the Board.

In addition to Charles Lebovitz, the Company’s executive officer team consists of the following individuals:

Name	Position
Stephen D. Lebovitz	Chief Executive Officer
Michael I. Lebovitz	President
Farzana Khaleel	Executive Vice President – Chief Financial Officer
Jeffery V. Curry	Chief Legal Officer and Secretary
Katie A. Reinsmidt	Executive Vice President – Chief Investment Officer
Michael C. Harrison, Jr.	Executive Vice President – Operations
Alan L. Lebovitz	Executive Vice President – Management

C.	Prepetition Capital Structure

The following description of the Company’s capital structure is for informational purposes only and is qualified in its entirety by reference to the documents setting forth the specific terms of such obligations and their respective related agreements.

i.	First Lien Credit Facility.

On January 30, 2019, certain of the Debtors entered into that certain Credit Agreement (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, and including all related credit documents, the “First Lien Credit Agreement”), by and among the Operating Partnership, as borrower, Well Fargo Bank, National Association, as administrative agent (together with any successor administrative agent, the “Administrative Agent” or “Wells Fargo”), the lenders party thereto (the “Bank Lenders”) and certain other parties specified therein.  The First Lien Credit Agreement provides for a term loan facility (the “Term Loan”) in the original aggregate principal amount of $500 million and a revolving loan facility (the “Revolver” and, together with the Term Loan, the “First Lien Credit Facility”) in the aggregate maximum committed principal amount of $685 million (including any letters-of-credit issued thereunder).  The First Lien Credit Agreement matures in July 2023 and bears interest at a variable rate of LIBOR plus 2.25%.

As of the Petition Date, the aggregate principal amount outstanding under the Term Loan was believed by the Debtors to be approximately $439 million.14  As of the Petition Date, the Revolver had approximately $676 million in aggregate principal amount outstanding thereunder, and no further draws are permitted.  Additionally, as of the Petition Date, there were no letters of credit outstanding.

The obligations under the First Lien Credit Agreement are secured, pursuant to, among other documents, (i) that certain Collateral Agreement, dated as of January 30, 2019, by and among certain subsidiaries of the Operating Partnership, and Wells Fargo Bank, National Association, as collateral agent (the “Collateral Agent”), (ii) that certain Pledge Agreement, dated as of January 30, 2019, by and among the Operating Partnership, the direct and indirect subsidiaries of the Operating Partnership party thereto, and the Collateral Agent, and (iii) certain mortgages granted to the Collateral Agent in respect of the Credit Facility Properties, principally by the Credit Facility Properties and by pledges of the equity interests of the entities owning such Credit Facility Properties.

The REIT is a limited guarantor of the First Lien Credit Facility, solely with respect to the payment obligations of Holdings I as the general partner of the Operating Partnership, under the First Lien Credit Facility.

ii.	Senior Unsecured Notes.

The Operating Partnership, as issuer, the REIT, as limited Guarantor, and Delaware Trust Company (as successor to U.S. Bank National Association), as trustee, are parties to that certain indenture, dated as of November 23, 2013 (as amended, restated, or supplemented from time to time, the “Indenture”) governing the following three tranches of senior unsecured notes (collectively, the “Senior Unsecured Notes”):

Notes	Principal Amount Outstanding	Rate	Maturity
2023 Notes	$450 million	5.250%	December 1, 2023
2024 Notes	$300 million	4.600%	October 15, 2024
2026 Notes	$625 million	5.950%	December 15, 2026

[14]	The Administrative Agent asserts that the aggregate principal amount outstanding under the Term Loan was approximately $447 million as of the Petition Date.

The REIT is a limited guarantor of the Senior Unsecured Notes, solely with respect to losses suffered solely by reason of fraud or willful misrepresentation by the Operating Partnership or its affiliates.

iii.	Property-Level Debt.

The Company has incurred, in the aggregate, approximately $1.9 billion of property-level debt, which amount includes the Company’s share of Property Level Debt incurred together with its joint venture partners, secured by the Property Level Debt Properties, including non-recourse mortgage loans (the “Non-Recourse Loans”) and certain other loans with recourse to the general credit of the Operating Partnership, and/or the REIT, or subsidiaries thereof, including construction loans (the “Recourse Loans” and, together with the Non-Recourse Loans, the “Property Level Debt”).  The borrowers on the Property Level Debt instruments are generally non-Debtor affiliates. There are thirteen (13) loans that are recourse to a subsidiary of the Operating Partnership.

Much of the Property Level Debt has been securitized and sold into the commercial mortgage-backed securities (“CMBS”) markets and is currently being administered by primary servicers.  With the exception of two (2) Non-Recourse Loans, the Operating Partnership and/or the REIT, or a subsidiary thereof, is a non-recourse carveout guarantor and environmental guarantor on each of the Non-Recourse Loans and a guarantor under each of the Recourse Loans.

As of December 31, 2020, the Company was current with respect to its obligations under the Property Level Debt, with the exception of the Property Level Debt on the following Properties, which were in default and not subject to a forbearance or waiver agreement with the applicable lender:  (i) Greenbrier Mall; (ii) EastGate Mall; (iii) Park Plaza (currently in receivership); and (iv) Asheville Mall (currently in receivership).  The commencement of the Chapter 11 Cases constituted an event of default or termination event, and caused the automatic and immediate acceleration of all debt outstanding under or in respect of, thirty-eight (38) of the Property Level Debt instruments. Such Property Level Debt instruments provide that, as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable without notice from the lenders thereunder. As discussed above, a number of Property Level Loans have matured or are about to mature and remain outstanding, including Fayette Mall, Alamance Crossing – East, Hamilton Crossing and Expansion, Parkdale Mall and Crossing, and Greenbrier Mall.  The Debtors, in connection with the settlement process, have engaged with the lenders of such Properties to negotiate an extension of the respective loans.

iv.	REIT Preferred Stock and Operating Partnership Preferred Units.

The REIT issued depositary shares representing a 1/10th fractional share of the 7.375% Series D Cumulative Redeemable Preferred Stock outstanding (such depositary shares, the “Series D Preferred Stock”) and depositary shares representing a 1/10th fractional share of the 6.625% Series E Cumulative Redeemable Preferred Stock outstanding (such depositary shares, the “Series E Preferred Stock” and, together with the Series D Preferred Stock, the “REIT Preferred Stock”).  As of December 31, 2020, the REIT had approximately 18,150,000 shares of Series D Preferred Stock outstanding and approximately 6,900,000 shares of Series E Preferred Stock outstanding.  The Operating Partnership issues an equivalent number of preferred units (the “LP Preferred Units”) to Holdings II on behalf of the REIT in exchange for the contribution of proceeds from the REIT to the Operating Partnership when the REIT issues REIT Preferred Stock.  The LP Preferred Units generally have the same terms and economic characteristics as the corresponding REIT Preferred Stock.

v.	REIT Common Stock.

As of December 31, 2020, the REIT had approximately 196,569,917 shares of common stock outstanding (the “REIT Common Stock”).  As of the Petition Date, the REIT Common Stock was listed on the New York Stock Exchange (the “NYSE”) under the symbol “CBL.”

However, on November 2, 2020, the NYSE announced that (i) it had suspended trading in the REIT Common Stock and (ii) it had determined to commence proceedings to delist the REIT Common Stock, as well as the depositary shares representing a 1/10th fractional share of the Series D Preferred Stock and the depositary shares representing a 1/10th fractional share of the Series E Preferred Stock due to “abnormally low” trading price levels.  As a result, immediately thereafter, the REIT Common Stock and the depositary shares representing fractional interests in its Series D Preferred Stock and Series E Preferred Stock commenced trading on the OTC Markets, operated by the OTC Markets Group, Inc., under the symbols “CBLAQ”, “CBLDQ” and “CBLEQ”, respectively. On November 17, 2020, CBL submitted to the NYSE regulation staff a formal request for review of the NYSE’s decision to delist the common stock and to make an oral presentation to the committee of the board of directors of NYSE regulation staff in support of its appeal.  By communication dated February 1, 2021, the NYSE scheduled a formal review of its decision for July 15, 2021.

vi.	Operating Partnership Common Units.

Partners in the Operating Partnership hold their ownership through LP Preferred Units and common and special common units of limited partnership interests in the Operating Partnership (the “LP Common Units”).  As of December 31, 2020, the Operating Partnership had approximately 201,687,773 LP Common Units outstanding. The LP Common Units and the REIT Common Stock have essentially the same economic characteristics, as they effectively participate equally in the net income and distributions of the Operating Partnership. For each share of REIT Common Stock, the Operating Partnership has issued a corresponding number of LP Common Units to Holdings I and Holdings II in exchange for the proceeds from the REIT Common Stock issuance.  Subject to certain limitations, each limited partner in the Operating Partnership has the right to exchange all or a portion of its LP Common Units for REIT Common Stock, or at the Company’s election, their cash equivalent. When an exchange for REIT Common Stock occurs, the REIT assumes the LP Common Units.

As of December 31, 2020, the Operating Partnership had three series of special common units outstanding:

•

Series S Special Common Units:  Among other rights under the Operating Partnership’s limited partnership agreement, the holders of Series S special common units (“S-SCUs”) have the right, subject to certain conditions, to a minimum annual distribution of $2.92875 per S-SCU.  Approximately 1,560,942 S-SCUs were outstanding as of December 31, 2020.

•

Series L Special Common Units: Among other rights under the Operating Partnership’s limited partnership agreement, the holders of Series L special common units (“L-SCUs”) are entitled to the same distribution rights as the holders of the common units of the Operating Partnership.  Approximately 571,700 L-SCUs were outstanding as of December 31, 2020.

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Series K Special Common Units:  Among other rights under the Operating Partnership’s limited partnership agreement, the holders of Series K special common units (“K-SCUs”) have the right, subject to certain conditions, to an annual dividend at a rate of 6.25%, or $2.96875 per K-SCU.  Approximately 868,821 K-SCUs were outstanding as of December 31, 2020.

During 2019, subject to further quarterly review, the Board suspended all future dividends with respect to the REIT Preferred Stock and REIT Common Stock. The Board also suspended all distributions with respect to the LP Common Units and LP Preferred Units (the “Dividend Suspension”). CBL has not paid any dividends since the Dividend Suspension.

vii.	Prepetition Legal Proceedings
(a)	Prepetition Litigation.

Certain Debtors are named as defendants from time to time in routine litigation proceedings, including, but not limited to, personal injury and breach of contract disputes. The Debtors, however, cannot predict with certainty the outcome or effect of the resolution of Claims arising from pending or threatened litigation or legal proceedings, and the eventual outcome could materially differ from their current estimates.

(b)	Salon Adrian Litigation

On March 16, 2016, a class action lawsuit was brought against the Company in the United States District Court for the Middle District of Florida (the “Florida Court”) by Wave Lengths Hair Salons of Florida, Inc. d/b/a Salon Adrian, alleging, among other things that certain of the Company entities overcharged tenants for electricity at certain bulk-metered malls (the “Salon Adrian Litigation” or “Wave Litigation”).  In April 2019, the Company entered into a settlement agreement and release with respect to the class action (the “Salon Adrian Settlement”) whereby the Company set up a reserve to meet its settlement obligations.  In August 2019, the Florida Court approved the Salon Adrian Settlement.  For the avoidance of doubt, the Reorganized Debtors intend on satisfying their obligations under the Salon Adrian Settlement, including with respect to tenant credits, in the ordinary course following the Debtors’ emergence from these chapter 11 cases.

In the third quarter of 2019, the Company received document requests, in the form of subpoenas, from the SEC and the Department of Justice regarding the Salon Adrian Litigation and other related matters. The Company cooperated in these matters and has been advised by the SEC and the Department of Justice that both agencies have closed their investigations.

(c)	Securities Litigation.

The Company and its current and former officers and directors are parties to the following securities litigations.

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The Securities Class Action:  A consolidated securities class action lawsuit (the “Securities Class Action”) is pending against the Company and certain of its officers and directors (the “D&Os”) in the United States District Court for the Eastern District of Tennessee (the “Tennessee District Court”).  Specifically, CBL & Associates Properties, Inc, CBL & Associates Limited Partnership, Charles B. Lebovitz, Stephen D. Lebovitz, Farzana Khaleel, A. Larry Chapman , Augustus N. Stephas, and Don Sewell have been named as defendants in the Securities Class Action. The matter is stayed as against the Company pursuant to the automatic stay under section 362 of the Bankruptcy Code. The Securities Class Action, which was brought by persons who purchased or otherwise acquired the Company’s securities during a specified period of time, alleged, among other things, that (i) the Company failed to timely disclose the potential material liability that CBL faced as a result of the Salon Adrian Litigation and (ii) the Company knowingly engaged in an illegal scheme to overcharge its tenants and made false statements to its investors regarding its revenues and prospects, which were materially overstated due to the alleged underlying scheme.  The plaintiffs in the Securities Class Action allege a putative class period of July 29, 2014 to March 26, 2019, although no class has been certified by the Tennessee District Court. While the outcome of the Securities Class Action is unknown, the plaintiffs are seeking, among other things, compensatory damages and attorneys’ fees and costs. The defendants in the Securities Class Action have filed a motion to dismiss, which is currently pending.  A mediation on the Securities Class Action occurred on December 10, 2020, but it did not result in a settlement.

On December 4, 2020, the Debtors filed a motion with the Bankruptcy Court seeking, among other things, an order authorizing: (i) certain insurers under the Debtors’ directors and officers insurance policies (the “D&O Policies”) to advance defense costs on behalf of certain of the D&Os in accordance with the D&O Policies and (ii) the potential use of D&O proceeds for settlement purposes in connection with the Securities Class Action mediation (Docket No. 298) (the “D&O Proceeds Motion”).  By order dated December 21, 2020, the Bankruptcy Court granted the D&O Proceeds Motion (Docket No. 345) (the “D&O Insurance Order”).  Additional detail concerning the D&O Policies can be found in the D&O Proceeds Motion.  Pursuant to section 8.6 of the Plan, the Debtors will not terminate or otherwise reduce coverage under any D&O Policy.

On December 23, 2020, the plaintiffs in the Securities Class Action filed additional pleadings in the Tennessee District Court requesting that they be allowed to proceed with their claims against the D&Os.  Consequently, on January 7, 2021, the Debtors filed a motion with the Bankruptcy Court seeking an order extending the automatic stay to the D&Os (Docket No. 763) (the “D&O Stay Motion”).  By order dated January 16, 2021, the Bankruptcy Court extended the automatic stay to the D&Os through and including April 16, 2021 (the “D&O Deadline”), without prejudice to the Debtors to seek further extensions (Docket No. 819).

On March 25, 2021, the Debtors filed a motion seeking to further extend the D&O Deadline through and including the 30th day following the Bankruptcy Court’s entry of the Confirmation Order (Docket No. 992) (the “D&O Extension Motion”).  By order dated April 12, 2021, the Bankruptcy Court extended the automatic stay to the D&Os to the earlier of (i) May 27, 2021, and (ii) the date on which the Bankruptcy Court enters a separate order on the D&O Extension Motion, without prejudice to the Debtors to seek further extensions (Docket No. 1042).  Further, by order dated May 20, 2021, the Bankruptcy Court (i) further extended the automatic stay to the D&Os through and including the 30th day following the date on which the Bankruptcy Court enters an order confirming the Plan and (ii) enjoined the plaintiffs in the Securities Class Action from continuing the Securities Class Action against the D&Os through August 12, 2021, without prejudice to the Debtors to seek further extensions of the automatic stay or injunction or to the rights of the plaintiffs in the Securities Class Action to assert any and all defenses, opposition, or arguments against such request (Docket No. 1146).

On April 28, 2021, the plaintiffs in the Securities Class Action filed a motion for relief from the automatic stay to allow the Florida Court to rule on a separate motion to unseal certain documents in connection with the Wave Litigation (Docket No. 1088) (the “Wave Litigation Motion”).  On May 13, 2021, the Debtors filed an objection to the Wave Litigation Motion asserting that such stay relief should be denied (Docket No. 1117).  Currently, evidence that is potentially relevant to the allegations in the Securities Class Action is being held pursuant to the required Private Securities Litigation Reform Act hold.  Moreover, the sealed court filings sought by the plaintiffs in the Securities Class Action in the Florida Court remain under seal.

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The Derivative Litigation: Certain of the Company’s current and former directors and officers have been named as defendants in nine (9) shareholder derivative lawsuits (the “Derivative Litigations” and, together with the Securities Class Action, the “Securities Litigation”).  The complaints allege, among other things, breaches of fiduciary duties, unjust enrichment, waste of corporate assets and violation of federal securities laws.  The factual allegations upon which the Derivative Litigations are based are similar to the factual allegations made in the Securities Class Action.  While the outcome of the Derivative Litigations is unknown, the plaintiffs are seeking, among other things, unspecified damages and restitution for the Company from the individual defendants, the payment of costs and attorneys’ fees, and that the Company be directed to reform certain governance and internal procedures.  On the Petition Date, the Derivative Litigations became property of the Debtors’ Estates.  Additional information concerning the Securities Litigation can be found in the 10-K.

IV.
SIGNIFICANT EVENTS LEADING
TO THE CHAPTER 11 FILINGS

A.	Trends and Uncertainties in Retail Market

CBL, as a national retail landlord, is susceptible to changes in the retail real estate markets.  Over the past several years, the retail industry has been shifting, with the closing of brick-and-mortal retail stores becoming more common as shoppers have increasingly moved towards e-commerce.  The Company anticipates that the number of traditional department stores, such as those acting as Anchors or Junior Anchors in the Malls, will continue to decline over time.  Beyond the decline in number, the market share of traditional department stores is also declining, as is their ability to drive traffic.

As new technologies emerge, the relationships between customers, retailers, and shopping centers are evolving on a rapid basis.  Commercial landlords like CBL must diversify its sources of income and types of tenants to enhance the mall experience, which demands additional capital.  Additionally, an increasing number of retailers are utilizing their stores as showrooms or as part of an omni-channel strategy (allowing customers to shop seamlessly through various sales channels, where customers’ sales occur outside the Malls).  As a result, customers may make purchases through other sales channels during or immediately after visiting the Malls, with such sales not being captured currently in the Company’s sales figures or monetized in minimum or overage rents.

The Company also faces significant challenges in the retail leasing business.  Its traditional tenant base of retailers have increasingly focused on closing stores in order to streamline store fleets and maximize profitability.  There have been very few expansions involving national retailers.  To the extent expansions have occurred, they have more frequently involved local or regional retailers.  Local or regional retailers are generally less productive, which impacts their ability to afford market rents.  These retailers also have fewer financial resources.  As a result of the challenges in the retail sector, the Company is targeting more non-retail uses for its redevelopment projects such as hotels, residential facilities, medical facilities, or offices.  While these uses can demand significant capital, the Company has utilized a number of strategies such as land sales, ground leases, and joint ventures to mitigate this need.  There is also significant competition for these users from other redevelopment projects or vacant land opportunities.

There is also an emerging trend of certain other large mall landlords purchasing retailers in bankruptcy.  These acquisitions are generally favorable for the Company since the majority of stores purchased remain open.  However, the new owners are able to extract greater rental concessions from the Company and other non-owner landlords, which puts the Company at a competitive disadvantage.  In addition, a trend in the industry for several years is for tenants to move to gross or PIL (percent in lieu) leases, which provide that the tenant pays a single specific amount or a certain percentage of sales, with no additional payments for reimbursements of the tenant’s portion of the operating expenses.  CBL is then responsible for any increases in operating expenses or real estate taxes instead of being able to pass such increases along to retailers.

B.	Tenant Struggles and Rent Abatement

Even before the start of the COVID-19 pandemic, the Company was suffering from the ongoing challenges in the retail environment that have resulted in store closings, tenant bankruptcies, and rental reductions for tenants with high occupancy costs.  These challenges impacted the Company’s financial performance in 2019, including a decrease in new and renewal lease rates and reduced occupancy.  Bankruptcy-related closures impacted 2019 occupancy by approximately four percent (4%) or 702,000 square feet.  Additionally, in 2019, rental revenues were negatively impacted by rent concessions for tenants with high occupancy cost levels and tenants that closed in 2019 due to bankruptcy.

These trends continued in 2020 and 2021.  During 2020, more than thirty (30) of the Company’s national tenants declared bankruptcy, including major tenants such as J.C. Penney, Ascena Retail Group, Stage Stores, and GNC.  These tenants represented more than $40 million in gross annual rent and comprised 7.2 million square feet in 2020, prior to any subsequent closures or lease modifications.  Although some of these tenants expect to continue to operate, the majority of these have announced store closures.  As negative retail trends and the COVID-19 pandemic continue to impact retailer sales, the Company expects additional tenant bankruptcies to occur.

Additionally, in response to the financial challenges facing the retail market, the Company’s tenants began to request rent deferrals and/or abatements and other tenants defaulted on rent obligations.  As discussed below, the adverse impact of rent deferrals and abatements has been exacerbated by the COVID-19 pandemic.

C.	Impact of COVID-19 Pandemic

On March 11, 2020, the World Health Organization classified COVID-19 as a pandemic.  The COVID-19 pandemic has acutely impacted all states where the Company’s Properties are located.  Measures taken by federal, state, and local authorities to prevent or remediate COVID-19, including “shelter-in-place” or “stay-at-home” orders or other quarantine mandates, resulted in sustained closure of many of the Properties, as well as the cessation of the operations of certain of its tenants.  This, in turn, resulted in a reduction of the revenues and cash flows generated by many of the Properties due to the adverse financial impact on its tenants, as well as reductions in other sources of income generated by the Properties.  In addition to reduced revenues, the Company’s ability to obtain sufficient financing for such Properties has been impaired, as has the Company’s ability to lease or re-lease Properties as a result of worsening market and economic conditions resulting from the COVID-19 pandemic.

Moreover, as a result of the COVID-19 pandemic, the Company experienced—and continues to experience—increased levels of requests for rent deferrals and abatements, as well as defaults on rent obligations.  For the year ended December 31, 2020, the Company estimated approximately $48.2 million associated with potentially uncollectible revenues.  The Company anticipates further abatements and deferrals for 2021, based upon, among other things, active negotiations with tenants concerning deferrals and other concessions.

Although restrictions have been relaxed in various jurisdictions and all of the Malls have reopened, the financial losses suffered by Properties in those jurisdictions will not be easily recovered.  In addition, an increase in restrictions, including mandated closures, due to the protraction of the COVID-19 pandemic would severely impact CBL’s and its tenants’ operations and financial condition going forward.

D.	Prepetition Operational Initiatives

Since at least 2013, but gaining greater focus in first half of 2018, the Company has undertaken various operational and other initiatives to navigate through the challenges presented by the current retail environment.  Given the decline in traditional department stores and changing retail consumer trends, the Company has been working to transform its portfolio of traditional Malls to dynamic suburban town centers, with diverse tenant bases.  To that end, the Company has been redeveloping those spaces to attract new non-retail uses such as restaurants, entertainment, fitness centers, casinos, grocery stores, and lifestyle retailers that engage consumers and encourage them to spend more time at the Properties.  However, non-department store Anchors may demand higher tenant allowances for development or expenses than a standard mall tenant due to the nature of services and products they provide, which presents a separate challenge for the Company in redeveloping those spaces.

CBL has also adjusted its tenant mix to meet shifting consumer demand and purchasing patterns.  For example, apparel retailers have been particularly hard-hit by shifts in consumer purchasing patterns.  Consequently, the Company has been proactively reducing its exposure to apparel retailers.

Additionally, while the Company suspended several major capital expenditures projects, the Company is pursuing cost-efficient and capital-conserving solutions for backfilling the remaining available Anchors, including joint venture partnerships, favorable lease structures, and third-party arrangements—all of which benefit the portfolio while preserving capital.

With respect to its debt obligations, in 2020, the Company was able to achieve debt service payment deferrals for a portion of the Property Level Debt even though securitized lenders in general have shown minimal flexibility in amending loan payments.  The Company addressed nearly all of its major debt maturities in 2020 and is in discussions with existing lenders for certain 2021 secured loan maturities.  Further, as discussed above, in 2019, CBL suspended all future dividends on the REIT Common Stock and REIT Preferred Stock, as well as distributions on interests in the Operating Partnership.

In 2020, the Company undertook additional actions in response to the COVID-19 pandemic.  In March 2020, the Company drew down approximately $280 million on the First Lien Credit Facility, which represented substantially all the remaining available balance thereunder.  The Company also implemented comprehensive programs to halt all non-essential expenditures, to reduce operating and overhead expenses, and to reduce, defer, or suspend capital expenditures, including redevelopment investments.  These programs included temporary reductions to the compensation of Board members and members of senior management, as well as a temporary salary reduction for the entire workforce.  The Company also implemented a broad-based temporary furlough program, as well as a permanent reduction in the workforce, reducing the employee base by roughly 10%, and reduced or deferred capital expenditures for 2020 by approximately $60.0 million.  The Company also (i) discontinued monthly “cash option” investments in the Company’s dividend reinvestment plan and (ii) suspended all cash dividend payments for holders of preferred stock, common stock, and special common units.

E.	Debt Restructuring Effort and Original Restructuring Support Agreement

As discussed above, in addition to the Property Level Debt of nearly $1.9 billion, the Company has approximately $2.5 billion of outstanding funded indebtedness under the First Lien Credit Facility and the Senior Unsecured Notes.  In light of the current state of the retail rental market and the adverse effects of the COVID-19 pandemic, and notwithstanding the initiatives undertaken to weather the market headwinds in the short-term, the Company’s existing capital structure is unsustainable in the long run.

Consequently, in early 2020, the Company engaged the Advisors to explore comprehensive capital structure solutions that would, among other things, reduce overall leverage and interest expense and extend maturities on the Company’s funded indebtedness.  In May 2020, the Company, together with its legal and financial advisors, engaged with the Ad Hoc Bondholder Group and its advisors on a comprehensive capital restructuring.

To facilitate negotiations, in June 2020, CBL entered into forbearance agreements with certain members of the Ad Hoc Bondholder Group with respect to approximately $12 million and $19 million of cash interest payments that came due on June 1 and June 15, respectively, on the Senior Unsecured Notes (the “Bondholder Forbearance Agreement”).  CBL also entered into a forbearance agreement with the Bank Lenders with respect to a cross-default under the First Lien Credit Facility triggered by the missed interest payments on the Senior Unsecured Notes due 2023 and 2026 (the “Bank Forbearance Agreement,” and together with the Bondholder Forbearance Agreement, the “Forbearance Agreements”).   The Forbearance Agreements were each extended multiple times by the Ad Hoc Bondholder Group and the Administrative Agent to facilitate further negotiations.  On August 5, 2020, prior to the expiration of the Forbearance Agreements (as extended), CBL made the June 1 and June 15 interest payments on the Senior Unsecured Notes due 2023 and 2026.  Negotiations with the Ad Hoc Bondholder Group continued after the interest payments were made.  More recently, the Company decided not to make an interest payment of $6.9 million on the Senior Unsecured Notes due 2024 that was due October 15, 2020, and as such, entered the applicable 30-day grace period.

After intense arms’ length negotiations between the Company, the Ad Hoc Bondholder Group, and their respective advisors, on August 18, 2020, the parties reached an agreement on the terms of a comprehensive restructuring transaction.  On the same day, the parties executed the Original Restructuring Support Agreement.  After the Petition Date, the Debtors and the Required Consenting Noteholders negotiated certain modifications to the terms of the proposed restructuring, which are reflected in the Original Plan.

Thereafter, the Debtors, the Bank Lenders, and the Ad Hoc Bondholder Group re-engaged in negotiations, including by participating in the Mediation.  The Mediation was successful.  Following extensive good faith negotiations over the course of many weeks, the Debtors, Consenting Noteholders, and Consenting Bank Lenders agreed to terms of a global settlement and entered into the RSA, a copy of which is attached hereto as Exhibit C, along with an accompanying term sheet (the “Plan Term Sheet”) attached thereto outlining the material terms of a restructuring to be implemented through a plan of reorganization.  As discussed above, on April 29, 2021, the Court authorized the Debtors to perform their obligations under the RSA (Docket No. 1090).  The terms of the comprehensive, tripartite settlement embodied in the RSA resolve the contentious and complicated issues at the heart of these Chapter 11 Cases, including (i) the treatment of the Bank Lenders’, Consenting Crossholders’, and Consenting Noteholders’ claims in these Chapter 11 Cases, and (ii) claims asserted by the Debtors and the Bank Lenders in the Wells Fargo Adversary Proceeding.

As discussed above, the Plan contemplates, among other things, that:

•

the holders of Allowed First Lien Credit Facility Claims will receive their Pro Rata share of (i) the Exit Credit Facility Distribution and (ii) $100,000,000 in Cash payable, first, from Cash deposited in the segregated account maintained by the Debtors pursuant to paragraph 11(a)(ii) of the Final Cash Collateral Order and, second, from other Cash on hand;

•

the holders of Allowed Consenting Crossholder Claim will receive their Pro Rata share of (based on the ratio of such holder’s Consenting Crossholder Claims to the aggregate amount of Consenting Crossholder Claims held by all Consenting Crossholders) the Consenting Crossholder Claims Recovery Pool; provided, that each Consenting Crossholder entitled to receive New Senior Secured Notes on account of its Crossholder Claim shall be entitled to make the Convertible Notes Election;

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the holders of Ongoing Trade Claims will receive the following treatment:  (i) if a holder of an Ongoing Trade Claim executes a Trade Agreement with the Debtors (the form and terms of such Trade Agreement to be determined by the Debtors in consultation with the (A) Required Consenting Noteholders and the Creditors’ Committee and, (B) solely with respect to the Exit Credit Facility Subsidiaries, the Required Consenting Bank Lenders), four (4) equal cash installments, payable on a quarterly basis, which payments shall result in full payment in the Allowed amount of such Ongoing Trade Claim; or (ii) if a holder of an Ongoing Trade Claim does not execute a Trade Agreement, such holder’s Pro Rata share of the Unsecured Claims Recovery Pool in accordance with section 4.7 of the Plan;

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Each Allowed Property-Level Guarantee Settlement Claim will either (i) be Reinstated; (ii) remain Unimpaired; or (iii) receive such treatment as agreed upon between the Debtors and the holder of such Property-Level Guarantee Claim (with the consent of the Required Consenting Noteholders, such consent not to be unreasonably withheld). For the avoidance of doubt, any Property-Level Guarantee Claim that is not a Property-Level Guarantee Settlement Claim will be treated like a General Unsecured Claim;

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the holders of Allowed Unsecured Claims will receive their Pro Rata share of the Unsecured Claims Recovery Pool; provided, that each Consenting Noteholder (and, for the avoidance of doubt, only a Consenting Noteholder) entitled to receive New Senior Secured Notes on account of its Senior Unsecured Notes Claim shall be able to make the Convertible Notes Election; provided, however, that, if the Debtors determine that, pursuant to section 1129(a)(7)(ii), such holder would be entitled to a greater recovery than the foregoing if the Debtor against whom such holder’s Allowed Unsecured Claim is asserted were to liquidate under chapter 7 of the Bankruptcy Code, then such holder shall receive Cash in an amount necessary to satisfy section 1129(a)(7)(ii);

•

The holders of Existing LP Common Units will either (i) receive a percentage of New LP Units, issued in accordance with the Restructuring Transactions, equal to the product of (A) 5.5% and (B) the percentage equal to the number of Existing LP Common Units that such holder elects to exchange for New LP Units divided by the number of Existing LP Common Units issued and outstanding immediately prior to the Plan Distributions or (ii)(A) be deemed to have converted or redeemed, as applicable, such holder’s Existing LP Common Unit(s), effective the day prior to the Distribution Record Date, in exchange for Existing REIT Common Stock on terms consistent with the applicable prepetition agreements for the Existing LP Common Units and (B) receive a Pro Rata[15] share of the Existing Common Equity Recovery Pool, subject to reduction in accordance with section 4.14(a) of the Plan, if applicable; provided that, if the Bankruptcy Court does not approve the recovery to holders of Existing LP Common Units, Existing REIT Preferred Stock, and Existing REIT Common Stock, the New Common Stock set forth in section 4.10(a)(ii) of the Plan shall be added to the Unsecured Claims Recovery Pool and the New LP Units set forth in section 4.10(a)(i) of the Plan shall not be issued; provided, however, that the value otherwise allocable to holders of Existing LP Common Units under section 4.10(a) of the Plan shall be reduced, on a dollar-for-dollar basis utilizing the equity value implied by the mid-point of the Debtors’ valuation set forth in connection with confirmation, by any costs incurred by or attributed to the Debtors’ Estates in connection with any litigation or objection prosecuted after the Bankruptcy Court’s approval of the Disclosure Statement by one or more holders of Existing LP Common Units prior to or in connection with the Confirmation Hearing as such costs are determined by the Bankruptcy Court in connection with confirmation of the Plan; provided, further, that, to the extent that no holder of Existing LP Common Units objects to confirmation of the Plan, the recovery to holders of Interests in Class 10 on account of such Interests shall not be reduced notwithstanding any objection(s) by holders of Claims or Interests in another Class.  Further, notwithstanding anything to the contrary herein, even if Class 10 votes, as a class, to accept the Plan, the rights of holders of Existing LP Common Units to object to confirmation of the Plan on the grounds that the Plan does not comply with section 1129(b)(2) of the Bankruptcy Code are preserved, and the Debtors reserve all rights to dispute any such objection(s) on any grounds other than on the basis that such party does not have a legal right to prosecute such an objection as a matter of law.

•

The holders of Allowed Existing REIT Preferred Stock will receive their Pro Rata share of a percentage of the New Common Stock, issued in accordance with the Restructuring Transactions, equal to 5.5% divided by the REIT LP Ownership Percentage, subject to dilution by the Management Incentive Plan and subsequent issuances of common equity (including securities or instruments convertible into common equity) by the REIT from time to time after the Effective Date, as set forth herein, and subject to reduction in accordance with section 4.14(a) of the Plan, if applicable; provided that, if the Bankruptcy Court does not approve the recovery to holders of Existing LP Common Units, Existing REIT Preferred Stock, and Existing REIT Common Stock, the New Common Stock set forth in section 4.11(a) of the Plan shall be added to the Unsecured Claims Recovery Pool; provided, however, that the value otherwise allocable to holders of Existing REIT Preferred Stock under section 4.11(a) of the Plan shall be reduced, on a dollar-for-dollar basis utilizing the equity value implied by the mid-point of the Debtors’ valuation set forth in connection with confirmation, by any costs incurred by or attributed to the Debtors’ Estates in connection with any litigation or objection prosecuted after the Bankruptcy Court’s approval of the Disclosure Statement by one or more holders of Existing REIT Preferred Stock prior to or in connection with the Confirmation Hearing as such costs are determined by the Bankruptcy Court in connection with confirmation of the Plan; provided, further, that, to the extent that no holder of Existing REIT Preferred Stock objects to confirmation of the Plan, the recovery to holders of Interests in Class 11 on account of

[15]

For purposes of section 4.10(a)(ii)(B) of the Plan, the Pro Rata amounts shall be calculated as the Pro Rata share of all Allowed Existing LP Common Units electing to receive such treatment and Allowed Existing REIT Common Stock.

such Interests shall not be reduced notwithstanding any objection(s) by holders of Claims or Interests in another Class.  Further, notwithstanding anything to the contrary herein, even if Class 11 votes, as a class, to accept the Plan, the rights of holders of Existing REIT Preferred Stock to object to confirmation of the Plan on the grounds that the Plan does not comply with section 1129(b)(2) of the Bankruptcy Code are preserved, and the Debtors reserve all rights to dispute any such objection(s) on any grounds other than on the basis that such party does not have a legal right to prosecute such an objection as a matter of law.

•

The holders of Allowed Existing REIT Common Stock will receive their Pro Rata[16] share of the Existing Common Equity Recovery Pool, subject to reduction in accordance with section 4.14(a) of the Plan, if applicable; provided that, if the Bankruptcy Court does not approve the recovery to holders of Existing LP Common Units, Existing REIT Preferred Stock, and Existing REIT Common Stock, the Existing Common Equity Recovery Pool shall be added to the Unsecured Claims Recovery Pool; provided, however, that the value otherwise allocable to holders of Existing REIT Common Stock under section 4.12(a) of the Plan shall be reduced, on a dollar-for-dollar basis utilizing the equity value implied by the mid-point of the Debtors’ valuation set forth in connection with confirmation, by any costs incurred by or attributed to the Debtors’ Estates in connection with any litigation or objection prosecuted after the Bankruptcy Court’s approval of the Disclosure Statement by one or more holders of Existing REIT Common Stock prior to or in connection with the Confirmation Hearing as such costs are determined by the Bankruptcy Court in connection with confirmation of the Plan; provided, further, that, to the extent that no holder of Existing REIT Common Stock objects to confirmation of the Plan, the recovery to holders of Interests in Class 12 on account of such Interests shall not be reduced notwithstanding any objection(s) by holders of Claims or Interests in another Class.  Further, notwithstanding anything to the contrary herein, even if Class 12 votes, as a class, to accept the Plan, the rights of holders of Existing REIT Common Stock to object to confirmation of the Plan on the grounds that the Plan does not comply with section 1129(b)(2) of the Bankruptcy Code are preserved, and the Debtors reserve all rights to dispute any such objection(s) on any grounds other than on the basis that such party does not have a legal right to prosecute such an objection as a matter of law.

Further, the Debtors will receive Commitment Letters from the Commitment Parties where such parties agree to purchase, in the aggregate, $50 million of New Convertible Notes on the Effective Date.

[16]

For purposes of section 4.12(a) of the Plan, the Pro Rata amounts shall be calculated as the Pro Rata share of all Allowed Existing LP Common Units electing to receive such treatment and Allowed Existing REIT Common Stock.

The RSA reflects, among other things, the mutual pursuit by the Debtors and their economic stakeholders of the following timeline for these Chapter 11 Cases (subject to the Court’s availability and unless otherwise extended):

•	No later than 65 days after the RSA Effective Date, the Bankruptcy Court shall have entered an order approving this Disclosure Statement;
•	No later than 180 days after the RSA Effective Date, the Bankruptcy Court shall have entered the Confirmation Order; and
•	No later than November 1, 2021, the Effective Date shall have occurred.

The RSA provides the Company with a viable path forward and a framework to successfully exit chapter 11 in a timely fashion with the support of the Company’s two largest creditor constituencies.

F.	Prepetition Bank Lender Actions

Upon executing the Original Restructuring Support Agreement, the Company and the Ad Hoc Bondholder Group focused their attention on negotiations with the Bank Lenders in an effort to reach a tripartite agreement among the Company, the Ad Hoc Bondholder Group, and the Bank Lenders over the terms of a fully consensual restructuring.  Indeed, on October 13, 2020, certain members of the Ad Hoc Bondholder Group executed confidentiality agreements and became “restricted” to negotiate directly with the Bank Lenders.  On October 27, 2020, the Ad Hoc Bondholder Group’s advisors sent a restructuring term sheet to the Administrative Agent’s advisors.

The next day, the Administrative Agent delivered to the Company various notices purporting to exercise remedies under the First Lien Credit Facility (the “Wells Fargo Notices”).  The Wells Fargo Notices stated, among other things, that (i) the Administrative Agent elected to exercise all voting rights and all other ownership rights in respect of all Credit Facility Properties; (ii) the Administrative Agent had revoked the Company’s right to collect rents and the Company had three (3) days to instruct its tenants to pay rent directly to the Administrative Agent; and (iii) the Administrative Agent removed the manager and officers from the governing boards of the Credit Facility Properties and appointed itself as manager via a joint written consent.  The joint written consents also purported to strip the governing boards of the Credit Facility Properties of the authority to file any bankruptcy petition without the consent of the Administrative Agent.

The Company commenced these Chapter 11 Cases beginning on November 1, 2020. Contemporaneously therewith, the Debtors commenced an adversary proceeding, Adv. Proc. No. 20-03454 (DRJ) (the “Wells Fargo Adversary Proceeding”), seeking, among other things, a declaratory judgment that (i) no Event of Default (as defined in the First Lien Credit Agreement) has occurred or is continuing under the First Lien Credit Agreement and/or applicable law, and (ii) the Administrative Agent’s purported exercise of remedies thereunder is null and void.  The Debtors also sought a temporary restraining order and injunctive relief enjoining the Bank Lenders from taking any further action or exercising remedies based on the alleged Events of Default pending the resolution of the Wells Fargo Adversary Proceeding.

G.	Prepetition Employee Retention Programs

In August 2020, to retain key employees throughout the Debtors’ restructuring efforts, the Debtors, with input from their Advisors and an independent compensation consultant, adopted a two-tier key employee retention program (as amended, the “Prepetition KERP”)17 for certain key employees (the “Key Employees”), including Insiders.18  Each participating Key Employee has received or will receive a cash award (each, a “Retention Bonus”), payable in accordance with the terms of the applicable retention agreements signed by each Key Employee (each a “Retention Agreement”).

The first tier of the KERP (the “Tier 1 Prepetition KERP”) provides certain key executives with awards designed to retain such executives through these Chapter 11 Cases.  The second tier of the KERP (the “Tier 2 Prepetition KERP”) provides for discretionary bonuses to certain non-executive, non-insider Key Employees—representing approximately 35% of the Company’s non-executive workforce (the “Non-Insider KERP Participants”)—based upon the Company’s business judgment in determining the need to retain such Non-Insider KERP Participants throughout the restructuring process.  Payments under the Tier 2 Prepetition KERP were split into two installments.  The first installment was paid upon the first regular payroll date following the effective date of the applicable Retention Agreement (in August 2020 or later).  On January 29, 2021, the Bankruptcy Court authorized the payment of the second installment under the Tier 2 Prepetition KERP (Docket No. 862) with respect to all but two (2) of the Non-Insider KERP Participants.

Further information relating to the KERP can be found in the Emergency Motion of Debtors for Entry of Order Approving and Authorizing Payments Under Non-Insider Key Employee Retention Plan (Docket No. 803) (the “KERP Motion”).

H.	Appointment of New Independent Director and Formation of a Special Committee

On September 29, 2020, Michael Ashner resigned from the Board.  On October 7, 2020, the Board unanimously appointed Scott D. Vogel as an additional independent director, for an initial term expiring at the Company’s 2021 Annual Meeting of Stockholders.  Mr. Vogel has extensive restructuring experience and the Board believed that Mr. Vogel’s experience would be beneficial to the Company as it navigated through the restructuring process.

[17]

Capitalized terms used but not defined in this Section IV(G) shall have the meanings ascribed to them in the Emergency Motion of Debtors for Entry of an Order (I) Authorizing Debtors to (A) Pay Prepetition Wages, Salaries, Reimbursable Expenses, and Other Obligations on Account of Compensation and Benefits Programs and (B) Continue Compensation and Benefits Programs and (II) Granting Related Relief (Docket No. 8).

[18]

The Company offered the KERP in lieu of certain historical, incentive-based Compensation programs, such as the “Named Executive Officer Incentive Program.”  As a condition of receiving a Retention Bonus under the KERP, therefore, each Key Employee relinquished his or her right to participate in any such incentive-based Compensation programs with respect to 2020.

Further, on October 14, 2020, in connection with the Company’s evaluation of strategic alternatives, the board of directors of the REIT approved the formation of a special committee (collectively, the “Special Committee”).  The Special Committee is authorized to, among other things, consider, evaluate, and approve any transactions for and on behalf of the Company in which the Chief Legal Officer or outside counsel advises that a conflict exists between the Company and its equity holders, its affiliates, and/or its managers and officers in the context of a chapter 11 restructuring case.  The Special Committee consists of two non-employee directors, Mr. Scott D. Vogel and Ms. Carolyn B. Tiffany.

I.	Independent Investigation

The Special Committee oversaw an investigation (the “Investigation”) into certain potential claims and causes of action that are proposed to be released pursuant to the Plan, including the Derivative Litigations. Weil, as counsel to the Special Committee, assisted in evaluating the colorability of those claims and causes of action.  The Investigation included extensive factual and legal analysis, document review, and several interviews. Weil conferred with, and reported to, the Special Committee over the course of the Investigation.  The Investigation commenced in October 2020 and concluded in April 2021.

Based upon the information available to the Special Committee, including, but not limited to, the results of the Investigation, the Special Committee voted to approve the releases set forth in the Plan, including releases for the Company’s current and former D&Os.  The Debtors are working with the Creditors’ Committee in an effort to respond to its requests for further information regarding the Investigation, while maintaining privilege, work product or other protections that apply to the Investigation.

V.
OVERVIEW OF CHAPTER 11 CASES

A.	Commencement of Chapter 11 Cases
i.	First Day Motions

As discussed above, beginning on November 1, 2020, the Debtors commenced the Chapter 11 Cases.  The Debtors continue to manage their properties and operate their businesses as debtors in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.

On or about the Petition Date, the Debtors filed multiple motions seeking various relief from the Bankruptcy Court to enable the Debtors to transition into chapter 11 and minimize any disruptions to the Debtors’ operations (the “First Day Motions”).  The Bankruptcy Court granted substantially all of the relief requested in the First Day Motions and entered various orders authorizing the Debtors to, among other things:

•	Continue the use of the Debtors’ cash management system, bank accounts, and business forms on a final basis (Docket No. 263);
•	Pay certain prepetition claims of service providers and lien claimants on a final basis (Docket No. 63);

•	Continue paying employee wages and benefits on a final basis (Docket No. 69);
•	Establish procedures for utility companies to request adequate assurance of payment and to prohibit utility companies from altering or discontinuing service on an interim basis (Docket No. 61);
•	Pay certain prepetition taxes and assessments on a final basis (Docket No. 68);
•

Continue and maintain (i) various insurance policies designed to protect the Debtors’ property, assets, key personnel, and business operations and (ii) surety bonds to secure the Debtors’ payment or performance of certain obligations on a final basis (Docket No. 70);

•	Continue payment of the Debtors’ tenant obligations on a final basis (Docket No. 262); and
•	Establish procedures to protect the potential value of the Debtors’ net unrealized built-in loss, net operating loss carryforwards, and certain other tax benefits on a final basis (Docket No. 64).
ii.	Procedural Motions

On or about the Petition Date, the Debtors also filed various motions regarding procedural issues that are common to chapter 11 cases of similar size and complexity as these Chapter 11 Cases.  The Bankruptcy Court granted substantially all of the relief requested in such motions and entered various orders authorizing, among other things:

•	The joint administration of the Debtors’ estates (Docket Nos. 96, 206);
•	An extension of time to file the Debtors’ Schedules and Statements (as defined below) (Docket No. 67); and
•	The Debtors to file a consolidated creditor matrix and list of thirty (30) largest unsecured creditors and modifying the requirement to file a list of equity securityholders (Docket No. 66).
iii.	Retention of Chapter 11 Professionals

The Debtors have filed several applications and obtained authority to retain various professionals to assist the Debtors in carrying out their duties under the Bankruptcy Code during the Chapter 11 Cases, including: (i) Weil, as counsel to the Debtors (Docket No. 743); (ii) Epiq, as claims, noticing, and solicitation agent (Docket No. 30); (iii) Moelis, as investment banker (Docket No. 744); (iv) Berkeley Research Group, LLC (“BRG”), as financial advisor (Docket No. 742);            (v) Deloitte Tax LLP, as a tax services provider (Docket No. 937); and (vi) Deloitte & Touche LLP, as an independent audit services provider (Docket No. 938).

On December 16, 2020, the Bankruptcy Court entered the Order Authorizing Debtors to Employ Professionals Used in the Ordinary Course of Business Effective as of the Petition Date (Docket No. 328).  The Debtors reserve the right to seek and retain additional professionals.  Moreover, on December 22, 2020, the Bankruptcy Court entered the Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses for Professionals (Docket No. 350).

iv.	Use of Cash Collateral

On or about the Petition Date, the Debtors filed a motion seeking authority to use Cash Collateral (as defined in section 363 of the Bankruptcy Code) (Docket No. 16) (the “Cash Collateral Motion”).  By order dated November 2, 2020, the Court granted the Cash Collateral Motion on an interim basis (Docket No. 65) (the “First Interim Cash Collateral Order”).

On November 16, 2020, the Administrative Agent objected to the Cash Collateral Motion (Docket No. 213) (the “Wells Fargo Cash Collateral Objection”).  On November 23, 2020, the Court held a final hearing on the Cash Collateral Motion (the “Cash Collateral Motion Final Hearing”).  After hearing oral argument on the Cash Collateral Motion, the Court continued the Cash Collateral Motion Final Hearing to a pending date to occur after the Wells Fargo Trial (as defined below) and directed the parties to submit an agreed-upon second interim order.  On December 3, 2020, the Court entered the second interim cash collateral order (Docket No. 292) (the “Second Interim Cash Collateral Order”) extending the First Interim Cash Collateral Order, with certain modifications, until the date of the Cash Collateral Motion Final Hearing.

In connection with the RSA, the Debtors, the Required Consenting Noteholders, and the Required Consenting Bank Lenders reached a consensual resolution regarding the Cash Collateral Motion.  On March 31, 2021, the Debtors filed a revised form of cash collateral order (Docket No. 1007-1) (the “Final Cash Collateral Order”).  By order dated April 2, 2021, the Court entered the Final Cash Collateral Order (Docket No. 1018).

B.	De Minimis Asset Sales, Claims, and Causes of Action Procedures

On November 12, 2020, the Debtors filed a motion seeking approval of procedures in connection with the sale of certain de minimis assets (Docket No. 203) (the “De Minimis Asset Sale Motion”).  By order dated November 23, 2020, the Court granted the De Minimis Asset Sale Motion (Docket No. 264). The Debtors have sold, or intend on selling in 2021, assets with an aggregate selling price of approximately $20 million pursuant to the de minimis asset sale procedures.

On February 18, 2021, the Debtors filed a motion seeking approval of procedures in connection with the settlement of certain de minimis claims and causes of action (Docket No. 895) (the “De Minimis Claims Motion”).  By order dated March 16, 2021, the Court granted the De Minimis Claims Motion (Docket No. 960).

C.	Appointment of Creditors’ Committee

On November 13, 2020, the Official Committee of Unsecured Creditors (the “Creditors’ Committee”) was appointed by the Office of the United States Trustee for Region 7 (the “U.S. Trustee”) pursuant to section 1102 of the Bankruptcy Code to represent the interests of unsecured creditors in these Chapter 11 Cases (Docket No. 204).  The members of the Creditors’ Committee, as amended, are: (i) Delaware Trust Company; (ii) ERMC TN, LLC; and (iii) SecurAmerica TN, LLC.  The Creditors’ Committee has retained McDermott Will & Emery LLP, as counsel, and AlixPartners, LLP, as its financial advisor.

D.	Wells Fargo Adversary Proceeding

As discussed above, on or about the Petition Date, the Debtors commenced the Wells Fargo Adversary Proceeding (Adv. Proc. Docket No. 1) (the “Adversary Complaint”), seeking, among other things, a declaratory judgment that (i) no Event of Default has occurred or is continuing under the First Lien Credit Agreement and/or applicable law, and (ii) the Administrative Agent’s purported exercise of remedies is null and void.  The Debtors also moved for a temporary restraining order and a preliminary injunction to enjoin Wells Fargo’s purported exercise of remedies (Adv. Proc. Docket No. 2).

On November 2, 2020, the Bankruptcy Court granted the Debtors’ request for a temporary restraining order on an ex parte basis, and thus enjoined Wells Fargo’s purported exercise of remedies, stayed Wells Fargo’s direction that tenants at the Credit Facility Properties remit payment to Wells Fargo, and ordered that any such payments shall be made to the Debtors in the ordinary course (Adv. Proc. Docket No. 5) (the “TRO”).  The Court scheduled a hearing on whether a preliminary injunction should issue.

Following entry of the TRO, the parties, by and through counsel, conferred and stipulated to the entry of a standstill order pending resolution of the Wells Fargo Adversary Proceeding.  On November 13, 2020, the Bankruptcy Court entered the Stipulated Standstill Order (Adv. Proc. Docket No. 26) (the “Standstill Order”) pursuant to which, among other things, the Court converted the TRO to the Standstill Order until further order of the Court or fourteen (14) days following resolution by the Bankruptcy Court of the Wells Fargo Adversary Proceeding (including any timely filed counterclaims that the Administrative Agent may pursue), whichever occurs first.  Pursuant to the Standstill Order, the Debtors must (i) segregate the rents and revenues received from tenants at the Credit Facility Properties, subject to using those revenues during the pendency of the Standstill Order in accordance with the Second Interim Cash Collateral Order and in all events solely to pay operating expenses, required capital expenditures, and tenant allowances associated with the Credit Facility Properties and (ii) provide certain reporting concerning the Credit Facility Properties to the Administrative Agent.

On November 18, 2020, the Administrative Agent filed its answer and counterclaims to the Adversary Complaint (Adv. Proc. Docket No. 29) (the “Wells Fargo Counterclaims”) seeking, among other things, dismissal of the Pledged Debtors’ (as defined in the Wells Fargo Counterclaims) Chapter 11 Cases and a declaratory judgment that all rents paid or owing to the Mortgage Debtors (as defined in the Wells Fargo Counterclaims) following the Administrative Agent’s revocation of the Mortgage Debtors’ license to receive those rents are not property of the Mortgage Debtors’ respective Estates, but are property of the Administrative Agent.  On November 25, 2020, the Debtors filed their answer to the Wells Fargo Counterclaims (Adv. Proc. Docket No. 31).

The trial on the Wells Fargo Adversary Proceeding (the “Wells Fargo Trial”) commenced on February 3, 2021 and continued thereafter as scheduled by the Bankruptcy Court. In connection with their execution of the RSA, the parties agreed to a dismissal with prejudice of the Wells Fargo Adversary Proceeding and all Causes of Action asserted therein upon the Confirmation Order becoming a Final Order.  Consequently, the parties agreed to adjourn the Wells Fargo Adversary Proceeding pending further order of the Bankruptcy Court (Adv. Proc. Docket No. 146).

E.	Court-Ordered Mediation

Pursuant to the Agreed Mediation Order Appointing Judge Marvin Isgur as Mediator as to Chapter 11 Plan and Wells Fargo Adversary Proceeding (Docket No. 749) (as amended, the “Mediation Order”), beginning on January 7, 2021, the Mediation Parties participated in a mediation (the “Mediation”) with the goal of reaching a global settlement regarding the issues underlying the Wells Fargo Adversary Proceeding and plan treatment.  As discussed above, the Mediation was successful, and the Mediation Parties reached an agreement and entered into the RSA as discussed herein.

F.	Exclusivity

Section 1121(b) of the Bankruptcy Code provides for a period of 120 days after the commencement of a chapter 11 case during which time a debtor has the exclusive right to file a plan of reorganization (the “Exclusive Plan Period”).  In addition, section 1121(c)(3) of the Bankruptcy Code provides that if a debtor files a plan within the Exclusive Plan Period, it has a period of 180 days after commencement of the chapter 11 case to obtain acceptances of such plan (the “Exclusive Solicitation Period,” and together with the Exclusive Plan Period, the “Exclusive Periods”).  Pursuant to section 1121(d) of the Bankruptcy Code, the Bankruptcy Court may, upon a showing of cause, extend the Exclusive Periods.  On February 22, 2021, the Debtors filed a motion (Docket No. 901) (the “Extension Motion”), seeking a 90-day extension of (i) the Exclusive Plan Period from March 1, 2021 to May 31, 2021 and (ii) the Exclusive Solicitation Period from April 30, 2021 to July 29, 2021, without prejudice to the Debtors’ right to request further extensions of the Exclusive Periods.  By order dated March 19, 2021, the Court granted the relief sought in the Extension Motion (Docket No. 976) and extended the Exclusive Periods to May 31, 2021 and July 29, 2021, respectively.  On May 20, 2021, the Debtors filed a motion (Docket No. 1144) seeking an additional 90-day extension of (i) the Exclusive Plan Period from May 31, 2021 to August 30, 2021 and (ii) the Exclusive Solicitation Period from July 29, 2021 to October 27, 2021, without prejudice to the Debtors’ right to request further extensions of the Exclusive Periods.

G.	Statements and Schedules, and Claims Bar Dates

On December 31, 2020, the Debtors filed their schedules and statement of financial affairs (collectively, the “Schedules and Statements”), detailing known claims against the Debtors (Docket Nos. 378-735).  The Debtors also filed reports required by Bankruptcy Rule 2015.3, disclosing financial information of certain entities in which the Debtors hold a controlling or substantial interest.

On January 28, 2021, the Debtors filed a motion seeking Bankruptcy Court approval to set the following deadlines: (i) March 26, 2021, as the deadline for all creditors or other parties in interest to file proofs of Claim (the “General Bar Date”); and (ii) April 30, 2021, as the deadline for all governmental units to file a proof of Claim (Docket No. 855) (the “Bar Date Motion”).  By order dated February 23, 2021, the Court granted the Bar Date Motion (Docket No. 902).  As of March 31, 2021, over 1,500 proofs of Claim had been filed against the Debtors asserting in the aggregate approximately $60.9 billion.  The Debtors have begun to review and analyze the filed Claims, and will reconcile objections to the filed Claims as appropriate.

Further, any counterparty to an executory contract that is rejected must file and serve a proof of Claim on the applicable Debtor that is party to the applicable executory contract to be rejected by no later than the applicable bar date governed by the Plan or the Court order governing such rejection.

H.	Motion to Extend Time to Assume or Reject Unexpired Leases

On February 8, 2021, the Debtors filed a motion (Docket No. 886) (the “365(d)(4) Motion”) for an extension of time to assume or reject unexpired leases (including sub-leases) of nonresidential real property by ninety (90) days, through and including May 31, 2021 (the “365(d)(4) Deadline”), without prejudice to the Debtors’ right to seek further extensions in accordance with the Bankruptcy Code.  By order dated March 8, 2021, the Court granted the 365(d)(4) Motion (Docket No. 936).  On May 20, 2021, the Debtors filed a motion (Docket No. 1145) for an additional extension of the 365(d)(4) Deadline by ninety (90) days, through and including August 30, 2021, without prejudice to the Debtors’ right to seek further extensions in accordance with the Bankruptcy Code.

VI.
SUMMARY OF PLAN

A.	General

This section of this Disclosure Statement summarizes the Plan, a copy of which is annexed hereto as Exhibit A. This summary is qualified in its entirety by reference to the Plan.  YOU SHOULD READ THE PLAN IN ITS ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

In general, a chapter 11 plan (i) divides claims and equity interests into separate classes, (ii) specifies the consideration that each class is to receive under the plan, and (iii) contains other provisions necessary to implement the plan.  Under the Bankruptcy Code, “claims” and “equity interests,” rather than “creditors” and “shareholders,” are classified because creditors and shareholders may hold claims and equity interests in more than one class.  Under section 1124 of the Bankruptcy Code, a class of claims is “impaired” under a plan unless the plan (1) leaves unaltered the legal, equitable, and contractual rights of each holder of a claim in such class or (2) provides, among other things, for the cure of certain existing defaults and reinstatement of the maturity of claims in such class.  Classes 3, 4, 5, 7, 10, 11, 12, and 14 are impaired under the Plan, and holders of Claims or Interests in such Classes are entitled to vote to accept or reject the Plan unless such Classes of Claims or Interests are deemed to reject the Plan.  Ballots are being furnished herewith to all holders of Claims in Classes 3, 4, 5, 7, 10, 11, 12, and 14 that are entitled to vote to facilitate their voting to accept or reject the Plan.  Class 9 is deemed to reject the Plan and, therefore, Interests in such Classes will not vote on the Plan.

B.	Administrative Expense Claims, Fee Claims, and Priority Tax Claims.
i.	Treatment of Administrative Expense Claims

Except to the extent that a holder of an Allowed Administrative Expense Claim agrees to a different treatment, each holder of an Allowed Administrative Expense Claim (other than a Fee Claim or Restructuring Expenses) shall receive, in full and final satisfaction of such Claim, Cash in an amount equal to such Allowed Administrative Expense Claim on, or as soon thereafter as is reasonably practicable, the later of (i) the Effective Date and (ii) the first Business Day after the date that is thirty (30) calendar days after the date such Administrative Expense Claim becomes an Allowed Administrative Expense Claim; provided, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors shall be paid by the Debtors or the Reorganized Debtors, as applicable, in the ordinary course of business, consistent with past practice and in accordance with the terms and subject to the conditions of any orders or agreements governing, instruments evidencing, or other documents establishing, such liabilities.

ii.	Treatment of Fee Claims

(a)All Professional Persons seeking approval by the Bankruptcy Court of compensation for services rendered or reimbursement of expenses incurred through and including the Effective Date under sections 327, 328, 330, 331, 503(b)(2), 503(b)(3), 503(b)(4), 503(b)(5), or 1103 of the Bankruptcy Code shall (i) file, on or before the date that is thirty (30) days after the Effective Date, their respective applications for final allowances of compensation for services rendered and reimbursement of expenses incurred and (ii) be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court or authorized to be paid in accordance with the order(s) relating to or allowing any such Fee Claim.  The Debtors are authorized to pay compensation for professional services rendered and reimbursement of expenses incurred after the Confirmation Date in the ordinary course and without the need for Bankruptcy Court approval.

(b)On or prior to the Effective Date, the Debtors shall establish and fund the Fee Escrow Account.  The Debtors shall fund the Fee Escrow Account with Cash equal to the Professional Persons’ good faith estimates of the Fee Claims, which estimate shall be provided to the Debtors at least three (3) days prior to the Effective Date.  Funds held in the Fee Escrow Account shall not be considered property of the Debtors’ Estates or property of the Reorganized Debtors, but shall revert to the Reorganized Debtors only after all Fee Claims allowed by the Bankruptcy Court have been irrevocably paid in full.  The Fee Escrow Account shall be held in trust for Professional Persons retained by the Debtors or by the Creditors’ Committee, as applicable, and for no other parties until all Fee Claims Allowed by the Bankruptcy Court have been paid in full.  Fee Claims shall be paid in full, in Cash, in such amounts as are Allowed by the Bankruptcy Court (i) on the date upon which an order relating to any such Allowed Fee Claim becomes a Final Order or (ii) on such other terms as may be mutually agreed upon between the holder of such an Allowed Fee Claim and the Debtors or the Reorganized Debtors, as applicable.  The Reorganized Debtors’ obligations with respect to Fee Claims shall not be limited by nor deemed limited to the balance of funds held in the Fee Escrow Account.  To the extent that funds held in the Fee Escrow Account are insufficient to satisfy the amount of accrued Fee Claims owing to the Professional Persons, such Professional Persons shall have an Allowed Administrative Expense Claim for any such deficiency, which shall be satisfied in accordance with section 2.1 of the Plan.  No Liens, claims, or interests shall encumber the Fee Escrow Account in any way.

(c)Any objections to Fee Claims shall be served and filed (i) no later than twenty-one (21) days after the filing of the final applications for compensation or reimbursement or (ii) such later date as ordered by the Bankruptcy Court upon a motion of the Reorganized Debtors.

iii.	Treatment of Priority Tax Claims

Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment, each holder of an Allowed Priority Tax Claim shall receive, in full and final satisfaction of such Allowed Priority Tax Claim, at the option of the Debtors (with the consent of the Required Consenting Noteholders, such consent not be unreasonably withheld, conditioned, or delayed) or the Reorganized Debtors, as applicable (i) Cash in an amount equal to such Allowed Priority Tax Claim on, or as soon thereafter as is reasonably practicable, the later of (A) the Effective Date, to the extent such Claim is an Allowed Priority Tax Claim on the Effective Date, (B) the first Business Day after the date that is thirty (30) calendar days after the date such Priority Tax Claim becomes an Allowed Priority Tax Claim, and (C) the date such Allowed Priority Tax Claim is due and payable in the ordinary course as such obligation becomes due; provided, that the Debtors reserve the right to prepay all or a portion of any such amounts at any time under this option without penalty or premium, or (ii) such other treatment reasonably acceptable to the Debtors (with the consent of the Required Consenting Noteholders, such consent not be unreasonably withheld, conditioned, or delayed) or Reorganized Debtors (as applicable) and consistent with the provisions of section 1129(a)(9) of the Bankruptcy Code.

iv.	Payment of Restructuring Expenses

(a)The Restructuring Expenses incurred, or estimated to be incurred, up to and including the Effective Date (or, with respect to necessary post-Effective Date activities, after the Effective Date), other than those previously paid in accordance with the Restructuring Support Agreement and the Restructuring Support Agreement Approval Order, shall be paid in full in Cash on or prior to the Effective Date (to the extent not previously paid during the course of the Chapter 11 Cases) in accordance with, and subject to, the terms of the RSA, without any requirement to file a fee application with the Bankruptcy Court, without the need for itemized time detail, or without any requirement for Bankruptcy Court review or approval.  All Restructuring Expenses to be paid on the Effective Date shall be estimated prior to and as of the Effective Date and such estimates shall be delivered to the Debtors at least three (3) days before the anticipated Effective Date; provided that such estimates shall not be considered an admission or limitation with respect to such Restructuring Expenses.  On the Effective Date, or as soon as practicable thereafter, final invoices for all Restructuring Expenses incurred prior to and as of the Effective Date shall be submitted to the Debtors.

(b)Pursuant to the Senior Unsecured Notes Indenture, all accrued and unpaid reasonable and documented Senior Unsecured Notes Trustee Fees and Expenses incurred up to (and including) the Effective Date shall be paid in full in Cash on the Effective Date, in each case without (i) any reduction to recoveries of the Holders of Senior Unsecured Notes Claims, (ii) any requirement to file a fee application with the Bankruptcy Court, (iii) the need for itemized time detail, or (iv) any requirement for Bankruptcy Court review.  Notwithstanding anything to the contrary set forth herein, the Senior Unsecured Notes Trustee shall have the right to exercise the Senior Unsecured Notes Charging Lien against distributions to holders of the Senior Unsecured Notes Claims, respectively, for the payment of the Senior Unsecured Notes Trustee Fees and Expenses.

v.	Statutory Fees

All Statutory Fees due and payable prior to the Effective Date shall be paid by the Debtors or the Reorganized Debtors.  On and after the Effective Date, the Reorganized Debtors shall pay any and all Statutory Fees when due and payable, and shall file with the Bankruptcy Court quarterly reports in a form reasonably acceptable to the U.S. Trustee.  Each Debtor or Reorganized Debtor, as applicable, shall remain obligated to pay quarterly fees to the U.S. Trustee until the earliest of that particular Debtor’s, or Reorganized Debtor’s, as applicable, case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code.

C.	Classification of Claims and Interests
i.	Classification in General

A Claim or Interest is placed in a particular Class for all purposes, including voting, confirmation, and distribution under the Plan and under sections 1122 and 1123(a)(1) of the Bankruptcy Code; provided, that a Claim or Interest is placed in a particular Class for the purpose of receiving distributions pursuant to the Plan only to the extent that such Claim or Interest is an Allowed Claim or Allowed Interest in that Class and such Claim or Interest has not been satisfied, released, or otherwise settled prior to the Effective Date.

ii.	Formation of Debtor Groups for Convenience Only

The Plan groups the Debtors together solely for the purpose of describing treatment under the Plan, confirmation of the Plan, and making Plan Distributions in respect of Claims against and Interests in the Debtors under the Plan.  Such groupings shall not affect any Debtor’s status as a separate legal entity, change the organizational structure of the Debtors’ business enterprise, constitute a change of control of any Debtor for any purpose, cause a merger or consolidation of any legal entities, or cause the transfer of any Assets; and, except as otherwise provided by or permitted under the Plan, all Debtors shall continue to exist as separate legal entities.

iii.	Summary of Classification of Claims and Interests

The following table designates the Classes of Claims against and Interests in the Debtors and specifies which Classes are (i) Impaired and Unimpaired under the Plan, (ii) entitled to vote to accept or reject the Plan in accordance with section 1126 of the Bankruptcy Code, and (iii) deemed to accept or reject the Plan.  In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Expense Claims and Priority Tax Claims have not been classified.  The classification of Claims and Interests set forth herein shall apply separately to each Debtor.

Class	Type of Claim or Interest	Impairment	Entitled to Vote
Class 1	Other Priority Claims	Unimpaired	No (Presumed to accept)
Class 2	Other Secured Claims	Unimpaired	No (Presumed to accept)
Class 3	First Lien Credit Facility Claims	Impaired	Yes
Class 4	Consenting Crossholder Claims	Impaired	Yes
Class 5	Ongoing Trade Claims	Impaired	Yes
Class 6	Property-Level Guarantee Settlement Claims	Unimpaired	No (Presumed to accept)
Class 7	Unsecured Claims	Impaired	Yes
Class 8	Intercompany Claims	Unimpaired	No (Presumed to accept)
Class 9	Existing LP Preferred Units	Impaired	No (Deemed to reject)
Class 10	Existing LP Common Units	Impaired	Yes
Class 11	Existing REIT Preferred Stock	Impaired	Yes
Class 12	Existing REIT Common Stock	Impaired	Yes
Class 13	Intercompany Interests	Unimpaired	No (Presumed to accept)
Class 14	Section 510(b) Claims	Impaired	Yes

iv.	Special Provision Governing Unimpaired Claims

Except as otherwise provided in the Plan, nothing under the Plan shall affect the rights of the Debtors or the Reorganized Debtors, as applicable, in respect of any Unimpaired Claims, including all rights in respect of legal and equitable defenses to, or setoffs or recoupments against, any such Unimpaired Claims.

v.	Separate Classification of Other Secured Claims

Although all Other Secured Claims have been placed in one Class for purposes of nomenclature within the Plan, each Other Secured Claim, to the extent secured by a Lien on Collateral different from the Collateral securing a different Other Secured Claim, shall be treated as being in a separate sub-Class for the purposes of voting to accept or reject the Plan and receiving Plan Distributions.

vi.	Elimination of Vacant Classes

Any Class that, as of the commencement of the Confirmation Hearing, does not have at least one holder of a Claim or Interest that is Allowed in an amount greater than zero for voting purposes shall be considered vacant, deemed eliminated from the Plan for purposes of voting to accept or reject the Plan, and disregarded for purposes of determining whether the Plan satisfies section 1129(a)(8) of the Bankruptcy Code with respect to such Class.

vii.	Voting Classes; Presumed Acceptance by Non-Voting Classes

With respect to each Debtor, if a Class contained Claims eligible to vote and no holder of Claims eligible to vote in such Class votes to accept or reject the Plan, the Plan shall be presumed accepted by the holders of such Claims in such Class.

viii.	Voting; Presumptions; Solicitation

(a)Acceptance by Certain Impaired Classes.  Only holders of Claims and Interests in Classes 3, 4, 5, 7, 10, 11, 12, and 14 are entitled to vote to accept or reject the Plan.  An Impaired Class of Claims or Interests shall have accepted the Plan if (i) the holders of at least two-thirds (2/3) in amount of the Allowed Claims or Interests actually voting in such Class have voted to accept the Plan and (ii) the holders of more than one-half (1/2) in number of the Allowed Claims or Interests actually voting in such Class have voted to accept the Plan.  Holders of Claims and Interests in Classes 3, 4, 5, 7, 10, 11, 12, and 14 shall receive ballots containing detailed voting instructions.

(b)Presumed Acceptance by Unimpaired Classes.  Holders of Claims and Interests in Classes 1, 2, 6, 8, and 13 are conclusively presumed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.  Accordingly, such holders are not entitled to vote to accept or reject the Plan.

(c)Deemed Rejection by Impaired Class.  Holders of Interests in Class 9 are deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Accordingly, such holders are not entitled to vote to accept or reject the Plan.

ix.	Non-Consensual Confirmation

If any Class is deemed to reject the Plan or is entitled to vote on the Plan and does not vote to accept the Plan, the Debtors (with the consent of the Required Consenting Creditors, such consent not to be unreasonably withheld) may (i) seek confirmation of the Plan under section 1129(b) of the Bankruptcy Code or (ii) amend or modify the Plan in accordance with the terms hereof and the Bankruptcy Code, including by (A) modifying the treatment applicable to a Class of Claims or Interests to render such Class of Claims or Interests Unimpaired to the extent permitted by the Bankruptcy Code and the Bankruptcy Rules or (B) withdrawing the Plan as to an individual Debtor at any time before the Confirmation Date.  If a controversy arises as to whether any Claims or Interests, or any Class of Claims or Interests, are Impaired, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

x.	No Waiver

Except as otherwise expressly provided in the Plan (including sections 4.3 and 4.4 of the Plan), nothing contained in the Plan shall be construed to waive a Debtor’s or other Person’s right to object on any basis to any Claim.

D.	Treatment of Claims and Interests
i.	Class 1: Other Priority Claims.

(a)Treatment:  The legal, equitable, and contractual rights of the holders of Allowed Other Priority Claims are unaltered by the Plan.  Except to the extent that a holder of an Allowed Other Priority Claim agrees to different treatment, on the later of the Effective Date and the date that is twenty (20) days after the date such Other Priority Claim becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Other Priority Claim shall receive, on account of such Allowed Claim, at the option of the Reorganized Debtors (i) Cash in an amount equal to the Allowed amount of such Claim or (ii) other treatment consistent with the provisions of section 1129 of the Bankruptcy Code.

(b)Impairment and Voting:  Allowed Other Priority Claims are Unimpaired.  In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Other Priority Claims are conclusively presumed to accept the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders shall not be solicited with respect to such Allowed Other Priority Claims.

ii.	Class 2: Other Secured Claims.

(a)Treatment:  The legal, equitable, and contractual rights of the holders of Allowed Other Secured Claims are unaltered by the Plan.  Except to the extent that a holder of an Allowed Other Secured Claim agrees to different treatment, on the later of the Effective Date and the date that is twenty (20) days after the date such Other Secured Claim becomes an Allowed Claim, or as soon thereafter as is reasonably practicable, each holder of an Allowed Other Secured Claim shall receive, on account of such Allowed Claim, at the option of the Reorganized Debtors (i) Cash in an amount equal to the Allowed amount of such Claim, (ii) Reinstatement or such other treatment sufficient to render such holder’s Allowed Other Secured Claim Unimpaired pursuant to section 1124 of the Bankruptcy Code, or (iii) such other recovery necessary to satisfy section 1129 of the Bankruptcy Code.

(b)Impairment and Voting:  Allowed Other Secured Claims are Unimpaired.  In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Other Secured Claims are conclusively presumed to accept the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders shall not be solicited with respect to such Allowed Other Secured Claims.

iii.	Class 3: First Lien Credit Facility Claims.

(a)Allowance: The First Lien Credit Facility Claims shall be deemed Allowed on the Effective Date in the aggregate amount of $983,700,000.

(b)Treatment:  Upon the Effective Date, each holder of an Allowed First Lien Credit Facility Claim shall receive, in full and final satisfaction of such Claim its Pro Rata share of (i) the Exit Credit Facility Distribution and (ii) $100,000,000 in Cash, payable, first, from Cash deposited in the segregated account maintained by the Debtors pursuant to paragraph 11(a)(ii) of the Final Cash Collateral Order and, second, from other Cash on hand.

(c)Impairment and Voting:  First Lien Credit Facility Claims are Impaired.  Holders of First Lien Credit Facility Claims are entitled to vote on the Plan.

iv.	Class 4: Consenting Crossholder Claims.

(a)Allowance: The Consenting Crossholder Claims shall be deemed Allowed in the aggregate amount of $133,000,000.

(b)Treatment:  Pursuant to Bankruptcy Rule 9019, in full and complete satisfaction of Consenting Crossholder Claims, each Consenting Crossholder shall agree to receive, and receive, as less favorable treatment than the First Lien Credit Facility Claims in respect of its Consenting Crossholder Claims, its Pro Rata share (based on the ratio of such holder’s Consenting Crossholder Claims to the aggregate amount of Consenting Crossholder Claims held by all Consenting Crossholders) of the Consenting Crossholder Claims Recovery Pool; provided that each Consenting Crossholder entitled to receive New Senior Secured Notes on account of its Crossholder Claim shall be entitled to make the Convertible Notes Election.

(c)Impairment and Voting: Consenting Crossholder Claims are Impaired.  Holders of Consenting Crossholder Claims are entitled to vote on the Plan.

v.	Class 5: Ongoing Trade Claims.

(a)Treatment:19  Except to the extent that a holder of an Allowed Ongoing Trade Claim agrees to different treatment, on and after the Effective Date, or as soon as reasonably practicable thereafter, each holder of an Allowed Ongoing Trade Claim shall receive:

(i)

if a holder of an Ongoing Trade Claim executes a Trade Agreement with the Debtors (the form and terms of such Trade Agreement to be determined by the Debtors in consultation with the (A) Required Consenting Noteholders and the Creditors’ Committee and, (B) solely with respect to the Exit Credit Facility Subsidiaries, the Required Consenting Bank Lenders), four (4) equal Cash installments, payable on a quarterly basis, which payments shall result in full payment in the Allowed amount of such Ongoing Trade Claim; or

(ii)	if a holder of an Ongoing Trade Claim does not execute a Trade Agreement, such holder’s Pro Rata share of the Unsecured Claims Recovery Pool in accordance with section 4.7 of the Plan.

(b)Impairment and Voting:  Allowed Ongoing Trade Claims are Impaired.  Holders of Ongoing Trade Claims are entitled to vote on the Plan.

vi.	Class 6: Property-Level Guarantee Settlement Claims.

(a)Treatment:  Pursuant to Bankruptcy Rule 9019, on and after the Effective Date, or as soon as reasonably practicable thereafter, each Allowed Property-Level Guarantee Settlement Claim shall, in accordance with the applicable settlement agreement between the Debtors and such holder of a Property-Level Guarantee Claim (with the consent of the Required Consenting Noteholders, such consent not to be unreasonably withheld), either (i) be Reinstated, (ii) remain Unimpaired, or (iii) receive such treatment as agreed upon between the Debtors and the holder of such Property-Level Guarantee Claim (with the consent of the Required Consenting Noteholders, such consent not to be unreasonably withheld).

(b)Impairment and Voting:  Allowed Property-Level Guarantee Settlement Claims are Unimpaired.  In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Property-Level Guarantee Settlement Claims are conclusively presumed to accept the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders shall not be solicited with respect to such Allowed Property-Level Guarantee Settlement Claims.

[19]	Subject to diligence regarding Ongoing Trade Claims pool.

vii.	Class 7: Unsecured Claims.

(a)Treatment:20  Except to the extent that a holder of an Allowed Unsecured Claim agrees to different treatment, on and after the Effective Date, or as soon as reasonably practicable thereafter, each holder of an Allowed Unsecured Claim shall receive, in full and final satisfaction of such Claim, such holder’s Pro Rata share of the Unsecured Claims Recovery Pool; provided that each Consenting Noteholder (and, for the avoidance of doubt, only a Consenting Noteholder) entitled to receive New Senior Secured Notes on account of its Notes Claim shall be able to make the Convertible Notes Election; provided, however, that, if the Debtors determine that, pursuant to section 1129(a)(7)(ii), such holder would be entitled to a greater recovery than the foregoing if the Debtor against whom such holder’s Allowed Unsecured Claim is asserted were to liquidate under chapter 7 of the Bankruptcy Code, then such holder shall receive Cash in an amount necessary to satisfy section 1129(a)(7)(ii).

(b)Impairment and Voting:  Unsecured Claims are Impaired.  Holders of General Unsecured Claims are entitled to vote on the Plan.

viii.	Class 8: Intercompany Claims.

(a)Treatment:  On or after the Effective Date, all Intercompany Claims shall be paid, adjusted, continued, settled, reinstated, discharged, or eliminated, in each case to the extent determined to be appropriate by the Debtors (with the consent of the Required Consenting Noteholders, such consent not to be unreasonably withheld) or Reorganized Debtors, as applicable; provided that any Intercompany Claims that shall remain as liabilities of the Exit Credit Facility Borrower or any Exit Credit Facility Subsidiary shall be subject to approval by Required Consenting Bank Lenders (and absent consent from the Required Consenting Bank Lenders, such remaining liabilities shall be reduced to zero).

(b)Impairment and Voting:  All Allowed Intercompany Claims are deemed Unimpaired.  In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Intercompany Claims are conclusively presumed to accept the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders shall not be solicited with respect to such Allowed Intercompany Claims.

ix.	Class 9: Existing LP Preferred Units.

(a)Treatment:  On the Effective Date, the Existing LP Preferred Units shall be cancelled (or otherwise eliminated) and shall receive no distribution under the Plan.

[20]	Subject to diligence regarding General Unsecured Claims pool.

(b)Impairment and Voting:  The Existing LP Preferred Units are Impaired by the Plan, and the holders thereof are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code.  Holders of Existing LP Preferred Units are not entitled to vote to accept or reject the Plan and the votes of such holders shall not be solicited with respect to such Allowed Existing LP Preferred Units.

x.	Class 10: Existing LP Common Units.

(a)Treatment:  On the Effective Date, the Existing LP Common Units shall be cancelled (or otherwise eliminated) and each holder of an Existing LP Common Unit shall, at such holder’s election, either (i) receive a percentage of New LP Units, issued in accordance with the Restructuring Transactions, equal to the product of (A) 5.5% and (B) the percentage equal to the number of Existing LP Common Units that such holder elects to exchange for New LP Units divided by the number of Existing LP Common Units issued and outstanding immediately prior to the Plan Distributions or (ii)(A) be deemed to have converted or redeemed, as applicable, such holder’s Existing LP Common Unit(s), effective the day prior to the Distribution Record Date, in exchange for Existing REIT Common Stock on terms consistent with the applicable prepetition agreements for the Existing LP Common Units and (B) receive a Pro Rata21 share of the Existing Common Equity Recovery Pool, subject to reduction in accordance with section 4.14(a) of the Plan, if applicable; provided that, if the Bankruptcy Court does not approve the recovery to holders of Existing LP Common Units, Existing REIT Preferred Stock, and Existing REIT Common Stock, the New Common Stock set forth in section 4.10(a)(ii) of the Plan shall be added to the Unsecured Claims Recovery Pool and the New LP Units set forth in section 4.10(a)(i) of the Plan shall not be issued; provided, however, that the value otherwise allocable to holders of Existing LP Common Units under section 4.10(a) of the Plan shall be reduced, on a dollar-for-dollar basis utilizing the equity value implied by the mid-point of the Debtors’ valuation set forth in connection with confirmation, by any costs incurred by or attributed to the Debtors’ Estates in connection with any litigation or objection prosecuted after the Bankruptcy Court’s approval of the Disclosure Statement by one or more holders of Existing LP Common Units prior to or in connection with the Confirmation Hearing as such costs are determined by the Bankruptcy Court in connection with confirmation of the Plan; provided, further, that, to the extent that no holder of Existing LP Common Units objects to confirmation of the Plan, the recovery to holders of Interests in Class 10 on account of such Interests shall not be reduced notwithstanding any objection(s) by holders of Claims or Interests in another Class.  Further, notwithstanding anything to the contrary herein, even if Class 10 votes, as a class, to accept the Plan, the rights of holders of Existing LP Common Units to object to confirmation of the Plan on the grounds that the Plan does not comply with section 1129(b)(2) of the Bankruptcy Code are preserved, and the Debtors reserve all rights to dispute any such objection(s) on any grounds other than on the basis that such party does not have a legal right to prosecute such an objection as a matter of law.

(b)Impairment and Voting:  Existing LP Common Units are Impaired by the Plan.  Holders of Existing LP Common Units are entitled to vote on the Plan.

[21]

For purposes of section 4.10(a)(ii)(B) of the Plan, the Pro Rata amounts shall be calculated as the Pro Rata share of all Allowed Existing LP Common Units electing to receive such treatment and Allowed Existing REIT Common Stock.

xi.	Class 11: Existing REIT Preferred Stock.

(a)Treatment:  On the Effective Date, the Existing REIT Preferred Stock shall be cancelled (or otherwise eliminated), and, on the Effective Date, or as soon as reasonably practicable thereafter, each holder of Allowed Existing REIT Preferred Stock shall receive, in full and final satisfaction of such Interest, such holder’s Pro Rata share of a percentage of the New Common Stock, issued in accordance with the Restructuring Transactions, equal to 5.5% divided by the REIT LP Ownership Percentage, subject to dilution by the Management Incentive Plan and subsequent issuances of common equity (including securities or instruments convertible into common equity) by the REIT from time to time after the Effective Date, as set forth herein, and subject to reduction in accordance with section 4.14(a) of the Plan, if applicable; provided that, if the Bankruptcy Court does not approve the recovery to holders of Existing LP Common Units, Existing REIT Preferred Stock, and Existing REIT Common Stock, the New Common Stock set forth in section 4.11(a) of the Plan shall be added to the Unsecured Claims Recovery Pool; provided, however, that the value otherwise allocable to holders of Existing REIT Preferred Stock under section 4.11(a) of the Plan shall be reduced, on a dollar-for-dollar basis utilizing the equity value implied by the mid-point of the Debtors’ valuation set forth in connection with confirmation, by any costs incurred by or attributed to the Debtors’ Estates in connection with any litigation or objection prosecuted after the Bankruptcy Court’s approval of the Disclosure Statement by one or more holders of Existing REIT Preferred Stock prior to or in connection with the Confirmation Hearing as such costs are determined by the Bankruptcy Court in connection with confirmation of the Plan; provided, further, that, to the extent that no holder of Existing REIT Preferred Stock objects to confirmation of the Plan, the recovery to holders of Interests in Class 11 on account of such Interests shall not be reduced notwithstanding any objection(s) by holders of Claims or Interests in another Class.  Further, notwithstanding anything to the contrary herein, even if Class 11 votes, as a class, to accept the Plan, the rights of holders of Existing REIT Preferred Stock to object to confirmation of the Plan on the grounds that the Plan does not comply with section 1129(b)(2) of the Bankruptcy Code are preserved, and the Debtors reserve all rights to dispute any such objection(s) on any grounds other than on the basis that such party does not have a legal right to prosecute such an objection as a matter of law.

(b)Impairment and Voting:  Existing REIT Preferred Stock are Impaired.  Holders of Existing REIT Preferred Stock are entitled to vote on the Plan.

xii.	Class 12: Existing REIT Common Stock.

(a)Treatment:  On the Effective Date, the Existing REIT Common Stock shall be cancelled (or otherwise eliminated), and, on the Effective Date, or as soon as reasonably practicable thereafter, each holder of Allowed Existing REIT Common Stock shall receive, in full and final satisfaction of such Interest, such holder’s Pro Rata22 share of the Existing Common Equity Recovery Pool, subject to reduction in accordance with section 4.14(a) of the Plan, if applicable; provided that, if the Bankruptcy Court does not approve the recovery to holders of Existing LP Common Units, Existing REIT Preferred Stock, and Existing REIT Common Stock, the Existing Common Equity Recovery Pool shall be added to the Unsecured Claims Recovery Pool; provided, however, that the value otherwise allocable to holders of Existing REIT Common Stock under section 4.12(a) of the Plan shall be reduced, on a dollar-for-dollar basis utilizing the

[22]

For purposes of section 4.12(a) of the Plan, the Pro Rata amounts shall be calculated as the Pro Rata share of all Allowed Existing LP Common Units electing to receive such treatment and Allowed Existing REIT Common Stock.

equity value implied by the mid-point of the Debtors’ valuation set forth in connection with confirmation, by any costs incurred by or attributed to the Debtors’ Estates in connection with any litigation or objection prosecuted after the Bankruptcy Court’s approval of the Disclosure Statement by one or more holders of Existing REIT Common Stock prior to or in connection with the Confirmation Hearing as such costs are determined by the Bankruptcy Court in connection with confirmation of the Plan; provided, further, that, to the extent that no holder of Existing REIT Common Stock objects to confirmation of the Plan, the recovery to holders of Interests in Class 12 on account of such Interests shall not be reduced notwithstanding any objection(s) by holders of Claims or Interests in another Class.  Further, notwithstanding anything to the contrary herein, even if Class 12 votes, as a class, to accept the Plan, the rights of holders of Existing REIT Common Stock to object to confirmation of the Plan on the grounds that the Plan does not comply with section 1129(b)(2) of the Bankruptcy Code are preserved, and the Debtors reserve all rights to dispute any such objection(s) on any grounds other than on the basis that such party does not have a legal right to prosecute such an objection as a matter of law.

(b)Impairment and Voting:  Existing REIT Common Stock are Impaired.  Holders of Existing REIT Common Stock are entitled to vote on the Plan.

xiii.	Class 13: Intercompany Interests.

(a)Treatment:  On the Effective Date, all Intercompany Interests shall be treated as set forth in section 5.12 of the Plan.

(b)Impairment and Voting:  Allowed Intercompany Interests are Unimpaired.  In accordance with section 1126(f) of the Bankruptcy Code, the holders of Allowed Intercompany Interests are conclusively presumed to accept the Plan and are not entitled to vote to accept or reject the Plan, and the votes of such holders shall not be solicited with respect to such Allowed Intercompany Interests.

xiv.	Class 14: Section 510(b) Claims.

(a)Treatment:  Section 510(b) Claims shall be cancelled, released, discharged, and extinguished as of the Effective Date and shall be of no further force or effect, and, to the extent such holder of a Section 510(b) Claim is not receiving a recovery on account of the Security giving rise to such Claim under the Plan, each holder of an Allowed Section 510(b) Claim shall receive on account of such holder’s Allowed Section 510(b) Claim its Pro Rata share of New Common Stock, if any, issued in accordance with the Restructuring Transactions to holders of Existing LP Common Units, Existing REIT Preferred Stock, and Existing REIT Common Stock pursuant to sections 4.10(a), 4.11(a), and 4.12(a) of the Plan.  For the avoidance of doubt, to the extent that a holder of a Section 510(b) Claim receives a recovery under the Plan on account of the Security underlying such Claim, such holder shall not receive a recovery on account of such holder’s Section 510(b) Claim, if any, arising from such Security.

(b)Impairment and Voting:  Section 510(b) Claims are Impaired by the Plan.  Holders of Section 510(b) Claims are entitled to vote on the Plan.

E.	Means for Implementation
i.	Compromise and Settlement of Claims, Interests, and Controversies

Pursuant to section 363 and 1123(b)(2) of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Interests, and controversies relating to the contractual, legal, and subordination rights that a creditor or an Interest holder may have with respect to any Allowed Claim or Interest or any distribution to be made on account of such Allowed Claim or Interest.  The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims, Interests, and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors, their Estates, and holders of such Claims and Interests, and is fair, equitable, and reasonable.

ii.	Continued Corporate Existence; Effectuating Documents; Restructuring Transactions

(a)Except as otherwise provided in the Plan or the Plan Documents, the Debtors shall continue to exist after the Effective Date as Reorganized Debtors as a separate corporation, limited liability company, partnership, or other form of entity, as the case may be, with all the powers of a corporation, limited liability company, partnership, or other form of entity, as the case may be, in accordance with the applicable laws of the respective jurisdictions in which they are incorporated or organized and pursuant to the respective certificate of incorporation and bylaws (or other analogous formation documents) in effect before the Effective Date or the New Corporate Governance Documents and the Exit Credit Facility Borrower Corporate Governance Documents, as applicable, except to the extent such certificate of incorporation or bylaws (or other analogous formation, constituent or governance documents) is amended by the Plan or otherwise, and to the extent any such document is amended, such document is deemed to be amended pursuant to the Plan and requires no further action or approval (other than any requisite filings required under applicable state or federal law).

(b)On and after the Effective Date, all actions contemplated by the Plan shall be deemed authorized and approved by the Bankruptcy Court in all respects without any further corporate or equityholder action (or any other party, including, without limitation, securityholders, members, limited or general partners, managers, directors, or officers of the Debtors or Reorganized Debtors, as applicable), including (i) the adoption, execution, and/or filing of the New Corporate Governance Documents and the Exit Credit Facility Borrower Corporate Governance Documents; (ii) the selection of the directors, managers, and officers for the Reorganized Debtors, including the appointment of the New Board; (iii) the authorization, issuance, and distribution of the Exit Credit Facility, the New Senior Secured Notes, the New Convertible Notes, the New Common Stock, and the  New LP Units, and the execution, delivery, and filing of any documents pertaining thereto, as applicable; (iv) the rejection, assumption, or assumption and assignment, as applicable, of executory contracts; (v) the implementation of the Restructuring Transactions; (vi) the adoption of the Management Incentive Plan by the New Board; and (vii) all other actions contemplated by the Plan (whether to occur before, on, or after the Effective Date). Upon the Effective Date, all matters provided for in the Plan involving the corporate structure of the Reorganized Debtors, and any corporate, partnership, limited liability company, or other governance action required by the Debtors or the Reorganized Debtors in connection with the Plan shall be deemed to have occurred and shall be in effect, without any requirement of further corporate or other action by any security holders, members, directors, or officers of the Debtors or Reorganized Debtors, as applicable.

(c)On or after the Effective Date, each Reorganized Debtor may, in its sole discretion, without supervision or approval by the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules take such action as permitted by applicable law and the New Corporate Governance Documents and the Exit Credit Facility Borrower Corporate Governance Documents, as applicable, as such Reorganized Debtor may determine is reasonable and appropriate, including causing (i) a Reorganized Debtor to be merged into another Reorganized Debtor or an affiliate of a Reorganized Debtor; (ii) a Reorganized Debtor to be dissolved, wound down, converted, or liquidated; (iii) the legal name of a Reorganized Debtor to be changed; or (iv) the closure of a Reorganized Debtor’s Chapter 11 Case on the Effective Date or any time thereafter, and such action and documents are deemed to require no further action or approval (other than any requisite filings required under applicable state, provincial, federal, or foreign law).

(d)Following the Confirmation Date, the Debtors may take all actions consistent with the Plan and the Restructuring Support Agreement as may be necessary or appropriate in the Debtors’ discretion, with the consent, not to be unreasonably withheld, conditioned, or delayed, of the parties entitled to consent thereunder, prior to the Effective Date, and thereafter in the Reorganized Debtors’ discretion, to effect any transaction described in, approved by, contemplated by, or necessary to effectuate the Restructuring Transactions (as defined in this section 5.2 of the Plan) under and in connection with the Plan and consistent with the Restructuring Support Agreement.  The Restructuring Transactions shall be subject to the consent, not to be unreasonably withheld, conditioned, or delayed, of the applicable parties entitled to consent under the Restructuring Support Agreement prior to the Effective Date, and thereafter, consummated in the Reorganized Debtors’ discretion, and shall be structured in a manner that ensures that the Reorganized Debtors receive favorable and efficient tax treatment, given the totality of the circumstances, but in all events consistent with the Restructuring Support Agreement.

(e)On or before the Effective Date or as soon thereafter as is reasonably practicable, the Reorganized Debtors may take all actions as may be necessary or appropriate to effect any transaction described in, approved by, or necessary or appropriate to effectuate the Plan, pursuant to section 1123(a)(5)(D) of the Bankruptcy Code, including (i) the consummation of the transactions provided for under or contemplated by the Plan, the Restructuring Support Agreement, the Exit Credit Facility Term Sheet, the New Senior Secured Notes Term Sheet, the New Convertible Notes Term Sheet and the Restructuring Transaction Steps, (ii) the execution and delivery of appropriate agreements or other documents (including the Plan Documents) containing terms that are consistent with or reasonably necessary to implement the terms of the Plan, the Restructuring Support Agreement, the Exit Credit Facility Term Sheet, the New Senior Secured Notes Term Sheet, the New Convertible Notes Term Sheet and the Restructuring Transaction Steps and that satisfy the requirements of applicable law, (iii) the execution and delivery of appropriate instruments (including the Plan Documents) of transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation on terms consistent with the terms of the Plan, the Restructuring Support Agreement, the Exit Credit Facility Term Sheet, the New Senior Secured Notes Term Sheet, the New Convertible Notes Term Sheet and the Restructuring Transaction Steps, (iv) the formation of the Exit Credit Facility Borrower and New Notes Issuer, (v) the execution and delivery of appropriate instruments (including the Plan Documents) to effectuate the transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation required for the Exit Credit Facility Borrower to become the direct or indirect owner of the Exit Credit Facility Subsidiaries, (vi) the execution and delivery of appropriate instruments (including the Plan Documents) to effectuate the transfer, assignment, assumption, or delegation of any property, right, liability, duty, or obligation required for the New Notes Issuer to become the owner of the direct and indirect subsidiaries of Reorganized LP other than the Exit Credit Facility Borrower and the Exit Credit Facility Subsidiaries and (vii) all other actions that the Debtors or Reorganized Debtors, as applicable, determine are necessary or appropriate and consistent with the Plan, the Restructuring Support Agreement, the Exit Credit Facility Term Sheet, the New Senior Secured Notes Term Sheet, the New Convertible Notes Term Sheet and the Restructuring Transaction Steps (collectively, together with the transaction in section 5.2(f) of the Plan, the “Restructuring Transactions”).  The authorizations and approvals contemplated in this section 5.2 of the Plan shall be effective notwithstanding any requirements under non-bankruptcy law.

(f)With respect to the New Common Stock to be distributed to holders of Classes 4, 7, 10, 11, 12, and 14 as part of the Restructuring Transactions, the New Common Stock shall first be issued and contributed by the REIT to Holdings II and Holdings I in proportion to their respective interests in the LP, and then contributed by Holdings II and Holdings I to the LP in exchange for interests in the LP, and then distributed (in addition to any other consideration) to such holders.

(g)With respect to the New Common Stock to be distributed to holders of the New Convertible Notes upon an exchange of such notes, the Reorganized REIT will contribute (or cause to be contributed) to the New Notes Issuer (with appropriate adjustments to the ownership of the Reorganized LP to reflect such contribution), as needed from time to time, any New Common Stock required for a subsequent exchange of the New Convertible Notes.

(h)On the Effective Date, the New Corporate Governance Documents and the Exit Credit Facility Borrower Corporate Governance Documents shall be adopted automatically by the applicable Reorganized Debtors (or any applicable subsidiary created pursuant to the Plan Documents), and shall be amended or amended and restated, as applicable, as may be required to be consistent with the provisions of the Plan and the Restructuring Support Agreement, and shall be deemed to be valid, binding, and enforceable obligations.  To the extent required by section 1123(a)(6) of the Bankruptcy Code, the New Corporate Governance Documents and the Exit Credit Facility Borrower Corporate Governance Documents shall include a provision prohibiting the issuance of non-voting equity securities.  To assist in maintaining the status of the REIT as a real estate investment trust for U.S. federal income tax purposes, the New Corporate Governance Documents for the REIT will generally prohibit (similar to other real estate investment trusts) the ownership of more than a specified percentage of the outstanding shares of the REIT’s capital stock by any single stockholder (taking into account the Internal Revenue Code’s attribution rules) determined by vote, value and number of shares, as applicable, other than the ownership of any capital stock acquired pursuant to, or as contemplated by, the Plan and the Restructuring Support Agreement or otherwise approved by the Reorganized Debtors in accordance with the New Corporate Governance Documents (provided such ownership would not jeopardize the REIT’s qualification as a real estate investment trust unless approved in accordance with the New Corporate Governance Documents).  The percentage in the REIT’s current articles of incorporation is generally 6%.  After the Effective Date, the Reorganized Debtors may amend and restate their respective New Corporate Governance Documents and the Exit Credit Facility Borrower Corporate Governance Documents, as applicable, and other constituent documents in accordance with the terms thereof, as permitted by the laws of their respective states, provinces, or countries of organization and their respective New Corporate Governance Documents and Exit Credit Facility Borrower Corporate Governance Documents, as applicable.

iii.	Plan Funding

Plan Distributions of Cash shall be funded from (i) proceeds of the issuance of the New Money Convertible Notes and (ii) the Debtors’ Cash on hand as of the applicable date of such Plan Distribution.

iv.	Cancellation of Existing Securities, Agreements, and Security Interests.

(a)On the Effective Date, except to the extent otherwise provided in the Plan:  (i) the obligations of the Debtors (A) under each organizational document (including certificates of designation, bylaws, or certificates or articles of incorporation), certificate, share, note, bond, indenture, purchase right, option, warrant, call, put, award, commitment, registration rights, preemptive right, right of first refusal, right of first offer, co-sale right, investor rights, or other instrument or document, directly or indirectly, evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors or giving rise to any Claim or Interest shall be automatically extinguished, cancelled and of no further force or effect and the Debtors and the Reorganized Debtors shall not have any continuing obligations thereunder, and (B) under each agreement evidencing or creating any right to receive or to be eligible to receive any Interest (including any right of an employee under any agreement to participate in any incentive or compensation plan that provides for the issuance or grant of any Interests or to receive or to be eligible to receive any Interests) shall be automatically extinguished, cancelled and of no further force and effect and the Debtors and the Reorganized Debtors shall not have any continuing obligations thereunder; and (ii) the obligations of the Debtors pursuant, relating, or pertaining to any instrument, certificate, agreement or document described in clause (i) above evidencing or creating any indebtedness or obligation of the Debtors shall be released and discharged; provided that notwithstanding confirmation of the Plan or the occurrence of the Effective Date, any such indenture, agreement, note, or other instrument or document that governs the rights of the holder of a Claim or Interest shall continue in effect solely for purposes of (A) enabling the holder of such Claim or Interest to seek allowance, and receive distributions on account of such Claim or Interest under the Plan as provided herein; (B) allowing holders of Claims to retain their respective rights and obligations vis-à-vis other holders of Claims pursuant to any applicable loan documents; (C) allowing the First Lien Credit Facility Administrative Agent and the Senior Unsecured Notes Trustee to enforce their rights, claims, and interests vis-à-vis any party other than the Debtors; (D) allowing the First Lien Credit Facility Administrative Agent and the Senior Unsecured Notes Trustee to make the distributions in accordance with the Plan (if any), as applicable; (E) preserving any rights of the First Lien Credit Facility Administrative Agent and the Senior Unsecured Notes Trustee to payment of fees, expenses, and indemnification obligations as against any money or property distributable to the holders of Senior Unsecured Notes Claims or First Lien Credit Facility Claims and Consenting Crossholder Claims, respectively; (F) allowing the First Lien Credit Facility Administrative Agent and the Senior Unsecured Notes Trustee to enforce any obligations owed to them under the Plan and perform any rights or duties, if any, related thereto; (G) allowing the First Lien Credit Facility Administrative Agent and the Senior Unsecured Notes Trustee to appear in the Chapter 11 Cases or in any proceeding in the Bankruptcy Court or any other court; and (H) permitting the First Lien Credit Facility Administrative Agent and the Senior Unsecured Notes Trustee to perform any functions that are necessary to effectuate the foregoing; provided, further, that the preceding proviso shall not affect the discharge of Claims or Interests pursuant to the Bankruptcy Code, the Confirmation Order, or the Plan or result in any expense or liability to the Reorganized Debtors, except to the extent set forth in or provided for under the Plan; provided, further, that notwithstanding confirmation of the Plan or the occurrence of the Effective Date, except to the extent otherwise provided in the Plan, any agreement described in clause (i)(B) above shall, if assumed and assigned to the Reorganized Debtors, otherwise remain in full force and effect and the Reorganized Debtors shall be bound to all other provisions thereunder; provided, further, that nothing in this section shall effect a cancellation of any Intercompany Interests or Intercompany Claims.  For the avoidance of doubt, the Senior Unsecured Notes Trustee shall be entitled to assert its Senior Unsecured Notes Charging Lien arising under and in accordance with the Senior Unsecured Notes Indenture, and any ancillary document, instrument, or agreement to obtain payment of the Senior Unsecured Notes Trustee Fees and Expenses.

(b)Except for the foregoing, on and after the Effective Date, all duties and responsibilities of the Senior Unsecured Notes Trustee shall be fully discharged (i) unless otherwise specifically set forth in or provided for under the Plan, the Plan Supplement, or the Confirmation Order, and (ii) except with respect to such other rights of the Senior Unsecured Notes Trustee that survive termination pursuant to the Senior Unsecured Notes Indenture.

(c)Upon the full payment or other satisfaction of an Allowed Other Secured Claim, or promptly thereafter, the holder of such Allowed Other Secured Claim shall deliver to the Debtors or Reorganized Debtors, as applicable, any Collateral or other property of a Debtor held by such holder, together with any termination statements, instruments of satisfaction, or releases of all security interests with respect to its Allowed Other Secured Claim that may be reasonably required to terminate any related financing statements, mortgages, mechanics’ or other statutory Liens, or lis pendens, or similar interests or documents.

v.	Officers and Boards of Directors

(a)On the Effective Date, the New Board shall consist of seven (7) members, which shall include the following:  (i) the Chief Executive Officer, (ii) five (5) members selected by the Required Consenting Noteholders, and (iii) one (1) member selected by the Debtors and reasonably acceptable to the Required Consenting Noteholders (it being understood that Charles Lebovitz is acceptable to the Required Consenting Noteholders); provided that there shall not be an Executive Chairman or similar role designated or otherwise provided for in connection with the Debtors’ emergence from chapter 11.  The composition of the boards of directors or board of managers of each Reorganized Debtor, as applicable, shall be disclosed prior to the Confirmation Hearing in accordance with section 1129(a)(5) of the Bankruptcy Code.

(b)Except as otherwise provided in the Plan Supplement, the officers of the respective Reorganized Debtors immediately before the Effective Date, as applicable, shall serve as the initial officers of each of the respective Reorganized Debtors on and after the Effective Date.  After the Effective Date, the selection of officers of the Reorganized Debtors shall be as provided by their respective organizational documents.

(c)Except to the extent that a member of the board of directors or a manager, as applicable, of a Debtor continues to serve as a director or manager of such Debtor on and after the Effective Date, the members of the board of directors or managers of each Debtor prior to the Effective Date, in their capacities as such, shall have no continuing obligations or duties to the Reorganized Debtors on or after the Effective Date and each such director or manager shall be deemed to have resigned or shall otherwise cease to be a director or manager of the applicable Debtor on the Effective Date.  Commencing on the Effective Date, each of the directors and managers of each of the Reorganized Debtors shall be appointed in accordance with the Plan and the New Corporate Governance Documents and the Exit Credit Facility Borrower Corporate Governance Documents, as applicable, and serve pursuant to the terms of the applicable organizational documents of such Reorganized Debtor and may be replaced or removed in accordance with such organizational documents.

vi.	Management Incentive Plan

On or after the Effective Date, the Reorganized Debtors shall adopt the Management Incentive Plan.  The form, allocation, and any limitations on the Management Incentive Plan shall be determined by the New Board (or a committee thereof).

vii.	Exit Credit Facility

On the Effective Date, the Exit Credit Facility Agreement shall be executed and delivered by the Exit Credit Facility Obligors substantially in the form contained in the Exit Credit Facility Term Sheet, and the Exit Credit Facility Obligors shall be authorized to execute, deliver, and enter into such documents without further (i) notice to or order or other approval of the Bankruptcy Court, (ii) act or action under applicable law, regulation, order, or rule, (iii) vote, consent, authorization, or approval of any Person, or (iv) action by the holders of Claims or Interests.  The Exit Credit Facility Documents shall constitute legal, valid, binding, and authorized joint and several obligations of the applicable Exit Credit Facility Obligors, enforceable in accordance with their terms, and such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) under applicable law, the Plan, or the Confirmation Order and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law.

Confirmation of the Plan shall be deemed (i) approval of the Exit Credit Facility, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the Exit Credit Facility Obligors in connection therewith, including the payment of all fees, indemnities, and expenses as and when due provided for by the Exit Credit Facility Documents and (ii) authorization to enter into and perform under the Exit Credit Facility Documents.

On the Effective Date, all Liens and security interests granted pursuant to, or in connection with the Exit Credit Facility, (i) shall be deemed to be approved and shall, without the necessity of the execution, recordation, or filing of mortgages, security agreements, control agreements, pledge agreements, financing statements, or other similar documents, be valid, binding, fully perfected, fully enforceable Liens on, and security interests in, the property described in the Exit Credit Facility Documents, with the priorities established in respect thereof under applicable non-bankruptcy law, and (ii) shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law, the Plan, or the Confirmation Order.

The Debtors and Reorganized Debtors and the Persons granted Liens and security interests under the Exit Credit Facility are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order without the need for any filings or recordings) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

viii.	Authorization and Issuance of New Senior Secured Notes and the New Convertible Notes

On the Effective Date, the New Notes Issuer shall issue the New Senior Secured Notes and the New Convertible Notes on the terms set forth in the Plan and the New Senior Secured Notes Documents or the New Convertible Notes Documents, as applicable.

On the Effective Date, the New Senior Secured Notes Documents and the New Convertible Notes Documents shall be executed and delivered.  The Reorganized Debtors shall be authorized to execute, deliver, and enter into and perform under the New Senior Secured Notes Documents and the New Convertible Notes Documents (including the issuance of New Common Stock upon conversion of the New Convertible Notes) without the need for any further corporate or limited liability company action and without further action by the holders of Claims or Interests. Each of the New Senior Secured Notes Documents and the New Convertible Notes Documents shall constitute legal, valid, binding, and authorized joint and several obligations of the applicable New Senior Secured Notes Credit Parties and New Convertible Notes Credit Parties, enforceable in accordance with their terms, and, except as provided for thereunder, such obligations shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) under applicable law, the Plan, or the Confirmation Order and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law.

Confirmation of the Plan shall be deemed (i) approval of each of the New Senior Secured Notes Documents and the New Convertible Notes Documents, and all transactions contemplated thereby, and all actions to be taken, undertakings to be made, and obligations to be incurred by the New Senior Secured Notes Credit Parties and New Convertible Notes Credit Parties in connection therewith, including the payment of all fees, indemnities, and expenses as and when due provided for by the New Senior Secured Notes Documents and the New Convertible Notes Documents and (ii) authorization to enter into and perform under the New Senior Secured Notes Documents and the New Convertible Notes Documents.

On the Effective Date, all Liens and security interests granted pursuant to, or in connection with the New Senior Secured Notes Documents and the New Convertible Notes Documents (i) shall be deemed to be approved and shall, without the necessity of the execution, recordation, or filing of mortgages, security agreements, control agreements, pledge agreements, financing statements, or other similar documents, be valid, binding, fully perfected, fully enforceable Liens on, and security interests in, the property described in the New Senior Secured Notes Documents and the New Convertible Notes Documents, with the priorities established in respect thereof under applicable non-bankruptcy law, and (ii) shall not be enjoined or subject to discharge, impairment, release, avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law, the Plan, or the Confirmation Order.

The Reorganized Debtors and the Persons granted Liens and security interests under the New Senior Secured Notes Documents and the New Convertible Notes Documents are authorized to make all filings and recordings and to obtain all governmental approvals and consents necessary to establish and perfect such Liens and security interests under the provisions of the applicable state, provincial, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order without the need for any filings or recordings) and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties.

ix.	Convertible Notes Election

Each (i) Consenting Crossholder entitled to receive New Senior Secured Notes on account of its Consenting Crossholder Claim and (ii) each Consenting Noteholder entitled to receive New Senior Secured Notes on account of its  Senior Unsecured Notes Claim, may, at its option, elect, on a dollar-for-dollar basis, to substitute its allocated share of the New Senior Secured Notes for New Convertible Notes; provided that the amount of New Convertible Notes that may be issued in lieu of the New Senior Secured Notes pursuant to the Convertible Notes Election (inclusive of the Convertible Notes Election available for Consenting Crossholders on account of Consenting Crossholder Claims and Consenting Noteholders on account of Senior Unsecured Notes Claims) shall be subject to a maximum principal amount of $100,000,000 in the aggregate; provided, further, that the Consenting Crossholders shall be entitled to the first $10,000,000 of New Convertible Notes on account of their Consenting Crossholder Claims on a Pro Rata basis; provided, further, that, with respect to the remaining amount of New Convertible Notes available subject to the Convertible Notes Election, the Consenting Crossholders shall receive New Convertible Notes on a Pro Rata basis with the Consenting Noteholders that exercise the Convertible Notes Election (with such Pro Rata allocation being determined by the electing holder’s allocation of New Senior Secured Notes (on account of both Consenting Crossholder Claims and Senior Unsecured Notes Claims) as the numerator and the total amount of New Senior Secured Notes available to be received by electing holders (on account of both Consenting Crossholder Claims and Senior Unsecured Notes Claims) as the denominator).

x.	Authorization and Issuance of New LP Units

On and after the Effective Date, if applicable, the Reorganized LP is authorized to issue, or cause to be issued, and shall issue the New LP Units in accordance with the terms of the Plan without the need for any further corporate, limited liability company, or shareholder action.  All of the New LP Units distributable under the Plan shall be duly authorized, validly issued, and fully paid and non-assessable.  All of the New LP Units distributable under the Plan will be entitled to economically equivalent distribution and liquidation rights and will be the only units outstanding with respect to the Reorganized LP upon emergence.

xi.	New Common Stock; Listing

On and after the Effective Date, the Reorganized REIT is authorized to issue, or cause to be issued, and shall issue the New Common Stock in accordance with the terms of the Plan without the need for any further corporate, limited liability company, or shareholder action (or action of any other party, including, without limitation, securityholders, members, limited or general partners, managers, directors, or officers of the Debtors or Reorganized Debtors, as applicable).  All of the New Common Stock distributable under the Plan, including New Common Stock that may be issued upon conversion of the New Convertible Notes in accordance with the terms of the New Convertible Notes Indenture, shall be duly authorized, validly issued, and fully paid and non-assessable.

On the Effective Date, the Registration Rights Agreement shall be executed and delivered.  The Reorganized Debtors shall be authorized to execute, deliver, and enter into and perform under the Registration Rights Agreement without the need for any further corporate or limited liability company action and without further action by the holders of Claims or Interests (or action of any other party, including, without limitation, securityholders, members, limited or general partners, managers, directors, or officers of the Debtors or Reorganized Debtors, as applicable).

Upon the Effective Date, the Reorganized Debtors anticipate that they will continue to be a reporting company under the Exchange Act, 15 U.S.C. §§ 78(a)–78(pp), subject to receiving the approval from the Required Consenting Noteholders.  If approved by the Required Consenting Noteholders, the Reorganized Debtors shall use commercially reasonable efforts to have the New Common Stock listed on the NYSE, NASDAQ, or another nationally recognized exchange, as soon as reasonably practicable, subject to meeting applicable listing requirements following the Effective Date; provided, that, regardless of the foregoing obligations, the Reorganized Debtors will use commercially reasonable efforts to qualify the New Common Stock for trading in the OTC Markets (formerly known as the Pink Sheets) or otherwise qualify the New Common Stock as “regularly traded” as defined in Treas. Reg. Section 1.897-9T(d) before the end of the calendar year that includes the Effective Date.

xii.	Intercompany Interests

On the Effective Date and without the need for any further corporate action or approval of any board of directors, board of managers, managers, management, or shareholders of any Debtor or Reorganized Debtor, as applicable, the certificates and all other documents representing the Intercompany Interests shall be deemed to be in full force and effect unless otherwise required in accordance with the Restructuring Transactions.

xiii.	No Substantive Consolidation

Notwithstanding the combination of separate plans of reorganization for the Debtors set forth in the Plan for purposes of economy and efficiency, the Plan constitutes a separate chapter 11 plan for each Debtor, and the Plan is not premised upon the substantive consolidation of the Debtors with respect to the Classes of Claims or Interests set forth in the Plan.  Accordingly, if the Bankruptcy Court does not confirm the Plan with respect to one or more Debtors, it may still confirm the Plan with respect to any other Debtor that satisfies the confirmation requirements of section 1129 of the Bankruptcy Code.

xiv.	Closing of Chapter 11 Cases

After an Estate has been fully administered, the Debtors or Reorganized Debtors, as applicable, shall seek authority from the Bankruptcy Court to close the applicable Chapter 11 Case(s) in accordance with the Bankruptcy Code and Bankruptcy Rules.

xv.	Notice of Effective Date

As soon as practicable, but not later than three (3) Business Days following the Effective Date, the Reorganized Debtors shall file a notice of the occurrence of the Effective Date with the Bankruptcy Court.

F.	Distributions
i.	Distributions Generally

The Disbursing Agent shall make all Plan Distributions to the appropriate holders of Allowed Claims and Allowed Interests in accordance with the terms of the Plan.

ii.	No Postpetition Interest on Claims

Except as otherwise specifically provided for in the Plan, the Confirmation Order, or another order of the Bankruptcy Court, postpetition interest shall not accrue or be paid on any Claims, and no holder of a Claim shall be entitled to interest accruing on such Claim on or after the Petition Date.

iii.	Date of Distributions

Unless otherwise provided in the Plan, any distributions and deliveries to be made under the Plan shall be made on the Effective Date or as soon as practicable thereafter; provided, that the Reorganized Debtors may implement periodic distribution dates to the extent they determine them to be appropriate.

iv.	Distribution Procedures

(a)As of the close of business on the Distribution Record Date, the various lists of holders of Claims in each Class, as maintained by the Debtors or their agents, shall be deemed closed, and there shall be no further changes in the record holders of any Claims after the Distribution Record Date.  Neither the Debtors nor the Disbursing Agent shall have any obligation to recognize any transfer of a Claim occurring after the close of business on the Distribution Record Date.  In addition, with respect to payment of any Cure Amounts or disputes over any Cure Amounts, neither the Debtors nor the Disbursing Agent shall have any obligation to recognize or deal with any party other than the non-Debtor party to the applicable executory contract or unexpired lease, even if such non-Debtor party has sold, assigned, or otherwise transferred its Claim for a Cure Amount.

(b)Notwithstanding anything in the Plan to the contrary, Plan Distributions will be distributed through the facilities of DTC to the extent practicable, whether in exchange for old securities held through DTC or otherwise, or, if such treatment is not eligible for distribution through DTC, will be distributed on the books and records of the respective agent for such instrument, and Reorganized LP, Reorganized REIT, and New Notes Issuer, as applicable, shall take all such reasonable actions as may be required to cause the distribution of the New Senior Secured Notes, New Convertible Notes, New Common Stock, and New LP Units under the Plan.  All New Senior Secured Notes, New Convertible Notes, New Common Stock, and New LP Units to be distributed under the Plan shall be issued on the Effective Date regardless of when the distribution of such instrument actually occurs.  Notwithstanding anything in the Plan to the contrary, DTC and any transfer agent, trustee, notes registrar or similar agent shall be required to accept and conclusively rely upon the Plan or Confirmation Order in lieu of a legal opinion regarding the validity of any transaction contemplated by the Plan, including, whether the initial sale and delivery of the New Senior Secured Notes, New Convertible Notes, New Common Stock (including New Common Stock issuable upon exercise of the New Convertible Notes), and New LP Units, is exempt from registration under the Securities Act and/or eligible for DTC book-entry delivery, settlement and depositary services, and no person (including for the avoidance of doubt, DTC nor any transfer agent, trustee, notes registrar or similar agent) may require a legal opinion with respect thereto.

v.	Distributions after Effective Date

Distributions made after the Effective Date to holders of Disputed Claims that are not Allowed Claims as of the Effective Date but which later become Allowed Claims shall be deemed to have been made on the Effective Date.

vi.	Disbursing Agent

All distributions under the Plan shall be made by the Disbursing Agent on and after the Effective Date as provided in the Plan.  The Disbursing Agent shall not be required to give any bond or surety or other security for the performance of its duties.  The Reorganized Debtors shall use all commercially reasonable efforts to provide the Disbursing Agent (if other than the Reorganized Debtors) with the amounts of Claims and the identities and addresses of holders of Claims, in each case, as set forth in the Debtors’ or Reorganized Debtors’ books and records.  The Reorganized Debtors shall cooperate in good faith with the applicable Disbursing Agent (if other than the Reorganized Debtors) to comply with the reporting and withholding requirements outlined in section 6.19 of the Plan.

vii.	Delivery of Distributions

Subject to section 6.4(a) of the Plan, the Disbursing Agent will issue or cause to be issued, the applicable consideration under the Plan and, subject to Bankruptcy Rule 9010, will make all distributions to any holder of an Allowed Claim as and when required by the Plan at: (i) the address of such holder on the books and records of the Debtors or their agents or (ii) at the address in any written notice of address change delivered to the Debtors or the Disbursing Agent, including any addresses included on any transfers of Claim filed pursuant to Bankruptcy Rule 3001.  In the event that any distribution to any holder is returned as undeliverable, no distribution or payment to such holder shall be made unless and until the Disbursing Agent has been notified of the then-current address of such holder, at which time or as soon thereafter as reasonably practicable such distribution shall be made to such holder without interest.

Except as otherwise provided in the Plan, all distributions to holders of First Lien Credit Facility Claims shall be governed by the First Lien Credit Agreement and shall be deemed completed when made to the First Lien Credit Facility Administrative Agent, which shall be deemed to be the holder of all First Lien Credit Facility Claims for purposes of distributions to be made hereunder.  The First Lien Credit Facility Administrative Agent shall hold or direct such distributions for the benefit of the holders of Allowed First Lien Credit Facility Claims, as applicable.  As soon as practicable in accordance with the requirements set forth in this provision, the First Lien Credit Facility Administrative Agent shall arrange to deliver such distributions to or on behalf of such holders of Allowed First Lien Credit Facility Claims.

Except as otherwise provided in the Plan, all distributions to holders of Senior Unsecured Notes Claims shall be governed by the Senior Unsecured Notes Indenture and, except as otherwise reasonably requested by the Senior Unsecured Notes Trustee, shall be deemed completed when made to the Senior Unsecured Notes Trustee, which shall be deemed to be the holder of all Senior Unsecured Notes Claims for purposes of distributions to be made hereunder.  The Senior Unsecured Notes Trustee shall hold or direct such distributions for the benefit of the holders of Allowed Senior Unsecured Notes Claims, as applicable.  As soon as practicable in accordance with the requirements set forth in this provision, the Senior Unsecured Notes Trustee shall arrange to deliver such distributions to or on behalf of such holders of Allowed Senior Unsecured Notes Claims.  Notwithstanding anything to the contrary in the Plan, the distribution of the New Senior Secured Notes, the New Convertible Notes, the New LP Units, and the New Common Stock shall be made through the facilities of DTC in accordance with the customary practices of DTC for a mandatory distribution, as and to the extent practicable, and the Distribution Record Date shall not apply.  In connection with such distribution, the Senior Unsecured Notes Trustee shall deliver instructions to DTC instructing DTC to effect distributions on a Pro Rata basis as provided under the Plan with respect to the Senior Unsecured Notes Claims on the Effective Date.  If the Senior

Unsecured Notes Trustee is unable to make, or consents to the Reorganized Debtors making, such distributions, the Reorganized Debtors, with the Senior Unsecured Notes Trustee’s cooperation, shall make such distributions to the extent practicable to do so. The Senior Unsecured Notes Trustee shall have no duties or responsibility relating to any form of distribution that is not DTC eligible and the Debtors or the Reorganized Debtors, as applicable, shall seek the cooperation of DTC so that any distribution on account of an Allowed Senior Unsecured Notes Claim that is held in the name of, or by a nominee of, DTC, shall be made through the facilities of DTC on the Effective Date or as soon as practicable thereafter.  Notwithstanding the preceding, the Debtors may elect (with the consent of the Required Consenting Noteholders) to use any other book entry delivery, settlement and depositary service in lieu of DTC as it deems efficient and appropriate (an “Alternative Service”) solely to the extent the New Senior Secured Notes, New Convertible Notes, New Common Stock, or New LP Units are not eligible for deposit through DTC, provided, that delivery of the New Senior Secured Notes, New Convertible Notes (and the New Common Stock issued upon conversion thereof), New Common Stock, or New LP Units through Alternative Service shall not be mandatory.

viii.	Unclaimed Property

One (1) year from the later of: (i) the Effective Date and (ii) the date that is ten (10) Business Days after the date of a Claim distribution on an Allowed Claim, all distributions payable on account of such Claim that are undeliverable or otherwise unclaimed shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code and shall revert to the Reorganized Debtors or their successors or assigns, and all claims of any other Person (including the holder of a Claim in the same Class) to such distribution shall be discharged and forever barred.  The Reorganized Debtors and the Disbursing Agent shall have no obligation to attempt to locate any holder of an Allowed Claim other than by reviewing the Debtors’ books and records and the Bankruptcy Court’s filings.

ix.	Satisfaction of Claims

Unless otherwise provided in the Plan, any distributions and deliveries to be made on account of Allowed Claims under the Plan shall be in complete and final satisfaction, settlement, and discharge of and exchange for such Allowed Claims.

x.	Manner of Payment under Plan

Except as specifically provided in the Plan, at the option of the Debtors or the Reorganized Debtors, as applicable, any Cash payment to be made under the Plan may be made by a check or wire transfer or as otherwise required or provided in applicable agreements or customary practices of the Debtors.

xi.	Claims Paid or Payable by Third Parties

Claims Paid by Third Parties.  A Claim may be reduced in full, and such Claim may be Disallowed, to the extent that the Holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor, the Reorganized Debtors, or the Disbursing Agent.  To the extent a Holder of a Claim receives a distribution on account of such Claim and receives payment from a party that is not a Debtor, the Reorganized Debtors, or the Disbursing Agent on account of such Claim, such Holder shall repay, return or deliver any distribution held by or transferred to the Holder to the Debtor, the Reorganized Debtors, or the Disbursing Agent to the extent the Holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.  In the event such Holder fails to timely repay or return such distribution, the Debtors or the Reorganized Debtors may pursue any rights and remedies against such Holder under applicable law.

Claims Payable by Insurance Carriers.  No distributions under the Plan shall be made on account of an Allowed Claim that is payable pursuant to one of the Debtors’ Insurance Policies until the Holder of such Allowed Claim has exhausted all remedies with respect to such Insurance Policy.  To the extent that one or more of the Debtors’ Insurers agrees to satisfy in full or in part a Claim (if and to the extent adjudicated by a court of competent jurisdiction or otherwise settled), then immediately upon such Insurers’ satisfaction, such Claim may be expunged to the extent of any agreed upon satisfaction on the Claims Register without a Claim objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

Applicability of Insurance Policies.  Except as otherwise provided in the Plan, payments to Holders of Claims shall be in accordance with the provisions of any applicable Insurance Policy and subject to the terms thereof.  Nothing contained in the Plan shall constitute or be deemed a waiver of any Cause of Action that the Debtors or any Entity may hold against any other Entity, including insurers under any Insurance Policies, nor shall anything contained herein constitute or be deemed a waiver by such Insurers of any rights or defenses, including coverage defenses, held by such Insurers.

xii.	Fractional Shares and Notes

No fractional shares of New Common Stock or New LP Units shall be distributed.  When any distribution would otherwise result in the issuance of a number of shares of New Common Stock or New LP Units that is not a whole number, the New Common Stock, or New LP Units, as applicable, subject to such distribution shall be rounded to the next higher or lower whole number as follows: (i) fractions equal to or greater than 1/2 shall be rounded to the next higher whole number, and (ii) fractions less than 1/2 shall be rounded to the next lower whole number.  The total number of shares of New Common Stock or New LP Units to be distributed on account of Allowed Claims shall be adjusted as necessary to account for the rounding provided for herein.  No consideration shall be provided in lieu of fractional shares that are rounded down.  Neither the Reorganized Debtors nor the Disbursing Agent, as applicable, shall have an obligation to make a distribution pursuant to the Plan that is less than one (1) share of New Common Stock, less than one (1) New LP Unit, or less than $100.00 in Cash.  Fractional shares of New Common Stock or New LP Units that are not distributed in accordance with this section shall be returned to, and ownership thereof shall vest in, Reorganized REIT.

The New Senior Secured Notes and New Convertible Notes each shall be issued in denomination of $1.00 and integral multiples of $1.00 and any other amounts shall be rounded down.

xiii.	No Distribution in Excess of Amount of Allowed Claim

Notwithstanding anything to the contrary in the Plan, no holder of an Allowed Claim shall receive, on account of such Allowed Claim, Plan Distributions in excess of the Allowed amount of such Claim (plus any postpetition interest on such Claim solely to the extent permitted by section 6.2 of the Plan).

xiv.	Allocation of Distributions Between Principal and Interest

Except as otherwise provided in the Plan and subject to section 6.2 of the Plan or as otherwise required by law (as determined by the Reorganized Debtors), distributions with respect to an Allowed Claim shall be allocated first to the principal portion of such Allowed Claim (as determined for United States federal income tax purposes) and, thereafter, to the remaining portion of such Allowed Claim, if any.

xv.	Exemptions from Securities Laws; Listing

The offering, issuance of, and the distribution under the Plan of the New Senior Secured Notes, New Convertible Notes (and the New Common Stock issued upon conversion thereof), New Common Stock, and New LP Units shall be exempt, without further act or actions by any Entity, from registration under the Securities Act, and all rules and regulations promulgated thereunder, and any other applicable securities laws to the fullest extent permitted by section 1145 of the Bankruptcy Code.  Pursuant to section 1145 of the Bankruptcy Code, the New Senior Secured Notes, the New Convertible Notes (and the New Common Stock issued upon conversion thereof), the New Common Stock, and the New LP Units may be resold without registration under the Securities Act or other federal securities laws by the recipients thereof, subject to (i) the provisions of section 1145(b)(1) of the Bankruptcy Code relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, (ii) compliance with, or the limitations of, any rules and regulations of the SEC, if any, applicable at the time of any future transfer of such securities, (iii) the restrictions, if any, on the transferability of such securities under the terms of the New Senior Secured Notes Indenture, the New Convertible Notes Indenture, or the New Corporate Governance Documents, as applicable, and (iv) applicable regulatory approval. In addition, such section 1145 exempt securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states.

Notwithstanding anything to the contrary in the Plan, no entity (including, for the avoidance of doubt, DTC, or any Alternative Service) shall be entitled to require a legal opinion regarding the validity of any transaction contemplated by the Plan, including, for the avoidance of doubt, whether the initial sale and delivery by the issuer to the holders of New Senior Secured Notes, New Convertible Notes (and the New Common Stock issued upon conversion thereof), New Common Stock, or New LP Units is exempt from registration and/or eligible for DTC (or any Alternative Service) book-entry delivery, settlement, and depository services.  The Confirmation Order shall provide that DTC (or any Alternative Service) shall be required to accept and conclusively rely upon the Plan or Confirmation Order in lieu of a legal opinion regarding whether the New Senior Secured Notes, New Convertible Notes (and the New Common Stock issued upon conversion thereof), New Common Stock, or New LP Units is exempt from registration and/or eligible for DTC (or any Alternative Service) book-entry delivery, settlement, and depository services.

xvi.	Setoffs and Recoupments

Each Reorganized Debtor, or such entity’s designee as instructed by such Reorganized Debtor, may, pursuant to section 553 of the Bankruptcy Code or applicable nonbankruptcy law, set off or recoup against any Allowed Claim, other than a Senior Unsecured Notes Claim, First Lien Credit Facility Claim, or Consenting Crossholder Claim, and the distributions to be made pursuant to the Plan on account of such Allowed Claim, any and all claims, rights, and Causes of Action of any nature whatsoever that a Reorganized Debtor or its successors may hold against the holder of such Allowed Claim after the Effective Date; provided, that neither the failure to effect a setoff or recoupment nor the allowance of any Claim hereunder shall constitute a waiver or release by a Reorganized Debtor or its successor of any claims, rights, or Causes of Action that a Reorganized Debtor or its successor or assign may possess against the holder of such Claim.

xvii.	Rights and Powers of Disbursing Agent

The Disbursing Agent shall be empowered to (i) effect all actions and execute all agreements, instruments, and other documents necessary to perform its duties hereunder, (ii) make all applicable distributions or payments provided for under the Plan, (iii) employ professionals to represent it with respect to its responsibilities, and (iv) exercise such other powers as may be vested in the Disbursing Agent by order of the Bankruptcy Court (including any Final Order issued after the Effective Date) or pursuant to the Plan, or as deemed by the Disbursing Agent to be necessary and proper to implement the provisions hereof.

xviii.	Expenses of Disbursing Agent

Except as otherwise ordered by the Bankruptcy Court and subject to the written agreement of the Reorganized Debtors, the amount of any reasonable fees and expenses incurred by the Disbursing Agent on or after the Effective Date (including taxes) and any reasonable compensation and expense reimbursement Claims (including for reasonable attorneys’ fees and other professional fees and expenses) made by the Disbursing Agent shall be paid in Cash by the Reorganized Debtors in the ordinary course of business.

xix.	Withholding and Reporting Requirements

(a)Withholding Rights.  In connection with the Plan, any party issuing any instrument or making any distribution described in the Plan shall comply with all applicable withholding and reporting requirements imposed by any federal, state, or local taxing authority, and all distributions pursuant to the Plan and all related agreements shall be subject to any such withholding or reporting requirements.  In the case of a non-Cash distribution that is subject to withholding, the distributing party may withhold an appropriate portion of such distributed property and either (i) sell such withheld property to generate Cash necessary to pay over the withholding tax (or reimburse the distributing party for any advance payment of the withholding tax), or (ii) pay the withholding tax using its own funds and retain such withheld property.  Any amounts withheld pursuant to the preceding sentence shall be deemed to have been distributed to and received by the applicable recipient for all purposes of the Plan; provided, that in the case of any payments with respect to the Senior Unsecured Notes Claims, the Reorganized Debtors shall use commercially reasonable efforts to provide the payment recipient with reasonable advance notice of any withholding that it, or its agents, intend to make on any such payment, and shall use its commercially reasonable efforts to cooperate, or direct it agents to cooperate, with such payment recipient to minimize any applicable withholding.  Notwithstanding the foregoing, each holder of an Allowed Claim or any other person that receives a distribution pursuant to the Plan shall have responsibility under applicable law for any taxes imposed by any governmental unit, including, without limitation, income, withholding, and other taxes, on account of such distribution.  Any party issuing any instrument or making any distribution pursuant to the Plan has the right, but not the obligation, to not make a distribution until such holder has made arrangements reasonably satisfactory to such issuing or disbursing party for payment of any such tax obligations.

(b)Forms.  Any party entitled to receive any property as an issuance or distribution under the Plan shall, upon request, deliver to the Disbursing Agent or such other person designated by the Reorganized Debtors (which person shall subsequently deliver to the Disbursing Agent any applicable IRS Form W-8 or Form W-9 received) an appropriate Form W-9 or (if the payee is a foreign person) applicable Form W-8.  If such request is made by the Reorganized Debtors, the Disbursing Agent, or such other person designated by the Reorganized Debtors or Disbursing Agent and the holder fails to comply before the earlier of (i) the date that is one hundred and eighty (180) days after the request is made and (ii) the date that is one hundred and eighty (180) days after the date of distribution, the amount of such distribution shall irrevocably revert to the applicable Reorganized Debtor and any Claim in respect of such distribution shall be discharged and forever barred from assertion against such Reorganized Debtor or its respective property.

G.	Procedures for Resolving Claims
i.	Allowance of Claims

Except as expressly provided in the Plan (including as provided in sections 4.3 and 4.4 of the Plan) or in any order entered in the Chapter 11 Cases before the Effective Date (including the Confirmation Order), no Claim shall become an Allowed Claim unless and until such Claim is deemed Allowed pursuant to the Plan or a Final Order, including the Confirmation Order (when it becomes a Final Order), Allowing such Claim.  On and after the Effective Date, each of the Debtors or the Reorganized Debtors, as applicable, shall have and retain any and all rights and defenses with respect to any Claim immediately before the Effective Date.

ii.	Objections to Claims

(a)Except as otherwise expressly provided in the Plan and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, after the Effective Date, the Reorganized Debtors, shall have the authority (i) to file, withdraw, or litigate to judgment objections to Claims; (ii) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (iii) to administer and adjust the Debtors’ claims register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

(b)Any objections to a Claim shall be filed on or before the date that is the later of (i) one hundred eighty (180) days after the Effective Date and (ii) such later date as may be fixed by the Bankruptcy Court, after notice and a hearing, upon a motion by the Reorganized Debtors, as such deadline may be extended from time to time; provided, that the expiration of such period shall not limit or affect the Debtors’ or the Reorganized Debtors’ rights to dispute Claims asserted in the ordinary course of business other than through a Proof of Claim.

iii.	Estimation of Claims

Before or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, may at any time request that the Bankruptcy Court estimate any Disputed Claim or Disputed Interest that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or Interest or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim or Interest, including during the litigation of any objection to any Claim or Interest or during the appeal relating to such objection.  In the event that the Bankruptcy Court estimates any Disputed, contingent, or unliquidated Claim or Interest, that estimated amount shall constitute a maximum limitation on such Claim or Interest for all purposes under the Plan (including for purposes of distributions), and the Debtors or the Reorganized Debtors, as applicable, may elect to pursue any supplemental proceedings to object to any ultimate distribution on such Claim or Interest.  Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any holder of a Claim or Interest that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation unless such holder has filed a motion requesting the right to seek such reconsideration on or before twenty-one (21) calendar days after the date on which such Claim or Interest is estimated.

iv.	Disputed Claims Reserve

On or before the Effective Date, the Debtors (with the reasonable consent of the Required Consenting Noteholders) or Reorganized Debtors, as applicable, shall establish one or more reserves with respect to amounts that would otherwise be distributable to holders of Unsecured Claims and Section 510(b) Claims that are Disputed Claims as of the Distribution Record Date (for the avoidance of doubt, deducting such amounts, if any, from the recoveries set forth in sections 4.7(a) and 4.14(a) of the Plan, respectively), which reserves shall be administered by the Debtors, the Reorganized Debtors, or the Distribution Agent, as applicable.  After the Effective Date, the Reorganized Debtors or the Distribution Agent shall hold such assets in such reserve(s) in trust for the benefit of those holders, if any, of Unsecured Claims and Section 510(b) Claims that are Disputed Claims as of the Distribution Record Date that are determined to be Allowed after the Distribution Record.  The Reorganized Debtors or the Distribution Agent shall distribute such amounts (net of any expenses, including any allocable taxes incurred or payable by the Disputed Claims reserve, including in connection with such distribution), as provided in the Plan, as such Claims are resolved by a Final Order or agreed to by settlement, and such amounts will be distributable on account of such Claims as such amounts would have been distributable had such Claims been Allowed Claims as of the Effective Date under Articles IV and VI of the Plan solely to the extent of the amounts available in the applicable reserve(s).

At such time as all Unsecured Claims and Section 510(b) Claims that are Disputed Claims as of the Distribution Record Date have been resolved, any remaining assets in the Disputed Claims reserve (net of any expenses, including any allocable taxes incurred or payable by the Disputed Claims reserve, including in connection with such distribution) shall be distributed to holders of Allowed Unsecured Claims and Allowed Section 510(b) Claims in accordance with the terms of Article IV of the Plan.

Subject to definitive guidance from the Internal Revenue Service or a court of competent jurisdiction to the contrary, or the receipt of a determination by the Internal Revenue Service, the Debtors, the Reorganized Debtors or the Distribution Agent, as applicable, shall treat the Disputed Claims reserve(s) established under section 7.4 of the Plan as one or more “disputed ownership funds” governed by Treasury Regulation section 1.468B-9 and, to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes.  All parties (including the Debtors, the Reorganized Debtors, the Distribution Agent, and the holders of Disputed Claims) shall be required to report for tax purposes consistently with the foregoing.  The Reorganized Debtors or the Distribution Agent, as applicable, may request an expedited determination of taxes under section 505(b) of the Bankruptcy Code for all returns filed for or on behalf of the Disputed Claims reserve(s) for all taxable periods through the date on which final distributions are made.

Each Disputed Claims reserve shall be responsible for payment, out of the assets of such reserve, of any taxes imposed on the Disputed Claims reserve or its assets.  In the event, and to the extent, any Cash in the Disputed Claims reserve is insufficient to pay the portion of any such taxes attributable to the taxable income arising from the assets of such reserve (including any income that may arise upon the distribution of the assets in such reserve) or other expenses, assets of the Disputed Claims reserve (e.g., the New Common Stock) may be sold to pay such taxes or other expenses.

v.	Adjustment to Claims Register Without Objection

Any duplicate Claim or Interest or any Claim or Interest that has been paid or satisfied, or any Claim that has been amended or superseded, may be adjusted or expunged on the Claims Register by the Debtors or the Reorganized Debtors, as applicable, upon agreement between the parties in interest without a Claims objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

vi.	Disallowance of Claims

Any Claims (other than any Claims that are expressly deemed Allowed Claims pursuant to the Plan) held by Entities from which property is recoverable pursuant to a Cause of Action under section 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable pursuant to a Cause of Action under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed Disallowed pursuant to section 502(d) of the Bankruptcy Code, and holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and all sums due, if any, to the Debtors by that Entity have been turned over or paid to the Debtors or the Reorganized Debtors, as applicable.

vii.	Claim Resolution Procedures Cumulative

All of the objection, estimation, and resolution procedures in the Plan are intended to be cumulative and not exclusive of one another.  Claims may be estimated and subsequently settled, compromised, withdrawn, or resolved in accordance with the Plan without further notice or Bankruptcy Court approval.

viii.	No Distributions Pending Allowance

If an objection, motion to estimate, or other challenge to a Claim is filed, no payment or distribution provided under the Plan shall be made on account of such Claim unless and until (and only to the extent that) such Claim becomes an Allowed Claim.

ix.	Distributions after Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, distributions (if any) shall be made to the holder of such Allowed Claim in accordance with the provisions of the Plan.  As soon as practicable after the date on which the order or judgment of the Bankruptcy Court allowing any Disputed Claim becomes a Final Order, the Disbursing Agent shall provide to the holder of such Claim the distribution (if any) to which such holder is entitled under the Plan as of the Effective Date, without any interest to be paid on account of such Claim unless required by the Bankruptcy Code.

H.	Executory Contracts and Unexpired Leases
i.	General Treatment

(a)As of and subject to the occurrence of the Effective Date and the payment of any applicable Cure Amount, all executory contracts and unexpired leases to which any of the Debtors are parties shall be deemed assumed, unless such contract or lease (i) was previously assumed or rejected by the Debtors, pursuant to a Final Order of the Bankruptcy Court, (ii) previously expired or terminated pursuant to its own terms or by agreement of the parties thereto, (iii) is the subject of a motion to reject filed by the Debtors on or before the Confirmation Date, or (iv) is specifically designated as a contract or lease to be rejected on the Schedule of Rejected Contracts.

(b)Subject to (i) satisfaction of the conditions set forth in section 8.1(a) of the Plan, (ii) resolution of any disputes in accordance with section 8.2 of the Plan with respect to the contracts or leases subject to such disputes, and (iii) the occurrence of the Effective Date, entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the assumptions or rejections provided for in the Plan pursuant to sections 365(a) and 1123 of the Bankruptcy Code.  Each executory contract and unexpired lease assumed pursuant to the Plan shall vest in and be fully enforceable by the applicable Reorganized Debtor in accordance with its terms, except as modified by the provisions of the Plan, any Final Order of the Bankruptcy Court authorizing and providing for its assumption, or applicable law.

(c)To the maximum extent permitted by law, to the extent any provision in any executory contract or unexpired lease assumed pursuant to the Plan restricts or prevents, or purports to restrict or prevent, or is breached or deemed breached by, the assumption of such executory contract or unexpired lease (including any “change of control” provision), then such provision shall be deemed modified such that the transactions contemplated by the Plan shall not entitle the non-Debtor party thereto to terminate such executory contract or unexpired lease or to exercise any other default-related rights with respect thereto.

(d)The Debtors reserve the right, subject to the consent of the Required Consenting Noteholders and, solely with respect to the Exit Credit Facility Subsidiaries, the Required Consenting Bank Lenders, in each case, such consent not to be unreasonably withheld, on or before 5:00 p.m. (prevailing Central Time) on the date that is seven (7) days before the Confirmation Hearing, or such other time as may be agreed in writing between the Debtors and the applicable counterparty, to amend the Schedule of Rejected Contracts to add or remove any executory contract or unexpired lease; provided that if the Confirmation Hearing is adjourned or continued, such amendment right shall be extended to 5:00 p.m. (prevailing Central Time) on the date that is seven (7) days before the rescheduled or continued Confirmation Hearing, and this proviso shall apply in the case of any and all subsequent adjournments and continuances of the Confirmation Hearing; provided, further that the Debtors may amend the Schedule of Rejected Contracts to add or delete any executory contracts or unexpired leases after such date to the extent agreed with the relevant counterparties and entry of an order of the Bankruptcy Court.

ii.	Determination of Assumption and Cure Disputes; Deemed Consent

(a)The Debtors shall file, as part of the Plan Supplement, the Schedule of Rejected Contracts.  At least ten (10) days before the deadline to object to confirmation of the Plan, the Debtors shall serve a notice on parties to executory contracts or unexpired leases to be assumed, assumed and assigned, or rejected reflecting the Debtors’ intention to potentially assume, assume and assign, or reject the contract or lease in connection with the Plan and, where applicable, setting forth the proposed Cure Amount (if any).  Any objection by a counterparty to an executory contract or unexpired lease to the proposed assumption, assumption and assignment, or related Cure Amount must be filed, served, and actually received by the Debtors within seven (7) days of the service of the assumption notice, or such shorter period as agreed to by the parties or authorized by the Bankruptcy Court.  Any counterparty to an executory contract or unexpired lease that does not timely object to the notice of the proposed assumption of such executory contract or unexpired lease shall be deemed to have assented to assumption of the applicable executory contract or unexpired lease notwithstanding any provision thereof that purports to (i) prohibit, restrict, or condition the transfer or assignment of such contract or lease; (ii) terminate or modify, or permit the termination or modification of, a contract or lease as a result of any direct or indirect transfer or assignment of the rights of any Debtor under such contract or lease or a change, if any, in the ownership or control to the extent contemplated by the Plan; (iii) increase, accelerate, or otherwise alter any obligations or liabilities of any Debtor or any Reorganized Debtor, as applicable, under such executory contract or unexpired lease; or (iv) create or impose a Lien upon any property or Asset of any Debtor or any Reorganized Debtor, as applicable.  Each such provision shall be deemed to not apply to the assumption of such executory contract or unexpired lease pursuant to the Plan and counterparties to assumed executory contracts or unexpired leases that fail to object to the proposed assumption in accordance with the terms set forth in section 8.2(a) of the Plan, shall forever be barred and enjoined from objecting to the proposed assumption or to the validity of such assumption (including with respect to any Cure Amounts or the provision of adequate assurance of future performance), or taking actions prohibited by the foregoing or the Bankruptcy Code on account of transactions contemplated by the Plan.

(b)If there is an Assumption Dispute pertaining to assumption of an executory contract or unexpired lease (other than a dispute pertaining to a Cure Amount), such dispute shall be heard by the Bankruptcy Court prior to such assumption being effective, provided, that the Debtors (with the consent of the Required Consenting Noteholders, such consent not to be unreasonably withheld and, solely with respect to the Exit Credit Facility Subsidiaries, the Required Consenting Bank Lenders, such consent not to be unreasonably withheld) or the Reorganized Debtors, as applicable, may settle any dispute regarding the Cure Amount or the nature thereof without any further notice to any party or any action, order, or approval of the Bankruptcy Court.

(c)To the extent an Assumption Dispute relates solely to the Cure Amount, the Debtors may assume and/or assume and assign the applicable executory contract or unexpired lease prior to the resolution of the Assumption Dispute; provided, that the Debtors or the Reorganized Debtors, as applicable, reserve Cash in an amount sufficient to pay the full amount reasonably asserted as the required cure payment by the non-Debtor party to such executory contract or unexpired lease (or such smaller amount as may be fixed or estimated by the Bankruptcy Court or otherwise agreed to by such non-Debtor party and the applicable Reorganized Debtor).

(d)Subject to resolution of any dispute regarding any Cure Amount, all Cure Amounts shall be satisfied by the Debtors or Reorganized Debtors, as the case may be, upon assumption of the underlying contracts and unexpired leases.  Assumption of any executory contract or unexpired lease pursuant to the Plan, or otherwise, shall result in the full release and satisfaction of any Claims or defaults, subject to satisfaction of the Cure Amount, whether monetary or nonmonetary, including defaults of provisions restricting the change in control or ownership interest composition or other bankruptcy-related defaults, arising under any assumed executory contract or unexpired lease at any time before the effective date of the assumption.  Any proofs of claim filed with respect to an executory contract or unexpired lease that has been assumed or assigned shall be deemed disallowed and expunged, without further notice to or action, order or approval of the Bankruptcy Court or any other Entity, upon the deemed assumption of such contract or unexpired lease.

iii.	Rejection Damages Claims

Unless otherwise provided by an order of the Bankruptcy Court, proofs of claim with respect to Claims arising from the rejection of executory contracts or unexpired leases, if any, must be filed with the Bankruptcy Court by the later of thirty (30) days from (i) the date of entry of an order of the Bankruptcy Court approving such rejection, (ii) the effective date of the rejection of such executory contract or unexpired lease, and (iii) the Effective Date.  Any Claims arising from the rejection of an executory contract or unexpired lease not filed within such time shall be Disallowed pursuant to the Confirmation Order or such other order of the Bankruptcy Court, as applicable, forever barred from assertion, and shall not be enforceable against, as applicable, the Debtors, the Estates, the Reorganized Debtors, or property of the foregoing parties, without the need for any objection by the Debtors or the Reorganized Debtors, as applicable, or further notice to, or action, order, or approval of the Bankruptcy Court or any other Entity, and any Claim arising out of the rejection of the executory contract or unexpired lease shall be deemed fully satisfied, released, and discharged, notwithstanding anything in the Schedules, if any, or a Proof of Claim to the contrary.  Claims arising from the rejection of the Debtors’ executory contracts or unexpired leases shall be classified as General Unsecured Claims and may be objected to in accordance with the provisions of section 7.2 of the Plan and applicable provisions of the Bankruptcy Code and Bankruptcy Rules.

iv.	Survival of the Debtors’ Indemnification Obligations

(a)All Indemnification Obligations shall be deemed and treated as executory contracts to be assumed by the Debtors under the Plan and shall continue as obligations of the Reorganized Debtors on terms reasonably acceptable to the Debtors and Required Consenting Noteholders; provided, that the Indemnification Obligations assumed pursuant to the Plan shall be on terms and conditions reasonably acceptable to the Debtors and the Required Consenting Noteholders.  Any claim based on the Debtors’ Indemnification Obligations that are assumed under the Plan shall not be a Disputed Claim or subject to any objection in either case by reason of section 502(e)(1)(B) of the Bankruptcy Code.

(b)In accordance with the foregoing, the Reorganized Debtors shall cooperate with current and former officers, directors, members, managers, agents, or employees in relation to the Indemnification Obligations assumed under the Plan, including responding to reasonable requests for information and providing access to attorneys, financial advisors, accountants and other professionals with knowledge of matters relevant to any such claim covered by an Indemnification Obligation assumed under the Plan, including any claim or Cause of Action arising under any state or federal securities laws.

v.	Employment Arrangements

(a)All Employment Arrangements shall be treated as executory contracts under the Plan and deemed assumed on the Effective Date pursuant to sections 365 and 1123 of the Bankruptcy Code (which assumption shall include any modifications to such employments agreements, including, without limitation, modifications to the terms of any retention or incentive agreements for senior executives of the Debtors, as requested by the Required Consenting Noteholders).  Any assumption of the Employment Arrangements hereunder shall not trigger any applicable change of control, immediate vesting, termination, or similar provisions therein. No participant shall have rights under the Benefit Plans and Employment Arrangements assumed pursuant to the Plan other than those existing immediately before such assumption.

(b)Any amounts outstanding under the Debtors’ two-tier key employee retention program for certain key employees shall be paid no later than the Effective Date.

(c)Notwithstanding anything to the contrary in the Plan, the Reorganized Debtors shall continue to honor all retiree benefits in accordance with section 1129(a)(13) of the Bankruptcy Code, and the obligations thereunder shall be paid in accordance with the terms thereof.

vi.	Insurance Policies

(a)In addition, after the Effective Date, the Reorganized Debtors shall not terminate or otherwise reduce the coverage under any D&O Policy, and all members, managers, directors, and officers who served in such capacity at any time before the Effective Date shall be entitled to the full benefits of any such policy for the full term of such policy regardless of whether such members, managers, directors, and/or officers remain in such positions after the Effective Date, in each case, to the extent set forth in such policies.

(b)Notwithstanding anything to the contrary in the Plan, Plan Supplement, any claims bar date notice or claim objection, or any other document related to any of the foregoing:  (i) each of the Debtors’ Insurance Policies are treated as Executory Contracts under the Plan, and unless otherwise provided in the Plan, on the Effective Date, each Insurance Policy to which the Debtors are a party as of the Effective Date shall be assumed by the Reorganized Debtors in their entirety pursuant to sections 105 and 365 of the Bankruptcy Code unless such Insurance Policy (A) was rejected by the Debtors prior to the Effective Date pursuant to a Bankruptcy Court order or (B) is the subject of a motion to reject pending on the Effective Date; (ii) nothing in the Plan, Plan Supplement, or any other order of the Bankruptcy Court (including any other provision that purports to be preemptory or supervening) (A) alters, modifies, or otherwise amends the terms and conditions of (or the coverage provided by) any of the Insurance Policies or (B) alters or modifies the duty, if any, that the Insurers have to pay claims covered by such Insurance Policies and their rights, if any, to seek payment or reimbursement from the Debtors or the Reorganized Debtors or draw on any collateral or security therefor; (iii) nothing shall alter, modify, amend, affect, impair, or prejudice the legal, equitable or contractual rights, obligations, and defenses of the Insurers, insureds, Debtors, and the Reorganized Debtors, as applicable, under the Insurance Policies in any manner, and such Insurers, insureds, Debtors, and the Reorganized Debtors, as applicable, shall retain all rights and defenses under such Insurance Policies, and such Insurance Policies shall apply to, and be enforceable by and against, the insureds and the Reorganized Debtors, as applicable, in the same manner and according to the same terms and practices applicable to the Debtors, as existed prior to the Effective Date; and (iv) the automatic stay set forth in section 362(a) of the Bankruptcy Code and the injunctions set forth in Article X of the Plan, if and to the extent applicable, shall be deemed lifted without further order of the Bankruptcy Court, solely to permit:  (A) claimants with valid workers’ compensation claims or direct action claims against an Insurer under applicable non-bankruptcy law to proceed with their claims; and (B) the Insurers to administer, handle, defend, settle, and/or pay, in the ordinary course of business and without further order of the Bankruptcy Court, (I) workers’ compensation claims, (II) claims where a claimant asserts a direct claim against any Insurer under applicable non-bankruptcy law, or an order has been entered by the Bankruptcy Court granting a claimant relief from the automatic stay or the injunctions set forth in Article X of the Plan, if and to the extent applicable, to proceed with its claim, and (III) all costs in relation to each of the foregoing.

vii.	Tax Agreements

Notwithstanding anything to the contrary in the Plan Documents, the Plan, the Plan Supplement, any claims bar date notice or claim objection, and any other document related to any of the foregoing, any written tax sharing agreements to which the Debtors are a party (of which the principal purpose is the allocation of taxes) in effect as of the date of the Confirmation Order shall be deemed and treated as executory contracts pursuant to the Plan and, to the extent the Debtors determine, with the consent of the Required Consenting Noteholders and, solely with respect to the Exit Credit Facility Subsidiaries, the Required Consenting Bank Lenders (in each case, which consent shall not be unreasonably withheld) that such agreements are beneficial to the Debtors, shall be assumed by the Debtors and Reorganized Debtors and shall continue in full force and effect thereafter in accordance with their respective terms, unless any such tax sharing agreement (of which the principal purpose is the allocation of taxes) otherwise is specifically rejected pursuant to a separate order of the Bankruptcy Court or is the subject of a separate rejection motion filed by the Debtors in accordance with section 8.1 of the Plan.  Unless otherwise noted hereunder, all other written tax sharing agreements to which the Debtors are a party (of which the principal purpose is the allocation of taxes) shall vest in the Reorganized Debtors and the Reorganized Debtors may take all actions as may be necessary or appropriate to ensure such vesting as contemplated herein.

viii.	Modifications, Amendments, Supplements, Restatements, or Other Agreements

Unless otherwise provided in the Plan or by separate order of the Bankruptcy Court, each executory contract and unexpired lease that is assumed shall include any and all modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instruments, or other document is listed in any notices of assumed contracts.

ix.	Reservation of Rights

(a)Neither the exclusion nor the inclusion by the Debtors of any contract or lease on any exhibit, schedule, or other annex to the Plan or in the Plan Supplement, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is or is not an executory contract or unexpired lease or that the Debtors or the Reorganized Debtors or their respective affiliates has any liability thereunder.

(b)Except as explicitly provided in the Plan, nothing in the Plan shall waive, excuse, limit, diminish, or otherwise alter any of the defenses, claims, Causes of Action, or other rights of the Debtors or the Reorganized Debtors under any executory or non-executory contract or unexpired or expired lease.

(c)Nothing in the Plan shall increase, augment, or add to any of the duties, obligations, responsibilities, or liabilities of the Debtors or the Reorganized Debtors, as applicable, under any executory or non-executory contract or unexpired or expired lease.

(d)If there is a dispute regarding whether a contract or lease is or was executory or unexpired at the time of its assumption under the Plan, the Debtors or Reorganized Debtors, as applicable, shall have thirty (30) days following entry of a Final Order resolving such dispute to alter their treatment of such contract or lease.

I.	Conditions Precedent to the Occurrence of the Effective Date
i.	Conditions Precedent to Effective Date

The Effective Date shall not occur unless all of the following conditions precedent have been satisfied or waived in accordance with the Plan:

(a)the Plan Supplement has been filed;

(b)the Bankruptcy Court has entered the Confirmation Order and such Confirmation Order has not been stayed, modified, or vacated;

(c)the RSA shall be in full force and effect and binding on all parties thereto and not be (i) identified on the Schedule of Rejected Contracts or (ii) subject of a pending motion to reject executory contracts, all conditions shall have been satisfied thereunder, and no default shall exist thereunder that has not otherwise been cured or waived;

(d)the conditions to the effectiveness of the Exit Credit Facility Documents, New Senior Secured Notes Documents, and New Convertible Notes Documents have been satisfied or waived in accordance with the terms thereof, and the Exit Credit Facility Documents, New Senior Secured Notes Documents, and New Convertible Notes Documents are in full force and effect and binding on all of the respective parties thereto;

(e)the Debtors shall have implemented the Restructuring Transactions and all other transactions contemplated by the Plan and the RSA in a manner consistent in all material respects with the Plan and RSA and otherwise reasonably acceptable to the parties entitled to consent thereunder;

(f)all outstanding Restructuring Expenses incurred, or estimated to be incurred, through the Effective Date (or, with respect to necessary post-Effective Date activities, after the Effective Date), to the extent invoiced before the Effective Date, shall have been paid in full in Cash by the Debtors in accordance with, and subject to, the terms of the RSA;

(g)all governmental approvals, including Bankruptcy Court approval, necessary to effectuate the Restructuring Transactions shall have been obtained and all applicable waiting periods have expired;

(h)all actions, documents (including the Plan Documents), and agreements necessary to implement and consummate the Plan shall have been effected or executed and binding on all parties thereto, in form and substance consistent in all respects with the RSA and reasonably acceptable to the relevant parties under the RSA (other than the New Corporate Governance Documents, which shall be acceptable to the Required Consenting Non-Crossholders and the Required Consenting Crossholders in their sole discretion as provided for in the Plan), and shall not have been modified in a manner inconsistent with the RSA;

(i)the New Corporate Governance Documents, in form and substance acceptable to the Required Consenting Noteholders, and Exit Credit Facility Borrower New Corporate Governance Documents, in form and substance acceptable to the Required Consenting Noteholders and Required Consenting Bank Lenders, shall have been adopted and (where required by applicable law) filed with the applicable authorities of the relevant jurisdictions of organization and shall have become effective in accordance with such jurisdiction’s corporate, limited liability company, or alternative comparable laws, as applicable;

(j)the Debtors shall have sufficient Cash on hand to make all Cash payments required to be made on the Effective Date pursuant to the Plan;

(k)the issuance of the New Convertible Notes shall be approved by the Bankruptcy Court on terms substantially similar to the terms set forth in the Plan Documents; and

(l)the Fee Escrow Account shall have been established and funded with Cash in accordance with section 2.2(b) of the Plan.

ii.	Waiver of Conditions Precedent

(a)Each of the conditions precedent to the occurrence of the Effective Date may be waived in writing by (i) solely with respect to the condition precedent to the occurrence of the Effective Date set forth in section 9.1(l) of the Plan, the Debtors, the Required Consenting Noteholders, and the Creditors’ Committee and (ii) with respect to all other conditions precedent to the occurrence of the Effective Date, in each case, the Debtors and the parties holding applicable consent rights pursuant to the Plan or RSA, as applicable, with respect to such condition precedent without leave of or order of the Bankruptcy Court.  If any such condition precedent is waived pursuant to this section and the Effective Date occurs, each party agreeing to waive such condition precedent shall be estopped from withdrawing such waiver after the Effective Date or otherwise challenging the occurrence of the Effective Date on the basis that such condition was not satisfied, the waiver of such condition precedent shall benefit from the “equitable mootness” doctrine, and the occurrence of the Effective Date shall foreclose any ability to challenge the Plan in any court.  If the Plan is confirmed for fewer than all of the Debtors, only the conditions applicable to the Debtor or Debtors for which the Plan is confirmed must be satisfied or waived for the Effective Date to occur.

(b)Except as otherwise provided herein, all actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously and no such action shall be deemed to have occurred prior to the taking of any other such action.

(c)The stay of the Confirmation Order pursuant to Bankruptcy Rule 3020(e) shall be deemed waived by and upon the entry of the Confirmation Order, and the Confirmation Order shall take effect immediately upon its entry.

iii.	Effect of Failure of a Condition

If the conditions listed in section 9.1 of the Plan are not satisfied or waived in accordance with section 9.2 of the Plan on or before the Effective Date, the Plan shall be null and void in all respects and nothing contained in the Plan or this Disclosure Statement shall (i) constitute a waiver or release of any Claims by or against or any Interests in the Debtors, (ii) prejudice in any manner the rights of any Person, or (iii) constitute an admission, acknowledgement, offer, or undertaking by the Debtors, any of the Consenting Creditors, or any other Person.

iv.	Substantial Consummation

“Substantial Consummation” of the Plan, as defined in section 1101(2) of the Bankruptcy Code, shall be deemed to occur on the Effective Date.

J.	Effect of Confirmation
i.	Binding Effect

Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code, and subject to the occurrence of the Effective Date, on and after entry of the Confirmation Order, the provisions of the Plan shall bind every holder of a Claim against or Interest in any Debtor and inure to the benefit of and be binding on such holder’s respective successors and assigns, regardless of whether the Claim or Interest of such holder is Impaired under the Plan and whether such holder has accepted the Plan.

ii.	Vesting of Assets

Except as otherwise provided in the Plan or any Plan Document, on and after the Effective Date, pursuant to sections 1141(b) and (c) of the Bankruptcy Code, all Assets of the Estates, including all claims, rights, and Causes of Action and any property acquired by the Debtors under or in connection with the Plan, shall vest in each respective Reorganized Debtor free and clear of all Claims, Liens, encumbrances, charges, and other interests.  Subject to the terms of the Plan, on and after the Effective Date, the Reorganized Debtors may operate their businesses and may use, acquire, and dispose of property and prosecute, compromise, or settle any Claims (including any Administrative Expense Claims) and Causes of Action without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or the Bankruptcy Rules other than restrictions expressly imposed by the Plan or the Confirmation Order.  Without limiting the foregoing, the Reorganized Debtors may pay the charges that they incur on or after the Effective Date for Professional Persons’ fees, disbursements, expenses, or related support services without application to or order of the Bankruptcy Court.  For the avoidance of doubt, to the extent confirmation of the Plan is revoked and the Chapter 11 Cases subsequently are converted to cases under chapter 7 of the Bankruptcy Code, the applicable provisions of chapter 7 and chapter 11 of the Bankruptcy Code, as applicable, shall apply.

iii.	Discharge of Claims Against and Interests in Debtors

Upon the Effective Date and in consideration of the distributions to be made under the Plan, except as otherwise expressly provided in the Plan or in the Confirmation Order, each holder (as well as any trustee or agents on behalf of each holder) of a Claim or Interest and any affiliate of such holder shall be deemed to have forever waived, released, and discharged the Debtors, to the fullest extent permitted by section 1141 of the Bankruptcy Code, of and from any and all Claims, Interests, rights, and liabilities that arose prior to the Effective Date.  Except as otherwise provided in the Plan, upon the Effective Date, all such holders of Claims and Interests and their affiliates shall be forever precluded and enjoined, pursuant to sections 105, 524, and 1141 of the Bankruptcy Code, from prosecuting or asserting any such discharged Claim against or terminated Interest in any Debtor or Reorganized Debtor, or any of their Assets or property, whether or not such holder has filed a Proof of Claim and whether or not the facts or legal bases therefor were known or existed prior to the Effective Date.

iv.	Pre-Confirmation Injunctions and Stays

Unless otherwise provided in the Plan or a Final Order of the Bankruptcy Court, all injunctions and stays arising under or entered during the Chapter 11 Cases, whether under sections 105 or 362 of the Bankruptcy Code or otherwise, and in existence on the date of entry of the Confirmation Order, shall remain in full force and effect until the later of the Effective Date and the date indicated in the order providing for such injunction or stay.

v.	Injunction against Interference with Plan

Upon entry of the Confirmation Order, all holders of Claims and Interests and all other parties in interest, along with their respective present and former affiliates, employees, agents, officers, directors, and principals, shall be enjoined from taking any action to interfere with the implementation or the occurrence of the Effective Date.

vi.	Plan Injunction

(a)Except as otherwise provided in the Plan or in the Confirmation Order, as of the entry of the Confirmation Order but subject to the occurrence of the Effective Date, all Persons who have held, hold, or may hold Claims against or Interests in any or all of the Debtors and other parties in interest, along with their respective present or former employees, agents, officers, directors, principals, and affiliates, are permanently enjoined after the entry of the Confirmation Order from (i) commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding of any kind (including any proceeding in a judicial, arbitral, administrative, or other forum) against or affecting, directly or indirectly, a Debtor, a Reorganized Debtor, or an Estate or the property of any of the foregoing, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons mentioned in this subsection (i) or any property of any such transferee or successor, (ii) enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree, or order against a Debtor, a Reorganized Debtor, or an Estate or its property, or any direct or indirect transferee of any property of, or direct or indirect successor in interest to, any of the foregoing Persons mentioned in this subsection (ii) or any property of any such transferee or successor, (iii) creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any encumbrance of any kind against a Debtor, a Reorganized Debtor, or an Estate or any of its property, or any direct or indirect transferee of any property of, or successor in interest to, any of the foregoing Persons mentioned in this subsection (iii) or any property of any such transferee or successor, (iv) acting or proceeding in any manner, in any place whatsoever, that does not conform to or comply with the provisions of the Plan, and the Plan Documents, to the full extent permitted by applicable law, and (v) commencing or continuing, in any manner or in any place, any action that does not comply with or is inconsistent with the provisions of the Plan and the Plan Documents.

(b)By accepting distributions pursuant to the Plan, each holder of an Allowed Claim or Interest shall be deemed to have affirmatively and specifically consented to be bound by the Plan, including the injunctions set forth in section 10.6 of the Plan.

vii.	Releases

(a)Releases by Debtors.  As of the Effective Date, except for the rights and remedies that remain in effect from and after the Effective Date to enforce the Plan and the obligations contemplated by the Plan Documents or as otherwise provided in any order of the Bankruptcy Court, for good and valuable consideration, the adequacy of which is hereby confirmed, including the service of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the Restructuring Transactions, on and after the Effective Date, the Released Parties shall be deemed conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged, to the maximum extent permitted by law, by the Debtors, the Reorganized Debtors, and the Estates, in each case on behalf of themselves and their respective successors, assigns, and representatives and any and all other Persons that may purport to assert any Cause of Action derivatively, by or through the foregoing Persons, from any and all claims and Causes of Action (including any derivative claims, asserted or assertable on behalf of the Debtors, the Reorganized Debtors, or the Estates, which include, for the avoidance of doubt, all claims and Causes of Action asserted or assertable in the Securities Class Action), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, contract, tort, or otherwise, by statute, violations of federal or state securities laws or otherwise that the Debtors, the Reorganized Debtors, the Estates, or their affiliates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Chapter 11 Cases, the Restructuring Transactions, the Restructuring, the Wells Fargo Adversary Proceeding, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements between any Debtor and any Released Party, the restructuring of Claims and Interests before or during the Chapter 11 Cases, the negotiation, formulation, preparation, or consummation of the Plan, the RSA, the Plan Documents or related agreements, instruments, or other documents relating thereto, or the solicitation of votes with respect to the Plan, in all cases based upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date; provided, that nothing herein shall be construed to release any Released Party from Claims or Causes of Action arising out of or related to any act or omission of a Released Party that is a criminal act or constitutes intentional fraud, gross negligence or willful misconduct as determined by a Final Order.

Notwithstanding anything to the contrary herein, as of the Effective Date, all claims and Causes of Action arising under chapter 5 of the Bankruptcy Code that exist or may exist against the Senior Unsecured Notes Trustee, the holders of Senior Unsecured Notes Claims, the First Lien Credit Facility Administrative Agent, the holders of First Lien Credit Facility Claims, or Consenting Crossholders shall be released and discharged to the maximum extent permitted by law.

Entry of the Confirmation Order by the Bankruptcy Court shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases in section 10.7(a) of the Plan (the “Debtor Releases”), which includes by reference each of the related provisions and definitions under the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Debtor Releases are:  (i) in exchange for the good and valuable consideration provided by the Released Parties, (ii) a good faith settlement and compromise of the released Claims released by the Debtors, the Reorganized Debtors, and the Estates, as applicable, (iii) in the best interests of the Debtors, the Estates, and all holders of Claims and Interests, (iv) fair, equitable and reasonable, (v) given and made after due notice and opportunity for hearing, and (vi) a bar to any of the Debtors, the Reorganized Debtors, and the Estates, as applicable, asserting any Claim or Cause of Action released pursuant to the Debtor Releases.

(b)Releases by Holders of Claims or Interests.  As of the Effective Date, except for the rights that remain in effect from and after the Effective Date to enforce the Plan and the Plan Documents and the obligations contemplated by the Restructuring Transactions, for good and valuable consideration, the adequacy of which is hereby confirmed, including the service and contribution of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the Restructuring Transactions, on and after the Effective Date, the Released Parties shall be deemed conclusively, absolutely, unconditionally, irrevocably, and forever released and discharged, to the maximum extent permitted by law, by the Releasing Parties, in each case from any and all claims and Causes of Action whatsoever (including any derivative claims, asserted or assertable on behalf of the Debtors, the Reorganized Debtors, or their Estates), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, accrued or unaccrued, existing or hereinafter arising, whether in law or equity, whether sounding in tort or contract, whether arising under federal or state statutory or common law, or any other applicable international, foreign, or domestic law, rule, statute, regulation, treaty, right, duty, requirement or otherwise, that such holders or their estates, affiliates, heirs, executors, administrators, successors, assigns, managers, accountants, attorneys, representatives, consultants, agents, and any other Persons claiming under or through them would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest or other Person, based on or relating to, or in any manner arising from, in whole or in part, the Debtors, the Reorganized Debtors, or their Estates, the Chapter 11 Cases, the Wells Fargo Adversary Proceeding, the purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors (including all claims and Causes of Action asserted or assertable in the Securities Class Action), the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the business or contractual arrangements or interactions between any Debtor and any Released Party, the Wells Fargo Adversary Proceeding, the Restructuring Transactions, the restructuring of any Claim or Interest before or during the Chapter 11 Cases, the Plan Documents, and related agreements, instruments, and other documents, and the negotiation, formulation, preparation, or implementation thereof, the solicitation of votes with respect to the Plan, or any other act or omission; provided, that nothing herein shall be construed to release any Released Party from Claims or Causes of Action (including Claims or Causes of Action asserted or assertable in the Securities Class Action) arising out of or related to any act or omission of a Released Party that is a criminal act or constitutes intentional fraud, gross negligence or willful misconduct as determined by a Final Order.

Notwithstanding anything to the contrary herein, as of the Effective Date, all claims and Causes of Action arising under chapter 5 of the Bankruptcy Code that exist or may exist against the Senior Unsecured Notes Trustee, the holders of Senior Unsecured Notes Claims, the First Lien Credit Facility Administrative Agent, the holders of First Lien Credit Facility Claims, or Consenting Crossholders shall be released and discharged to the maximum extent permitted by law.

Entry of the Confirmation Order by the Bankruptcy Court shall constitute the Bankruptcy Court’s approval, pursuant to Bankruptcy Rule 9019, of the releases in section 10.7(b) of the Plan (the “Third-Party Releases”), which includes by reference each of the related provisions and definitions under the Plan, and further, shall constitute the Bankruptcy Court’s finding that the Third-Party Releases are:  (i) consensual, (ii) essential to the confirmation of the Plan, (iii) given in exchange for the good and valuable consideration provided by the Released Parties, (iv) a good faith settlement and compromise of the Claims released by the Third-Party Releases, (v) in the best interests of the Debtors and their Estates, (vi) fair, equitable and reasonable, (vii) given and made after due notice and opportunity for hearing, and (viii) a bar to any of the Releasing Parties asserting any Claim or Cause of Action released pursuant to the Third-Party Releases.

viii.	Exculpation

To the fullest extent permitted by applicable law, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from, any Claim, Interest, obligation, suit, judgment, damage, demand, debt, right, Cause of Action, loss, remedy, or liability for any claim in connection with or arising out of the administration of the Chapter 11 Cases; the negotiation and pursuit of the Exit Credit Facility, the New Senior Secured Notes, the New Convertible Notes, the New Common Stock, the New LP Units, the Management Incentive Plan, the Disclosure Statement, the Restructuring Support Agreement, the Restructuring Transactions, and the Plan (including the Plan Documents), or the solicitation of votes for, or confirmation of, the Plan; the funding of the Plan; the occurrence of the Effective Date; the Wells Fargo Adversary Proceeding; the administration of the Plan or the property to be distributed under the Plan; the issuance of securities under or in connection with the Plan; the postpetition purchase, sale, or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors; or the transactions in furtherance of any of the foregoing; other than Claims or Causes of Action arising out of or related to any act or omission of an Exculpated Party that is a criminal act or constitutes intentional fraud, gross negligence, or willful misconduct as determined by a Final Order, but in all respects the Exculpated Parties shall be entitled to reasonably rely upon the advice of counsel.  The Exculpated Parties have acted in compliance with the applicable provisions of the Bankruptcy Code with regard to the solicitation and distribution of securities pursuant to the Plan and, therefore, are not, and on account of such distributions shall not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or such distributions made pursuant to the Plan, including the issuance of securities thereunder.  This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable law or rules protecting such Exculpated Parties from liability.

ix.	Injunction Related to Releases and Exculpation

The Confirmation Order shall permanently enjoin the commencement or prosecution by any Person, whether directly, derivatively, or otherwise, of any Claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, losses, or liabilities released pursuant to the Plan, including the claims, obligations, suits, judgments, damages, demands, debts, rights, Causes of Action, and liabilities released or exculpated in the Plan or the Confirmation Order.

x.	Subordinated Claims

The allowance, classification, and treatment of all Allowed Claims and Interests and the respective distributions and treatments thereof under the Plan take into account and conform to the relative priority and rights of the Claims and Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, sections 510(a), 510(b), or 510(c) of the Bankruptcy Code, or otherwise.  Pursuant to section 510 of the Bankruptcy Code, the Debtors reserve the right to reclassify any Allowed Claim or Interest in accordance with any contractual, legal, or equitable subordination relating thereto.

xi.	Retention of Causes of Action and Reservation of Rights

Except as otherwise provided in the Plan, including sections 10.6, 10.7, 10.8 and 10.9 of the Plan, nothing contained in the Plan or the Confirmation Order shall be deemed to be a waiver or relinquishment of any rights, claims, Causes of Action, rights of setoff or recoupment, or other legal or equitable defenses that the Debtors had immediately prior to the Effective Date on behalf of the Estates or of themselves in accordance with any provision of the Bankruptcy Code or any applicable nonbankruptcy law, including any affirmative Causes of Action against parties with a relationship with the Debtors.  The Reorganized Debtors shall have, retain, reserve, and be entitled to assert all such claims, Causes of Action, rights of setoff or recoupment, and other legal or equitable defenses as fully as if the Chapter 11 Cases had not been commenced, and all of the Debtors’ legal and equitable rights in respect of any Unimpaired Claim may be asserted after the Confirmation Date and Effective Date to the same extent as if the Chapter 11 Cases had not been commenced.

xii.	Ipso Facto and Similar Provisions Ineffective

Any term of any prepetition policy, prepetition contract, or other prepetition obligation applicable to a Debtor shall be void and of no further force or effect with respect to any Debtor to the extent that such policy, contract, or other obligation is conditioned on, creates an obligation of the Debtor as a result of, or gives rise to a right of any Entity based on (i) the insolvency or financial condition of a Debtor, (ii) the commencement of the Chapter 11 Cases, (iii) the confirmation or consummation of the Plan, including any change of control that shall occur as a result of such consummation, or (iv) the Restructuring Transactions.

K.	Retention of Jurisdiction
i.	Retention of Jurisdiction

On and after the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction, pursuant to 28 U.S.C. §§ 1334 and 157, over all matters arising in or related to the Chapter 11 Cases for, among other things, the following purposes:

(a)to hear and determine motions and/or applications for the assumption or rejection of executory contracts or unexpired leases and any disputes over Cure Amounts resulting therefrom;

(b)to determine any motion, adversary proceeding, application, contested matter, and other litigated matter pending on or commenced after the entry of the Confirmation Order;

(c)to hear and resolve any disputes arising from or related to (i) any orders of the Bankruptcy Court granting relief under Bankruptcy Rule 2004 or (ii) any protective orders entered by the Bankruptcy Court in connection with the foregoing;

(d)to ensure that distributions to holders of Allowed Claims are accomplished as provided in the Plan and the Confirmation Order and to adjudicate any and all disputes arising from or relating to distributions under the Plan;

(e)to consider Claims or the allowance, classification, priority, compromise, estimation, or payment of any Claim;

(f)to enter, implement, or enforce such orders as may be appropriate in the event that the Confirmation Order is for any reason stayed, reversed, revoked, modified, or vacated;

(g)to issue and enforce injunctions, enter and implement other orders, and take such other actions as may be necessary or appropriate to restrain interference by any Person with the consummation, implementation, or enforcement of the Plan, the Confirmation Order, or any other order of the Bankruptcy Court;

(h)to hear and determine any application to modify the Plan in accordance with section 1127 of the Bankruptcy Code to remedy any defect or omission or reconcile any inconsistency in the Plan, this Disclosure Statement, or any order of the Bankruptcy Court, including the Confirmation Order, in such a manner as may be necessary to carry out the purposes and effects thereof;

(i)to hear and determine all Fee Claims;

(j)to resolve disputes concerning any reserves with respect to Disputed Claims or the administration thereof;

(k)to hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, the Confirmation Order, any transactions or payments in furtherance of either, or any agreement, instrument, or other document governing or related to any of the foregoing;

(l)to take any action and issue such orders, including any such action or orders as may be necessary after entry of the Confirmation Order or the occurrence of the Effective Date, as may be necessary to construe, enforce, implement, execute, and consummate the Plan;

(m)to determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(n)to hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code (including any requests for expedited determinations under section 505(b) of the Bankruptcy Code);

(o)to hear and determine any other matters related to the Chapter 11 Cases and not inconsistent with the Bankruptcy Code or title 28 of the United States Code;

(p)to resolve any disputes concerning whether a Person had sufficient notice of the Chapter 11 Cases, this Disclosure Statement, any solicitation conducted in connection with the Chapter 11 Cases, any claims bar date established in the Chapter 11 Cases, or any deadline for responding or objecting to a Cure Amount, in each case, for the purpose for determining whether a Claim or Interest is discharged hereunder or for any other purposes;

(q)to hear, adjudicate, decide, or resolve any and all matters related to ARTICLE X of the Plan, including the releases, discharge, exculpations, and injunctions issued thereunder;

(r)to hear and determine any rights, Claims, or Causes of Action held by or accruing to the Debtors pursuant to the Bankruptcy Code or pursuant to any federal statute or legal theory;

(s)to recover all Assets of the Debtors and property of the Estates, wherever located; and

(t)to enter a final decree closing each of the Chapter 11 Cases.

L.	Miscellaneous Provisions
i.	Exemption from Certain Transfer Taxes

Pursuant to section 1146 of the Bankruptcy Code, (i) the issuance, transfer or exchange of any securities, instruments or documents, (ii) the creation of any Lien, mortgage, deed of trust or other security interest, (iii) all sale transactions consummated by the Debtors and approved by the Bankruptcy Court on and after the Confirmation Date through and including the Effective Date, including any transfers effectuated under the Plan, (iv) any assumption, assignment, or sale by the Debtors of their interests in unexpired leases of nonresidential real property or executory contracts pursuant to section 365(a) of the Bankruptcy Code, (v) the grant of Collateral under the Exit Credit Facility Documents, the New Senior Secured Notes Documents, and the New Convertible Notes Documents and (vi) the issuance, renewal, modification, or securing of indebtedness by such means, and the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including the Confirmation Order, shall not be subject to any document recording tax, stamp tax, conveyance fee or other similar tax, mortgage tax, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, sales tax, use tax or other similar tax or governmental assessment.  Consistent with the foregoing, each recorder of deeds or similar official for any county, city or Governmental Unit in which any instrument hereunder is to be recorded shall, pursuant to the Confirmation Order, be ordered and directed to accept such instrument without requiring the payment of any filing fees, documentary stamp tax, deed stamps, stamp tax, transfer tax, intangible tax or similar tax.

ii.	Request for Expedited Determination of Taxes

The Debtors shall have the right to request an expedited determination under section 505(b) of the Bankruptcy Code with respect to tax returns filed, or to be filed, for any and all taxable periods ending after the Petition Date through the Effective Date.

iii.	Dates of Actions to Implement Plan

In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on or as soon as reasonably practicable after the next succeeding Business Day but shall be deemed to have been completed as of the required date.

iv.	Amendments

(a)Plan Modifications.  The Plan may be amended, modified, or supplemented by the Debtors in accordance with the terms of the Restructuring Support Agreement and with the consent of the parties entitled to consent thereunder, such consent not to be unreasonably withheld, and upon consultation with the Creditors’ Committee, and in the manner provided for by section 1127 of the Bankruptcy Code or as otherwise permitted by law, without additional disclosure pursuant to section 1125 of the Bankruptcy Code, except as otherwise ordered by the Bankruptcy Court.  In addition, after the Confirmation Date, so long as such action does not materially and adversely affect the treatment of holders of Allowed Claims pursuant to the Plan, the Debtors, with consent of the parties entitled to consent thereunder, such consent not to be unreasonably withheld, and upon consultation with the Creditors’ Committee, may remedy any defect or omission or reconcile any inconsistencies in the Plan or the Confirmation Order with respect to such matters as may be necessary to carry out the purposes of effects of the Plan, and any holder of a Claim or Interest that has accepted the Plan shall be deemed to have accepted the Plan as amended, modified, or supplemented.

(b)Certain Technical Amendments.  Prior to the Effective Date, the Debtors may make appropriate technical adjustments and modifications to the Plan with consent of the Required Consenting Creditors, such consent not to be unreasonably withheld, and upon consultation with the Creditors’ Committee, without further order or approval of the Bankruptcy Court; provided, that such technical adjustments and modifications do not adversely affect in a material way the treatment of holders of Claims or Interests under the Plan.

v.	Revocation or Withdrawal of Plan

Subject to the terms of the RSA, the Debtors reserve the right to revoke or withdraw the Plan prior to the Effective Date as to any or all of the Debtors.  If, with respect to a Debtor, the Plan has been revoked or withdrawn prior to the Effective Date, or if confirmation or the occurrence of the Effective Date as to such Debtor does not occur on the Effective Date, then, with respect to such Debtor (i) the Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount any Claim or Interest or Class of Claims or Interests), assumption or rejection of executory contracts or unexpired leases affected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (iii) nothing contained in the Plan shall (A) constitute a waiver or release of any Claim by or against, or any Interest in, such Debtor or any other Person, (B) prejudice in any manner the rights of such Debtor or any other Person, or (C) constitute an admission of any sort by any Debtor or any other Person.

vi.	Severability

If, prior to the entry of the Confirmation Order, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court, at the request of the Debtors, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted.  Notwithstanding any such holding, alteration, or interpretation by the Bankruptcy Court, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, Impaired, or invalidated by such holding, alteration, or interpretation.  The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with this section, is (i) valid and enforceable pursuant to its terms, (ii) integral to the Plan and may not be deleted or modified without the consent of the Debtors or the Reorganized Debtors (as the case may be) and the Required Consenting Creditors, and (iii) nonseverable and mutually dependent.

VII.
TRANSFER RESTRICTIONS AND
CONSEQUENCES UNDER FEDERAL SECURITIES LAWS

Section 1145 of the Bankruptcy Code generally exempts from registration under the Securities Act the offer or sale pursuant to a chapter 11 plan of a security of the debtor, of an affiliate participating in a joint plan with the debtor, or of a successor to the debtor under a plan, if such securities are offered or sold in exchange for a claim against, or interest in, the debtor or such affiliate, or principally in such exchange and partly for cash.  In reliance upon this exemption, the issuance and distribution of the New Senior Secured Notes, New Convertible Notes (and the New Common Stock issuable upon conversion thereof), New Common Stock, and New LP Units to holders of Senior Unsecured Notes Claims, Existing LP Common Units, Existing REIT Preferred Stock, and Existing REIT Common Stock, as applicable, under the Plan (including the New Convertible Notes issued pursuant to the Commitment Letters) shall be exempt, pursuant to section 1145 of the Bankruptcy Code, without further act or action by any Person, from registration under (i) the Securities Act and (ii) any applicable state or local law requiring registration for the issuance or distribution of securities.  The New Senior Secured Notes, New Convertible Notes (and the New Common Stock issuable upon conversion thereof), New Common Stock, and New LP Units issued pursuant to section 1145(a) of the Bankruptcy Code may be resold without registration under the Securities Act or other federal securities laws pursuant to the exemption provided by section 4(a)(1) of the Securities Act, unless the holder is an “underwriter” with respect to such Securities, as that term is defined in section 1145(b) of the Bankruptcy Code.  In addition, such section 1145 exempt Securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of the several states.

Section 1145(b) of the Bankruptcy Code defines “underwriter” for purposes of the Securities Act as one who, except with respect to ordinary trading transactions, (i) purchases a claim with a view to distribution of any security to be received in exchange for the claim, (ii) offers to sell securities issued under a plan for the holders of such securities, (iii) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution, or (iv) is an issuer, as used in Section 2(a)(11) of the Securities Act, with respect to such securities, which includes control persons of the issuer.

“Control,” as defined in Rule 405 of the Securities Act, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.  The legislative history of Section 1145 of the Bankruptcy Code suggests that a creditor who owns 10% or more of a class of voting securities of a reorganized debtor may be presumed to be a “controlling person” and, therefore, an underwriter.

Notwithstanding the foregoing, control person statutory underwriters may be able to sell securities without registration pursuant to the resale limitations of Rule 144 under the Securities Act, which permits the resale of securities received by such statutory underwriters pursuant to a chapter 11 plan, subject to applicable volume limitations, notice and manner of sale requirements, and certain other conditions.  Parties who believe they may be statutory underwriters as defined in section 1145 of the Bankruptcy Code are advised to consult with their own counsel as to the availability of the exemption provided by Rule 144.

Upon the Effective Date, the Reorganized Debtors anticipate that they will continue to be a reporting company under the Exchange Act, 15 U.S.C. §§ 78(a)–78(pp), subject to receiving the approval from the Required Consenting Noteholders.  If approved by the Required Consenting Noteholders the Reorganized Debtors shall use commercially reasonable efforts to have the New Common Stock (and the New Common Stock issuable upon exchange of the New Convertible Notes) listed on the New York Stock Exchange, NASDAQ, or another nationally recognized exchange, as soon as reasonably practicable, subject to meeting applicable listing requirements following the Effective Date; provided, that, regardless of the foregoing obligations, the Reorganized Debtors will use commercially reasonable efforts to qualify the New Common Stock for trading in the OTC Markets (formerly known as the Pink Sheets) or otherwise qualify the New Common Stock as “regularly traded” as defined in Treas. Reg. Section 1.897-9T(d) before the end of the calendar year that includes the Effective Date.

BECAUSE OF THE COMPLEX SUBJECTIVE NATURE OF THE QUESTION OF WHETHER A PARTICULAR PERSON MAY BE AN UNDERWRITER OR AN AFFILIATE AND THE HIGHLY FACT-SPECIFIC NATURE OF THE AVAILABILITY OF EXEMPTIONS FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING THE EXEMPTIONS AVAILABLE UNDER SECTION 1145 OF THE BANKRUPTCY CODE AND RULE 144 UNDER THE SECURITIES ACT, NONE OF THE DEBTORS OR THE REORGANIZED DEBTORS MAKE ANY REPRESENTATION CONCERNING THE ABILITY OF ANY PERSON TO DISPOSE OF THE SECURITIES TO BE ISSUED UNDER OR OTHERWISE ACQUIRED PURSUANT TO THE PLAN. THE DEBTORS RECOMMEND THAT POTENTIAL RECIPIENTS OF THE SECURITIES TO BE ISSUED UNDER OR OTHERWISE ACQUIRED PURSUANT TO THE PLAN CONSULT THEIR OWN COUNSEL CONCERNING WHETHER THEY MAY FREELY TRADE SUCH SECURITIES AND THE CIRCUMSTANCES UNDER WHICH THEY MAY RESELL SUCH SECURITIES.

VIII.
CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF PLAN

The following discussion summarizes certain United States (“U.S.”) federal income tax consequences of the implementation of the Plan to the Debtors (including, for purposes of this discussion, the Reorganized Debtors) and holders of Claims or Interests entitled to vote on the Plan.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Tax Code”), the U.S. Treasury Regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published administrative rules and pronouncements of the Internal Revenue Service (the “IRS”), all as in effect on the date hereof.  Changes in the rules or new interpretations of the rules may have retroactive effect and could significantly affect the U.S. federal income tax consequences described below.

The U.S. federal income tax consequences of the Plan are complex and subject to significant uncertainties.  The Debtors have not requested any ruling or determination from the IRS or any other taxing authority, nor have the Debtors requested an opinion of counsel, with respect to the tax consequences discussed herein, and the discussion below is not binding upon the IRS or the courts.  No assurance can be given that the IRS would not assert, or that a court would not sustain, a different position than any position discussed herein.

This summary does not address non-U.S., state or local income tax consequences of the Plan (including such consequences with respect to the Debtors) nor does it purport to address all aspects of U.S. federal income taxation that may be relevant to a holder in light of its individual circumstances or to a holder that may be subject to special tax rules, such as persons who are related to the Debtors within the meaning of the Tax Code, persons liable for alternative minimum tax or the base erosion and anti-abuse tax, persons subject to special tax accounting rules as a result of any item of gross income with respect to the Claims or Interests being taken into account in an applicable financial statement (as defined in section 451 of the Tax Code), persons whose functional currency is not the U.S. dollar, U.S. expatriates, broker-dealers, banks, mutual funds, insurance companies, financial institutions, small business investment companies, regulated investment companies, tax exempt organizations, controlled foreign corporations, passive foreign investment companies, partnerships (or other entities treated as partnerships or other pass-through entities), beneficial owners of partnerships (or other entities treated as partnerships or other pass-through entities), subchapter S corporations, persons who hold Claims or Interests as part of a straddle, hedge, conversion transaction, or other integrated investment, persons using a mark-to-market method of accounting, persons who are themselves in bankruptcy, and persons who own more than 10 percent of any class of stock (including warrants to acquire such stock) of the REIT.  Additionally, this discussion does not address any U.S. federal taxes other than income taxes.  The discussion is also not intended to apply to any person that acquires any of the New Common Stock in the secondary market.

This discussion assumes that a U.S. Holder (as defined below) of a Claim or Interest holds only Claims or Interests in a single Class, has held such Claims or Interests only as “capital assets” (within the meaning of section 1221 of the Tax Code) and will hold the Exit Credit Facility, New Senior Secured Notes, New Convertible Notes, New Common Stock, and New LP Units as capital assets.  This discussion also assumes that the various debt and other arrangements to which the Debtors are parties will be respected for U.S. federal income tax purposes in accordance with their form.

For purposes of this discussion, a “U.S. Holder” is a holder of a Claim or Interest that is: (1) an individual citizen or resident of the United States for U.S. federal income tax purposes; (2) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia; (3) an estate the income of which is subject to U.S. federal income taxation regardless of the source of such income; or (4) a trust (A) if a court within the United States is able to exercise primary jurisdiction over the trust’s administration and one or more United States persons (within the meaning of section 7701(a)(30) of the Tax Code) have authority to control all substantial decisions of the trust or (B) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.  For purposes of this discussion, a “Non-U.S. Holder” is any holder of a Claim or Interest that is neither a U.S. Holder nor a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a holder of a Claim or Interest, the tax treatment of the partner (or other beneficial owner) generally will depend upon the status of the partner (or other beneficial owner) and the activities of the partnership and the partner. Partnerships and partners (or other beneficial owners) of such partnerships (or other entities treated as partnerships or other pass-through entities) that are holders of Claims or Interests should consult their tax advisors regarding the U.S. federal income tax consequences of the Plan.

THE FOLLOWING SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING AND ADVICE BASED UPON THE INDIVIDUAL CIRCUMSTANCES PERTAINING TO A HOLDER OF A CLAIM OR INTEREST. ALL HOLDERS OF CLAIMS OR INTERESTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, NON-U.S., NON-INCOME, AND OTHER TAX CONSEQUENCES OF THE PLAN.

A.	Consequences to the Debtors and Certain Unitholders

The Operating Partnership is a partnership for U.S. federal income tax purposes.  The REIT owns common units and preferred units issued by the Operating Partnership through two qualified REIT subsidiaries—Holdings I and Holdings II, both of which are treated as disregarded entities for U.S. federal income tax purposes.  The remaining common units and special common units are issued to non-debtor entities and individuals (the “Other Unitholders” and together with the REIT, the “Unitholders”).  Because the Operating Partnership is a partnership (a pass-through entity) for U.S. federal income tax purposes, the U.S. federal income tax consequences of consummating the Plan generally will not be borne by the Operating Partnership, but by the REIT and the Other Unitholders.

Real estate investment trusts generally are required to distribute at least 90% of their ordinary taxable income on an annual basis (in cash or, in part, in stock) in order to retain their tax status for U.S. federal income tax purposes.  Any tax attributes which reduce taxable income also reduce the distribution requirement to which the real estate investment trust is subject.  As of December 31, 2020, the REIT had approximately $90 million of federal net operating losses (“NOLs”), approximately $20 million of capital loss carryforwards and a net unrealized built-in loss in its assets (i.e., the amount by which the Debtors’ adjusted tax basis in their assets exceeds the fair market value of the assets) of approximately $2.0 billion.  Any NOLs and net unrealized built-in loss remaining upon implementation of the Plan may be able to offset future taxable income, thereby reducing the REIT’s future distribution obligations.

i.	COD Income to the REIT and Other Unitholders

In general, absent an exception, a taxpayer will realize and recognize cancellation of indebtedness income (“COD Income”) upon satisfaction of its outstanding indebtedness for total consideration less than the amount of such indebtedness.  The amount of COD Income, in general, is the excess of (a) the adjusted issue price of the indebtedness satisfied over (b) the sum of the amount of cash paid, the issue price of any new indebtedness of the taxpayer issued, and the fair market value of any other consideration.

In connection with the Plan, the Operating Partnership will recognize COD Income for U.S. federal income tax purposes.  The ultimate amount of COD Income will depend on, among other things, the adjusted issue price of new indebtedness, the final amount of cash, and the fair market value of the new equity and other consideration distributed to holders of Claims.  Certain of these figures cannot be known with certainty until after the Effective Date.  Accordingly, the amount of COD Income the Operating Partnership will incur is uncertain.  However, it is expected that the amount of COD Income arising to the Operating Partnership from the consummation of the Plan will be significant.

As described above, because the Operating Partnership is a pass-through entity for U.S. federal income tax purposes, the REIT and the Other Unitholders will be treated as recognizing their respective allocable shares of COD Income from the Operating Partnership.  Certain statutory or judicial exceptions potentially can apply to limit the amount of COD Income required to be included in income by the Unitholders, depending on the holders’ circumstances.  In particular, exceptions are available that would allow COD Income to be excluded from gross income if the COD Income is taken into account by a taxpayer that is insolvent (but only to the extent of insolvency) or in bankruptcy.  These exceptions apply at the “partner” level and thus depend on whether the partner, i.e., the Unitholders to whom the COD Income is allocated, is itself insolvent or in bankruptcy.  The fact that the Operating Partnership is insolvent and in bankruptcy is not relevant for that purpose.  Because the REIT is a debtor in bankruptcy, its share of the COD Income will be excluded from income by reason of the bankruptcy exception and it will be required to reduce its tax attributes accordingly, as discussed below.  For purposes of determining a Unitholder’s insolvency (measured immediately prior to the Effective Date), the holder is treated as if it were individually liable for an amount of partnership debt equal to the allocated amount of the COD Income.  Other exceptions might also be available to the Other Unitholders.  Accordingly, the Other Unitholders are urged to consult their own tax advisors.

In general, to the extent that a Unitholder’s COD Income is excluded from gross income by reason of the bankruptcy or insolvency exception, the Unitholder’s tax attributes will be reduced in the following order (following the determination of its taxable income for the year in which the COD Income is excluded):  (a) NOLs and NOL carryforwards; (b) most tax credits; (c) capital loss carryovers; (d) tax basis in assets (including, in the case of a partner in a partnership such partner’s outside basis in its partnership interest), but not below the amount of liabilities to which the debtor remains subject; (e) passive activity loss and credit carryovers; and (f) foreign tax credits.  Alternatively, the taxpayer can elect first to reduce the basis of its depreciable assets.  However, a partner in a partnership may only make this election with respect to the portion of its outside basis attributable to depreciable assets if the partnership so consents (or is deemed to consent).  Any COD Income over the amount of available tax attributes will generally not give rise to U.S. federal income tax and will generally have no other U.S. federal income tax impact.  The REIT expects that its NOLs and capital loss carryforwards will be reduced to zero and any remaining attribute reduction will be applied to reduce its adjusted tax basis in its Existing LP Units (unless the Operating Partnership becomes a disregarded subsidiary of the REIT for U.S. federal income tax purposes, such as (i) in the event of the conversion of all minority held interests in the Operating Partnership into New Common Stock pursuant to the Plan or (ii) the extinguishment of minority held interests if the Bankruptcy Court does not approve the recovery to holders of Existing LP Common Units, in which event the adjusted tax basis of the assets of the Operating Partnership would be reduced).

A partner’s adjusted tax basis in its Existing LP Units will be increased to the extent of any net income or gain allocated to such partner and decreased (but not below zero) to the extent of any net loss allocated to such partner, whether or not such loss is disallowed and thus not deductible.  To the extent a partner was allocated losses in taxable years ending prior to the Effective Date, such losses may have been suspended by reason of certain provisions of the Tax Code (in particular, those relating to so-called “passive losses” or the “at risk” rules).  As a result of the transaction, all or part of such losses may become deductible.

The discharge of the Operating Partnership’s indebtedness pursuant to the Plan will also result in a deemed cash distribution to each partner based on the amount of the indebtedness allocable to such partner’s Existing LP Units.  To the extent that any such deemed cash distribution exceeds the partner’s adjusted tax basis in its Existing LP Units (after adjustment for any allocation of income or loss including COD Income), such partner will recognize capital gain.  Any such capital gain generally should be long-term if the partner’s holding period in its Existing LP Units is more than one year and otherwise should be short-term.  A partner’s adjusted tax basis in its Existing LP Units will be decreased (but not below zero) to the extent of any such deemed cash distribution.

ii.	Limitation on Utilization of REIT NOLs and Other Tax Attributes

In addition to the reduction in tax attributes pursuant to excluded COD Income described above, the REIT’s ability to use any remaining tax attributes post-emergence will be subject to certain limitations under sections 382 and 383 of the Tax Code.

Under sections 382 and 383 of the Tax Code, if the REIT undergoes an “ownership change,” the amount of any remaining NOLs, tax credit carryforwards, net unrealized built-in losses, and possibly certain other attributes of the REIT allocable to periods prior to the Effective Date (collectively, the “Pre-Change Losses”) that may be utilized to offset future taxable income generally is subject to an annual limitation.  For this purpose, if a corporation has a net unrealized built-in loss at the time of an ownership change (taking into account most assets and items of “built-in” income and deductions), then generally built-in losses (including amortization or depreciation deductions attributable to such built-in losses) recognized during the following five years (up to the amount of the original net unrealized built-in loss) will be treated as Pre-Change Losses and similarly subject to the annual limitation.

The Debtors anticipate that the issuance of New Common Stock pursuant to the Plan will result in an “ownership change” of the REIT for this purpose, and that the REIT’s utilization of its Pre-Change Losses to offset future income will be subject to annual limitation.

In general, the amount of the resulting annual limitation is equal to the product of (a) the fair market value of the stock of the corporation immediately before the ownership change (with certain adjustments), and (b) the “long-term tax-exempt rate” for the month in which the ownership change occurs (1.64 percent for ownership changes in May 2021).  However, where the ownership change occurs pursuant to a confirmed chapter 11 plan, the annual limitation generally is calculated (with certain adjustments) by reference to the value of the debtor corporation’s new stock immediately after the ownership change, but not in excess of the fair market value of the debtor corporation’s pre-change gross assets.  Any unused limitation may be carried forward, thereby increasing the annual limitation in the subsequent taxable year.

An exception to the foregoing annual limitation rules generally applies when so-called “qualified creditors” of a debtor corporation in chapter 11 receive, in respect of their Claims, at least 50 percent of the vote and value of the stock of the debtor corporation (or a controlling corporation if also in chapter 11) as reorganized pursuant to a confirmed chapter 11 plan.  However, the Debtors do not expect this exception to be available to the REIT because no creditors of the REIT are expected to receive stock of the REIT.

iii.	Potential Limitations on REIT Interest Deductions

Several provisions of the Tax Code can result in the limitations on the deductibility of interest to the REIT, including the potential application of the applicable high yield discount obligation (“AHYDO”) provisions of the Tax Code to the New Senior Secured Notes and New Convertible Notes.  The deferral or disallowance of interest deductions may increase the REIT’s distribution requirement for maintaining its status as a real estate investment trust.

The AHYDO provisions can result in the deferral, and even disallowance, of an issuer’s deduction of interest.  A debt obligation is generally treated as an AHYDO if it is (1) issued with substantial original issue discount (“OID”) (meaning that there is accrued OID as of the close of the first accrual period ending after the fifth anniversary of issuance in excess of one year’s interest, both actual and imputed), (2) has a yield to maturity of at least five percentage points over the applicable federal rate in effect for the calendar month in which such notes are issued, and (3) has a maturity of over five years.  In the event that a debt instrument constitutes an AHYDO, a corporate issuer’s interest deduction is deferred until such interest is paid in cash.  Moreover, to the extent the yield to maturity on the debt instrument is at least six percentage points over the applicable federal rate, a portion of a corporate issuer’s interest deduction is disallowed.   If the New Senior Secured Notes and New Convertible Notes are issued with OID, the REIT’s ability to deduct interest in respect of such notes (if not otherwise limited) may be deferred or denied under the AHYDO rules.  For a discussion of whether such notes are issued with OID, see “B. Consequences to U.S. Holders of Certain Claims—Ownership and Disposition of the Exit Credit Facility, New Senior Secured Notes and New Convertible Notes—OID and Issue Price,” below.

In addition, under certain circumstances, the deduction of interest may be denied with respect to a convertible debt, particularly where the debt – as in the case of the New Convertible Notes – can be converted into equity at the option of the issuer.   In the case of the New Convertible Notes, the REIT’s ability to deduct its allocable portion of the interest depends on whether, as of the Effective Date, it is reasonably expected that the stock value condition to the Operating Partnership’s ability to convert the notes into equity will occur.  If the condition is reasonably expected to be satisfied, the REIT will not be allowed to deduct its allocable portion of the interest on the New Convertible Notes (regardless of the application of the AHYDO rules).  Pursuant to the terms of the New Convertible Notes, the stock value condition requires a significant increase in share price above the equity value described in the Valuation Analysis.

iv.	Consequences to U.S. Holders of Existing LP Common Units of Exchanging Their Existing Units

Pursuant to the Plan (assuming the Bankruptcy Court approves the recovery to holders of Existing LP Common Units), each holder of an Existing LP Common Units will either (i) receive its share of the New LP Units, if it so elects, or (ii) be deemed to exchange its Existing LP Common Units for Existing REIT Common Stock the day prior to the Distribution Record Date on terms consistent with the applicable prepetition agreements for the Existing LP Common Units, thereby receiving such treatment as if such holder owned Existing REIT Common Stock on the Distribution Record Date.

(a)Holders Who Elect to Receive New LP Units

The Debtors intend to treat the basic exchange of Existing LP Common Units for New LP Units as tax-free exchange for U.S. federal income tax purposes.  Nevertheless, any decrease in the liabilities of the Operating Partnership allocable to a U.S. Holder after an exchange of its Existing LP Common Units for New LP Units (whether by reason of a reduction in the actual liabilities of the Operating Partnership, differences in allocation provisions of the units, or otherwise) will be treated as a cash distribution in amount equal to such decrease.  Cash distributions made by the Operating Partnership to such U.S. Holders generally will not be taxable to such U.S. Holders for U.S. federal income tax purposes, except to the extent the amount of any such cash distributions exceeds such U.S. Holder’s adjusted tax basis in its Existing LP Common Units (after adjustment for any allocation of income or loss including COD Income, as described above under “—COD Income to the REIT and Other Unitholders”).  Cash distributions made by the Debtors to U.S. Holders of Existing LP Common Units in an amount in excess of such U.S. Holder’s tax basis in its Existing LP Common Units (after adjustment for any allocation of income or loss including COD Income) generally will be considered to be gain from the sale or exchange of those Existing LP Common Units.

A U.S. Holder will have an adjusted tax basis in its New LP Units equal to its adjusted tax basis in in its Existing LP Common Units (after adjustment for any allocation of income or loss including COD Income), decreased by the amount of the liability reduction.  The U.S. Holder’s holding period for the New LP Units should include the U.S. Holder’s holding period for the Existing LP Common Units.

The U.S. federal income tax consequences to a U.S. Holder of the ownership and disposition of New LP Units are described below in “E. Consequences of the Ownership and Disposition of the New LP Units.”

(b)Holders Who Elect to Receive New Common Stock

If a U.S. Holder of the Existing LP Common Units receives its share of the New Common Stock as if such holder held Existing REIT Common Stock, the Debtors expect to take the position for U.S. federal income tax purposes – and the remainder of this discussion assumes – that the Existing LP Common Units are treated as if (i) first exchanged for Existing REIT Common Stock on terms consistent with the applicable prepetition agreements and (ii) thereafter, the Existing REIT Common Stock is exchanged for New Common Stock on the same terms as an existing holder of Existing REIT Common Stock.  The tax consequences to the Debtors and holders of Existing LP Common Units described herein could be materially different in the event this characterization is not respected for U.S. federal income tax purposes.

The receipt of the Existing REIT Common Stock by a U.S. Holder of Existing LP Common Units should be treated as a taxable exchange.  Such a U.S. Holder should recognize gain or loss equal to the difference between (a) the amount realized and (b) such U.S. Holder’s adjusted tax basis in its Existing LP Common Units (after adjustment for any allocation of income or loss including COD Income).  A U.S. Holder’s “amount realized” will be measured by the sum of the fair market value of the Existing REIT Common Stock deemed received plus such U.S. Holder’s share of partnership liabilities.  Because the amount realized includes a U.S. Holder’s share of partnership liabilities, the gain recognized on the exchange of Existing LP Common Units could result in a tax liability in excess of the value of any property received from the exchange.

Any gain or loss recognized with respect to such an exchange generally will be treated as a capital gain or loss, and will be long-term capital gain or loss if the interest has been held for more than one year (subject to recharacterization as ordinary income in the event of recapture, as described in “E. Consequences of the Ownership and Disposition of the New LP Units”).  The deductibility of capital losses is subject to certain limitations as described in “B. Consequences to U.S. Holders of Certain Claims—Character of Gain or Loss.”

The U.S. federal income tax consequences to a U.S. Holder of the subsequent exchange of Existing REIT Common Stock deemed received for New Common Stock are described below in “C. Consequences to U.S. Holders of Existing REIT Common Stock or Existing REIT Preferred Stock.”  With respect to such discussion, a U.S. Holder of Existing LP Common Units should be considered to have a tax basis in the Existing REIT Common Stock deemed received (and immediately exchanged) equal to the fair market value of such stock at the time of the exchange.  The U.S. Holder’s holding period in such Existing REIT Common Stock should be a new holding period that begins on the day following the exchange date.

The U.S. federal income tax consequences to a U.S. Holder of the ownership and disposition of New Common Stock are described below in “F. Consequences of the Ownership and Disposition of New Common Stock.”

B.	Consequences to U.S. Holders of Certain Claims
i.	Consequences to U.S. Holders of First Lien Credit Facility Claims

Pursuant to the Plan, in exchange for full and final satisfaction, compromise, settlement, release and discharge of Allowed First Lien Credit Facility Claims, each holder thereof will receive its share of the Exit Credit Facility and cash.

For U.S. federal income tax purposes, the purported exchange of a new debt instrument for an existing debt instrument will be respected as an exchange, as a result of which (among other things) gain or loss is realized, if the terms of the new debt instrument compared to the existing debt instrument constitute a “significant modification.”  Based on differences between the terms of First Lien Credit Facility Claims and the Exit Credit Facility (including, in particular, changes in the interest rate and other economic terms), the Debtors believe that the exchange of First Lien Credit Facility Claims for the Exit Credit Facility will be treated as a “significant modification” of the First Lien Credit Facility Claims, and the remainder of this discussion so assumes.

Accordingly, the receipt of an interest in the Exit Credit Facility and receipt of cash by a U.S. Holder of an Allowed First Lien Credit Facility Claim should be treated as a taxable exchange.  Such a U.S. Holder should recognize gain or loss equal to the difference between (a) the sum of the cash received and the issue price of the Exit Credit Facility received in respect of its Claim (other than any consideration received in respect of a Claim for accrued but unpaid interest and possibly accrued original issue discount (“OID”)) and (b) such U.S. Holder’s adjusted tax basis in its First Lien Credit Facility Claim (other than any tax basis attributable to accrued but unpaid interest and possibly accrued OID). See “—Character of Gain or Loss,” below.   For a discussion of the determination of the “issue price” of the Exit Credit Facility, see “—Ownership and Disposition of the Exit Credit Facility, New Senior Secured Notes and New Convertible Notes,” below.

To the extent that a portion of the consideration received in exchange for its Allowed First Lien Credit Facility Claim is allocable to accrued but untaxed interest (or OID), the U.S. Holder may recognize ordinary income.  See “—Accrued Interest and OID,” below.

A U.S. Holder of an Allowed First Lien Credit Facility Claim will have a tax basis in the Exit Credit Facility received equal to its issue price.  A U.S. Holder’s holding period in such Exit Credit Facility should begin on the day following the exchange date.

ii.	Consequences to U.S. Holders of Allowed Consenting Crossholder Claims and Allowed Senior Unsecured Notes Claims

Pursuant to the Plan, in exchange for the full and final satisfaction, compromise, settlement, release and discharge of the Allowed Consenting Crossholder Claims and Allowed Senior Unsecured Notes Claims, each holder thereof will receive (i) New Common Stock, (ii) New Senior Secured Notes, or at its election in lieu of some or all of its New Senior Secured Notes, New Convertible Notes, and (iii) cash.  Pursuant to the Plan, and separate from the treatment on their Claim, the holders of the Allowed Consenting Crossholder Claims and certain holders of the Allowed Senior Unsecured Notes Claims have committed to purchase New Convertible Notes in exchange for cash.  The Debtors intend to similarly treat such right to purchase New Convertible Notes as separate from the satisfaction of the holders’ Claims for U.S. federal income tax purposes.

The receipt of New Common Stock, new notes and cash by a U.S. Holder in exchange for its Allowed Consenting Crossholder Claim or Allowed Senior Unsecured Notes Claim should be treated as a taxable exchange.  Accordingly, such a U.S. Holder generally should recognize gain or loss equal to the difference between (a) the sum of the cash received, the fair market value of the New Common Stock received, and the issue price of any new notes received in respect of its Claim (other than any consideration received in respect of a Claim for accrued but unpaid interest and possibly accrued OID) and (b) such U.S. Holder’s adjusted tax basis in its Claim (other than any tax basis attributable to accrued but unpaid interest and possibly accrued OID).  See “—Character of Gain or Loss,” below.  For a discussion of the determination of the “issue price” of the New Senior Secured Notes and New Convertible Notes, see “—Ownership and Disposition of the Exit Credit Facility, New Senior Secured Notes and New Convertible Notes—OID and Issue Price,” below.

To the extent that a portion of the consideration received in exchange for its Allowed Consenting Crossholder Claim or Allowed Senior Unsecured Notes Claim is allocable to accrued but untaxed interest (or OID), the U.S. Holder may recognize ordinary income.  See “—Accrued Interest and OID,” below.

A U.S. Holder of an Allowed Consenting Crossholder Claim or Allowed Senior Unsecured Notes Claims will have a tax basis in the notes received equal to their issue price and a tax basis in the New Common Stock received equal to such stock’s fair market value.  A U.S. Holder’s holding period in the notes and stock received should begin on the day following the exchange date.

iii.	Consequences to U.S. Holders of Allowed Unsecured Claims

Pursuant to the Plan, in exchange for the full and final satisfaction, compromise, settlement, release and discharge of the Allowed Unsecured Claims, each holder thereof will receive (i) New Common Stock, (ii) New Senior Secured Notes and (iii) cash.

The receipt of New Common Stock, New Senior Secured Notes and cash by a U.S. Holder in exchange for its Allowed Unsecured Claim should be treated as a taxable exchange.  Such a U.S. Holder should recognize gain or loss equal to the difference between (a) the sum of the cash received, the fair market value of the New Common Stock received, the issue price of the New Senior Secured Notes received in respect of its Claim (other than any consideration received in respect of a Claim for accrued but unpaid interest and possibly accrued OID) and (b) such U.S. Holder’s adjusted tax basis in its Claim (other than any tax basis attributable to accrued but unpaid interest and possibly accrued OID).  See “—Character of Gain or Loss,” below.  For a discussion of the determination of the “issue price” of the New Senior Secured Notes, see “—Ownership and Disposition of the Exit Credit Facility, New Senior Secured Notes and New Convertible Notes—OID and Issue Price,” below.

To the extent that a portion of the consideration received in exchange for its Allowed Unsecured Claim is allocable to accrued but untaxed interest (or OID), the U.S. Holder may recognize ordinary income.  See “—Accrued Interest and OID,” below.

In the event of the subsequent disallowance of certain Disputed Unsecured Claims, it is possible that a U.S. Holder of a previously Allowed Unsecured Claim may receive additional distributions in respect of its Claim, subject to the treatment of a portion of such distribution as interest income under the imputed interest provisions of the Tax Code.  Accordingly, it is possible that the recognition of any loss realized by a U.S. Holder with respect to an Allowed Unsecured Claim may be deferred until all Unsecured Claims are Allowed or Disallowed.  Alternatively, it is possible that a U.S. Holder will have additional gain in respect of any additional distributions received due to the disallowance of certain Disputed Unsecured Claims. The discussion herein assumes that the installment method does not apply, either because the exchange is not eligible or because the U.S. Holder of Allowed Unsecured Claims elects out of such treatment.  See also “—Tax Reporting for Assets Allocable to a Disputed Claims Reserve for Unsecured Claims and Section 510(b) Claims,” below.

A U.S. Holder of an Allowed Unsecured Claim will have a tax basis in the New Senior Secured Notes equal to their issue price and a tax basis in the New Common Stock received equal to such stock’s fair market value.  A U.S. Holder’s holding period in any such New Senior Secured Notes and stock received should begin on the day following the exchange date.

iv.	Consequences to U.S. Holders of Allowed Ongoing Trade Claims

Pursuant to the Plan, in exchange for the full and final satisfaction, compromise, settlement, release and discharge of the Allowed Ongoing Trade Claims, each holder thereof that executes a Trade Agreement will receive four quarterly cash payments in amount equal to the outstanding amount of its Allowed Ongoing Trade Claim if it executes a Trade Agreement.  Otherwise, each holder thereof will be treated as an Allowed Unsecured Claim (see discussion in the preceding section).

We believe that the right to such four quarterly cash payments will be treated, for U.S. federal income tax purposes, as the receipt of a debt obligation and thus subject to the imputed interest provisions of the Tax Code.  To the extent so treated, a U.S. Holder will be treated as receiving in satisfaction of its Allowed Ongoing Trade Claim for federal income tax purposes an amount less than the full amount of its Allowed Ongoing Trade Claim.

Accordingly, a U.S. Holder of Allowed Ongoing Trade Claims that executes a Trade Agreement generally should recognize gain or loss equal to the difference between (a) the sum of the four quarterly cash payments to be received other than any amounts treated as imputed interest (and other than any payment receivable in respect of a Claim for accrued but unpaid interest) and (b) such U.S. Holder’s adjusted tax basis in its Claim (other than any tax basis attributable to a Claim for accrued but unpaid interest).  See “—Character of Gain or Loss,” below.

To the extent that a portion of the consideration received in exchange for its Allowed Unsecured Claim is allocable to a Claim for accrued but untaxed interest, the U.S. Holder may recognize ordinary income.  See “—Accrued Interest and OID,” below.

v.	Consequences to U.S. Holders of Allowed Section 510(b) Claims

Pursuant to the Plan, in exchange for the full and final satisfaction, compromise, settlement, release and discharge of Allowed Section 510(b) Claims, each holder thereof may receive New Common Stock.

The U.S. federal income tax treatment of the receipt of New Common Stock by a U.S. Holder in exchange for its Section 510(b) Claim will depend on, among other things, the nature of such Claims, the extent to which, if at all, the holder has previously claimed a loss in respect of its Claim, and whether such New Common Stock was received after the Effective Date due to the subsequent disallowance of a Disputed Section 510(b) Claim.  Holders of Allowed Section 510(b) Claims are urged to consult their own tax advisors as to the U.S. federal income tax consequences to them of receiving New Common Stock, including the extent to which any recovery is taxable (for example, in the case of a prior U.S. Holder of Existing Equity Interests, it is possible that the receipt of New Common Stock might be treated as a tax-free recapitalization or similar non-recognition transaction for U.S. federal income tax purposes) and the character of any income or loss.  Holders of a Section 510(b) Claim should consult their tax advisors regarding the U.S. federal income tax consequences of the Plan.  See also “—Tax Reporting for Assets Allocable to a Disputed Claims Reserve for Unsecured Claims and Section 510(b) Claims,” below.

vi.	Accrued Interest or OID

A portion of the consideration received by U.S. Holders of Claims may be attributable to accrued but untaxed interest (or accrued OID) on such Claims.  Such amount should be taxable to that U.S. Holder as ordinary interest income if such accrued interest (or OID) has not been previously included in the holder’s gross income for U.S. federal income tax purposes.  Conversely, U.S. Holders of Claims may be able to recognize a deductible loss to the extent that any accrued interest (or OID) on the Claims was previously included in the holder’s gross income but was not paid in full by the Debtors.  Such loss may be ordinary, but the tax law is unclear on this point.

If the fair value of the consideration is not sufficient to fully satisfy all principal and interest on Allowed Claims, the extent to which such consideration will be attributable to accrued but untaxed interest (or OID) is uncertain.  Under Section 6.14 of the Plan, the aggregate consideration to be distributed to U.S. Holders of Allowed Claims in each Class will be allocated first to the principal amount of Allowed Claims (as determined for U.S. federal income tax purposes) and thereafter, to the remaining portion of such Allowed Claim, if any (in contrast, for example, to a pro rata allocation of a portion of the exchange consideration received between principal and interest, or an allocation first to accrued but unpaid interest). Certain legislative history indicates that an allocation of consideration as between principal and interest provided in a chapter 11 plan of reorganization is binding for U.S. federal income tax purposes, while certain Treasury Regulations treat payments as allocated first to any accrued but untaxed interest.  The IRS could take the position that the consideration received by the U.S. Holder should be allocated in some way other than as provided in the Plan.  Holders of Claims should consult their respective tax advisors regarding the proper allocation of the consideration received by them under the Plan between principal and accrued but untaxed interest in such event.

vii.	Character of Gain or Loss

Where gain or loss is recognized by a U.S. Holder, the character of such gain or loss as long-term or short-term capital gain or loss or as ordinary income or loss will be determined by a number of factors, including the tax status of the holder, whether the applicable Allowed Claim constitutes a capital asset in the hands of the holder and how long it has been held, whether the Allowed Claim was acquired at a market discount, and whether and to what extent the holder previously claimed a bad debt deduction.

Under the “market discount” provisions of the Tax Code, some or all of any gain realized by a U.S. Holder of a Claim may be treated as ordinary income (instead of capital gain), to the extent of the amount of “market discount” on the debt instruments constituting the exchanged Claim.  In general, a debt instrument is considered to have been acquired with “market discount” if it is acquired other than on original issue and if the U.S. Holder’s adjusted tax basis in the debt instrument is less than (a) the sum of all remaining payments to be made on the debt instrument, excluding “qualified stated interest” or (b) in the case of a debt instrument issued with OID, its adjusted issue price, in each case, by at least a de minimis amount (equal to 0.25 percent of the sum of all remaining payments to be made on the debt instrument, excluding qualified stated interest, multiplied by the number of remaining whole years to maturity).

Any gain recognized by a U.S. Holder on the taxable disposition of a Claim that had been acquired with market discount should be treated as ordinary income to the extent of the market discount that accrued thereon while such Claim was considered to be held by the holder (unless the holder elected to include market discount in income as it accrued).  Holders should consult their own tax advisors concerning the application of the market discount rules to their Claims.

U.S. Holders who recognize capital losses as a result of the distributions under the Plan will be subject to limits on their use of capital losses.  For non-corporate U.S. Holders, capital losses may be used to offset any capital gains (without regard to holding periods) plus ordinary income to the extent of the lesser of (a) $3,000 ($1,500 for married individuals filing separate returns) or (b) the excess of the capital losses over the capital gains. U.S. Holders, other than corporations, may carry over unused capital losses and apply them to capital gains and a portion of their ordinary income for an unlimited number of years.  For corporate U.S. Holders, losses from the sale or exchange of capital assets may only be used to offset capital gains. U.S. Holders who have more capital losses than can be used in a tax year may be allowed to carry over the excess capital losses for use in succeeding tax years.  Corporate U.S. Holders may only carry over unused capital losses for the five years following the capital loss year, but are allowed to carry back unused capital losses to the three years preceding the capital loss year.

viii.	Ownership and Disposition of the Exit Credit Facility, New Senior Secured Notes and New Convertible Notes

The following discussion is based on the principal terms of the Exit Credit Facility, New Senior Secured Notes and New Convertible Notes (each, a “New Loan Obligation”) described in the term sheets included as exhibits to the Plan, unless otherwise indicated. To the extent the terms vary, and depending on any additional terms, the federal income tax treatment may differ from that described below.

In addition, based on the preliminary terms of the Exit Credit Facility, which would mandate its partial repayment upon the occurrence of certain contingencies, it is possible that the Exit Credit Facility may be treated as a “contingent payment debt instrument” (“CPDI”) under the applicable Treasury regulations unless such contingencies are “remote” or “incidental” or certain other rules apply. The Debtors do not currently expect to treat the Exit Credit Facility as a CPDI.  However, ultimately, the Reorganized Debtors’ determination of whether the Exit Credit Facility is a CPDI will be made based on the facts and circumstances at the time of emergence, including the final agreed terms of the Exit Credit Facility.  No assurance can be provided that the Debtors’ treatment would be sustained if challenged by the IRS.  Treatment as a contingent payment debt instrument could affect the timing and amount of a U.S. Holder’s income and could cause the gain from the sale or other disposition of the Exit Credit Facility to be treated as ordinary income rather than capital gain.

All holders are urged to consult their own tax advisors regarding the ownership and disposition of the Exit Credit Facility, New Senior Secured Notes and New Convertible Notes.

(a)	Payments of Qualified Stated Interest

Payments of qualified stated interest on a New Loan Obligation generally will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with such U.S. Holder’s method of tax accounting for U.S. federal income tax purposes.  Qualified stated interest generally means stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate or a single qualified floating rate.

(b)	OID and Issue Price

A New Loan Obligation will be treated as issued with OID for U.S. federal income tax purposes if the “stated redemption price at maturity” exceeds its “issue price” (discussed below) by an amount equal to or more than a statutorily defined de minimis amount (generally, 0.25% multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity).  The “stated redemption price at maturity” of a New Loan Obligation is the total of all payments to be made under the New Loan Obligation other than qualified stated interest.

The “issue price” of a New Loan Obligation generally depends on whether, at any time during the 31-day period ending 15 days after the Effective Date, the New Loan Obligation or the debt instrument for which it is exchanged therefor is considered traded on an “established market” for U.S. federal income tax purposes.  However, if a substantial amount of a particular type of New Loan Obligations is issued for cash (as discussed below, in the case of the New Convertible Notes), the “issue price” of all New Loan Obligations of that type is the first price at which a substantial amount was sold for cash (ignoring sales to bond houses, brokers or similar person acting in the capacity of underwriters, placement agents or wholesalers).  This is hereafter referred to as the “cash issue-price” rule.

Pursuant to applicable Treasury Regulations, an “established market” need not be a formal market.  It is sufficient if there is a readily available sales price for an executed purchase or sale of the New Loan Obligation or the debt instrument for which it is exchanged therefor, or if there are one or more “firm quotes” or “indicative quotes” with respect to New Loan Obligation or the debt instrument for which it is exchanged therefor, in each case as such terms are defined in applicable Treasury Regulations.  If the cash issue-price rule does not apply, the issue price of a New Loan Obligation generally will be determined as follows.  If the New Loan Obligation received is considered traded on an established market, the issue price of the New Loan Obligation for U.S. federal income tax purposes will equal its fair market value as of the Effective Date. If the New Loan Obligation is not considered traded on an established market but a substantial amount of the debt obligations for which it is exchanged is so traded, the issue price of the New Loan Obligation will be based on the fair market value of such debt obligations (with appropriate adjustments, such as for the amount of cash and other property received).  Alternatively, if neither the New Loan Obligation or a substantial amount of the debt obligations for which it is exchanged is considered traded on an established market, the issue price of the New Loan Obligation generally will be its stated principal amount.  If the Debtors determine that the New Loan Obligation or the debt instrument for which it is exchanged therefor is traded on an established market, such determination and the determination of issue price will be binding on a U.S. Holder unless such holder discloses, on a timely-filed U.S. federal income tax return for the taxable year that includes the acquisition date of the New Loan Obligation that such holder’s determination is different from Debtors’ determination, the reasons for such holder’s different determination and, if applicable, how such holder determined the fair market value.

i.	Issue price of Exit Credit Facility and New Senior Secured Notes

The Exit Credit Facility will be issued (together with cash) in exchange for the Allowed First Lien Credit Facility Claims, and the New Senior Secured Notes will be issued (together with cash and New Common Stock) in exchange for Allowed Consenting Crossholder Claims, Allowed Senior Unsecured Notes Claims and Allowed General Unsecured Claims.  The Debtors believe that all or a portion of such Claims, other than the General Unsecured Claims, will be, and the Exit Credit Facility and New Senior Secured Notes may be, considered traded on an established market; however, the relevant determination date for such purpose is the Effective Date and there can be no assurances that a trading market will exist in such claims or New Loan Obligations between now and 15 days after the Effective Date.

If either the First Lien Credit Facility (or a portion thereof) or the Exit Credit Facility is treated as traded on an established market for these purposes, then the issue price of the Exit Credit Facility generally would equal or approximate the fair market value of the Exit Credit Facility (rather than its stated principal amount).  Similarly, if any of the First Lien Credit Facility, the Senior Unsecured Notes, or the New Senior Secured Notes were treated as traded on an established market, then the issue price of the New Senior Secured Notes generally would equal or approximate the fair market value of the New Senior Secured Notes (rather than its stated principal amount).

ii.	Issue price of New Convertible Notes

The New Convertible Notes will be issued in exchange for cash and possibly Allowed Consenting Crossholder Claims and Allowed Senior Unsecured Notes Claims.  Under applicable Treasury regulations, if a substantial amount of the debt instruments in a debt offering is issued for cash, the issue price of each debt instrument is determined based on the cash price. Although not defined, a substantial amount of a debt offering could be ten percent or more of the offering. Accordingly, the Debtors expect to take the position that a substantial amount of the New Convertible Notes are issued for cash, such that the issue price of the New Convertible Notes will be determined by reference to the net amount of cash paid for a New Convertible Note.

(c)	Accrual and Amortization of OID

If a New Loan Obligation is treated as having been issued with more than de minimis OID, U.S. Holders generally will be required to include the OID in ordinary income on an annual basis under a constant yield accrual method regardless of such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.  A U.S. Holder must include in income in each taxable year the sum of the daily portions of OID for each day on which it held the New Loan Obligation during the taxable year.  To determine the daily portions of OID, the amount of OID allocable to an accrual period is determined, and a ratable portion of such OID is allocated to each day in the accrual period.  An accrual period may be of any length and the length of the accrual periods may vary over the life of the New Loan Obligation, provided that no accrual period may be longer than one year and each scheduled payment of interest or principal on the New Loan Obligation must occur on either the first day or last day of an accrual period.  The amount of OID allocable to an accrual period will equal (A) the product of (i) the New Loan Obligation’s adjusted issue price at the beginning of the accrual period and (ii) the New Loan Obligation’s yield to maturity (adjusted to reflect the length of the accrual period), less (B) any qualified stated interest allocable to the accrual period.

A New Loan Obligation’s adjusted issue price at any time generally will be its original issue price, increased by the amount of OID on such New Loan Obligation accrued for each prior accrual period and decreased by the amount of payments on such New Loan Obligation other than payments of qualified stated interest.  The New Loan Obligation’s yield to maturity is the discount rate that, when used in computing the present value of all principal and interest payments to be made on the New Loan Obligation produces an amount equal to the New Loan Obligation’s original issue price.

(d)	Bond Premium

If a U.S. Holder’s initial tax basis in its New Loan Obligation exceeds such New Loan Obligation’s stated redemption price at maturity (which, here, should only occur if the issue price of the New Loan Obligation exceeds the New Loan Obligation’s stated redemption price at maturity), the New Loan Obligation will be treated as acquired by such U.S. Holder with bond premium.  Generally, a U.S. Holder may elect to amortize such bond premium (or, if it results in a smaller premium, an amount computed with reference to the amount payable on an earlier call date) as an offset to interest income in respect of the New Loan Obligation, using a constant yield method as prescribed under the applicable Treasury Regulations, over the remaining term of the New Loan Obligation.  A U.S. Holder that elects or has elected to amortize bond premium must reduce its basis in its New Loan Obligation by the amount of premium used to offset interest.  An election to amortize bond premium, once made, applies to all debt instruments held or subsequently acquired by the U.S. Holder on or after the first day of the first taxable year to which the election applied and may not be revoked without the consent of the IRS.  U.S. Holders should consult their tax advisors regarding the availability and impact of bond premium for U.S. federal income tax purposes.

(e)	Sale, Retirement or Other Taxable Disposition

A U.S. Holder of a New Loan Obligation will recognize gain or loss upon the sale, redemption, retirement or other taxable disposition of the New Loan Obligation equal to the difference between the amount realized upon the disposition (less a portion allocable to any accrued interest that has not yet been included in income by the U.S. Holder, which generally will be taxable as ordinary income) and the U.S. Holder’s adjusted tax basis in the New Loan Obligation at the time of disposition.  Generally, a U.S. Holder’s adjusted tax basis will be equal to its initial tax basis in such obligation increased by any OID previously included in income, and reduced by cash payments received on such obligation other than payments of qualified stated interest.  If applicable, a U.S. Holder’s adjusted tax basis in the obligation also will be reduced by any amortizable premium which the holder has previously deducted or which is deductible in the current period.  Any gain or loss on the sale, redemption, retirement or other taxable disposition of the New Loan Obligation generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder has held the New Loan Obligation for more than one year as of the date of disposition.  U.S. Holders should consult their tax advisors regarding the applicable tax rates and netting rules for capital gains and losses.  There are limitations on the deduction of capital losses by both corporate and noncorporate taxpayers.  See “—Character of Gain or Loss” above.

(f)	“Conversion” of New Convertible Notes

Although referred to as “convertible,” the New Convertible Notes would more accurately be termed “exchangeable” notes, since the notes (issued by the New Notes Issuer, a disregarded subsidiary of the Operating Partnership for U.S. federal income tax purposes) will be exchangeable with the New Notes Issuer for New Common Stock, at the holder’s election or under certain circumstances at the election of the issuer.  It is expected that the New Common Stock that will be received by holders of New Convertible Notes upon conversion will be contributed by the REIT down to the New Notes Issuer (with appropriate adjustments to the ownership interests in the Operating Partnership).  Accordingly, subject to the discussion below, the receipt of the New Common Stock by a U.S. Holder in exchange for its New Convertible Notes should be treated as a taxable exchange for U.S. federal income tax purposes, generally with the consequences discussed in the preceding section.

If, on or after the Effective Date, the Operating Partnership becomes a disregarded subsidiary of the REIT for U.S. federal income tax purposes (such as (i) in the event of the conversion of all minority held interests in the Operating Partnership into New Common Stock pursuant to the Plan or (ii) the extinguishment of minority held interests if the Bankruptcy Court does not approve the recovery to holders of Existing LP Common Units), it is possible that a subsequent exchange of New Convertible Notes for New Common Stock may qualify for recapitalization treatment if the New Convertible Notes qualify as “securities” of the REIT for U.S. federal income tax purposes.  Whether the New Convertible Notes would so qualify is uncertain.  If the conversion of New Convertible Notes qualifies as a recapitalization exchange, the exchanging U.S. Holder generally would not recognize any gain or loss upon the exchange of New Convertible Notes for New Common Stock and such U.S. Holder’s tax basis in the New Common Stock received should equal such U.S. Holder’s adjusted tax basis in its New Convertible Notes exchanged therefor (subject to the treatment of any accrued but unpaid interest).  In general, the U.S. Holder’s holding period for the New Common Stock would include the U.S. Holder’s holding period for its New Convertible Notes exchanged therefor (other than with respect to any New Common Stock, or portion thereof, received in exchange for accrued but unpaid interest).23

(g)	“Constructive Distributions” on New Convertible Notes

Under Section 305 of the Tax Code certain transactions that effect an increase in the proportionate interest of a shareholder in the corporation’s assets are treated as creating deemed distributions to such shareholder in respect of such “stock” interest, including certain “anti-dilution” adjustments to the exercise price or conversion ratio of a right to acquire stock in the corporation.  For this purpose, a holder of a right to acquire stock from the corporation, including a holder of convertible securities of the corporation, is treated as a deemed shareholder in the corporation.  A holder of New Convertible Notes is entitled to certain adjustments to the amount of New Common Stock receivable from the New Notes Issuer upon an exchange of New Convertible Notes for New Common Stock under certain circumstances (including if distributions by the REIT exceed  a certain amount in any given year) (the “Exchange Rate Adjustment”).  Significantly, however, the New Convertible Notes will be issued by the New Notes Issuer (a disregarded subsidiary of the Operating Partnership), and not by the REIT, and will only be exchangeable with the New Notes Issuer for New Common Stock.  As such, provided the Operating Partnership does not become a wholly-owned subsidiary of the REIT and thus a disregarded subsidiary of the REIT for U.S. federal income tax purposes, the Debtors do not believe that the New Convertible Notes are properly within the scope of Section 305.  Accordingly, the Debtors do not currently intend to treat an Exchange Rate Adjustment as a deemed distribution to U.S. Holders of New Convertible Notes.  Nevertheless, the application of Section 305 and the Treasury Regulations thereunder to the New Convertible Notes is uncertain and it is possible that the IRS could successfully take a contrary position.

[23]	Treatment of New Convertible Notes subject to further review and finalization of terms.

In addition, if, on or after the Effective Date, the Operating Partnership becomes a disregarded subsidiary of the REIT for U.S. federal income tax purposes (such as (i) due to the conversion of all minority held interests in the Operating Partnership into New Common Stock or (ii) the extinguishment of minority held interests if the Bankruptcy Court does not approve the recovery to holders of Existing LP Common Units), the Debtors expect to report an Exchange Rate Adjustment as a deemed distribution to U.S. Holders of the New Convertible Notes.  U.S. Holders of New Convertible Notes should consult with their own tax advisors regarding the U.S. federal income tax consequences of the Exchange Rate Adjustment.

ix.	Ownership and Disposition of New Common Stock

The U.S. federal income tax consequences to a U.S. Holder of ownership and disposition of New Common Stock are described below in “F. Consequences of the Ownership and Disposition of New Common Stock.”

x.	Tax Reporting for Assets Allocable to a Disputed Claims Reserve for Unsecured Claims and Section 510(b) Claims

On or before the Effective Date, the Debtors or Reorganized Debtors, as applicable, will establish one or more reserves with respect to amounts that would otherwise be distributable to holders of Unsecured Claims and Section 510(b) Claims that are Disputed Claims as of the Distribution Record Date.  Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary, or the receipt of a determination by the IRS, the Debtors, the Reorganized Debtors or the Distribution Agent, as applicable, will treat such Disputed Claims reserve(s) as one or more “disputed ownership funds” governed by Treasury Regulation section 1.468B-9 and, to the extent permitted by applicable law, report consistently with the foregoing for state and local income tax purposes.

Accordingly, a Disputed Claims reserve will be subject to tax annually on a separate entity basis on any net income earned with respect to the assets of such reserve – including any gain recognized upon the disposition (including the distribution) of such assets, such as in connection with the allowance or disallowance of the applicable Disputed Claims.  Accordingly, any appreciation in value in the assets held in such Disputed Claims reserve will be taxable in connection with the subsequent release of such assets from the reserve. All taxes imposed on assets or income of a Disputed Claims reserve will be payable from the assets of such Disputed Claims reserve. If a Disputed Claims reserve has insufficient Cash to pay any taxes imposed on such reserve (including any income that may arise upon the distribution of the assets in such reserve), the assets of such reserve (e.g., New Common Stock) can be sold to pay the tax liability.

All distributions to holders of Allowed Claims from a Disputed Claims reserve will be treated as if distributed directly by the Debtors in respect of such Allowed Claims.  All parties (including, without limitation, the Debtors, the Reorganized Debtors, the Distribution Agent, and the holders of Unsecured Claims and Section 510(b) Claims) will be required to report for tax purposes consistent with the foregoing.

C.	Consequences to U.S. Holders of Existing REIT Common Stock or Existing REIT Preferred Stock

The following summary of U.S. federal income tax consequences to holders of Existing REIT Common Stock and Existing REIT Preferred Stock assumes the Bankruptcy Court approves the recovery to such holders.

Pursuant to the Plan, in exchange for its Existing REIT Common Stock, each holder thereof will receive its share of the New Common Stock, and in exchange for its Existing REIT Preferred Stock, each holder thereof will receive its share of the New Common Stock.

The exchange of Existing REIT Common Stock or Existing REIT Preferred Stock for New Common Stock will qualify for recapitalization treatment for U.S. federal income tax purposes.  Each U.S. Holder of Existing REIT Common Stock or Existing REIT Preferred Stock generally will not recognize any gain or loss upon the exchange of its Existing REIT Common Stock or Existing REIT Preferred Stock for New Common Stock.

In a recapitalization exchange, a U.S. Holder’s tax basis in the New Common Stock received should equal such U.S. Holder’s adjusted tax basis in its Existing REIT Common Stock or Existing REIT Preferred Stock exchanged therefor.  In general, the U.S. Holder’s holding period for the New Common Stock would include the U.S. Holder’s holding period for its Existing REIT Common Stock or Existing REIT Preferred Stock exchanged therefor.

D.	Consequences to Non-U.S. Holders of Certain Claims and Interests

The following discussion includes only certain U.S. federal income tax consequences of the Plan to Non-U.S. Holders.  The discussion does not include any non-U.S. tax considerations.  The rules governing the U.S. federal income tax consequences to Non-U.S. Holders are complex.  Each Non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, state, and local and the non-U.S. tax consequences of the consummation of the Plan to such Non-U.S. Holder.

Whether a Non-U.S. Holder realizes gain or loss on the exchange and the amount of such gain or loss is determined in the same manner as set forth above in connection with U.S. Holders.  See the discussion above for information regarding the determination of whether consideration received under the Plan is attributable to accrued interest.

i.	Gain Recognition

Any gain realized by a Non-U.S. Holder on the exchange of its Claim or Interest generally will not be subject to U.S. federal income taxation unless (i) the Non-U.S. Holder is an individual who was present in the United States for 183 days or more during the taxable year in which the restructuring transactions occur and certain other conditions are met or (ii) such gain is effectively connected with the conduct by such Non-U.S. Holder of a trade or business in the United States (and if an income tax treaty applies, such gain is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States).

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceed capital losses allocable to U.S. sources during the taxable year of the exchange.  If the second exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax with respect to any gain realized on the exchange if such gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States in the same manner as a U.S. Holder (except that the Medicare tax would generally not apply).  In order to claim an exemption from withholding tax, such Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or such successor form as the IRS designates).  In addition, if such a Non-U.S. Holder is a corporation, it may be subject to a branch profits tax equal to 30 percent (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

ii.	Accrued but Untaxed Interest

Payments made to a Non-U.S. Holder that are attributable to accrued but untaxed interest generally will not be subject to U.S. federal income or withholding tax, provided that (i) such Non-U.S. Holder is not a bank, (ii) such Non-U.S. Holder does not actually or constructively own 10 percent or more of the total capital or profits interests in the Operating Partnership (with respect to payments of interest on the Senior Unsecured Notes Claims, First Lien Credit Facility Claims or Section 510(b) Claims) or the Reorganized Operating Partnership (with respect to payments of interest on the Exit Credit Facility, New Senior Secured Notes or New Convertible Notes) and (iii) the withholding agent has received or receives, prior to payment, appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E) establishing that the Non-U.S. Holder is not a U.S. person, unless such interest is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (in which case, provided the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or successor form) to the withholding agent, the Non-U.S. Holder (x) generally will not be subject to withholding tax, but (y) will be subject to U.S. federal income tax in the same manner as a U.S. Holder (unless an applicable income tax treaty provides otherwise), and a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes may also be subject to a branch profits tax with respect to such Non-U.S. Holder’s effectively connected earnings and profits that are attributable to the accrued but untaxed interest at a rate of 30 percent (or at a reduced rate or exemption from tax under an applicable income tax treaty)).  A Non-U.S. Holder that does not qualify for exemption from withholding tax with respect to accrued but untaxed interest that is not effectively connected income generally will be subject to withholding of U.S. federal income tax at a 30 percent rate (or at a reduced rate or exemption from tax under an applicable income tax treaty) on payments that are attributable to accrued but untaxed interest. For purposes of providing a properly executed IRS Form W-8BEN or W-8BEN-E, special procedures are provided under applicable Treasury Regulations for payments through qualified foreign intermediaries or certain financial institutions that hold customers’ securities in the ordinary course of their trade or business.

iii.	FIRPTA

Under the Foreign Investment in Real Property Tax Act (“FIRPTA”), gain on the disposition of certain investments in U.S. real property, including interests in a REIT 50% or more of whose assets constitute U.S. real property (in each case other than an interest solely as a creditor) (a “USRPI”) is subject to U.S. federal income tax in the hands of Non-U.S. Holders and treated as effectively connected income (“ECI”) that is subject to U.S. federal net income tax even if a Non-U.S. Holder is not otherwise engaged in a U.S. trade or business.  It is expected that the New Common Stock will be considered USRPIs and the New Convertible Notes may be considered USRPIs, in each case subject to the availability of any applicable exception (discussed below).

This discussion assumes there are no Non-U.S. Holders of Existing LP Common Units and so this discussion does not address the U.S. federal income tax consequences to such holders.

Under the FIRPTA rules, if any class of stock (including warrants to acquire such stock) of a REIT is regularly traded on an established securities market, a Non-U.S. Holder that holds 10% or less of such class of stock (including warrants to acquire such stock) will not be subject to substantive FIRPTA taxation or FIRPTA withholding upon a disposition of its shares, and FIRPTA withholding upon dispositions will generally be inapplicable.  Additionally, under the applicable FIRPTA regulations, other interests in a regularly traded REIT may qualify for the exception described above, although certain modifications may apply to the methodology for determining whether the 10% threshold is exceeded depending generally on the type of interest and whether the interest is considered “regularly traded” for FIRPTA purposes.

Non-U.S. Holders of Existing REIT Common Stock, Existing REIT Preferred Stock and Existing LP Common Units should consult with their own tax advisors regarding the complex tax rules that govern the disposition of a USRPI.  Additionally, the application of the rules described above to the New Convertible Notes is complex and involves issues that have not been definitely addressed in the relevant FIRPTA regulations or applicable IRS guidance.  Non-U.S. Holders of the New Convertible Notes should consult with their own tax advisors regarding the application of these rules to their interests in the New Convertible Notes.

iv.	FATCA.

Pursuant to the Foreign Account Tax Compliance Act (“FATCA”), withholding at a rate of 30% generally will be required on certain U.S.-source payments such as dividends on and, potentially in the future, the gross proceeds of a disposition of assets that can produce certain U.S. source payments including dividends and interest held by or through (i) a foreign financial institution (including investment funds) that does not qualify under certain exemptions, unless such institution enters into, and complies with, an agreement with the United States government to collect and provide to the United States tax authorities (or, pursuant to an applicable intergovernmental agreement, such institution provides the required information to the tax authority of such institution’s jurisdiction of tax residence) substantial information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners) and agrees to withhold on certain payments or (ii) a foreign entity that is not a financial institution that does not qualify under certain exemptions, unless such entity certifies to the applicable withholding agent that such entity does not have “substantial United States owners” (as defined in the Tax Code) (which generally includes any United States person who directly or indirectly owns more than 10% of the entity) or provides the applicable withholding agent with information regarding the entity’s substantial United States owners, which the withholding agent will in turn provide to the United States government.  Accordingly, the entity through which the Claim or Interest is held will affect the determination of whether such withholding is required. Foreign financial institutions and foreign entities that are not financial institutions may be subject to the provisions of an intergovernmental agreement between the United States and the jurisdiction in which such financial institution or foreign entity is located that may modify these requirements.  A holder of consideration received pursuant to the Plan should consult its own tax advisors regarding these rules and whether they may be relevant to the ownership and disposition of the consideration received pursuant to the Plan.  Proposed Treasury Regulations, upon which taxpayers are permitted to rely, currently suspend indefinitely the application of withholding under FATCA to gross proceeds from the disposition of assets that can produce certain U.S. source payments including dividends and interest.

Both U.S. Holders and Non-U.S. Holders should consult their tax advisors regarding the possible impact of these rules on such holders’ exchange of any of its Claims or Interests pursuant to the Plan.

E.	Consequences of the Ownership and Disposition of the New LP Units
i.	General

Under the Treasury Regulations, a domestic entity that has two or more partners and that is not organized as a corporation under U.S. federal or state law will generally be classified as a partnership for U.S. federal income tax purposes, unless it elects to be treated as a corporation.  No election has been made for the Operating Partnership to be classified as a corporation for U.S. federal income tax purposes.  Thus, subject to the discussion of publicly traded partnerships below, the Operating Partnership will be treated as a partnership for U.S. federal income tax purposes.  Each holder of New LP Units is urged to consult its tax advisor regarding the tax consequences of owning and disposing of New LP Units.

Under the “publicly traded partnership” provisions of the Tax Code, an entity that would otherwise be treated as a partnership whose interests are considered to be publicly traded and does not meet the qualifying income test will be taxable as a corporation.  The Operating Partnership’s limited partnership agreement will prohibit the transfer of units in the Operating Partnership if such transfer would jeopardize the status of the Operating Partnership as a partnership for U.S. federal income tax purposes (prior to an actual conversion for U.S. federal income tax purposes to corporate status).  Any purported transfer in violation of such provisions will be null and void and would not be recognized by the Operating Partnership.

This discussion of the U.S. federal income tax consequences of the Plan assumes that the Operating Partnership will be treated as a partnership for U.S. federal income tax purposes.

As a partnership, the Operating Partnership itself will not be subject to U.S. federal income tax.  Instead, the Operating Partnership will file an annual partnership information return with the IRS, which form will report the results of the Operating Partnership’s operations.  Each partner will be required to report on its U.S. federal income tax return, and will be subject to tax in respect of, its distributive share of each item of the Operating Partnership’s income, gain, loss, deduction and credit for each taxable year of the Operating Partnership ending with or within the partner’s taxable year.  Each item generally will have the same character as if the partner had realized the item directly.  Partners will be required to report these items regardless of the extent to which, or whether, they receive cash distributions from the Operating Partnership for such taxable year, and thus may incur income tax liabilities in excess of any distributions from the Operating Partnership.  Partners will also have state filing obligations in jurisdictions where the Operating Partnership’s properties are located.

The Operating Partnership’s tax basis and holding period in its assets contributed by a partner would be the same as such partner’s basis and holding period with respect to such assets.

A partner is allowed to deduct its allocable share of the Operating Partnership’s losses (if any) only to the extent of such partner’s adjusted tax basis (discussed below) in its units at the end of the taxable year in which the losses occur.  In addition, various other limitations in the Tax Code may significantly limit a partner’s ability to deduct its allocable share of deductions and losses of the Operating Partnership against other income.

The Operating Partnership will provide each partner with the necessary information to report its allocable share of the Operating Partnership tax items for U.S. federal income tax purposes; however, no assurance can be given that the Operating Partnership will be able to provide such information prior to the initial due date of the partners’ U.S. federal income tax returns and the partners may therefore be required to apply to the IRS for an extension of time to file their tax returns.

The Operating Partnership will decide how items will be reported on the Operating Partnership’s U.S. federal income tax returns, and all partners will be required under the Tax Code to treat the items consistently on their own returns, unless they file a statement with the IRS disclosing the inconsistency.  In the event that the income tax returns of the Operating Partnership are audited by the IRS, the tax treatment of the Operating Partnership income and deductions generally will be determined at the Operating Partnership level in a single proceeding, rather than in individual audits of the partners.  The partnership representative will have considerable authority under the Tax Code and the limited partnership agreement for the Operating Partnership to make decisions affecting the tax treatment and procedural rights of all partners.

A partner generally will not recognize gain or loss on the receipt of a distribution of cash or property from the Operating Partnership (provided that the partner is not treated as exchanging such partner’s share of the Operating Partnership’s “unrealized receivables” and/or certain “inventory items” (as those terms are defined in the Tax Code, and together “ordinary income items”) for other partnership property).  A partner, however, will recognize gain on the receipt of a distribution of money and, in some cases, marketable securities, from the Operating Partnership (including any constructive distribution of money resulting from a reduction of the partner’s share of the indebtedness of the Operating Partnership) to the extent such cash distribution or the fair market value of such marketable securities distributed exceeds such partner’s adjusted tax basis in its units.  Such distribution would be treated as gain from the sale or exchange of a unit, which is described below.

A partner will recognize gain on the complete liquidation of its units only to the extent the amount of money received exceeds its adjusted tax basis in its interest.  Distributions of certain marketable securities are treated as distributions of money for purposes of determining gain.  Any gain recognized by a partner on the receipt of a distribution from the Operating Partnership generally will be capital gain, but may be taxable as ordinary income under certain circumstances.  No loss can be recognized on a distribution in liquidation of its units, unless the partner receives no property other than money and ordinary income items.

A partner’s adjusted tax basis in its units generally will be equal to such partner’s initial tax basis (discussed above), increased by the sum of (i) any additional capital contributions such partner makes to the Operating Partnership, (ii) the partner’s allocable share of the income of the Operating Partnership, and (iii) increases in the partner’s allocable share of the indebtedness of the Operating Partnership, and reduced, but not below zero, by the sum of (iv) the partner’s allocable share of the losses of the Operating Partnership, and (v) the amount of money or the adjusted tax basis of property distributed to such partner, including constructive distributions of money resulting from reductions in such partner’s allocable share of the indebtedness of the Operating Partnership.

ii.	Sale, Exchange, or Other Taxable Disposition of New LP Units

A sale of all or part of a partner’s interest will result in the recognition of gain or loss in an amount equal to the difference between the amount of the sales proceeds or distribution (including any constructive distribution) and such partner’s adjusted tax basis for the portion of the interest disposed of.  Any gain or loss recognized with respect to such a sale generally will be treated as a capital gain or loss, and will be long-term capital gain or loss if the interest has been held for more than one year, except to the extent (i) that the proceeds of the sale are attributable to a partner’s allocable share of certain ordinary income items of the Operating Partnership and such proceeds exceed the partner’s adjusted tax basis attributable to such ordinary income items and (ii) of previously allowed bad debt or ordinary loss deductions.  A partner’s ability to deduct any loss recognized on the sale of its units will depend on the partner’s own circumstances and may be restricted under the Tax Code.

The Operating Partnership’s limited partnership agreement will provide that a holder of New LP Units may elect to have the Operating Partnership redeem some or all of such holder’s New LP Units in exchange for, at the REIT’s election, either (i) a corresponding number of shares of New Common Stock, or (ii) an amount of cash equal to the fair market value of such shares.  A U.S. holder of New LP Units generally will not recognize gain or loss on the receipt of cash or New Common Stock from the Operating Partnership (provided that such U.S. holder is not treated as exchanging such U.S. holder’s share of the Operating Partnership’s “unrealized receivables” and/or certain “inventory items” for other partnership property).  A U.S. holder, however, will recognize gain on the receipt of a distribution of cash and New Common Stock (assuming for these purposes that the New Common Stock is treated as a “marketable security”) from the Operating Partnership (including any constructive distribution of money resulting from a reduction of the holder’s share of the Operating Partnership’s liabilities) to the extent such cash distribution and/or the fair market value of New Common Stock distributed exceeds such holder’s adjusted tax basis in the Operating Partnership.  Such gain would be treated as gain from the sale or exchange of New LP Units, which is described above.

iii.	Non-U.S. Holders

This discussion assumes there are no Non-U.S. Holders of Existing LP Common Units that will receive New LP Units and so this discussion does not address the U.S. federal income tax consequences to such holders.

F.	Consequences of the Ownership and Disposition of New Common Stock
i.	Taxation of the REIT

The REIT has elected to be taxed as a real estate investment trust under sections 856 through 860 of the Tax Code commencing with its taxable year ended December 31, 1993. The Debtors believe that the REIT has been organized and operated in such a manner that has allowed it to qualify for taxation as a real estate investment trust under the applicable provisions of the Tax Code, commencing with such taxable year, and the Debtors intend that the REIT will continue to be organized and operated in this manner.

The REIT’s qualification and taxation as a real estate investment trust depends on its ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of share ownership, various qualification requirements imposed upon real estate investment trusts by the Tax Code. The REIT’s ability to qualify to be taxed as a real estate investment trust also requires that it satisfy certain asset tests, some of which depend upon the fair market values of assets that the REIT owns directly or indirectly. Such fair market values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of the REIT’s operations for any taxable year will satisfy such requirements for qualification and taxation as a real estate investment trust.

Holders of Claims or Interests receiving New Common Stock or New LP Units should consult with their own tax advisors regarding the complex tax rules that govern the tax consequences of owning New Common Stock or New LP Units.

ii.	U.S. Holders

The following is a summary of certain material U.S. federal income tax consequences of the ownership and disposition of the New Common Stock applicable to taxable U.S. Holders.

For any taxable year for which the REIT qualifies for taxation as a real estate investment trust, amounts distributed to taxable U.S. Holders will be taxed as follows.

(a)Distributions Generally

Distributions to U.S. Holders, other than capital gain dividends discussed below, will constitute dividends to those holders up to the amount of the REIT’s current or accumulated earnings and profits and are taxable to the stockholders as ordinary income. These distributions are not eligible for the dividends-received deduction for corporations. To the extent that the REIT makes distributions in excess of its current or accumulated earnings and profits, the distributions will first be treated as a tax-free return of capital, reducing the tax basis in the U.S. Holder's shares, and distributions in excess of the U.S. Holder's tax basis in its shares are taxable as capital gain realized from the sale of the shares. Dividends declared by the REIT in October, November or December of any year payable to a U.S. Holder of record on a specified date in any of these months will be treated as both paid by the REIT and received by the U.S. Holder on December 31 of the year, provided that the REIT actually pays the dividend during January of the following calendar year. U.S. Holders may not include on their own income tax returns any of the REIT’s tax losses.

In general, dividends paid by real estate investment trusts are not eligible for the 20% maximum tax rate on "qualified dividend income" and, as a result, the REIT’s ordinary real estate investment trust dividends will continue to be taxed at the higher ordinary income tax rate. However, dividends received by a noncorporate stockholder could be treated as “qualified dividend income” to the extent the REIT has dividend income from taxable corporations (such as a taxable real estate investment trust subsidiary) and to the extent the REIT’s dividends are attributable to income that is subject to tax at the REIT level (for example, if the REIT distributed less than 100% of its taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold the REIT’s stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which the New Common Stock becomes ex-dividend. Pursuant to section 857(g) of the Tax Code, the aggregate amount of dividends designated by the REIT as qualified dividend income or capital gain dividends (discussed below) with respect to any taxable year is limited to the amount of dividends paid by the REIT with respect to such year. For these purposes, dividends paid after the close of the taxable year pursuant to section 858 of the Tax Code shall be treated as paid with respect to such year.

The REIT will be treated as having sufficient earnings and profits to treat as a dividend any distribution it makes up to the amount required to be distributed in order to avoid imposition of the 4% excise tax under section 4981 of the Tax Code. As a result, REIT stockholders may be required to treat certain distributions that would otherwise result in a tax-free return of capital as taxable dividends. Moreover, any deficiency dividend will be treated as a dividend – an ordinary dividend or a capital gain dividend, as the case may be – regardless of the REIT’s earnings and profits.
Under the Tax Cuts and Jobs Act of 2017, for tax years beginning after December 31, 2017 and prior to January 1, 2026, noncorporate stockholders are generally eligible to deduct up to 20% of the amount of ordinary real estate investment trust dividends that are not designated as capital gain dividends or qualified dividend income, subject to certain limitations.

(b)	Dividends Paid Through a Combination of Cash and Issuance of Additional Shares of Stock

To maintain the REIT’s qualification as a real estate investment trust, the REIT is required each year to distribute to stockholders at least 90% of its net taxable income after certain adjustments. While the REIT currently expects to pay quarterly dividends on its New Common Stock in cash, depending on liquidity needs, the REIT reserves the right to pay any or all of its quarterly New Common Stock dividends in a combination of shares of New Common Stock and cash in accordance with any applicable IRS guidance. As a result of such a distribution, a U.S. Holder generally must include the sum of the value of the New Common Stock and the amount of cash received in its gross income as dividend income to the extent that such holder's share of such a distribution is made out of its share of the portion of the REIT’s current and accumulated earnings and profits allocable to such distribution. The value of any New Common Stock received as part of a distribution generally is equal to the amount of cash that could have been received instead of the New Common Stock. Depending on the circumstances of the holder, the tax on the distribution may exceed the amount of the distribution received in cash, in which case such U.S. Holder would have to pay the tax using cash from other sources. If a U.S. Holder sells the stock it receives as a dividend in order to pay this tax and the sales proceeds are less than the amount required to be included in income with respect to the dividend, such holder could have a capital loss with respect to the stock sale that could not be used to offset such dividend income. (Furthermore, with respect to Non-U.S. Holders, the REIT may be required to withhold U.S. tax with respect to such dividend, including the portion that is payable in stock. For additional information, see "—Non-U.S. Holders" below.) A holder that receives New Common Stock pursuant to a distribution generally has a tax basis in such New Common Stock equal to the amount of cash that could have been received instead of such common stock, and a holding period in such New Common Stock that begins on the payment date for the distribution.

Future dividends are determined in the discretion of the REIT’s board of directors and depend on actual and projected cash flow, financial condition, funds from operations, earnings, capital requirements, the annual real estate investment trust distribution requirements, contractual prohibitions or other restrictions, applicable law and such other factors as the REIT’s board of directors deems relevant.

(c)Capital Gain Dividends

Dividends to U.S. Holders that the REIT properly designates as capital gain dividends will be treated as long-term capital gain, to the extent they do not exceed the REIT’s actual net capital gain and to the extent they do not exceed the limitation under section 857(g) of the Tax Code discussed above, for the taxable year without regard to the period for which the stockholder has held its stock. Capital gain dividends are not eligible for the dividends-received deduction for corporations; however, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Noncorporate taxpayers are generally taxable at a current maximum tax rate of 20% for long-term capital gain, but such capital gains also will be subject to the 3.8% Medicare tax on certain U.S. Holders. See "—Medicare Tax" below. A portion of any capital gain dividends received by noncorporate taxpayers might be subject to tax at a 25% rate to the extent attributable to gains realized on the sale of real property that correspond to the REIT’s "unrecaptured section 1250 gain."

If the REIT elects to retain capital gains rather than distribute them, a U.S. Holder will be deemed to receive a capital gain dividend equal to the amount of its proportionate share of the retained capital gains. In this case, a U.S. Holder will receive certain tax credits and basis adjustments reflecting the deemed distribution and deemed payment of taxes by the U.S. Holder.

(d)Redemptions

The treatment accorded to any redemption of stock by the REIT for cash can only be determined on the basis of particular facts as to each holder at the time of redemption. Under section 302 of the Tax Code, a redemption of the REIT’s stock will be treated as a sale or exchange of such stock only if the redemption (i) results in a "complete termination" of the holder's actual and constructive interest in all classes of the REIT’s stock, (ii) is "substantially disproportionate" with respect to such holder's interest in the REIT’s stock, (iii) is “not essentially equivalent to a dividend” with respect to the holder, or (iv) in the case of noncorporate stockholders, is in "partial liquidation" of the REIT. The determination of ownership for purposes of the foregoing tests will be made by taking into account both shares actually owned by such holder and shares constructively owned by such holder pursuant to section 318 of the Tax Code.

If the redemption of stock does not meet any of these tests under section 302 of the Tax Code, then the redemption proceeds received will be treated as a distribution by the REIT with respect to its stock, which will be treated as a dividend to the extent of the REIT’s current or accumulated earnings and profits. If the redemption is treated as a dividend, the holder's adjusted tax basis in the redeemed stock will be transferred to any other stock of the REIT directly held by the holder. If the holder owns no other stock of the REIT but is deemed to hold the stock of a related person, under certain circumstances, such basis may be transferred to such related person, or it may be lost entirely.

If a redemption of the REIT’s stock otherwise treated as a sale or exchange of such stock occurs when there is a dividend arrearage on such stock, a portion of the cash received might be treated as a dividend distribution. The holder will have dividend income to the extent that the dividend arrearage has been declared or the facts show that the REIT was legally obligated to pay the dividend. On the other hand, if the arrearage has not been declared as a dividend and the facts do not show that the REIT was legally obligated to pay the dividend, then, even though the dividend arrearage is included in the redemption price, the entire payment is treated as a part of the sales proceeds of the stock and not as dividend income.

(e)Passive Activity loss and Investment Interest limitations

The REIT’s distributions and gain from the disposition of New Common Stock, will not be treated as passive activity income and, therefore, U.S. Holders may not be able to apply any passive losses against this income or gain. The REIT’s dividends, to the extent they do not constitute a return of capital, will generally be treated as investment income for purposes of the investment income limitation. Net capital gain from the disposition of New Common Stock and capital gains generally will be eliminated from investment income unless the taxpayer elects to have the gain taxed at ordinary income rates.

(f)Certain Dispositions of New Common Stock

A U.S. Holder will recognize gain or loss on any taxable sale or other disposition of New Common Stock in an amount equal to the difference between (1) the amount of cash and the fair market value of any property received on the sale or other disposition and (2) the U.S. Holder's adjusted basis in the New Common Stock. This gain or loss generally will be a capital gain or loss, and will be long-term capital gain or loss if the holder held the securities for more than one year. Noncorporate U.S. Holders are generally taxable at a current maximum rate of 20% on long-term capital gain, but such capital gains also will be subject to the 3.8% Medicare tax on certain U.S. Holders. See "—Medicare Tax" below. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for noncorporate U.S. Holders) to a portion of capital gain realized by a noncorporate U.S. Holder on the sale of the REIT’s stock that would correspond to the REIT's "unrecaptured section 1250 gain." U.S. Holders are urged to consult with their own tax advisors with respect to their capital gain tax liability. Generally, a corporate U.S. Holder will be subject to tax at a rate of 21% on capital gain from the sale of New Common Stock regardless of its holding period for the stock.

In general, any loss upon a sale or exchange of New Common Stock by a U.S. Holder who has held such stock for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent distributions (actually made or deemed made in accordance with the discussion above) from the REIT are required to be treated by such U.S. Holder as long-term capital gain.

(g)FATCA

Certain U.S. Holders may be subject to a withholding tax under FATCA.  For a discussion of the potential consequences under FATCA, see “D. Consequences to Non-U.S. Holders of Certain Claims and Interests—FATCA“ above.

(h) Medicare Tax

A 3.8% Medicare tax is imposed on certain U.S. Holders who are individuals, estates or trusts and whose income exceeds certain thresholds. This tax applies to dividends on and gain from the disposition of the REIT’s shares. U.S. Holders are encouraged to consult their own tax advisors regarding the implications of the Medicare tax on their ownership of New Common Stock.

iii.  Non-U.S. Holders

The following is a summary of certain U.S. federal income tax consequences of the ownership and disposition of New Common Stock applicable to Non-U.S. Holders.

The rules governing United States income taxation of Non-U.S. Holders are complex, and the following discussion is intended only as a summary of these rules. The discussion does not consider any specific facts or circumstances that may apply to a particular Non-U.S. Holder. Special rules may apply to certain Non-U.S. Holders such as "controlled foreign corporations" and "passive foreign investment companies." Non-U.S. Holders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws on the ownership and disposition of New Common Stock, including any reporting requirements.

(a)Ordinary Dividends

The portion of dividends received by Non-U.S. Holders payable out of the REIT’s current and accumulated earnings and profits which are not attributable to capital gains and which are not effectively connected with a U.S. trade or business of the Non-U.S. Holder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable income tax treaty). In general, Non-U.S. Holders will not be considered engaged in a U.S. trade or business solely as a result of their ownership of New Common Stock. In cases where the dividend income from a Non-U.S. Holder's ownership of New Common Stock is effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder), the Non-U.S. Holder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. Holders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a corporate Non-U.S. Holder).

(b)Non-Dividend Distributions

Unless the REIT’s stock constitutes a USRPI, distributions by the REIT which are not paid out of its current and accumulated earnings and profits will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of the REIT’s current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Holder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of the REIT’s current and accumulated earnings and profits. If the REIT’s New Common Stock constitutes a USRPI, a distribution in excess of current and accumulated earnings and profits will be subject to a 10% withholding tax and may be subject to additional taxation under FIRPTA. However, the 10% withholding tax will not apply to distributions already subject to the 30% dividend withholding.

The REIT generally expects to withhold U.S. federal income tax at the rate of 30% on the gross amount of any distributions of ordinary income made to a Non-U.S. Holder unless (1) a lower treaty rate applies and proper certification is provided or (2) the Non-U.S. Holder files an IRS Form W- 8ECI with the REIT claiming that the distribution is effectively connected with the Non-U.S. Holder's conduct of a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder). However, the Non-U.S. Holder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of the REIT’s current and accumulated earnings and profits.

(c)Capital Gain Dividends

Under FIRPTA, a distribution made by the REIT to a Non-U.S. Holder, to the extent attributable to gains ("USRPI Capital Gains") from dispositions of USRPIs, will be considered effectively connected with a U.S. trade or business of the Non-U.S. Holder and therefore will be subject to U.S. income tax at the rates applicable to U.S. Holders, without regard to whether such distribution is designated as a capital gain dividend. The properties owned by the Operating Partnership generally are USRPIs. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a corporate Non-U.S. Holder that is not entitled to treaty exemption. Notwithstanding the preceding, distributions received on New Common Stock, to the extent attributable to USRPI Capital Gains, will not be treated as gain recognized by the Non-U.S. Holder from the sale or exchange of a USRPI if (1) the New Common Stock is regularly traded on an established securities market located in the United States and (2) the Non-U.S. Holder did not own more than 10% of such class of stock at any time during the 1-year period ending on the date of the distribution. The distribution will instead be treated as an ordinary dividend to the Non-U.S. Holder, and the tax consequences to the Non-U.S. Holder will be as described above under "—Ordinary Dividends."

Distributions attributable to the REIT’s capital gains which are not USRPI Capital Gains generally will not be subject to income taxation, unless (1) investment in the shares is effectively connected with the Non-U.S. Holder's U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the Non-U.S. Holder), in which case the Non-U.S. Holder will be subject to the same treatment as U.S. Holders with respect to such gain (except that a corporate Non-U.S. Holder may also be subject to the 30% branch profits tax) or (2) the Non-U.S. Holder is a non-resident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are present, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

The REIT generally will be required to withhold and remit to the IRS 21% (or 20% to the extent provided in Treasury Regulations) of any distributions to Non-U.S. Holders that are designated as capital gain dividends, or, if greater, 21% of a distribution that could have been designated as a capital gain dividend. Distributions can be designated as capital gains to the extent of the REIT’s net capital gain for the taxable year of the distribution. The amount withheld is creditable against the Non-U.S. Holder’s U.S. federal income tax liability. This withholding will not apply to any amounts paid to a holder of not more than 10% of the REIT’s common shares while such shares are regularly traded on an established securities market. Instead, those amounts will be treated as described above under "—Ordinary Dividends."

(d)Sale of New Common Stock

If New Common Stock does not constitute a USRPI, a sale of New Common Stock by a Non-U.S. Holder generally will not be subject to U.S. federal income taxation unless (1) investment in the New Common Stock is effectively connected with the Non-U.S. Holder's U.S. trade or business, in which case, as discussed above, the Non-U.S. Holder would be subject to the same treatment as U.S. Holders on the gain, (2) investment in the New Common Stock is attributable to a permanent establishment that the Non-U.S. Holder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the Non-U.S. Holder to U.S. taxation on a net income basis, in which case the same treatment would apply to the Non-U.S. Holder as to U.S. Holders with respect to the gain or (3) the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and who has a tax home in the United States, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gain.

The New Common Stock will not constitute a USRPI if the REIT is a domestically controlled real estate investment trust.  A domestically controlled real estate investment trust is a real estate investment trust in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by Non-U.S. Holders.  The Debtors currently expect the REIT to qualify as a domestically controlled real estate investment trust.  However, no assurance can be given that the REIT will be a domestically controlled real estate investment trust at emergence or thereafter.

If the REIT does not constitute a domestically controlled real estate investment trust, whether a Non-U.S. Holder's sale of New Common Stock would be subject to tax under FIRPTA as sale of a USRPI would depend on whether the New Common Stock is "regularly traded" on an established securities market (within the meaning of the applicable Treasury Regulations) and on the size of the selling stockholder's interest in the REIT. If the gain on the sale of New Common Stock were subject to taxation under FIRPTA, the Non-U.S. Holder would be subject to the same treatment as a U.S. Holder with respect to the gain, and subject to applicable alternative minimum tax or a special alternative minimum tax in the case of nonresident alien individuals. In any event, a purchaser of New Common Stock from a Non-U.S. Holder will not be required under FIRPTA to withhold on the purchase price if the purchased New Common Stock is regularly traded on an established securities market or if the REIT is a domestically controlled real estate investment trust. Otherwise, under FIRPTA, the purchaser of New Common Stock may be required to withhold 15% of the purchase price and remit that amount to the IRS.

Non-U.S. Holders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign income and other tax consequences of owning New Common Stock.

G.	Information Reporting and Backup Withholding

The Debtors will withhold all amounts required by law to be withheld from payments of interest and dividends.  The Debtors will comply with all applicable reporting requirements of the Tax Code.  In general, information reporting requirements may apply to distributions or payments made to a holder of a Claim or Interest under the Plan.  Additionally, under the backup withholding rules, a holder of a Claim or Interest may be subject to backup withholding with respect to distributions or payments made pursuant to the Plan unless, in the case of a U.S. Holder, such U.S. Holder provides a properly executed IRS Form W-9 and, in the case of Non-U.S. Holder, such Non-U.S. Holder provides a properly executed applicable IRS Form W-8 (or otherwise establishes such Non-U.S. Holder’s eligibility for an exemption).  The current backup withholding rate is 24 percent.  Backup withholding is not an additional tax but is, instead, an advance payment that may entitle the holder to a refund from the IRS to the extent it results in an overpayment of tax, provided that the required information is provided to the IRS.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN ARE COMPLEX. THE FOREGOING DISCUSSION DOES NOT ADDRESS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF SUCH HOLDER’S CIRCUMSTANCES AND INCOME TAX SITUATION. ALL HOLDERS OF CLAIMS OR INTERESTS SHOULD CONSULT WITH THEIR INDEPENDENT TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE TRANSACTIONS CONTEMPLATED BY THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, AND OF ANY CHANGE IN APPLICABLE TAX LAWS.

IX.
CERTAIN RISK FACTORS TO BE CONSIDERED

Before voting to accept or reject the Plan, holders of Claims and Interests should read and carefully consider the risk factors set forth below, in addition to the information set forth in this Disclosure Statement together with any attachments, exhibits, or documents incorporated by reference hereto.  Documents filed with the SEC may also contain important risk factors that differ from those discussed below, and such risk factors are incorporated as if fully set forth herein and are a part of this Disclosure Statement.  Copies of any document filed with the SEC may be obtained by visiting the SEC website at http://www.sec.gov.

THIS SECTION PROVIDES INFORMATION REGARDING POTENTIAL RISKS IN CONNECTION WITH THE PLAN.  THE FACTORS BELOW SHOULD NOT BE REGARDED AS THE ONLY RISKS ASSOCIATED WITH THE PLAN OR ITS IMPLEMENTATION.  NEW FACTORS, RISKS, AND UNCERTAINTIES EMERGE FROM TIME TO TIME AND IT IS NOT POSSIBLE TO PREDICT ALL SUCH FACTORS, RISKS, AND UNCERTAINTIES.

A.	Certain Bankruptcy Law Considerations
i.	General

Although the Debtors believe that the Chapter 11 Cases will not be materially disruptive to their businesses, the Debtors cannot be certain that this will be the case.  Although the Plan is designed to minimize the length of the Chapter 11 Cases, it is impossible to predict with certainty the amount of time that one or more of the Debtors may spend in bankruptcy or to assure parties in interest that the Plan will be confirmed.  Even if confirmed on a timely basis, bankruptcy proceedings to confirm the Plan could have an adverse effect on the Debtors’ businesses.  Among other things, it is possible that bankruptcy proceedings could adversely affect the Debtors’ relationships with their key tenants and employees.

ii.	Risk of Non-Confirmation of the Plan

Although the Debtors believe that the Plan will satisfy all requirements necessary for confirmation by the Bankruptcy Court, there can be no assurance that the Bankruptcy Court will reach the same conclusion or that modifications to the Plan will not be required for confirmation, or that such modifications would not necessitate re-solicitation of votes.  Moreover, the Debtors can make no assurances that they will receive the requisite votes for acceptance to confirm the Plan.  Even if all Voting Classes vote in favor of the Plan or the “cramdown” requirements are met with respect to any Class that rejected the Plan, the Bankruptcy Court could decline to confirm the Plan if it finds that any of the statutory requirements for Confirmation are not met.

For example, it is possible that certain parties in interest may object to the Plan’s separate classification and treatment of the First Lien Credit Facility Claims and the Consenting Crossholder Claims.  Although the Debtors believe that the Plan’s classification and treatment of such Claims comply with the requirements of the Bankruptcy Code because, among other things, the Consenting Crossholders have agreed to receive a less favorable recovery and have agreed to support the Plan, to the extent the Bankruptcy Court believes that the classification or treatment of such Claims is improper, the Bankruptcy Court may not confirm the Plan.

If the Plan is not confirmed, it is unclear what distributions holders of Claims or Interests ultimately would receive with respect to their Claims or Interests in a subsequent plan of reorganization or otherwise.

iii.	Non-Consensual Confirmation and Conversion into Chapter 7 Cases

If any impaired class of claims or equity interests does not accept or is deemed not to accept a plan of reorganization, a bankruptcy court may nevertheless confirm such plan at the proponent’s request if at least one impaired class has voted to accept the Plan (with such acceptance being determined without including the vote of any “insider” in such class), and as to each impaired class that has not accepted the Plan, the bankruptcy court determines that the Plan “does not discriminate unfairly” and is “fair and equitable” with respect to the dissenting impaired classes.  If any Class votes to reject the Plan, then these requirements must be satisfied with respect to such rejecting Classes.  The Debtors believe that the Plan satisfies these requirements.

If no plan of reorganization can be confirmed, or if the Bankruptcy Court otherwise finds that it would be in the best interest of holders of Claims and Interests, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code, pursuant to which a trustee would be appointed or elected to liquidate the Debtors’ assets for distribution in accordance with the priorities established by the Bankruptcy Code.  Please refer to Section XI(C)(III) hereof, as well as the Liquidation Analysis attached hereto as Exhibit D, for a discussion of the effects that a chapter 7 liquidation would have on the recoveries of holders of Claims and Interests.

iv.	Risk of Non-Occurrence of the Effective Date

Although the Debtors believe that the Effective Date will occur soon after the Confirmation Date, there can be no assurance as to the timing of the Effective Date.  If the conditions precedent to the Effective Date set forth in the Plan have not occurred or have not been waived as set forth in Article IX of the Plan, then the Confirmation Order may be vacated, in which event no distributions would be made under the Plan, the Debtors and all holders of Claims or Interests would be restored to the status quo as of the day immediately preceding the Confirmation Date, and the Debtors’ obligations with respect to Claims and Interests would remain unchanged.

v.	Risk of Termination of the RSA

The RSA contains certain provisions that give the Required Consenting Noteholders, the Required Consenting Bank Lenders (as defined in the RSA), the Required Consenting Crossholders (as defined in the RSA), and the Required Consenting Non-Crossholders (as defined in the RSA) the ability to terminate the RSA if various conditions are not satisfied.  Termination of the RSA could result in a continuation of the Wells Fargo Adversary Proceeding.  This could lead to protracted Chapter 11 Cases, which could significantly and detrimentally impact the Debtors’ relationships with, among others, tenants and employees.

vi.	Risks Related to Possible Objections to the Plan

There is a risk that certain parties could oppose and object to either the entirety of the Plan or specific provisions of the Plan.  Although the Debtors believe that the Plan complies with all relevant Bankruptcy Code provisions, there can be no guarantee that a party in interest will not file an objection to confirmation of the Plan or that the Bankruptcy Court will not sustain such an objection.  Moreover, as discussed in Article XI below, the Debtors believe that the Plan distribution to holders of existing equity interests complies with the Bankruptcy Code’s confirmation requirements.

vii.	Releases, Injunctions, and Exculpation Provisions May Not Be Approved

Article X of the Plan provides for certain releases, injunctions, and exculpations for Claims and Causes of Action that may otherwise be asserted against the Debtors, the Reorganized Debtors, the Exculpated Parties, or the Released Parties, as applicable.  The releases, injunctions, and exculpations provided in the Plan are subject to objection by parties in interest and may not be approved.  If the releases and exculpations are not approved, certain parties may not be considered Releasing Parties, Released Parties, or Exculpated Parties, and certain Released Parties or Exculpated Parties may withdraw their support for the Plan.

B.	Risks Relating to the New Common Stock and New LP Units Issued Under the Plan
i.	Trading Market for the New Common Stock

Although the Company will use commercially reasonable efforts to list the New Common Stock on a national securities exchange, there can be no assurance that there will be an active trading market for it.  In addition, there may be trading restrictions on shares of the New Common Stock following the Effective Date. Accordingly, there can be no assurance that any market will exist or as to the liquidity of any market that may exist for any such securities.

ii.	Potential Dilution

The ownership percentage represented by the New Common Stock distributed on the Effective Date under the Plan to the holders of Unsecured Claims, Existing LP Common Units, Existing REIT Preferred Stock, and Existing REIT Common Stock will be subject to dilution from the New Common Stock issuable upon exchange of the New Convertible Notes, the New Common Stock issued pursuant to the Management Incentive Plan, and any other shares that may be issued post-emergence, and the conversion of any options, warrants, convertible securities, exercisable securities, or other securities that may be issued post-emergence.

In the future, similar to all companies, additional equity financings or other share issuances by any of the Reorganized Debtors could adversely affect the value of the New Common Stock issuable upon such conversion.  The amount and dilutive effect of any of the foregoing could be material.

iii.	Significant Holders

The holders of Senior Unsecured Notes Claims are expected to acquire a significant ownership interest in the New Common Stock pursuant to the Plan.  If such holders were to act as a group, such holders would be in a position to control the outcome of all actions requiring stockholder approval, including the election of directors, without the approval of other stockholders.  This concentration of ownership could also facilitate or hinder a negotiated change of control of the Reorganized Debtors and, consequently, have an impact upon the value of the New Common Stock and New LP Units.

iv.	Equity Interests Subordinated to Reorganized Debtors’ Indebtedness

In any subsequent liquidation, dissolution, or winding up of the Reorganized Debtors, the New Common Stock and the New LP Units would rank below all debt claims against the Reorganized Debtors, including the Exit Credit Facility, the New Senior Secured Notes and the New Convertible Notes.  As a result, holders of the New Common Stock will not be entitled to receive any payment or other distribution of assets upon the liquidation, dissolution, or winding up of the Reorganized Debtors until after all the Reorganized Debtors’ obligations to their debt holders have been satisfied.

v.	Implied Valuation of New Common Stock Not Intended to Represent Trading Value of New Common Stock

The valuation of the Reorganized Debtors is not intended to represent the trading value of New Common Stock in public or private markets and is subject to additional uncertainties and contingencies, all of which are difficult to predict.  Actual market prices of such securities at issuance will depend upon, among other things: (a) prevailing interest rates; (b) conditions in the financial markets; (c) anticipated initial securities of creditors receiving New Common Stock under the Plan, some of which may prefer to liquidate their investment rather than hold it on a long-term basis; and (d) other factors that generally influence the prices of securities.  The actual market price of the New Common Stock is likely to be volatile.  Many factors, including factors unrelated to the Reorganized Debtors’ actual operating performance and other factors not possible to predict, could cause the market price of the New Common Stock to rise and fall.  Accordingly, the implied value, stated herein and in the Plan, of the securities to be issued does not necessarily reflect, and should not be construed as reflecting, values that will be attained for the New Common Stock in the public or private markets.

C.	Risks Relating to the New Senior Secured Notes and the New Convertible Notes
i.	Insufficient Cash Flow to Meet Debt Obligations

The Reorganized Debtors’ ability to make scheduled payments on, or refinance their debt obligations, depends on the Reorganized Debtors’ financial condition and operating performance, which are subject to prevailing economic, industry, and competitive conditions and to certain financial, business, legislative, regulatory, and other factors beyond the Reorganized Debtors’ control. The Reorganized Debtors may be unable to maintain a level of cash flow from operating activities sufficient to permit the Reorganized Debtors to pay the principal, premium, if any, and interest on their indebtedness, including, without limitation, principal and interest payments with respect to the New Senior Secured Notes and the New Convertible Notes.

ii.	Rating of New Senior Secured Notes and New Convertible Notes

It is not expected that the Reorganized Debtors will seek a rating on the New Senior Secured Notes or the New Convertible Notes. If, however, one or more rating agencies rates the New Senior Secured Notes or New Convertible Notes and assigns them a rating lower than the rating expected by investors, or reduces its rating in the future, the market price of the New Senior Secured Notes or New Convertible Notes, as applicable, could be reduced.

iii.	Defects in Guarantees and Collateral Securing the New Senior Secured Notes and the New Convertible Notes

The indebtedness under the New Senior Secured Notes and the New Convertible Notes will be secured, subject to certain exceptions and permitted liens, on a first-priority basis by direct or indirect security interests in certain of the assets of the Reorganized Debtors (henceforth, the “Notes Collateral”).  The Notes Collateral and the related secured guarantees on a first-priority basis are subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the respective trustee and collateral agent of the New Senior Secured Notes and the New Convertible Notes and any other creditors that also have the benefit of first liens on the Notes Collateral from time to time. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the Notes Collateral, as well as the ability of the collateral agent for the New Senior Secured Notes (the “New Senior Secured Notes Collateral Agent”) or the New Convertible Notes (the “New Convertible Notes Collateral Agent” and together with the New Senior Secured Notes Collateral Agent, the “Notes Collateral Agents”), to realize or foreclose on such Notes Collateral, as applicable.  In addition, the Notes Collateral is subject to other liens permitted under the terms of the New Notes Indenture and New Convertible Notes Indenture, as applicable, whether arising on or after the date the New Senior Secured Notes or the New Convertible Notes are issued. To the extent that third parties hold prior liens, such third parties may have rights and remedies with respect to the property subject to such liens that, if exercised, could adversely affect the value of the Notes Collateral.

The Notes Collateral and the related secured guarantees includes a first-priority pledge of certain issued and outstanding equity interests held by the New Notes Issuer and certain New Notes Issuer Subsidiaries over certain New Notes Issuer Subsidiaries that directly or indirectly own properties. To the extent the assets directly or indirectly owned by those subsidiaries are subject to any encumbrances or liens or otherwise not available, the pledges of such capital stock may be worth less than otherwise anticipated.

The security interest of each Notes Collateral Agent is subject to practical problems generally associated with the realization of security interests in Notes Collateral. For example, the Notes Collateral Agents may each need to obtain third-party consent to obtain or enforce a security interest in a contract.  Certain of the Reorganized Debtors’ existing agreements with their joint venture partners or property-level loans expressly require the consent of the Reorganized Debtors’ joint venture partner or lender, as the case may be, to foreclose on the equity interests pledged to secure the New Senior Secured Notes or the New Convertible Notes. We cannot assure you that the Notes Collateral Agents will be able to obtain any such consent. We also cannot assure you that any third-party consents will be given when required to facilitate a foreclosure on such assets. Further, the Notes Collateral Agents may be subject to certain ongoing pledgee qualification requirements contained in certain property level financing arrangements, including the ability to meet certain financial tests, such as specific thresholds for total assets and shareholder’s equity. In the event, and for the period, that any Notes Collateral Agent is unable to satisfy the applicable pledgee qualification requirements, it may be unable to foreclose on certain of the Notes Collateral, as applicable, without causing a default or event of default to occur under such property level financing arrangements and such default or event of default may allow a counterparty under such arrangements to exercise remedies against certain New Notes Issuer Subsidiaries. Accordingly, the Notes Collateral Agents may not have the ability to foreclose upon those assets and the value of the Notes Collateral may significantly decrease.

Further, the Debtors have not conducted appraisals of any of their assets constituting Notes Collateral to determine if the value of the Notes Collateral upon foreclosure or liquidation equals or exceeds the amount of the New Senior Secured Notes, the New Convertible Notes, or such other obligation secured by the Notes Collateral.  It cannot be assured that the remaining proceeds from a sale of the Notes Collateral would be sufficient to repay holders of the New Senior Secured Notes and/or New Convertible Notes all amounts owed under them.  The fair market value of the Notes Collateral is subject to fluctuations based on factors that include, among others, the ability to sell Notes Collateral in an orderly manner, general economic conditions, the availability of buyers, the Reorganized Debtors’ failure to implement their business strategy, and similar factors.  The amount received upon a sale of Notes Collateral would be dependent on numerous factors, including the actual fair market value of the Notes Collateral at such time, and the timing and manner of the sale.  By its nature, portions of the Notes Collateral may be illiquid and may have no readily ascertainable market value.  In the event of a subsequent foreclosure, liquidation, bankruptcy, or similar proceeding, it cannot be assured that the proceeds from any sale or liquidation of the Notes Collateral will be sufficient to pay the Reorganized Debtors’ obligations under the New Senior Secured Notes or New Convertible Notes, in full or at all.  There can also be no assurance that the Notes Collateral will be saleable, and, even if saleable, the timing of its liquidation would be uncertain.  Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the New Senior Secured Notes or New Convertible Notes.

iv.	Failure to Perfect Security Interests in the Notes Collateral

The failure to properly perfect liens on the Notes Collateral could adversely affect the Notes Collateral Agents’ ability to enforce their rights with respect to the Notes Collateral for the benefit of the holders of the New Senior Secured Notes and New Convertible Notes (collectively, the “New Secured Noteholders”), as applicable.  In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest or lien can only be perfected at the time such property and rights are acquired and identified.  There can be no assurance that the New Secured Noteholders will monitor, or that the Reorganized Debtors will inform the New Secured Noteholders of, the future acquisition of property and rights that constitute Notes Collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired Notes Collateral.  Failure to monitor the acquisition of additional property or rights that constitute Notes Collateral or the perfection of any security interests therein may result in the loss of the practical benefits of the liens thereon or of the priority of the liens securing the New Senior Secured Notes and New Convertible Notes, as applicable, against third parties.

v.	Defaults in Property Level Debt Documents

The commencement of the Chapter 11 Cases and the filing of the Debtors constituted an event of default or termination event, and caused the automatic and immediate acceleration of all debt outstanding under or in respect of thirty-eight (38) Property Level Debt instruments. Such Property Level Debt instruments provide that, as a result of the Chapter 11 Cases, the principal and interest due thereunder shall be immediately due and payable without notice from the lenders thereunder. In the event that the lenders under such Property Level Debt instruments exercise remedies relating to such default (including foreclosure on the collateral securing such Property Level Debt), it cannot be assured that the remaining proceeds after the sale or liquidation of the collateral securing such Property Level Debt and application of such proceeds to the Property Level Debt, will be sufficient to pay the Reorganized Debtors’ obligations under the New Senior Secured Notes and New Convertible Notes, in full or at all.  Any efforts to enforce such payment obligations due under such Property Level Debt instruments may not be subject to the applicable provisions of the Bankruptcy Code because the borrower under such Property Level Debt instruments may be Non-Debtor Affiliates.

Additionally, on the Effective Date, the Restructuring Transactions contemplated under the Plan may give rise to an event of default or termination event under, and cause the automatic and immediate acceleration of all debt outstanding under or in respect of, approximately ten (10) Property Level Debt instruments.  While the Debtors intend to seek waivers from the lenders under such Property Level Debt instruments as necessary, there is no guarantee that such waivers will be granted. In the event that the lenders under such Property Level Debt instruments do not grant such waivers and exercise remedies relating to such potential defaults (including foreclosure on the collateral securing such Property Level Debt), then it cannot be assured that there will be any proceeds remaining after the sale or liquidation of the collateral securing such Property Level Debt and application of such proceeds to the Property Level Debt and the New Senior Secured Notes Credit Parties and New Convertible Notes Credit Parties may not be able to realize any value with respect to the collateral securing such Property Level Debt.

vi.	Any Future Pledge of Collateral Might Be Avoidable in a Subsequent Bankruptcy by the Reorganized Debtors

Any future pledge of Notes Collateral in favor of the Notes Collateral Agents, including pursuant to security documents delivered after the date of execution of the New Senior Secured Notes Documents or New Convertible Notes Documents, as applicable, might be avoidable by the pledgor (as a subsequent debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the securities under the New Senior Secured Notes or New Convertible Notes, as applicable, to receive a greater recovery than if the pledge had not been given, and a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

vii.	There May Not be an Active Trading Market for the New Senior Secured Notes and the New Convertible Notes

There is not and there may not be a public market for the New Senior Secured Notes or the New Convertible Notes, and the Reorganized Debtors do not intend to seek any listing of the New Senior Secured Notes or the New Convertible Notes on any stock exchange or other trading market of any type whatsoever.  Accordingly, there can be no assurance that an active trading market for the New Senior Secured Notes or the New Convertible Notes will ever develop or, if such a market does develop, that it will be maintained.

Furthermore, because the amount of New Convertible Notes to be issued is dependent on elections by holders of Consenting Crossholder Claims or Senior Unsecured Notes Claims, other than in respect of the $50 million of New Money Convertible Notes to be issued pursuant to the Commitment Letter, there is no minimum amount of New Convertible Notes that may be issued. As a result, an active trading market may not develop for the New Convertible Notes.  If an active trading market does not develop or is not maintained, the market price and liquidity of the New Convertible Notes may be adversely affected.

D.	Additional Risks Relating to the New Convertible Notes
i.	Risk of Recharacterization of New Convertible Notes

Recharacterization of a debt obligation to a capital contribution is an equitable remedy a bankruptcy court may direct if it determines, upon an objection raised by a party in interest, a purported debt obligation is more properly characterized as a capital contribution.  In making such a determination, bankruptcy courts consider, among other things, whether the parties intended to create a debt obligation and the nature of the instrument evidencing the obligation. Although the Debtors believe, and intend, the New Convertible Notes to be a bona fide debt obligation, there can be no assurance a bankruptcy court would agree with the Debtors’ interpretation.

ii.	Changes to New Common Stock Affect Holders of New Convertible Notes

Holders of the New Convertible Notes will not be entitled to any rights with respect to the New Common Stock (including, without limitation, voting rights and rights to participate in any dividends or other distributions on the New Common Stock), but holders of the New Convertible Notes will be subject to all changes affecting the New Common Stock.  Holders of the New Convertible Notes will have rights with respect to the New Common Stock only upon conversion.  For example, in the event an amendment is proposed to the Reorganized Debtors’ certificate of incorporation or by-laws requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs prior to delivery of the New Common Stock, such holders will not be entitled to vote on the amendment, although they will, nevertheless, be subject to any changes in the powers, preferences, or rights of the New Common Stock.

E.	Risks Relating to the Exit Credit Facility
i.	Insufficient Cash Flow to Meet Debt Obligations

The Reorganized Debtors’ ability to make scheduled payments on, or refinance their debt obligations, depends on the Reorganized Debtors’ financial condition and operating performance, which are subject to prevailing economic, industry, and competitive conditions and to certain financial, business, legislative, regulatory, and other factors beyond the Reorganized Debtors’ control. The Reorganized Debtors may be unable to maintain a level of cash flow from operating activities sufficient to permit the applicable Reorganized Debtors to pay the principal, premium, if any, and interest on their indebtedness, including, without limitation, borrowings under the Exit Credit Facility.

ii.	Defects in Collateral Securing the Exit Credit Facility

The indebtedness under the Exit Credit Facility will be secured, subject to certain exceptions and permitted liens, on a first-priority basis by direct or indirect security interests in certain of the Reorganized Debtors’ assets (henceforth, the “Exit Facility Collateral”). The Exit Facility Collateral securing the Exit Credit Facility may be subject to exceptions, defects, encumbrances, liens, and other imperfections.  It cannot be assured that the remaining proceeds from a sale of the Exit Facility Collateral would be sufficient to repay holders of the securities under the Exit Credit Facility all amounts owed under them.  The fair market value of the Exit Facility Collateral is subject to fluctuations based on factors that include, among others, the ability to sell Exit Facility Collateral in an orderly manner, general economic conditions, the availability of buyers, the Reorganized Debtors’ failure or success to implement their business strategy, and similar factors.  The amount received upon a sale of Exit Facility Collateral would be dependent on numerous factors, including the actual fair market value of the Exit Facility Collateral at such time, and the timing and manner of the sale.  By its nature, portions of the Exit Facility Collateral may be illiquid and may have no readily ascertainable market value.  In the event of a subsequent foreclosure, liquidation, bankruptcy, or similar proceeding, it cannot be assured that the proceeds from any sale or liquidation of the Exit Facility Collateral will be sufficient to pay the applicable Reorganized Debtors’ obligations under the Exit Credit Facility, in full or at all.  There can also be no assurance that the Exit Facility Collateral will be saleable, and, even if saleable, the timing of its liquidation would be uncertain.  Accordingly, there may not be sufficient collateral to pay all or any of the amounts due on the Exit Credit Facility.

iii.	Failure to Perfect Security Interests in Collateral

The failure to properly perfect liens on the Exit Facility Collateral could adversely affect the Exit Credit Facility Agent’s ability to enforce its rights with respect to the Exit Facility Collateral for the benefit of the holders of the Exit Credit Facility.  In addition, applicable law requires that certain property and rights acquired after the grant of a general security interest or lien can only be perfected at the time such property and rights are acquired and identified.  There can be no assurance that the Exit Credit Facility Agent will monitor, or that the Reorganized Debtors will inform the trustee or the Exit Credit Facility Agent of, the future acquisition of property and rights that constitute Exit Facility Collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired Exit Facility Collateral.  The Exit Credit Facility Agent has no obligation to monitor the acquisition of additional property or rights that constitute Exit Facility Collateral or the perfection of any security interests therein.  Such failure may result in the loss of the practical benefits of the liens thereon or of the priority of the liens securing the notes against third parties.

iv.	Any Future Pledge of Collateral Might Be Avoidable in a Subsequent Bankruptcy by the Reorganized Debtors

Any future pledge of Exit Facility Collateral in favor of the Exit Credit Facility Agent, including pursuant to security documents delivered after the date of entry into the Exit Credit Facility Agreement, might be avoidable by the pledgor (as a subsequent debtor in possession) or by its trustee in bankruptcy if certain events or circumstances exist or occur, including, among others, if the pledgor is insolvent at the time of the pledge, the pledge permits the holders of the securities under the Exit Credit Facility to receive a greater recovery than if the pledge had not been given, or a bankruptcy proceeding in respect of the pledgor is commenced within 90 days following the pledge, or, in certain circumstances, a longer period.

F.	Additional Risk Factors To Be Considered
i.	COVID-19 Risks

As noted above, the Debtors have experienced operational disruption and revenue loss as a result of the global COVID-19 pandemic.  The COVID-19 pandemic has acutely impacted all states where the Company’s tenants operate their businesses or where the Properties are located.  Measures taken by federal, state, and local authorities to prevent or remediate COVID-19, including “shelter-in-place” or “stay-at-home” orders or other quarantine mandates, have had an adverse effect on the Company’s business and the businesses of its tenants.

The prolonged outbreak of the COVID-19 pandemic resulted in sustained closure of the Properties, as well as the cessation of the operations of certain of its tenants, which resulted in a reduction of the revenues and cash flows of many of its properties due to the adverse financial impact on its tenants, as well as reductions in other sources of income generated by the Properties.  In addition to reduced revenues, the Company’s ability to obtain sufficient financing for such Properties has been impaired as has its ability to lease or re-lease properties as a result of worsening market and economic conditions resulting from the COVID-19 pandemic.

Moreover, as a result of the COVID 19 pandemic, the Company experienced—and continues to experience—increased levels of requests for rent deferrals and abatements, as well as defaults on rent obligations.  The Company continues to negotiate rent deferrals and abatements with tenants.

Although restrictions have been relaxed in various jurisdictions and all of the Malls have reopened, the financial losses suffered by Properties in those jurisdictions will not be easily recovered.  In addition, an increase in restrictions, including mandated closures, due to the protraction of the COVID-19 pandemic would severely impact the Company’s and its tenants’ operations and financial condition going forward.

ii.	Liquidity

The use of cash on hand and Cash Collateral (as defined in section 363 of the Bankruptcy Code) is intended to provide liquidity to the Debtors during the pendency of the Chapter 11 Cases.  If the Chapter 11 Cases take longer than expected to conclude, the Debtors may exhaust their cash.   Further, there is no assurance that the Debtors will be able to obtain additional financing from the Debtors’ existing lenders or otherwise if necessary.  In such cases, the liquidity necessary for the orderly functioning of the Debtors’ businesses may be materially impaired.

iii.	Actual Claims Could Be More than Projected

There can be no assurance that the estimated amount of Allowed Claims in certain Classes will not be significantly more than projected, which in turn, could cause the value of distributions to be reduced substantially.  Inevitably, some assumptions will not materialize, and unanticipated events and circumstances may affect the ultimate results.  Therefore, the actual amount of Allowed Claims may vary materially from the Debtors’ projections and feasibility analysis.

iv.	Projections and Other Forward-Looking Statements Are Not Assured, and Actual Results May Vary

Certain of the information contained herein is, by nature, forward-looking, and contains estimates and assumptions, which might ultimately prove to be incorrect, and projections, which may be materially different from actual future experiences.  Many of the assumptions underlying the projections are subject to significant uncertainties that are beyond the control of the Debtors or Reorganized Debtors, including the timing, confirmation, and consummation of the Plan, customer demand for the Reorganized Debtors’ products and services, inflation, and other unanticipated market and economic conditions.  There are uncertainties associated with any projections and estimates, and they should not be considered assurances or guarantees of the amount of funds or the amount of Claims in the various Classes that might be allowed.  Some assumptions may not materialize, and unanticipated events and circumstances may affect the actual results.  Projections are inherently subject to substantial and numerous uncertainties and to a wide variety of significant business, economic, and competitive risks, and the assumptions underlying the projections may be inaccurate in material respects.  In addition, unanticipated events and circumstances occurring after the approval of this Disclosure Statement by the Bankruptcy Court including, but not limited to, any natural disasters, terrorist attacks, or health epidemics may affect the actual financial results achieved.  Such results may vary significantly from the forecasts and such variations may be material.

v.	Risks Associated with the Debtors’ Business and Industry

The risks associated with the Debtors’ businesses and industry are more fully described in the Debtors’ SEC filings, including the 10-K.  The risks associated with the Debtors’ business and industry described in the Debtors’ SEC filings include, but are not limited to, the following:

•	general industry, economic, and business conditions;
•

the impact of the risks and uncertainties associated with the Chapter 11 process on the Company’s operations and ability to develop and execute the Company’s business plans, and to satisfy the conditions and milestones applicable under the RSA, for the duration of these Chapter 11 Cases;

•	interest rate fluctuations;
•	costs and availability of capital, including debt, construction loans, and capital requirements;
•	delisting of the Debtors’ common stock and/or depositary shares representing interests in the Debtors’ Series D Preferred Stock and Series E Preferred Stock, from the NYSE;
•	costs and availability of real estate;
•	inability to consummate acquisition opportunities and other risks associated with acquisitions;
•	competition from other companies and retail formats;
•	changes in retail demand and rental rates in the Debtors’ markets as a result of decreased consumer spending;
•	shifts in tenant demands including the impact of online shopping;
•	inability of tenants to meet rent terms and tenant requests for rent abatements and/or deferrals;
•	impact of additional tenant bankruptcies or store closings;
•	inability to secure tenants necessary to support commercial projects;
•	inability to receive reimbursement from tenants for their share of certain operating expenses, including common area maintenance, real estate taxes, and insurance;
•	changes in vacancy rates at the Properties;
•	difficulty replacing or renewing expiring leases with new leases at a higher base;
•	changes in operating expenses;
•	the construction costs of a project may exceed original estimates or available financing, possibly making the project unfeasible or unprofitable;
•	changes in applicable laws, rules, and regulations;
•	inability to obtain zoning, occupancy, or other required governmental permits and authorizations;

•	disposition of real property;
•	uncertainty and economic impact of pandemics, epidemics, or other public health emergencies or fear of such events, such as the recent COVID-19 pandemic;
•	cyber-attacks or acts of cyber-terrorism;
•	pending and future litigation;
•

the ability to obtain suitable equity and/or debt financing and the continued availability of financing, in the amounts and on the terms necessary to support the Debtors’ future refinancing requirements and businesses; and

•	other risks referenced from time to time in filings with the SEC and those factors listed or incorporated by reference into this report.
vi.	Risks Associated with the Reorganized REIT’s Ability to Satisfy REIT Conditions

Following the Confirmation Date, the Reorganized REIT intends on continuing to be treated as a real estate investment trust for U.S. federal income tax purposes, subject to receiving approval from the Required Consenting Noteholders.  Despite being able to do so in the past, the Reorganized REIT may not meet the conditions for qualification as a real estate investment trust.

If, with respect to any taxable year, the Reorganized REIT fails to maintain its qualification as a real estate investment trust, it would not be allowed to deduct distributions to shareholders in computing its taxable income and federal income tax.  The corporate level income tax would apply to its taxable income at regular corporate rates.  As a result, the amount available for distribution to holders of equity securities that would otherwise receive dividends would be reduced for the year or years involved, and the Reorganized REIT would no longer be required to make distributions to shareholders.  In addition, unless it were entitled to relief under the relevant statutory provisions, the Reorganized REIT would be disqualified from treatment as a real estate investment trust for four subsequent taxable years.

vii.	Risks Associated with the Reorganized REIT’s Ability to Satisfy REIT Distribution Requirements

The Reorganized REIT generally must distribute annually at least ninety percent (90%) of its real estate investment trust taxable income, determined without regard to the dividends-paid deduction and excluding any net capital gains, in order for the Reorganized REIT to qualify to be taxed as a real estate investment trust (assuming that certain other requirements are also satisfied) so that U.S. federal corporate income tax does not apply to earnings that the Reorganized REIT distributes.  To the extent that the Reorganized REIT satisfies this distribution requirement and qualifies for taxation as a real estate investment trust but distributes less than one hundred percent (100%) of its real estate investment trust taxable income, the Reorganized REIT will be subject to U.S. federal corporate income tax on its undistributed net taxable income.  In addition, the Reorganized REIT will be subject to a four percent (4%) nondeductible excise tax if the actual amount that the Reorganized REIT distributes to its shareholders in a calendar year is less than a minimum amount specified under U.S. federal income tax laws.  The Reorganized Debtors intend that the Reorganized REIT will make distributions to its shareholders to comply with the real estate investment trust requirements of the Tax Code.

From time to time, the Reorganized REIT may generate taxable income greater than its cash flow as a result of differences in timing between the recognition of taxable income and the actual receipt of cash or the effect of nondeductible capital expenditures, the creation of reserves, or required debt or amortization payments.  If the Reorganized REIT does not have other funds available in these situations, the Reorganized REIT could be required to borrow funds on unfavorable terms, sell assets at disadvantageous prices, or distribute amounts that would otherwise be invested in future acquisitions to make distributions sufficient to enable the Reorganized REIT to pay out enough of its taxable income to satisfy the real estate investment trust distribution requirement and to avoid corporate income tax and the four percent (4%) excise tax in a particular year.  These alternatives could increase the Reorganized REIT’s costs or reduce the value of its equity.  Alternatively, the Reorganized REIT could elect to satisfy its distribution requirements by making taxable distributions of cash and stock; in such a case, a holder would be taxed on one hundred percent (100%) of the distribution in the same manner as a cash distribution.  Thus, compliance with the real estate investment trust requirements may hinder the Reorganized REIT’s ability to grow, which could adversely affect the value of the Reorganized REIT’s stock, or cause holders of the Reorganized REIT’s stock to incur tax liabilities in excess of cash distributions.

viii.	Substantial Indebtedness

Although the Reorganized Debtors will have less indebtedness than the Debtors, the Reorganized Debtors will still have substantial indebtedness. On the Effective Date, after giving effect to the transactions contemplated by the Plan, the applicable Reorganized Debtors will, on a consolidated basis, have approximately $1.6 billion in secured indebtedness under the Exit Credit Facility, New Senior Secured Notes, New Convertible Notes, and guarantees of property-level loans. The Company will also have approximately $1.9 billion of Property Level Debt currently owed by Non-Debtor Affiliates that is not being reduced in the Chapter 11 Cases.

The amount of the Reorganized Debtors’ indebtedness could have important consequences because it could affect the Reorganized Debtors’ business, operating results, cash flows, and financial condition, including their ability to satisfy their obligations thereunder, raise additional capital through the issuance of additional debt or equity securities, engage in acquisitions or other business development activities, fund working capital, capital expenditures and other corporate spending, respond to general and industry-specific adverse economic conditions, and compete with competitors that are less leveraged.

Despite the Reorganized Debtors’ consolidated debt levels after entry into the Exit Credit Facility and issuance of New Senior Secured Notes and New Convertible Notes, the Reorganized Debtors may be able to incur certain additional debt in the future, subject to the restrictions contained in their debt instruments, some of which may be secured debt. In certain situations, the terms of the Exit Credit Facility, New Senior Secured Notes, and New Convertible Notes may permit the Reorganized Debtors to incur additional debt, secure existing or future debt, recapitalize its debt or take a number of other actions that could have the effect of diminishing the Reorganized Debtors’ ability to make payments on its existing debt when due.

However, the incurrence of additional indebtedness would result in increased fixed payment obligations and could also result in certain restrictive covenants, such as limitations on the Reorganized Debtors’ ability to incur additional debt and liens, consummate acquisitions, sell real estate or raise capital to develop property and other operating restrictions that could adversely impact the Reorganized Debtors’ ability to conduct their business and may result in liens being placed on the Reorganized Debtors’ assets. If the Reorganized Debtors were to default on such indebtedness, the Reorganized Debtors could lose such assets.

ix.	Claims Objections

The Debtors or the Reorganized Debtors, as applicable, may object to a proof of claim filed by or on behalf of a holder of a Claim. The distribution estimates that will be provided in connection with this Disclosure Statement are not applicable to any holder of any Claim whose Claim is or may be subject to an objection. Any such holder may not receive its specified share of the estimated distributions described in this Disclosure Statement.

x.	Distributions

While the Debtors have endeavored to project what they believe are likely distributions, if any, to be made to parties holding Allowed Claims, there can be no certainty that the projections, which the Debtors intend to provide in a supplemental filing prior to a hearing to approve this Disclosure Statement, will be accurate and that holders will receive the distributions described in the Plan. The projections will necessarily be affected by, among other things, (i) the outcome of objections to Claims and (ii) the cost and expenses of such actions and generally administering and winding down the Debtors’ bankruptcy estates.

xi.	Debtors Could Withdraw Plan

Subject to the terms of, and without prejudice to, the rights of any party to the RSA, the Plan may be revoked or withdrawn prior to the Confirmation Date by the Debtors.

xii.	Debtors Have No Duty to Update

The statements contained in this Disclosure Statement are made by the Debtors as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has not been any changes in the information set forth herein since that date.  The Debtors have no duty to update this Disclosure Statement unless otherwise ordered to do so by the Bankruptcy Court.

xiii.	No Representations Outside this Disclosure Statement Are Authorized

No representations concerning or related to the Debtors, the Chapter 11 Cases, or the Plan are authorized by the Bankruptcy Court or the Bankruptcy Code, other than as set forth in this Disclosure Statement.  Any representations or inducements made to secure your vote for acceptance or rejection of the Plan that are other than those contained in, or included with, this Disclosure Statement should not be relied upon in making the decision to vote to accept or reject the Plan.

xiv.	No Legal or Tax Advice Is Provided by this Disclosure Statement

The contents of this Disclosure Statement should not be construed as legal, business, or tax advice.  Each holder of a Claim or Interest should consult their own legal counsel and accountant as to legal, tax, and other matters concerning their Claim or Interest.

This Disclosure Statement is not legal advice to you.  This Disclosure Statement may not be relied upon for any purpose other than to determine how to vote on the Plan or object to confirmation of the Plan.

xv.	No Admission Made

Nothing contained herein or in the Plan will constitute an admission of, or will be deemed evidence of, the tax or other legal effects of the Plan on the Debtors or holders of Claims or Interests.

xvi.	Dismissal of Chapter 11 Cases

If no plan can be confirmed, or if the Bankruptcy Court otherwise finds that it would be in the best interests of the creditors and/or the Debtors, one or more of the Chapter 11 Cases may be dismissed by order of the Bankruptcy Court.

Moreover, as discussed herein, the Debtors are currently party to the Wells Fargo Adversary Proceeding, pursuant to which the Administrative Agent is seeking, among other things, dismissal of the Pledged Debtors’ (as defined in the Wells Fargo Counterclaims) Chapter 11 Cases.  While the Wells Fargo Adversary Proceeding is currently stayed, the Bankruptcy Court’s dismissal of one or more of the Pledged Debtors’ Chapter 11 Cases may impact, among other things, the ability to confirm the Plan or the distributions under the Plan to the creditors of the Debtors that remain in the Chapter 11 Cases.

X.
VOTING PROCEDURES AND REQUIREMENTS

Before voting to accept or reject the Plan, each holder of a Claim or Interest in a Voting Class as of the Record Date that is entitled to vote (an “Eligible Holder”), should carefully review the Plan attached hereto as Exhibit A. All descriptions of the Plan set forth in this Disclosure Statement are subject to the terms and conditions of the Plan.

A.	Voting Deadline

All Eligible Holders have been sent a Ballot together with instructions on how to access this Disclosure Statement.  Such holders should read the Ballot carefully and follow the instructions contained therein.  Please use only the Ballot that accompanies this Disclosure Statement to cast your vote.  Special procedures are set forth below for the beneficial holders of securities (“Beneficial Holders”) who hold such securities in “street name” (e.g., Unsecured Claims, Existing REIT Preferred Stock, and Existing REIT Common Stock) through a broker, dealer, commercial bank, trust company, or other agent or nominee (“Nominee”).

The Debtors have engaged Epiq as their Voting Agent to assist in the transmission of voting materials and in the tabulation of votes with respect to the Plan.  FOR YOUR VOTE TO BE COUNTED, A BALLOT OR A MASTER BALLOT WITH YOUR VOTE MUST BE RECEIVED BY THE VOTING AGENT IN ACCORDANCE WITH THE INSTRUCTIONS PROVIDED WITH THE BALLOTS.  THE DEADLINE FOR RECEIPT OF BALLOTS IS ON OR BEFORE 4:00 P.M. (PREVAILING CENTRAL TIME) ON JULY 26, 2021 (THE “VOTING DEADLINE”), UNLESS EXTENDED BY THE DEBTORS.

IF YOU ARE A BENEFICIAL HOLDER, YOU MUST RETURN YOUR BALLOT (OR OTHERWISE CONVEY YOUR VOTE) TO YOUR NOMINEE IN SUFFICIENT TIME FOR YOUR NOMINEE TO PROCESS YOUR VOTE AND RETURN A MASTER BALLOT INCORPORATING YOUR VOTE TO THE VOTING AGENT BEFORE THE VOTING DEADLINE.

IF A BALLOT IS DAMAGED OR LOST, YOU MAY CONTACT THE VOTING AGENT AT THE NUMBER SET FORTH BELOW TO RECEIVE A REPLACEMENT BALLOT. IF YOU HAVE ANY QUESTIONS CONCERNING VOTING PROCEDURES, YOU MAY CONTACT THE VOTING AGENT AT:

Epiq Corporate Restructuring, LLC

Telephone: (855) 914-4668 (domestic toll free) or 1 (503) 520-4416 (international)

E-mail: cblpropertiesinfo@epiqglobal.com (with “CBL Properties” in the subject line)

Hard copies of the Disclosure Statement are available upon request made to the Voting Agent, at the telephone numbers or e-mail address set forth immediately above.

B.	Voting Procedures

The Debtors are providing a copy of the order approving the Disclosure Statement and notice of the Confirmation Hearing, instructions detailing how to access copies of this Disclosure Statement and the Plan (including all exhibits and appendices), customized Ballot(s) and, if applicable, instructions for customized electronic, online transmission of Ballots (collectively, a “Solicitation Package”) to Eligible Holders.  The Solicitation Packages for Nominees holding Claims for Beneficial Holders (e.g., Unsecured Claims, Existing REIT Preferred Stock, and Existing REIT Common Stock, as applicable) will include Beneficial Holder Ballots and Master Ballots.  Nominees must provide copies of the Solicitation Package to their Beneficial Holders that are the Eligible Holders thereof as of the Record Date.  Nominees are authorized to transmit Solicitation Packages and collect votes from Beneficial Holders in accordance with their customary practices, including the use of a “voting instruction form” in lieu of (or in addition to) a Beneficial Ballot, and collecting votes from Beneficial Holders through online voting, by phone, facsimile, or other electronic means.  Any Eligible Holder that is a Beneficial Holder and has not received a Ballot should contact its Nominee.  Any Eligible Holder that is not a Beneficial Holder and has not received a Ballot should contact the Voting Agent.

Eligible Holders should provide all of the information requested by the Ballot and should complete and return all Ballots received in accordance with the instructions set forth therein.

In addition to accepting hard-copy Ballots, the Debtors seek authorization to accept Ballots (from voting parties that are not required to vote through a Nominee) via electronic, online transmissions, solely through a customized online balloting portal on the Debtors’ case website maintained by the Voting Agent (the “E-Ballot Portal”).24 Parties entitled to vote may cast an electronic Ballot and electronically sign and submit the Ballot instantly by utilizing the E-Ballot Portal (which allows a holder to submit an electronic signature).  Instructions for electronic, online transmission of Ballots will be set forth on the forms of Ballots and included in the Solicitation Packages.  The encrypted ballot data and audit trail created by such electronic submission through the E-Ballot Portal shall become part of the record of any Ballot submitted in this manner, and the Eligible Holder’s electronic signature will be deemed to be immediately legally valid and effective.

HOLDERS ARE STRONGLY ENCOURAGED TO SUBMIT THEIR BALLOTS VIA THE E-BALLOT PORTAL.

C.	Parties Entitled to Vote

Under the Bankruptcy Code, only holders of Claims or Interests in “impaired” classes are entitled to vote on a plan.  Under section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be “impaired” under a plan unless: (i) the plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof; or (ii) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default.

If, however, the holder of an impaired Claim or Interest will not receive or retain any distribution under the plan on account of such Claim or Interest, the Bankruptcy Code deems such holder to have rejected the Plan, and, accordingly, holders of such Claims and Interests do not actually vote on the Plan.  If a Claim or Interest is not impaired by the Plan, the Bankruptcy Code deems the holder of such Claim or Interest to have accepted the Plan and, accordingly, holders of such Claims and Interests are not entitled to vote on the Plan, and also will not receive a Ballot.

A vote may be disregarded if the Bankruptcy Court determines, pursuant to section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

The Bankruptcy Code defines “acceptance” of a plan by a class of (1) Claims as acceptance by creditors in that class that hold at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Claims that cast ballots for acceptance or rejection of the Plan (with such acceptance or rejection being determined without including the vote of any “insider” in such class); and (2) Interests as acceptance by interest holders in that class that hold at least two-thirds (2/3) in amount of the Interests that cast ballots for acceptance or rejection of the Plan.

[24]	The Debtor’s case website maintained by the Voting Agent may be found at https://dm.epiq11.com/cblproperties.

The Claims and Interests in the following classes are impaired under the Plan and, subject to section X(C)(iv) below, entitled to vote to accept or reject the Plan:

•	Class 3 — First Lien Credit Facility Claims;
•	Class 4 — Consenting Crossholder Claims;
•	Class 5 — Ongoing Trade Claims;
•	Class 7 — Unsecured Claims;
•	Class 9 — Existing LP Preferred Units;
•	Class 10 — Existing LP Common Units;
•	Class 11 — Existing REIT Preferred Stock;
•	Class 12 — Existing REIT Common Stock; and
•	Class 14 — Section 510(b) Claims.

An Eligible Holder should vote on the Plan by completing a Ballot in accordance with the instructions therein and as set forth above.

Except as provided below, unless the Ballot is timely submitted to the Voting Agent before the Voting Deadline together with any other documents required by such Ballot, the Debtors may, in their sole discretion, reject such Ballot as invalid, and therefore decline to utilize it in connection with seeking confirmation of the Plan.

i.	Fiduciaries and Other Representatives

If a Ballot is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or another, acting in a fiduciary or representative capacity, such person should indicate such capacity when signing and, if requested, must submit proper evidence satisfactory to the Debtors of authority to so act.  Authorized signatories should submit the separate Ballot of each Eligible Holder for whom they are voting.

ii.	Agreements Upon Furnishing Ballots

The delivery of an accepting Ballot pursuant to one of the procedures set forth above will constitute the agreement of the creditor or equity holder (as applicable) with respect to such Ballot to accept:  (a) all of the terms of, and conditions to, this Solicitation; and (b) the terms of the Plan including the injunction, releases, and exculpation set forth in Sections 10.4, 10.5, 10.6, 10.7, 10.8, and 10.9 therein.  All parties in interest retain their right to object to confirmation of the Plan pursuant to section 1128 of the Bankruptcy Code, subject to any applicable terms of the RSA.

iii.	Change of Vote

Subject to the provisions of the RSA, any party who has previously submitted to the Voting Agent before the Voting Deadline a properly completed Ballot may revoke such Ballot and change its vote by submitting to the Voting Agent before the Voting Deadline a subsequent, properly completed Ballot voting for acceptance or rejection of the Plan.

iv.	Change of Class for Holders of Property-Level Guarantee Claims

As set forth in the Plan, Property-Level Guarantee Settlement Claims will be Unimpaired under the Plan and not entitled to vote. Other Property-Level Guarantee Claims are Impaired under the Plan and entitled to vote.  The Debtors are continuing settlement discussions with certain holders of Property-Level Guarantee Claims and will continue to do so in advance of the Confirmation Hearing.  To the extent a settlement with a holder of a Property-Level Guarantee Claim is reached, such Claim may be reclassified to Class 6 as a Property-Level Guarantee Settlement Claim.  Consequently, prior to the Voting Deadline, the Debtors will file a notice with the Bankruptcy Court listing which Property-Level Guarantee Claims are Unimpaired under the Plan and not entitled to vote (Class 6) or Impaired under the Plan and entitled to vote (Class 7).

Given that Property-Level Guarantee Claims are Impaired under the Plan, holders of such Claims will be entitled to vote and solicited as Class 7 claimants.  However, to the extent any such holder reaches a settlement with the Debtors, such Claim will be reclassified as a Property-Level Guarantee Settlement Claim in Class 6.  Upon reclassification, the holders of such Claims will receive a notice of non-voting status and any Ballot previously submitted will not be counted.

v.	Waivers of Defects, Irregularities, etc.

Unless otherwise directed by the Bankruptcy Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawals of Ballots will be determined by the Voting Agent or the Debtors, as applicable, in their sole discretion, which determination will be final and binding.  The Debtors reserve the right to reject any and all Ballots submitted by any of their respective creditors not in proper form, the acceptance of which would, in the opinion of the Debtors or their counsel, as applicable, be unlawful.  The Debtors further reserve their respective rights to waive any defects or irregularities or conditions of delivery as to any particular Ballot.  The interpretation (including the Ballot and the respective instructions thereto) by the applicable Debtor, unless otherwise directed by the Bankruptcy Court, will be final and binding on all parties.  Unless waived, any defects or irregularities in connection with deliveries of Ballots must be cured within such time as the Debtors (or the Bankruptcy Court) determines.  Neither the Debtors nor any other person will be under any duty to provide notification of defects or irregularities with respect to deliveries of Ballots nor will any of them incur any liabilities for failure to provide such notification.  Unless otherwise directed by the Bankruptcy Court, delivery of such Ballots will not be deemed to have been made until such irregularities have been cured or waived.  Ballots previously furnished (and as to which any irregularities have not theretofore been cured or waived) will be invalidated.

D.	Convertible Notes Election

Pursuant to Section 5.9 of the Plan, (i) each Consenting Crossholder entitled to receive New Senior Secured Notes on account of its Consenting Crossholder Claim and (ii) each Consenting Noteholder entitled to receive New Senior Secured Notes on account of its Senior Unsecured Notes Claim, may, at its option, elect, on a dollar-for-dollar basis, to substitute its allocated share of the New Senior Secured Notes for New Convertible Notes.  Eligible Holders entitled to make the Convertible Notes Election should follow the directions on the Ballot if you wish to make the Convertible Notes Election.

The Plan provides for an aggregate amount of $100 million of New Convertible Notes to be available for the Convertible Notes Election.  The amount of New Convertible Notes that will be available to an eligible Holder who opts to make the election will be dependent upon the total amount of Crossholder Claims and Senior Unsecured Notes Claims that make the Convertible Notes Election.  Electing Holders will receive their pro rata share of New Convertible Notes as set forth in the Plan (which may be different from the amount you request on the Ballot), subject to the caps described above in Section VI — Summary of the Plan — (ix) Convertible Notes Election.

If you are a Holder of a Senior Unsecured Notes Claim, you can make the Convertible Notes Election only if you are a Consenting Noteholder that is a party to the Restructuring Support Agreement.  If you wish to become a Consenting Noteholder in order to exercise the Convertible Notes Election, you may contact the Voting Agent as directed on the Ballot to receive a copy of the Joinder (as defined in the Restructuring Support Agreement) to the Restructuring Support Agreement.  For the avoidance of doubt, in order to make the Convertible Notes Election, a Holder of a Senior Unsecured Notes Claim must become a Consenting Noteholder on or before the Voting Deadline.  A Holder of a Senior Unsecured Notes Claim that executes and delivers a Joinder to (i) counsel to the Company Parties (as such term is defined in the Restructuring Support Agreement), (ii) counsel to the Consenting Noteholders (as such term is defined in the Restructuring Support Agreement), and (iii) counsel to the Bank Agent (as such term is defined in the Restructuring Support Agreement), on or before the Voting Deadline shall be deemed to be a Consenting Noteholder for all purposes including, but not limited to, exercising the Convertible Notes Election; provided, however, that the failure of a Holder of a Senior Unsecured Notes Claim to deliver a Joinder to counsel to the Consenting Noteholders or counsel to the Bank Agent shall not invalidate the exercise of the Convertible Notes Election by such Holder.  Consenting Noteholders are not required to make the Convertible Notes Election and may only do so to the extent applicable procedures outlined in the Ballot are followed.

E.	Further Information, Copies of Materials

If you have any questions or require further information about the voting procedures for voting your claims or about the packet of material you received, or if you wish to obtain a hard copy of the Plan, this Disclosure Statement, or any exhibits to such documents, please contact the Voting Agent.

XI.
CONFIRMATION OF PLAN

A.	Confirmation Hearing

Section 1128(a) of the Bankruptcy Code requires the Bankruptcy Court to hold a confirmation hearing upon appropriate notice to all required parties.  Notice of the Confirmation Hearing will be provided to all known creditors and equity holders or their representatives.  The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the continuation date made at the Confirmation Hearing, at any subsequent continued Confirmation Hearing, or pursuant to a notice filed on the docket for the Chapter 11 Cases.

B.	Objections to Confirmation

Section 1128(b) of the Bankruptcy Code provides that any party in interest may object to the confirmation of a plan.  Any objection to confirmation of the Plan must be in writing, must conform to the Bankruptcy Rules and the Local Rules, must set forth the name of the objector, the nature and amount of the Claims held or asserted by the objector against the Debtors’ Estates or properties, the basis for the objection and the specific grounds therefore, and must be filed with the Bankruptcy Court, with a copy to the chambers of the United States Bankruptcy Judge appointed to these Chapter 11 Cases, together with proof of service thereof, and served upon the following parties, including such other parties as the Bankruptcy Court may order.

a)     The Debtors or Reorganized Debtors at
         CBL & ASSOCIATES PROPERTIES, INC.

         2030 Hamilton Place Blvd., Suite 500

         Chattanooga, Tennessee 37421

         Attn:  Jeffery V. Curry, Esq., Chief Legal Officer

         Telephone: (423) 490-8642

          Facsimile:  (423) 893-4371

          Email:  Jeff.Curry@cblproperties.com

a)     The Debtors or Reorganized Debtors at
         CBL & ASSOCIATES PROPERTIES, INC.

         2030 Hamilton Place Blvd., Suite 500

         Chattanooga, Tennessee 37421

         Attn:  Jeffery V. Curry, Esq., Chief Legal Officer

         Telephone: (423) 490-8642

          Facsimile:  (423) 893-4371

          Email:  Jeff.Curry@cblproperties.com

b)     Counsel to the Debtors at
         WEIL, GOTSHAL & MANGES LLP
         700 Louisiana Street, Suite 1700
         Houston, Texas 77002
         Attn:  Alfredo R. Perez
         Telephone:  (713) 546-5000
         Facsimile:  (713) 224-9511

         Email:  Alfredo.Perez@weil.com

            -and-

         WEIL, GOTSHAL & MANGES LLP
         767 Fifth Avenue
         New York, New York 10153
         Attn:  Ray C. Schrock, P.C., Garrett A. Fail, Esq., and Moshe A. Fink, Esq.
         Telephone:  (212) 310-8000
         Facsimile:  (212) 310-8007

         Email:  Ray.Schrock@weil.com

                      Garrett.Fail@weil.com

                      Moshe.Fink@weil.com

c)     Office of the U.S. Trustee at
         Office of the United States Trustee for the Southern District of Texas
         515 Rusk Street, Suite 3516
         Houston, Texas 77002
         Attn:  Hector Duran, Jr., Esq. and Stephen D. Statham, Esq.
         Telephone: (713) 718-4650
         Facsimile: (713) 718 4670

         Email:  Hector.Duran.Jr@usdoj.gov

                      Stephen.Statham@usdoj.gov

d)     Counsel to the Committee at

         McDermott Will & Emery LLP
         2501 North Harwood Street, Suite 1900

         Dallas, Texas 75201
         Attn:  Charles R. Gibbs, Esq. and Jane A. Gerber, Esq.
         Telephone:  (214) 295-8000
         Facsimile:  (972) 232-3098

         Email:  crgibbs@mwe.com

                      jagerber@mwe.com

         -and-

         McDermott Will & Emery LLP
         340 Madison Avenue
         New York, New York 10173
         Attn:  Kristin K. Going, Esq. and Stacy A. Lutkus, Esq.
         Telephone:  (212) 547-5400
         Facsimile:  (212) 547-5444

         Email:  kgoing@mwe.com

                      salutkus@mwe.com

e)      Counsel to the Consenting Noteholders at
         Akin Gump Strauss Hauer & Feld LLP
         One Bryant Park

         New York, New York 10036
         Attn:  Michael Stamer, Esq., Meredith Lahaie, Esq., and Kevin Zuzolo, Esq.
         Telephone:  (212) 872-1000
         Facsimile:  (212) 872-1002

         Email:  mstamer@akingump.com

                      mlahaie@akingump.com

                      kzuzolo@akingump.com

f)      Counsel to certain of the Consenting Crossholders at

         White & Case LLP

         200 South Biscayne Boulevard, Suite 4900

         Miami, Florida 33131

         Attn:  Thomas Lauria, Esq., Brian Pfeiffer, Esq., and Michael Shepherd, Esq.

         Telephone: (305) 371-2700

         Email:  tlauria@whitecase.com

                      brian.pfeiffer@whitecase.com

                      mshepherd@whitecase.com

g)      Counsel to the First Lien Credit Facility Administrative Agent at

         Jones Day

         325 John H. McConnell Boulevard

         Columbus, OH 43215

         Attn:  Matthew Corcoran, Esq. and Benjamin Rosenblum, Esq.

         Telephone: (614) 469-3939

         Email:  mccorcoran@jonesday.com

                      brosenblum@jonesday.com

IF AN OBJECTION TO CONFIRMATION IS NOT TIMELY SERVED AND FILED, IT MAY NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

C.	Requirements for Confirmation of Plan
i.	Requirements of Section 1129(a) of the Bankruptcy Code

At the Confirmation Hearing, the Bankruptcy Court will determine whether the confirmation requirements specified in section 1129(a) of the Bankruptcy Code have been satisfied including whether:

(i).the Plan complies with the applicable provisions of the Bankruptcy Code;

(ii).the Debtors have complied with the applicable provisions of the Bankruptcy Code;

(iii).the Plan has been proposed in good faith and not by any means forbidden by law;

(iv).any payment made or promised by the Debtors or by a person issuing securities or acquiring property under the Plan, for services or for costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been disclosed to the Bankruptcy Court, and any such payment made before confirmation of the Plan is reasonable, or if such payment is to be fined after confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable;

(v).the Debtors have disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the Plan, as a director or officer of the Reorganized Debtors, an affiliate of the Debtors participating in the Plan with the Debtors, or a successor to the Debtors under the Plan, and the appointment to, or continuance in, such office of such individual is consistent with the interests holders of Claims and Interests and with public policy, and the Debtors have disclosed the identity of any insider who will be employed or retained by the Reorganized Debtors, and the nature of any compensation for such insider;

(vi).with respect to each Class of Claims or Interests, each holder of an impaired Claim has either accepted the Plan or will receive or retain under the Plan, on account of such holder’s Claim, property of a value, as of the Effective Date of the Plan, that is not less than the amount such holder would receive or retain if the Debtors were liquidated on the Effective Date of the Plan under chapter 7 of the Bankruptcy Code;

(vii).except to the extent the Plan meets the requirements of section 1129(b) of the Bankruptcy Code (as discussed further below), each Class of Claims or Interests either accepted the Plan or is not impaired under the Plan;

(viii).except to the extent that the holder of a particular Claim has agreed to a different treatment of such Claim, the Plan provides that Administrative Expense Claims and Other Priority Claims, other than Priority Tax Claims, will be paid in full on the Effective Date, and that Priority Tax Claims will receive either payment in full on the Effective Date or deferred cash payments over a period not exceeding five (5) years after the Petition Date, of a value, as of the Effective Date of the Plan, equal to the allowed amount of such Claims;

(ix).at least one Class of impaired Claims has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim in such Class;

(x).confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors under the Plan; and

(xi).all fees payable under section 1930 of title 28, as determined by the Bankruptcy Court at the Confirmation Hearing, have been paid or the Plan provides for the payment of all such fees on the Effective Date of the Plan.

As provided above and described in more detail below, among the requirements for confirmation are that the Plan is (A) accepted by all impaired Classes of Claims and Interests entitled to vote or, if rejected or deemed rejected by an impaired Class, that the Plan “does not discriminate unfairly” and is “fair and equitable” as to such Class; (B) in the “best interests” of the holders of Claims and Interests impaired under the Plan; and (C) feasible.

ii.	Acceptance of Plan

Under the Bankruptcy Code, a Class accepts a chapter 11 plan if (i) holders of two-thirds (2/3) in amount and (ii) with respect to holders of Claims, more than a majority in number of the allowed claims in such class (other than those designated under section 1126(e) of the Bankruptcy Code) vote to accept the Plan.  Holders of Claims or Interests that fail to vote are not counted in determining the thresholds for acceptance of the Plan.

If any impaired Class of Claims or Interests does not accept the Plan (or is deemed to reject the Plan), the Bankruptcy Court may still confirm the Plan at the request of the Debtors if, as to each impaired Class of Claims or Interests that has not accepted the Plan (or is deemed to reject the Plan), the Plan “does not discriminate unfairly” and is “fair and equitable” under the so-called “cramdown” provisions set forth in section 1129(b) of the Bankruptcy Code.  The “unfair discrimination” test applies to classes of claims or interests that are of equal priority and are receiving different treatment under the Plan.  A chapter 11 plan does not discriminate unfairly, within the meaning of the Bankruptcy Code, if the legal rights of a dissenting class are treated in a manner consistent with the treatment of other classes whose legal rights are substantially similar to those of the dissenting class and if no class of claims or interests receives more than it legally is entitled to receive for its claims or interests.  The test does not require that the treatment be the same or equivalent, but that such treatment be “fair.”  The “fair and equitable” test applies to classes of different priority and status (e.g., secured versus unsecured; claims versus interests) and includes the general requirement that no class of claims receive more than 100% of the allowed amount of the claims in such class.  As to the dissenting class, the test sets different standards that must be satisfied for the Plan to be confirmed, depending on the type of claims or interests in such class.  The following sets forth the “fair and equitable” test that must be satisfied as to each type of class for a plan to be confirmed if such class rejects the Plan:

•

Secured Creditors.  Each holder of an impaired secured claim either (a) retains its liens on the property, to the extent of the allowed amount of its secured claim, and receives deferred cash payments having a value, as of the effective date of the plan, of at least the allowed amount of such secured claim, (b) has the right to credit bid the amount of its claim if its property is sold and retains its lien on the proceeds of the sale, or (c) receives the “indubitable equivalent” of its allowed secured claim.

•

Unsecured Creditors.  Either (a) each holder of an impaired, unsecured claim receives or retains under the Plan, property of a value, as of the effective date of the Plan, equal to the amount of its allowed claim or (b) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the Plan.

•

Interests.  Either (a) each equity interest holder will receive or retain under the Plan property of a value equal to the greater of (i) the fixed liquidation preference or redemption price, if any, of such equity interest and (ii) the value of the equity interest or (b) the holders of interests that are junior to the interests of the dissenting class will not receive or retain any property under the Plan.

Holders of Property-Level Guarantee Claims may argue that the Plan is not confirmable because it provides for different treatment of Property-Level Guarantee Claims and Property-Level Guarantee Settlement Claims, both of which arise from, or are based upon, a prepetition guarantee by the Operating Partnership or REIT (or a subsidiary thereof) of a Property-Level Loan.

The Debtors believe that there is a reasonable basis for the different treatment of Property-Level Guarantee Claims and Property-Level Guarantee Settlement Claims.  The filing of the Debtors’ chapter 11 cases triggered events of default on certain of the Property Level Loans.  The Debtors, however, believe that they have meaningful equity value in those properties which they would like to preserve.  To that end, the Debtors and the settling lenders have agreed that in exchange for a waiver of defaults arising from these chapter 11 cases, such guarantee claims would be Reinstated under the Plan.  Settling with these lenders serves to avoid potentially unnecessary and costly litigation surrounding such defaults or the potential foreclosure by the lenders on these properties

Separately, holders of Existing REIT Preferred Stock may object to confirmation of the Plan on the grounds that the distribution of New Common Stock to the holders of Existing REIT Common Stock—while the holders of Existing Preferred Interests are not being paid in full—violates the Bankruptcy Code’s “absolute priority rule.”  The absolute priority rule generally requires that senior stakeholders be paid in full before junior stakeholders may receive a recovery.  The Debtors, however, believe that this argument is misplaced, and the Plan satisfies the Bankruptcy Code’s confirmation requirements.

The holders of Existing REIT Preferred Stock will likely argue that they have priority over the holders of the Existing REIT Common Stock because the Existing REIT Preferred Stock has a “liquidation preference” over the Existing REIT Common Stock.  Such priority, however, only exists in the context of a liquidation of the Debtors’ estates, not in the restructuring scenario contemplated by the Plan where the Debtors will emerge from these Chapter 11 Cases as a going concern.

Moreover, the liquidation preference is only applicable where value is otherwise available for distribution to equity holders.  Here, as demonstrated by the Valuation Analysis annexed hereto as Exhibit F, the value of the Debtors’ assets is insufficient to pay the Debtors’ creditors in full, let alone holders of their existing equity.  Consequently, the holders of Existing REIT Preferred Stock and Existing REIT Common Stock are “out of the money” and not entitled to receive any recovery under the Plan under the Bankruptcy Code’s distribution scheme.  Moreover, as further demonstrated by the Liquidation Analysis annexed hereto as Exhibit D, the holders of equity interests in the Debtors would not recover anything in a liquidation scenario.

Here, the Consenting Noteholders, as part of the heavily negotiated settlement through Court-ordered Mediation, have agreed to allocate a portion of their recovery–11% of the New Common Stock—to the holders of Existing REIT Preferred Stock (5.5% of the New Common Stock) and Existing REIT Common Stock (5.5% of the New Common Stock).  This represents a recovery to such interest holders that they would not otherwise be entitled to in a liquidation or under the Bankruptcy Code’s priority scheme.  Accordingly, under these circumstances, holders of Existing REIT Preferred Stock are not entitled to priority, whether by virtue of their liquidation preference, the Bankruptcy Code, or otherwise.  Consequently, to the extent holders of Existing REIT Preferred Stock or Existing REIT Common Stock vote to reject the Plan or object to confirmation of the Plan at the Confirmation Hearing, the Bankruptcy Court may determine that such holders are not entitled to any recovery as a matter of law.  In the event of such a determination by the Bankruptcy Court, the recovery that holders of Existing LP Units, Existing REIT Preferred Stock or Existing REIT Common Stock, as applicable, would otherwise receive under the Plan will revert to the holders of Unsecured Claims.

Thus, for the foregoing reasons and others, the Debtors believe that the Plan satisfies the absolute priority rule, including with respect to the Existing REIT Preferred Stock, and may be confirmed.  Therefore, the Debtors believe the Plan satisfies the “unfair discrimination” and “fair and equitable” tests with respect to any rejecting Class.

IF ALL OTHER CONFIRMATION REQUIREMENTS ARE SATISFIED AT THE CONFIRMATION HEARING, THE DEBTORS WILL ASK THE BANKRUPTCY COURT TO RULE THAT THE PLAN MAY BE CONFIRMED ON THE GROUND THAT THE SECTION 1129(b) REQUIREMENTS HAVE BEEN SATISFIED.

iii.	Best Interests Test

As noted above, with respect to each impaired class of claims and equity interests, confirmation of a plan requires that each such holder either: (a) accept the plan; or (b) receive or retain under the plan property of a value, as of the effective date of the plan, that is not less than the value such holder would receive or retain if the debtors were liquidated under chapter 7 of the Bankruptcy Code.  This requirement is referred to as the “best interests” test.

This test requires a bankruptcy court to determine what the holders of allowed claims and allowed equity interests in each impaired class would receive from a liquidation of the debtor’s assets and properties in the context of a liquidation under chapter 7 of the Bankruptcy Code.  To determine if a plan is in the best interests of each impaired class, the value of the distributions from the proceeds of the liquidation of the debtor’s assets and properties (after subtracting the amounts attributable to the aforesaid claims) is then compared with the value offered to such classes of claims and equity interests under the plan.

The Debtors believe that under the Plan all holders of impaired Claims and Interests will receive property with a value not less than the value such holder would receive in a liquidation under chapter 7 of the Bankruptcy Code.  The Debtors’ belief is based primarily on: (a) consideration of the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to holders of impaired Claims and Interests; and (b) the Liquidation Analysis attached hereto as Exhibit D.

The Debtors believe that any liquidation analysis is speculative, as it is necessarily premised on assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which would be beyond the control of the Debtors.  The Liquidation Analysis provided in Exhibit D is solely for the purpose of disclosing to holders of Claims and Interests the effects of a hypothetical chapter 7 liquidation of the Debtors, subject to the assumptions set forth therein.  There can be no assurance as to values that would actually be realized in a chapter 7 liquidation nor can there be any assurance that a bankruptcy court will accept the Debtors’

conclusions or concur with such assumptions in making its determinations under section 1129(a)(7) of the Bankruptcy Code.

iv.	Feasibility

Section 1129(a)(11) of the Bankruptcy Code requires that a debtor demonstrate that confirmation of a plan is not likely to be followed by liquidation or the need for further financial reorganization.  For purposes of determining whether the Plan meets this requirement, the Debtors have analyzed their ability to meet their obligations under the Plan.  As part of this analysis, the Debtors have prepared the consolidated financial projections for the Reorganized Debtors (the “Financial Projections”). The Financial Projections, and the assumptions on which they are based, are annexed hereto as Exhibit E. Based upon such Financial Projections, the Debtors believe they will have sufficient resources to make all payments required pursuant to the Plan and that confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization.  Moreover, Article IX hereof sets forth certain risk factors that could impact the feasibility of the Plan.

The Debtors do not, as a matter of course, publish their business plans or strategies, projections, or anticipated financial position.  Accordingly, the Debtors do not anticipate that they will, and disclaim any obligation to, furnish updated business plans or Financial Projections to parties in interest after the Confirmation Date or otherwise make such information public.  In connection with the planning and development of the Plan, the Financial Projections were prepared by the Debtors, with the assistance of their professionals, to present the anticipated impact of the Plan.  The Financial Projections assume that the Plan will be implemented in accordance with its stated terms.

Consequently, the estimates and assumptions underlying the Financial Projections are inherently uncertain and are subject to material business, economic, and other uncertainties.  Therefore, such Financial Projections, estimates, and assumptions are not necessarily indicative of current values or future performance, which may be significantly less or more favorable than set forth herein.

The Financial Projections should be read in conjunction with the assumptions, qualifications, and explanations set forth in this Disclosure Statement, the Plan, and the Plan Supplement, in their entirety, and the historical consolidated financial statements (including the notes and schedules thereto).

XII.
ALTERNATIVES TO CONFIRMATION
AND CONSUMMATION OF PLAN

The Debtors have evaluated several alternatives to the Plan.  After studying these alternatives, the Debtors have concluded that the Plan, which among other things, reflects a consensus among the Debtors and Consenting Creditors, is the best alternative and will maximize recoveries to parties in interest, assuming confirmation and consummation of the Plan.  If the Plan is not confirmed and consummated, the alternatives to the Plan are: (A) the preparation and presentation of an alternative reorganization; (B) the a sale of some or all of the Debtors’ assets pursuant to section 363 of the Bankruptcy Code; or (C) a liquidation under chapter 7 of the Bankruptcy Code.

A.	Alternative Plan of Reorganization

Subject to the RSA, if the Plan is not confirmed, the Debtors (or if the Debtors’ exclusive period in which to file a plan of reorganization has expired, any other party in interest) could attempt to formulate a different plan.  Such a plan might involve either: (a) a reorganization and continuation of the Debtors’ businesses or (b) an orderly liquidation of their assets.  The Debtors, however, believe that the Plan, as described herein, enables their creditors to realize the most value under the circumstances.  In addition, if the Plan is not confirmed under the terms of the RSA, the Consenting Creditors have the right to terminate the RSA and all obligations thereunder.

B.	Sale Under Section 363 of the Bankruptcy Code

If the Plan is not confirmed, the Debtors could seek from the Bankruptcy Court, after notice and hearing, authorization to sell their assets under section 363 of the Bankruptcy Code.  Holders of First Lien Credit Facility Claims may be entitled to credit bid on any property to which their security interest is attached to the extent of the value of such security interest, and to offset their Claims against the purchase price of the property.  In addition, the security interests in the Debtors’ assets held by holders of First Lien Credit Facility Claims would attach to the proceeds of any sale of the Debtors’ assets to the extent of their secured interests therein.  Upon analysis and consideration of this alternative, the Debtors do not believe a sale of their assets under section 363 of the Bankruptcy Code would yield a higher recovery for the holders of Claims under the Plan.

C.	Liquidation under Chapter 7 of Bankruptcy Code

If no plan can be confirmed, the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code in which a trustee would be elected or appointed to liquidate the assets of the Debtors for distribution to their creditors in accordance with the priorities established by the Bankruptcy Code.  The effect that a chapter 7 liquidation would have on the recovery of holders of Allowed Claims and Interests is set forth in the Liquidation Analysis attached hereto as Exhibit D.

The Debtors believe that liquidation under chapter 7 would result in smaller distributions to creditors than those provided for in the Plan because of, among other things, the delay resulting from the conversion of the Chapter 11 Cases, the additional administrative expenses associated with the appointment of a trustee and the trustee’s retention of professionals who would be required to become familiar with the many legal and factual issues in the Chapter 11 Cases, and the loss in value attributable to an expeditious liquidation of the Debtors’ assets as required by chapter 7.

[Remainder of page intentionally left blank]

XIII.
CONCLUSION AND RECOMMENDATION

The Debtors believe the Plan is in the best interests of all stakeholders and urge the holders of Claims in Classes 3, 4, 5, 7, 10, 11, 12, and 14 to vote in favor thereof.

Dated:	May 25, 2021
	Chattanooga, Tennessee	Respectfully submitted,

		By:	/s/ Farzana Khaleel
		Name:	Farzana Khaleel
		Title:	Chief Financial Officer and Executive
Vice President on behalf of the Debtors

EXHIBIT A

PLAN

[Filed separately on the docket]

EXHIBIT B

ORGANIZATIONAL CHART

UPPER TIER OWNERSHIP & KEY

D
L
CBL & Associates Properties, Inc. (DE)
Various Third Parties
D
CBL Holdings I, Inc. (DE)
D
CBL Holdings II, Inc. (DE)
GP—0.9976%
2.9379%
96.0645%
D
P
I
CBL & Associates Limited Partnership (DE)

Colors

- Owns Unencumbered Property
- Owns Property in Wells Fargo Borrowing Base
- Owns Property with Recourse Debt
- Owns Property with Non-recourse Debt

Items

- Non-member Manager
- Equity Ownership
- Property Name
- Note
- Debtor D

Shapes

- Third Party
- Non-JV Entity
- Joint Venture

Abbreviations

- CM—Chief Manager
- GP—General Partner
- MGP—Managing General Partner
- MM—Managing Member

Credit Facility

- Grantor G
- Issuer I
- Pledged Subsidiary S
- Pledgor P

Ownership

- CBL & Associates Limited Partnership
- CBL & Associates Management, Inc.
- Mortgage Holdings, LLC

Bonds

- Guarantor U
- Issuer I
- Limited Guarantor L

General Notes

1. Ownership assumed to be 100% unless otherwise noted.
2. Unless entity has only one member, ownership is assumed to be non-controlling unless otherwise noted.
3. CBL & Associates Management, Inc. owns various unencumbered parcels that have not been noted on this chart.
4. These charts exclude certain inactive subsidiaries of CBL & Associates Properties, Inc. that do not currently own assets or engage in business activity.

2

CBL & ASSOCIATES LIMITED PARTNERSHIP SUBSIDIARIES

CBL & Associates Limited Partnership's ownership of Frontier Square shown on this page only

D
P
I

CBL & Associates Limited Partnership (DE) — Frontier Square

- D — Fayette Middle Anchor, LLC (KY) — Fayette Mall—Sears Renovation
- D — Alamance Crossing II, LLC (NC) — Alamance Crossing—West
- D — APWM, LLC (GA) — Arbor Place—APWM, LLC
- D — Brookfield Square Parcel, LLC (WI) — Brookfield Square—Lifestyle Center
- D — Akron Mall Land, LLC (DE) — Chapel Hill Land
- D — Dakota Square Mall CMBS, LLC (DE) — Dakota Square
- D — East Towne Parcel I, LLC (WI) — East Towne Mall—Parcel
- D — EastGate Anchor S, LLC (OH) — EastGate Mall—Sears
- D — Eastland Anchor M, LLC (IL) — Eastland Mall—Macy's
- D — Volusia SAC, LLC (FL) — Volusia—Sears TBA
- D — D'Iberville CBL Land, LLC (MS) — Gulf Coast Galleria
- D — Gunbarrel Commons, LLC (TN) — Gunbarrel Pointe
- D — Hamilton Place Anchor S, LLC (DE) — Hamilton Place—Sears
- D — Hanes Mall Parcels, LLC (NC) — Hanes Mall—Restaurants
- D — Northpark Mall/Joplin, LLC (DE) — Northpark Mall
- D — Jefferson Anchor S, LLC (KY) — Jefferson Mall—Sears
- D — The Landing at Arbor Place II, LLC (DE) — The Landing at Arbor Place
- D — LHM-Utah, LLC (DE) — Layton Hills Mall—Outparcel II
- D — TN-Land Parcels, LLC (TN) — Northgate Mall—Outparcel
- D — Northgate SAC, LLC (TN) — Northgate Mall Sears TBA—Outparcels

3

CBL & ASSOCIATES LIMITED PARTNERSHIP SUBSIDIARIES

D
P
I
CBL & Associates Limited Partnership (DE)
99.5%
99.5%
D
CBL/Sunrise Commons GP, LLC (TX)
GP—0.5%
D
Parkdale Anchor M, LLC (TX)
Parkdale Mall—Macy's
D
CBL Walden Park, LLC (TX)
Walden Park—Land
D
Cross Creek Anchor S GP, LLC (NC)
GP—0.5%
D
CBL/Sunrise Commons, L.P. (TX)
Sunrise Commons
D
Cross Creek Anchor S, LP (NC)
Cross Creek Mall—Sears
99%
99%
D
IV Commons, LLC (CA)
GP—1%
D
Southaven Towne Center II, LLC (DE)
Southaven Towne Center
D
South County Shoppingtown LLC (DE)
South County Center
D
Tenn-GP Holdings, LLC (TN)
GP—1%
D
Imperial Valley Commons, L.P. (CA)
Imperial Valley Commons—Kohl's and Land
D
The Courtyard at Hickory Hollow Limited Partnership (DE)
Courtyard at Hickory Hollow
D
Fayette Plaza CMBS, LLC (DE)
• The Plaza at Fayette
• The Plaza at Fayette—Johnny Carino's Redevelopment
D
Pearland-OP Parcel 8, LLC (TX)
Pearland Town Center—Self Development (Parcel 8)
D
Jefferson Anchor M, LLC (IL)
Jefferson Mall—Macy's/Round 1

4

CBL & ASSOCIATES LIMITED PARTNERSHIP SUBSIDIARIES

D
P
I
CBL & Associates Limited Partnership (DE)
99.5%
D
CBL/Sunrise Land, LLC (TX)
GP—0.5%
D
Southaven Towne Center, LLC (MS)
Southaven Towne Center—Wetlands
D U S
CherryVale Mall, LLC (DE)
CherryVale Mall
99%
D U G S
Mayfaire GP, LLC (DE)
GP—1%
D
CBL/Sunrise XS Land, L.P. (TX)
Sunrise Mall—Excess Land
D U I S
Mayfaire Town Center, LP (DE)
Mayfaire Town Center
99%
CBL/York, Inc. (PA)
GP—1%
D
York Galleria Limited Partnership (VA)
• York Galleria
• York Galleria—Sears Redevelopment
D
CBL/Regency I, LLC (DE)
99.5%
D U G S
MDN/Laredo GP, LLC (DE)
CM—0.5%
D U I S
Mall del Norte, LLC (TX)
• Mall del Norte
• Mall del Norte—Mgmt GL Parcels
D
Southpark Mall-DSG, LLC (VA)
Southpark Mall—Dick's Sporting Goods
D
Volusia-OP Peripheral, LLC (FL)
Volusia Mall—Restaurant Village
Ground Leased from Madison Joint Venture
D
WI-Land Parcels, LLC (WI)
East Towne Mall—Outparcel

5

CBL & ASSOCIATES LIMITED PARTNERSHIP SUBSIDIARIES

D
P
I
CBL & Associates Limited Partnership (DE)
D
U G S
CBL/Richland G.P., LLC (TX)
D
U G S
CBL/Sunrise GP, LLC (DE)
99.5%
99.5%
MM—0.5%
CM—0.5%
D
U I S
CBL RM-Waco, LLC (TX)
Richland Mall
D
U I S
CBL SM-Brownsville, LLC (TX)
Sunrise Mall
D
U S
JG Winston-Salem, LLC (OH)
Hanes Mall
D
U S
Hixson Mall, LLC (TN)
Northgate Mall
Burnsville Center SPE, LLC (DE)
Burnsville Center & Dick's Sporting Goods
D
U S
Layton Hills Mall CMBS, LLC (DE)
Layton Hills Mall, OP, Convenience Center & Plaza
Brookfield Square Anchor S, LLC (WI)
Brookfield Square—Sears & Street Shops

6

CBL & ASSOCIATES LIMITED PARTNERSHIP SUBSIDIARIES

D
P
I
CBL & Associates Limited Partnership (DE)
D U S
CBL/Kirkwood Mall, LLC (DE)
D
CBL/Gulf Coast, LLC (FL)
D
North Charleston Joint Venture II, LLC (DE)
D
Asheville, LLC (NC)
D U G
Kirkwood Mall Mezz LLC (DE)
D
JG Gulf Coast Town Center LLC (OH)
Gulf Coast Town Center—Phase III—Land
D
Asheville Mall CMBS, LLC (DE)
Asheville Mall
CM
D U I
Kirkwood Mall Acquisition LLC (DE)
Kirkwood Mall
D
GCTC Peripheral IV, LLC (FL)
Gulf Coast Town Center—Peripheral IV—Land
Northwoods Mall CMBS, LLC (DE)
Northwoods Mall
CM
CM
D
Alamance Crossing, LLC (NC)
Alamance Crossing—OPs
D
Mid Rivers Land LLC (DE)
Mid Rivers Mall—Vacant Parcel
D
Jefferson Mall Company II, LLC (DE)
Jefferson Mall—Self Development
D
TX-Land Parcels, LLC (TX)
• Mall del Norte TX Outparcel
• Pearland Town Center—Outparcel TX Land LLC
CM
Alamance Crossing CMBS, LLC (DE)
Alamance Crossing—East
D
Mid Rivers Mall CMBS, LLC (DE)
Mid Rivers Mall
Jefferson Mall CMBS, LLC (DE)
Jefferson Mall
CM

CBL & ASSOCIATES LIMITED PARTNERSHIP SUBSIDIARIES

D
L
CBL & Associates Properties, Inc. (DE)
D
CBL Holdings I, Inc. (DE)
D
CBL Holdings II, Inc. (DE)
Various Third Parties
GP—0.9976%
96.0645%
2.9379%
0.1%
D
P
I
CBL & Associates Limited Partnership (DE)
GP—99.9%
D
CoolSprings Crossing Limited Partnership (TN)
CoolSprings Crossing
GP—2% & LP—49%
D
Dunite Acquisitions, LLC (DE)
99%
D
U
S
CBL/Imperial Valley GP, LLC (CA)
49%
MGP—1%
D
Parkway Place Limited Partnership (AL)
D
U
G
S
Imperial Valley Mall, L.P. (CA)
D
U
G
Imperial Valley Mall GP, LLC (DE)
CM
99.5%
GP—0.5%
D
Parkway Place SPE, LLC (DE)
Parkway Place
D
U
I
Imperial Valley Mall II, L.P. (CA)
Imperial Valley Mall

8

CBL & ASSOCIATES LIMITED PARTNERSHIP SUBSIDIARIES

D
P
I
CBL & Associates Limited Partnership (DE)
CBL/Monroeville Expansion II, LLC (PA)
CBL/Monroeville Expansion III, LLC (PA)
CBL/Monroeville II, LLC (PA)
CBL/Monroeville III, LLC (PA)
GP—0.5%
99.5%
GP—0.5%
99.5%
CBL/Monroeville Expansion I, LLC (PA)
CBL/Monroeville Expansion Partner, L.P. (PA)
CBL/Monroeville I, LLC (DE)
Monroeville Anchor Limited Partnership (PA)
Monroeville Mall—Anchor
GP—0.5%
99.5%
CBL/Monroeville Partner, L.P. (PA)
Monroeville Mall—Annex at Monroeville
GP—0.5%
99.5%
GP—0.5%
99.5%
CBL/Monroeville Expansion, L.P. (PA)
Monroeville Mall—District
Ground Leased from CBL/Monroeville Partner, L.P.
CBL/Monroeville, L.P. (PA)
• Monroeville Mall
• Monroeville Mall—CBL/Monroeville LP

9

CBL & ASSOCIATES LIMITED PARTNERSHIP SUBSIDIARIES

D
P
I
CBL & Associates Limited Partnership (DE)
99.5%
99.95%
D
U G S
Pearland Town Center GP, LLC (DE)
D
CBL/Parkdale Crossing GP, LLC (DE)
D
CBL/Parkdale, LLC (TX)
GP—0.5%
GP—0.05%
D
U G I S
Pearland Town Center Limited Partnership (TX)
• Pearland Town Center
• Pearland Town Center—Medical Office Building
99.99%
D
CBL/Parkdale Mall GP, LLC (DE)
D
Parkdale Mall Associates, L.P. (TX)
GP—0.01%
MM—0.05%
99.95%
D
Parkdale Crossing Limited Partnership (TX)
D
Parkdale Mall, LLC (TX)
Parkdale Mall—Corner (Self Dev. Tract 4/Pad B)
GP—0.01%
99.99%
CM
D
U I
Pearland Ground, LLC (TX)
Pearland Town Center—Office
D
CBL/Parkdale Crossing, L.P. (TX)
Parkdale Mall CMBS, LLC (DE)
Parkdale Mall
CM
Parkdale Crossing CMBS, LLC (DE)
• Parkdale Crossing
• Parkdale Mall and Crossing—Lifeway Christian Redevelopment
CM

10

MADISON JOINT VENTURE, LLC & CBL/J I, LLC SUBSIDIARIES

D
P
I
CBL & Associates Limited Partnership (DE)
D
CBL/J I, LLC (DE)
D
CBL/Brookfield I, LLC (DE)
D
CBL/Brookfield II, LLC (DE)
D
CBL/Madison I, LLC (DE)
MGP—81%
19%
D
CBL/Fayette I, LLC (DE)
D
CBL/Fayette II, LLC (DE)
MGP—97.81%
2.19%
D
Lexington Joint Venture (OH)
D
Brookfield Square Joint Venture (OH)
Brookfield Square
D
U
P
Madison Joint Venture, LLC (WI)
West Towne Crossing
CM
Fayette Mall SPE, LLC (DE)
Fayette Mall
D
U
S
Madison/West Towne, LLC (DE)
West Towne Mall
D
U
S
Madison/East Towne, LLC (DE)
East Towne Mall
CM
CM

11

CBL/J II, LLC & MORTGAGE HOLDINGS, LLC SUBSIDIARIES

D
P
I
CBL & Associates Limited Partnership (DE)
D
CBL/J II, LLC (DE)
D
U
P
Mortgage Holdings, LLC (DE)
D
CBL/CherryVale I, LLC (DE)
CherryVale Mall—Parking Lot & Driveway
D
CBL/Old Hickory I, LLC (DE)
95%
D
CBL/Old Hickory II, LLC (DE)
5%
D
CBL/Citadel I, LLC (DE)
D
CBL/Citadel II, LLC (DE)
D
CBL/EastGate I, LLC (DE)
MGP—53.8475%
D
CBL/EastGate II, LLC (DE)
46.1525%
D
Old Hickory Mall Venture (TN)
D
EastGate Company (OH)
EastGate Mall—Self Development
MGP—74.5%
MM—99.5%
0.5%
25.5%
D
CBL/EastGate Mall, LLC (DE)
CM
D
EastGate Mall CMBS, LLC (DE)
EastGate Mall
D
Charleston Joint Venture (OH)
Citadel Mall—OP
D
Old Hickory Mall Venture II, LLC (DE)
Old Hickory Mall

12

MORTGAGE HOLDINGS, LLC SUBSIDIARIES

D
P
I
CBL & Associates Limited Partnership (DE)
GP—99.9209%
MM—99.9%
GP—99.9%
GP—99.9%
GP—99.92%
D
U P
Mortgage Holdings, LLC (DE)
0.0791%
0.1%
0.8%
0.1%
0.1%
D
CBL/Nashua Limited Partnership (NH)
D
U S
Frontier Mall Associates Limited Partnership (WY)
Frontier Mall
D
U S
Turtle Creek Limited Partnership (MS)
Turtle Creek Mall
D
Seacoast Shopping Center Limited Partnership (NH)
D
Harford Mall Business Trust (MD)
• Harford Mall
• Harford Mall—Annex
D
Southpark Mall, LLC (VA)
D
U S
POM-College Station, LLC (TX)
Post Oak Mall & Phase III
D
Valley View Mall SPE, LLC (DE)
Valley View Mall
Southpark Mall CMBS, LLC (DE)
Southpark Mall
CM

13

MULTI-GP HOLDINGS, LLC SUBSIDIARIES

Supplemental Key for this Chart only
Multi-GP Holdings, LLC
CW Joint Venture, LLC
D
P
I
CBL & Associates Limited Partnership (DE)
99%
99%
99%
MM—81.99%
D
U
Multi-GP Holdings, LLC (DE)
GP—1%
GP—1%
D
Westgate Crossing Limited Partnership (SC)
Westgate Crossing
GP—1%
D
U
Arbor Place Limited Partnership (GA)
18.01%
D
Meridian Mall Limited Partnership (MI)
Meridian Mall
D
U
CW Joint Venture, LLC (DE)
D
Shoppes at St. Clair CMBS, LLC (DE)
Shoppes at St. Clair
Greenbrier Mall II, LLC (DE)
Greenbrier Mall
Arbor Place II, LLC (DE)
Arbor Place and JCP

14

MULTI-GP HOLDINGS, LLC SUBSIDIARIES

Supplemental Key for this Chart only
Multi-GP Holdings, LLC
CW Joint Venture, LLC
D
P
I
CBL & Associates Limited Partnership (DE)
D
U
Multi-GP Holdings, LLC (DE)
99%
GP—1%
MM—81.99%
D
U
Arbor Place Limited Partnership (GA)
18.01%
D
U
CW Joint Venture, LLC (DE)
D
St. Clair Square GP I, LLC (IL)
D
U
G
CBL/Westmoreland I, LLC (DE)
D
U
G
CBL/Westmoreland II, LLC (PA)
CBL/Park Plaza GP, LLC (AR)
99%
GP—1%
99.9%
GP—0.1%
GP—0.5%
99.5%
CBL/Park Plaza, Limited Partnership (AR)
D
St. Clair Square Limited Partnership (IL)
CBL/Park Plaza Mall, LLC (DE)
D
St. Clair Square SPE, LLC (DE)
D
U
I
CBL/Westmoreland, L.P. (PA)
Park Plaza Mall CMBS, LLC (DE)
CM
St. Clair Square
Westmoreland Mall and Crossing
Park Plaza Mall

15

CBL & ASSOCIATES MANAGEMENT, INC. SUBSIDIARIES

D
P
I
CBL & Associates Limited Partnership (DE)
MM—99%
MM—99.5%
MM—99.5%
D
CBL & Associates Management, Inc. (DE)
0.5%
0.5%
CBL/Stroud, Inc. (PA)
D
Eastland Holding I, LLC (IL)
D
Eastland Holding II, LLC (IL)
1%
61.3563%
38.6437%
D
Stroud Mall, LLC (PA)
Stroud Mall
D
Eastland Member, LLC (IL)
D
IV Outparcels, LLC (CA)
D
Eastland Mall, LLC (DE)
Eastland Mall
MGP—1.5%
98.5%
D
Imperial Valley Peripheral, L.P. (CA)
Imperial Valley Mall—OP
D
CBL-840 GC, LLC (VA)
840 Greenbrier Circle
D
West Towne District, LLC (WI)
West Towne Mall—
D
Hickory Point Outparcels, LLC (IL)
Hickory Point Mall—OP

CBL & ASSOCIATES MANAGEMENT, INC.
SUBSIDIARIES

16

D
L
CBL & Associates Properties, Inc. (DE)
D
CBL Holdings I, Inc. (DE)
D
CBL Holdings II, Inc. (DE)
Various Third Parties
GP—0.9976%
96.0645%
2.39379%
0.0385%
D
P
I
CBL & Associates Limited Partnership (DE)
99.3468%
D
CBL & Associates Management, Inc. (DE)
MM—99.5%
0.5%
D
CBL/GP Cary, Inc. (NC)
D
Volusia Mall GP, Inc. (NY)
99%
0.1973%
D
CBL/GP, Inc. (WY)
GP—1%
GP—0.4210%
CM
D
Henderson Square Limited Partnership (NC)
D
Volusia Mall Limited Partnership (NY)
Cross Creek Mall, LLC (NC)
99%
Volusia Mall Member SPE, LLC (DE)
D
Laurel Park Retail Holding LLC (MI)
GP—1%
Cross Creek Mall SPE, L.P. (NC)
Volusia Mall, LLC (FL)
D
Laurel Park Retail Properties LLC (DE)
Cross Creek Mall
Volusia Mall
Laurel Park Place

17

CBL & ASSOCIATES MANAGEMENT, INC.
SUBSIDIARIES

D
P
I
CBL & Associates Limited Partnership (DE)
D
CBL & Associates Management, Inc. (DE)
99%
D
Port Orange Holdings II, LLC, (FL)
Pavilion at Port Orange—OPs
D
CBL/GP II, Inc. (WY)
GP—1%
D
WestGate Mall Limited Partnership (SC)
Various Investors
Continental 460 Fund LLC (WI)
315 Investor Units
435 Investor Units
MM—250 Continental Units
D
WestGate Mall II, LLC (DE)
CM
Continental 425 Fund LLC (WI)
Pavilion at Port Orange West JV—Apts
WestGate Mall CMBS, LLC (DE)
WestGate Mall

18

CBL & ASSOCIATES LIMITED PARTNERSHIP
3RD PARTY

D
P
I
CBL & Associates Limited Partnership (DE)
Vision Fund Hamilton, LLC (GA)
D
CBL HP Hotel Member, LLC (TN)
CBL-TRS Member I, LLC (DE)
TR CBL-TRS I, LLC (DE)
MM—50%
50%
MM—50%
50%
Vision-CBL Hamilton Place, LLC (TN)
Hamilton Place—ALOFT Hotel
CBL-TRS Joint Venture, LLC (DE)
CBL-Offices at Friendly, LLC (NC)
Friendly Center—Belk
CBL/York Town Center GP, LLC (DE)
CBL/York Town Center, LLC (DE)
York Town Center GP, LLC (DE)
D
CBL/Penn Investments, LLC (DE)
High Family Partnership I, LP (PA)
11%
38.9%
49.9%
GP—0.1%
GP—0.1%
CBL-Friendly Center, LLC (NC)
York Town Center, LP (PA)
CM
York Town Center Holding GP, LLC (DE)
99.999%
GP—0.001%
CBL-Friendly Center CMBS, LLC (DE)
Friendly Shopping Center
York Town Center Holding, LP (PA)
• York Town Center
• York Town Center—Pier One
CBL-Shops at Friendly, LLC (NC)
CBL-Shops at Friendly II, LLC (NC)
Shops at Friendly Center—Phase I & II

19

CBL & ASSOCIATES LIMITED PARTNERSHIP
3RD PARTY

Supplemental Key for this Chart only
The Lewis Forrest Conner Family Trust
The Holland Ashley Conner Family Trust
D
P
I
CBL & Associates Limited Partnership (DE)
GP—91% & LP—1%
GP—89.9% & LP—0.1%
The Lewis Forrest Conner Family Trust
4%
5%
The Holland Ashley Conner Family Trust
4%
5%
Lebcon I, Ltd. (TN)
Lebcon Associates (TN)
Hamilton Place—Lebcon (Land)
Hamilton Place CMBS, LLC (DE)
Hamilton Place and OP
CBL Bullseye Member, LLC (TN)
Hamilton Corner GP I LLC (DE)
CM
20%
MGP—5%
Bassam Issa
Amin Issa
Hamilton Corner GP II LLC (DE)
CM
MM—55%
25%
95%
CM
Hamilton Crossing CMBS, LLC (DE)
Hamilton Crossing and Expansion
Bullseye, LLC (TN)
Hamilton Corner—AAA Parcel
Hamilton Corner CMBS General Partnership (TN)
Hamilton Corner

20

CBL & ASSOCIATES MANAGEMENT, INC.
3RD PARTY

Supplemental Key for this Chart only
The Lewis Forrest Conner Family Trust
The Holland Ashley Conner Family Trust
D
P
I
CBL & Associates Limited Partnership (DE)
D
CBL & Associates Management, Inc. (DE)
91%
91%
MM—90%
91%
D
Development Options, Inc. (WY)
D
CBL/GP V, Inc. (TN)
The Lewis Forrest Conner Family Trust
1%
GP—1%
GP—1%
4%
4%
5%
4%
The Holland Ashley Conner Family Trust
4%
4%
5%
4%
CM
Jarnigan Road II, LLC (DE)
CBL Center—Phase I & II
Jarnigan Road Limited Partnership (TN)
CBL HP Self Storage Member, LLC (TN)
59.98%
Chattanooga Self Storage JV, LP (TN)
MM—40.02%
CM
CBL Entertainment Parcel, LLC (TN)
Hamilton Place—Regal Cinema
The Shoppes at Hamilton Place, LLC (TN)
The Shoppes at Hamilton Place
Hamilton Place Self Storage, LLC (TN)
Hamilton Place—Self Storage
CBL Terrace Limited Partnership (TN)
The Terrace

21

CBL & ASSOCIATES MANAGEMENT, INC.
3RD PARTY

D
P
I
CBL & Associates Limited Partnership (DE)
CM—99.5%
MM—96.5%
CM—75.28%
D
CBL & Associates Management, Inc. (DE)
0.5%
3.5%
24.72%
CBL-D'Iberville Member, LLC (MS)
D
CBL Eagle Point Member, LLC (DE)
D
CBL Statesboro Member, LLC (GA)
MM—85%
MM—50%
MM—50%
D'Iberville Promenade, LLC (GA)
CHM Browning, LLC (TN)
ESR Statesboro, LLC (GA)
15%
50%
50%
The Promenade D'Iberville, LLC (MS)
Promenade at D'Iberville
Shoppes at Eagle Point, LLC (TN)
Shoppes at Eagle Point
Statesboro Crossing, LLC (GA)
Statesboro—Land
Cincinnati Self Storage JV III, LP (TN)
50%
Mid Rivers Self Storage JV, LP (TN)
50%
Beaumont Self Storage JV, LLP (TX)
50%
MM—50%
MM—50%
MM—50%
EastGate Storage, LLC (OH)
EastGate Mall—Self Storage
Self Storage at Mid Rivers, LLC (MO)
Mid Rivers—Self Storage
Parkdale Self Storage, LLC (TX)
Parkdale Mall—Self Storage

22

CBL & ASSOCIATES MANAGEMENT, INC.
3RD PARTY

Supplemental Key for this Chart only
CBL Ambassador Member, LLC
Stirling Ambassador Partners, L.L.C.
D
P
I
CBL & Associates Limited Partnership (DE)
MM—86%
MM—54.29%
MM—91.09%
D
CBL & Associates Management, Inc. (DE)
MJDB Real Estate Holdings, LLC
-14%
45.71%
9.91%
5%
CBL Ambassador Member, LLC (LA)
D
Hammock Landing/West Melbourne, LLC (FL)
D
The Pavilion at Port Orange, LLC (FL)
Ogdensburg LLC (NY)
MM—65%
MM—50%
MM—50%
40%
MM—65%
Stirling Ambassador Partners, L.L.C. (LA)
Hammock Landing Associates, LP (DE)
John Rehak, Jr.
35%
35%
50%
5%
Ambassador Town Center JV, L.L.C. (LA)
Ambassador Town Center
West Melbourne I, LLC f/k/a Benchmark Melbourne 75 Associates LLC (DE)
Port Orange I, LLC (FL)
Ambassador Infrastructure, L.L.C. (LA)
Ambassador Town Center—Infrastructure
West Melbourne Town Center LLC (DE)
Hammock Landing—Phase I
West Melbourne Holdings II, LLC (FL)
Hammock Landing—Phase II
Port Orange Town Center LLC (DE)
Pavilion at Port Orange—Phase I

23

CBL/T-C, LLC
3RD PARTY

D
L
CBL & Associates Properties, Inc. (DE)
D
CBL Holdings I, Inc. (DE)
D
CBL Holdings II, Inc. (DE)
Various Third Parties
GP—0.9976%
96.0645%
2.9379%
D
P
I
CBL & Associates Limited Partnership (DE)
0.1%
GP—99.9%
MM—99.5%
D
CBL & Associates Management, Inc. (DE)
0.5%
Oak Park Holding I, LLC (KS)
The Galleria Associates, L.P. (TN)
MM—33.1464488%
T-C Midwest Retail LLC (DE)
16.8535512%
50%
CBL/T-C, LLC (DE)
CM
CoolSprings Mall, LLC (DE)
CoolSprings Galleria
CoolSprings GL Parcel, LLC (TN)
CoolSprings Macy's Outparcel—Red Robin
CM
CM
West County Shoppingtown LLC (DE)
CM
CM
Oak Park Mall, LLC (DE)
Oak Park Mall
West County Mall CMBS, LLC (DE)
West County Center

24

MISCELLANEOUS
3RD PARTY
Supplemental Key for this Chart only
Horizon Private Equity III, LLC
Wolftever II, LLC
D
P
I
CBL & Associates Limited Partnership (DE)
CBL/MSC, LLC (SC)
D
CBL & Associates Management, Inc. (DE)
49%
Burroughs & Chapin Company, Inc. (SC)
CBL/MSC II, LLC (SC)
MGP—1% & LP—49%
0.1%
0.1%
CBL BI Developments Member, LLC (TN)
CBL BI Developments II Member, LLC (TN)
MOSCM, LLC (SC)
20%
20%
MGP—1%
GP—1%
GP—1%
Horizon Private Equity III, LLC
40%
50%
MOSCI, LLC (SC)
Wolftever II, LLC
MM—40%
48.9%
48.9%
MM—30%
Mall of South Carolina Limited Partnership (SC)
Mall of South Carolina Outparcel Limited Partnership (SC)
Coastal Grand OP
BI Developments, LLC (TN)
Northgate Mall—JCP
Coastal Grand-DSG, LLC (SC)
Coastal Grand Mall—Dick's Sporting Goods
Coastal Grand CMBS, LLC (DE)
Coastal Grand Mall and District
Coastal Grand Outparcel CMBS, LLC (DE)
Coastal Grand Outparcel
BI Developments II, LLC (TN)
Northgate Mall—Former Sears Parcel

25

MISCELLANEOUS
3RD PARTY
D
P
I
CBL & Associates Limited Partnership (DE)
CBL Louisville Member, LLC (KY)
D
CBL & Associates Management, Inc. (DE)
CBL Woodstock Member, LLC (GA)
Pleasant Lake-Skoien Investments, LLC (DE)
MM—50%
7.389%
CBL Louisville Outparcel Member, LLC (KY)
CBL Woodstock Outparcel Member, LLC (GA)
Pleasant Lake Apts., LP (OH)
MM—65%
MM—65%
7.611%
Horizon Louisville Outlets, LLC (DE)
MM—75%
Horizon Atlanta Outlet Shoppes, LLC (DE)
35%
35%
25%
35%
Louisville Outlet Shoppes, LLC (DE)
Louisville Outlet Outparcels, LLC (DE)
Atlanta Outlet Outparcels, LLC (DE)
Atlanta Outlet JV, LLC (DE)
• Outlet Shoppes of the Bluegrass—OP
• Outlet Shoppes of the Bluegrass—OP Tract 11
Outlet Shoppes of the Bluegrass—OP Tract 8
Outlet Shoppes at Atlanta—Outparcels
Outlet Shoppes at Atlanta—Tract 1B
CM
CM
Bluegrass Outlet Shoppes CMBS, LLC (DE)
Bluegrass Outlet Shoppes II, LLC (KY)
Atlanta Outlet Shoppes II, LLC (DE)
Atlanta Outlet Shoppes, LLC (DE)
Outlet Shoppes of the Bluegrass
Outlet Shoppes of the Bluegrass—Phase II
Outlet Shoppes at Atlanta—Parcel
Outlet Shoppes at Atlanta

26

MISCELLANEOUS 3RD PARTY

Supplemental Key for this Chart only
CBL Gettysburg Member, LLC
Pleasant Lake-Skoien Investments, LLC
D
P
I
CBL & Associates Limited Partnership (DE)
CBL Gettysburg Member, LLC (DE)
Pleasant Lake-Skoien Investments, LLC (DE)
CBL Laredo Member, LLC (TX)
CBL Fremaux Member, LLC (DE)
29.8426%
29.8426%
MM—50%
MM—50%
MM—65%
MM—65%
Individual Retirement Account of Thomas Berlin, Equity Trust Company, custodian
El Portal Center LLC (DE)
1.0987%
1.0987%
35%
Horizon Group Properties, L.P. (DE)
Lawrence A. Friedman
19.0587%
19.0587%
Class B Member
Stirling-Levis, L.L.C. (DE)
Gettysburg Outlet Center Holding, LLC (DE)
Gettysburg Outlet Center, LLC (DE)
Outlet Shoppes at Gettysburg Phase II
35%
Gettysburg Outlet Center GP, Inc. (DE)
99%
GP—1%
Gettysburg Outlet Center, LP (PA)
Laredo Outlet JV, LLC (DE)
Fremaux Town Center JV, LLC (DE)
CM
Gettysburg Outlet Center CMBS, LLC (DE)
Outlet Shoppes at Gettysburg Phase I
Laredo Outlet Shoppes, LLC (DE)
Outlet Shoppes at Laredo
Fremaux Town Center SPE, LLC (DE)
Fremaux Town Center Phase I and II

27

MISCELLANEOUS 3RD PARTY

Supplemental Key for this Chart only
CBL El Paso Outparcel Member, LLC
Horizon El Paso, LLC
D
P
I
CBL & Associates Limited Partnership (DE)
Horizon El Paso, LLC (DE)
D
CBL & Associates Management, Inc. (DE)
CBL El Paso Member, LLC (DE)
25%
50%
50%
25%
CBL El Paso Outparcel Member, LLC (TX)
MM—75%
MM—50%
MM—33.333%
MM—50%
Pleasant Lake-Skoien Investments, LLC (DE)
4.9167%
7.375%
Pleasant Lake Apts., LP (OH)
11.75%
17.625%
El Paso Outlet Outparcels, LLC (DE)
Outlet Shoppes at El Paso—OP
El Paso Outlet Center Holding, LLC (DE)
El Paso Outlet Center Manager, Inc. (DE)
MM—0.5%
99.5%
El Paso Outlet Outparcels II, LLC (DE)
Outlet Shoppes of El Paso—OP II
El Paso Outlet Center, LLC (DE)
CM
El Paso Outlet Center CMBS, LLC (DE)
Outlet Shoppes at El Paso—Phase I and II
El Paso Outlet Center II, LLC (DE)
Outlet Shoppes at El Paso—.2763 Acre Tract

28

MISCELLANEOUS
3RD PARTY
Supplemental Key for this Chart only
Montgomery Partners, L.P.
Cafaro Governor's Square Partnership
D
P
I
CBL & Associates Limited Partnership (DE)
D
CBL & Associates Management, Inc. (DE)
D
CBL/GP VI, Inc. (TN)
99%
CBL/Kentucky Oaks, LLC (DE)
Anthony M. Cafaro, Trustee of the Revocable Family Trust
GP—1%
50%
GP—10%
D
Montgomery Partners, L.P. (TN)
The Marion Plaza, Inc. (DE)
William A. Cafaro, Anthony M. Cafaro, Jr., Mark J. Beck, Co-Trustees of the Anthony M. Cafaro Irrevocable Trust
47.5%
50%
Donald J. DeSalvo
Cafaro Governor's Square Partnership (OH)
MGP—30%
GP—10%
MGP—47.5%
MGP—50%
5%
Governor's Square Company (OH)
Governor's Square
Governor's Square Company IB (OH)
Governor's Square Plaza
Kentucky Oaks Mall Company (OH)
Kentucky Oaks Mall

EXHIBIT C

RSA

Exhibit D

Liquidation Analysis

LIQUIDATION ANALYSIS

CBL & Associates Properties, Inc., et al.

Overview

Under the “best interests” of creditors test set forth in section 1129(a)(7) of the Bankruptcy Code, the Bankruptcy Court may not confirm a plan of reorganization unless the plan provides that each holder of a Claim or Interest who does not otherwise vote in favor of the plan “will receive or retain under the plan on account of such claim or interest property of a value, as of the Effective Date of the plan, that is not less than the amount that such holder would so receive or retain if the debtor were liquidated under chapter 7” of the Bankruptcy Code.  To demonstrate that the proposed Plan satisfies the “best interests” of creditors test, CBL & Associates Properties, Inc., et al., as debtors and debtors in possession (collectively, the “Debtors” or the “Company”), with the assistance of the Debtors’ management and other advisors, have prepared the following hypothetical Liquidation Analysis (the “Liquidation Analysis”), which is based upon certain assumptions discussed in the Disclosure Statement and in the accompanying notes to the Liquidation Analysis.  As reflected in more detail in the Liquidation Analysis, the Debtors believe that the value of the distributions provided to each Holder of Allowed Claims under the Plan would not be less than the value of such distributions under a hypothetical chapter 7 liquidation, and the Plan therefore satisfies the “best interests” test with respect to each of the Debtors.

This Liquidation Analysis1 has been prepared assuming that the Debtors hypothetically convert these chapter 11 cases to a liquidation under chapter 7 of the Bankruptcy Code as of June 30, 2021 (the “Conversion Date”).  Except as otherwise noted herein, the values reflected in this Liquidation Analysis are based upon the Debtors’ unaudited books and records as of February 28, 2021 with the exception of unrestricted cash, which has been rolled forward to the Conversion Date based on the current cash collateral budget. Such values are assumed to be representative of the Debtors’ assets and liabilities as of the Conversion Date.  This Liquidation Analysis also assumes that the Bankruptcy Court would appoint a chapter 7 trustee (the “Trustee”) on the Conversion Date to oversee the forced liquidation of the Debtors’ bankruptcy estates (the “Estates”), during which time substantially all of the Debtors’ assets would be sold, abandoned, surrendered, or otherwise liquidated, as applicable, and the Cash proceeds, net of liquidation-related costs, would then be distributed in accordance with applicable law.  In addition, it is assumed that all Debtors and their non-Debtor subsidiaries would undertake parallel liquidations, whereby the proceeds of such liquidations are, in turn, distributed in accordance with the priority of Claims and Interests on an entity-by-entity basis for the Debtors. However, for the avoidance of doubt, this Liquidation Analysis only reflects Debtor entities that contain both assets and liabilities and does not reflect any Debtor entities where liabilities do not currently sit, including any “pass through” entities. This Liquidation Analysis assumes that the Debtors would be liquidated in a jointly-administered case, but each Debtor is treated as an independent legal entity without substantive consolidation.

1 Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Plan or Disclosure Statement, as applicable.

It is further assumed that the Trustee would retain, among other professionals, legal counsel and a financial advisor, and employ or otherwise retain certain of the Debtors’ current employees to wind down the Debtors’ affairs.

All of the limitations and risk factors set forth in the Disclosure Statement are applicable to this Liquidation Analysis and are incorporated herein by reference.  In particular, the underlying financial information in the Liquidation Analysis has not been examined or reviewed by independent accountants in accordance with standards promulgated by the American Institute of Certified Public Accountants.  The Liquidation Analysis presents estimated chapter 7 liquidation proceeds based on the assumptions and estimates of Debtors’ management relating to the proceeds estimated to be received from the forced liquidation of the assets, less the costs incurred during the liquidation. Except as otherwise noted herein, the amounts referenced as “Book Value” in the Liquidation Analysis are based on the Debtors’ balance sheet as of February 28, 2021, and therefore reflects book value, and not an estimate of what could be realized in a chapter 7 liquidation (or otherwise).  Accordingly, there can be no assurance that the results set forth in this Liquidation Analysis would be realized if the Debtors were actually liquidated pursuant to chapter 7 of the Bankruptcy Code, and actual results in such a proceeding could vary materially from those presented herein.  Moreover, distributions available to holders of Claims and Interests could differ materially from the projected recoveries set forth in this Liquidation Analysis.

THIS LIQUIDATION ANALYSIS IS A HYPOTHETICAL EXERCISE THAT HAS BEEN PREPARED FOR THE SOLE PURPOSE OF PRESENTING A REASONABLE, GOOD FAITH ESTIMATE OF THE PROCEEDS THAT WOULD BE REALIZED IF THE DEBTORS WERE LIQUIDATED IN ACCORDANCE WITH CHAPTER 7 OF THE BANKRUPTCY CODE AS OF THE CONVERSION DATE.  THIS LIQUIDATION ANALYSIS IS NOT INTENDED AND SHOULD NOT BE USED FOR ANY OTHER PURPOSE.  THIS LIQUIDATION ANALYSIS DOES NOT PURPORT TO BE A VALUATION OF THE DEBTORS’ ASSETS AS A GOING CONCERN AND THERE MAY BE A SIGNIFICANT DIFFERENCE BETWEEN THE VALUES AND RECOVERIES REPRESENTED IN THIS LIQUIDATION ANALYSIS AND THE VALUES THAT MAY BE REALIZED OR CLAIMS GENERATED IN AN ACTUAL LIQUIDATION.

NOTHING CONTAINED IN THIS LIQUIDATION ANALYSIS IS INTENDED TO BE, OR CONSTITUTES, A CONCESSION, ADMISSION, OR ALLOWANCE OF ANY CLAIM BY THE DEBTORS.  THE ACTUAL AMOUNT OR PRIORITY OF ALLOWED CLAIMS IN THESE CHAPTER 11 CASES COULD MATERIALLY DIFFER FROM THE ESTIMATED AMOUNTS SET FORTH AND USED IN THIS LIQUIDATION ANALYSIS.  THE DEBTORS RESERVE ALL RIGHTS TO SUPPLEMENT, MODIFY, OR AMEND THE ANALYSIS SET FORTH HEREIN.

Basis of Presentation:

The actual amount and/or priority of Claims allowed against the Estates may differ from the Claim amounts used in this Liquidation Analysis.  As noted above, this Liquidation Analysis is based on the Debtors’ books and records as of February 28, 2021, except where otherwise indicated, and the actual value of assets available for distribution in the event of an actual liquidation may differ materially from the assets assumed to be available pursuant to this Liquidation Analysis.

As discussed above, the following analysis was done at each Debtor entity.  Only entities with assets that generate recoveries for their creditors are considered relevant for this analysis.  A list of unscheduled entities is attached to this Liquidation Analysis.

In order to determine whether the Plan satisfies the “best interests” of the creditors test, the first step is to recognize the total proceeds from the liquidation of the Debtors’ assets in the context of the chapter 7 bankruptcy cases. The Debtors’ gross assets are comprised of the sum of (1) the proceeds from the disposition of the Debtors’ assets and (2) forecasted cash balances held by the Debtors at the end of the liquidation process. This aggregate number will then be reduced by the amount of any Claims secured by the Estates’ assets, the costs and expenses of the liquidation, and additional administrative expenses that may result from the termination of the Debtors’ businesses and liquidation thereof. Any remaining net cash would be allocated to creditors and shareholders in strict priority in accordance with Section 726 of the Bankruptcy Code.  For purposes of this Liquidation Analysis, it is assumed that the Debtors’ assets are liquidated for the benefit of the Debtors’ creditors.  A summary of the assumptions used by the Debtors’ management and advisors in preparing this Liquidation Analysis is provided below.

Notes & Assumptions:

This Liquidation Analysis should be read in conjunction with, and is qualified in its entirety by, the following notes and assumptions:

a.	Chapter 7 Process and Duration.

i.

On the Conversion Date, it is assumed that the Trustee would begin to liquidate the Debtors’ assets, during which time all of the Debtors’ assets would be sold or surrendered to the respective lien holders, and the cash proceeds, net of liquidation-related costs, would then be distributed to creditors in accordance with the priority scheme under section 726 of the Bankruptcy Code.  Under section 704 of the Bankruptcy Code, a Trustee must, among other duties, collect and convert property of the Debtors as expeditiously as is compatible with the best interests of parties in interest, which could result in potentially distressed recoveries.

ii.

The Liquidation Analysis assumes a nine (9) month wind-down process from the Conversion Date to conduct a forced sale of substantially all of the Debtors’ assets. There can be no assurance that the liquidation would be completed within this limited time frame, nor is there any assurance that the recoveries assigned to the assets would in fact be realized. This process includes, among other things, liquidating assets/properties, collecting receivables, and arranging for distributions of available proceeds following the liquidation process. Further, the Trustee would need to wind-down the rest of the Estates which may take an additional 1-2 years depending on potential litigation claims.  It is also likely to assume for purposes of this Liquidation Analysis that non-Debtor entities and their assets would have to be sold and monetized during this period, so the Trustee would also incur administrative expenses, such as payroll, certain overhead, and professional expenses reasonably required to complete the wind-down of the Estates.

b.	Additional Claims.

i.

The cessation of business in a chapter 7 liquidation could potentially cause additional Claims to be asserted against the Estates that otherwise may not exist absent such a liquidation.  Examples of these kinds of Claims include employee-related Claims, tax liability Claims, superpriority adequate protection Claims, rejection damages Claims and litigation Claims.  These additional Claims could be significant and, in certain circumstances, may be allowed as administrative expenses or priority unsecured claims under the Bankruptcy Code.  While the Debtors have made a good faith estimate of Claims in this hypothetical Liquidation Analysis, the Claims assumed herein may vary from actual asserted Claims.

c.	Avoidance Actions and Litigation.

i.

No recovery or related litigation costs attributable to any potential avoidance actions under the Bankruptcy Code, including potential preference or fraudulent transfer actions, are included in this Liquidation Analysis.  In addition, this Liquidation Analysis does not consider any additional recovery or Claims that may arise from the outcome of current or potential actions by or against the Debtors.  The Debtors believe that recoveries from such actions or litigation, if any, would be speculative in nature and are therefore not presented herein.

Specific Notes to the Liquidation Analysis:

The major assumptions utilized by the Debtors in preparing the Liquidation Analysis are outlined below. The chapter 7 liquidation period is assumed to commence on June 30, 2021, and the monetization of assets is assumed to last nine (9) months following the appointment of the Trustee.  Recoveries to creditors are presented on an undiscounted basis.  For purposes of this analysis, recoveries were estimated based on the Debtors’ estimated book asset balances as of February 28, 2021, with certain pro forma adjustments highlighted below.

A.	Estimate of Proceeds
1.	Land, Building & Improvements (Net):
i.	Recoveries related to Land, Building & Improvements are net of depreciation and amortization and range from $1.1 billion to $1.3 billion.
ii.

When factoring in FY21 projected net operating income and capitalization rate assumptions from various third-party valuations, recoveries on a consolidated basis range from 46.0% to 51.4% of book value.

2.	Developments in Progress:
i.	Developments in progress reflect partially completed projects. Due to projects not being fully complete, the assumed recovery on the Conversion Date ranges from 60.0%-70.0%.
3.	Cash and Cash Equivalents:

i.	Cash and Cash Equivalents consists of all cash in banks or operating accounts as of February 28, 2021, and accounts for future cash flows generated at the Properties.
ii.	Cash balances are rolled forward from February 28, 2021 through the Conversion Date which generates $38 million.
iii.

Once liquidation begins, cash balances at the Properties are rolled forward for the nine (9) month liquidation period and produce an additional $93 million in cash flow net of obligated capital expenditures.

iv.

The Debtors’ estimated balance of unrestricted cash at the conclusion of the liquidation is approximately $465 million.  The projected cash balance reflects operations through the Conversion Date and nine (9) month liquidation period.

v.

Cash is expected to be fully recoverable and is presented at the entity specific to the property in which the cash is generated. The cash recovered may be materially different if financial institutions have rights of offset against cash.

vi.	This analysis assumes total Cash and Cash Equivalents of $465 million which includes $233 million of United States Treasuries.
4.	Tenant Receivables:
i.

All tenant receivables owned by the Debtors on a consolidating basis are held by the Debtors’ subsidiary entities.  These receivables include, but are not limited to, percent rent, straight-line rent, tenant deferral related to COVID-19, and accrued year end billings.  Straight-line rent has an estimated recovery of 0.0% and the net recovery for these assets range between 37.0%-42.0%.

5.	Outstanding Receivables:
i.	Outstanding receivables include, but are not limited to, insurance claims, receivables related to management fees, and state taxes. Estimated recovery for these assets range between 40.0% and 50.0%.
6.	Mortgage and Other Notes Receivable:
i.

Mortgage and Other Notes Receivable include, but are not limited to, notes receivable, mortgage escrows for ground rent, insurance, debt service and tenant allowances.  Estimated recovery for these assets range between 85.0% and 90.0%.

7.	Investments in Unconsolidated Affiliates:
i.	Investments in unconsolidated affiliates are accounted for using the equity method of accounting and are reflected in the consolidated balance sheets. Assumed recovery rates range from 0.0% to 1.5%.
8.	Intangible Lease Assets and Other Assets:
i.	Intangible lease assets and other assets primarily include prepaid services or deposits, IT hardware, IT software and deferred financing costs. The effect of a chapter 7 liquidation,

and the costs that would have to be incurred in order to monetize these assets, would adversely impact the recovery on these assets to the detriment of the Estates.  As such, the estimated recovery ranges from 2.5% to 5.0%.

9.	Non-Debtor Assets:
i.	Property Specific - Non-CMBS Properties
1.

Property-Level Loans that are not associated with the First Lien Credit Agreement and not associated with CMBS Properties (the “Non-CMBS Properties”) are paid out by recoverable assets and distributed based on priority of the Claim. The Liquidation Analysis assumes that Property-Level Loan lenders who have deficiency claims will assert the full amount of their loan balance against the guarantor on such loans.[2]  It is assumed any estimated excess funds are sent to the parent entity, the guarantor or the entity holding any intercompany Claims. This is reflected as dividends from non-Debtor subsidiaries and recovery on non-Debtor intercompany claims in the following exhibits attached to this Liquidation Analysis.

ii.	CMBS Properties
1.

Loans related to CMBS properties (the “CMBS Properties”) are assessed at the entity level where recoverable assets are distributed to entity level Claims based on priority. This Liquidation Analysis assumes that Property-Level Loan lenders who have deficiency claims will assert the full amount of their loan balance at the guarantor level.[3]  It is assumed that any estimated excess funds are sent to the parent, the guarantor or the entity holding the intercompany Claim. CMBS Properties are assumed to be liquidated net of brokerage costs but not burdened with the costs associated with the chapter 7 liquidation. This is reflected as dividends from non-Debtor subsidiaries and recovery on non-Debtor intercompany claims in the following exhibits attached to this Liquidation Analysis.

iii.	Total Non-Debtor Recoveries
1.	Based on the aforementioned assumptions above, total net recovery from non-Debtor to Debtor entities is estimated at $126 million to $163 million.
B.	Deductions from Gross Proceeds
1.	Costs to Liquidate Real Estate Assets:
i.

In addition to professional fees related to the chapter 7 cases, as the Estates monetize real estate assets, additional fees will occur due to, among others, various real estate brokers, lawyers, and asset managers, responsible for finalizing the sale/liquidation of each property.  Based on the Debtors’ historical asset sale costs, the estimated cost per real estate asset sale is 6% of sale proceeds inclusive of broker fees, legal fees and additional fees associated with these transactions.

2 For the avoidance of doubt, the Debtors reserve all rights with respect to the amount of deficiency Claims, if any, that may be asserted against a guarantor. Nothing herein shall constitute an admission with respect to any legal argument relating to such Claims.

3 For the avoidance of doubt, the Debtors reserve all rights with respect to the amount of deficiency Claims, if any, that may be asserted against a guarantor. Nothing herein shall constitute an admission with respect to any legal argument relating to such Claims.

2.	Chapter 7 Trustee Fees:
i.

Pursuant to sections 326 and 330 of the Bankruptcy Code, the Bankruptcy Court may allow reasonable compensation for the Trustee’s services, not to exceed 25% on the first $5,000 or less, 10% on any amount in excess of $5,000 but not in excess of $50,000, 5% on any amount in excess of $50,000 but not in excess of $1 million, and reasonable compensation not to exceed 3% of such moneys in excess of $1 million, upon all moneys disbursed or turned over in the chapter 7 cases by the Trustee to parties in interest.  For purposes of this Liquidation Analysis, these fees are estimated to be 3% of liquidation proceeds realized not including cash on hand.

3.	Other Professional Fees:
i.

Pursuant to section 726 of the Bankruptcy Code, the allowed administrative expenses incurred by the Trustee, including expenses affiliated with selling/liquidating the Debtors’ assets and winding down operations, will be entitled to payment in full prior to any distribution to Administrative Claims and Other Priority Claims. This Liquidation Analysis estimates professional fees to be approximately $55 million on the high recovery and $65 million on the low recovery, which is based on expected fees and expenses of legal, financial, and other professionals as well as the complexity of the Debtors’ liquidation and wind-down, which may include extensive third-party litigation that the Estates may need to defend and pursue for purposes of settling Claim amounts and monetizing assets.

4.	Operating Wind-Down Costs:
i.

Wind-down costs are assumed to consist primarily of the ordinary course general and administrative costs that will be required to operate the Debtors’ businesses during the nine (9) month liquidation process and during the wind down of the Debtors’ Estates thereafter which is expected to be the minimal amount of time required to expeditiously wind down the Estates.

ii.

The Liquidation Analysis estimates wind-down costs, in the aggregate, of approximately $65 million. This figure is comprised of corporate payroll, benefits & office expenses over the nine (9) month wind-down and additional time the Trustee would need to wind down the rest of the Debtors’ Estates (estimated at 1-2 years).  This does not include property-related costs which are offset by Property level cash flows referenced in Section (A)(3) above.  Moreover, this amount represents approximately 3% of gross liquidation proceeds.  To maximize recoveries on the Debtors’ assets, minimize the amount of Claims, and generally ensure an orderly chapter 7 liquidation, it is assumed that the Trustee will continue to employ or otherwise retain a limited number of the Debtors’ employees for a limited amount of time during the liquidation process to assist with, among other things, vacating all of the Properties, the sale of any Properties, finalization of employee benefit matters, cash collections, payroll and tax reporting, accounts payable and other books and records, and responding to certain legal matters related to the wind-

down of the Debtors’ affairs.  Other costs include, without limitation, overhead expenses for the owned parcels of real estate pending the sales of those assets in the chapter 7 liquidation and document retention and destruction.

C.	Distribution of Proceeds

The costs, expenses, fees and any other Claims that may arise and constitute necessary costs and expenses in the event of a liquidation would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to holders of Unsecured Claims.

This analysis considers the effect that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors, including: (i) the increased costs and expenses of a liquidation arising from fees payable to the Trustee and any professional advisors the Trustee would hire to effectuate the liquidation process and (ii) an erosion in the value of the Debtors’ assets in the event of an expeditious liquidation.

Further, underlying the Liquidation Analysis are a number of estimates and assumptions that are inherently subject to significant economic, competitive, and operational uncertainties and contingencies beyond the control of the Debtors or the Trustee.  In addition, various liquidation decisions upon which certain assumptions are based, are subject to change.  Therefore, there can be no assurance that the assumptions and estimates utilized in determining the liquidation values of the Debtors’ assets will result in an accurate estimate of proceeds that would be realized were the Debtors to undergo an actual liquidation.  The actual amounts of Claims against the Estates could vary significantly from the estimate set forth herein, depending on the Claims asserted during the pendency of the chapter 7 cases.  Moreover, this Liquidation Analysis may not include all liabilities that may arise as a result of additional litigation, potential tax assessments, or other potential Claims.  This analysis excludes potential recoveries from avoidance actions or intangible assets and excludes incremental costs for the pursuit of such recoveries. Therefore, the actual liquidation value of the Debtors’ assets could vary materially from the estimates provided herein.

Estimated net proceeds may be realized from the liquidation of the Debtors’ subsidiaries. The method of liquidation may vary greatly from subsidiary to subsidiary depending on the jurisdiction where such subsidiary is located.  The obligations are assumed to be satisfied at the individual entity level, with excess proceeds flowing upward to the parent entity and next ownership level and ultimately to CBL & Associates Limited Partnership to the extent available.

The costs, expenses, fees and such other Claims that may arise and constitute necessary costs and expenses in a chapter 7 liquidation would be paid in full by the liquidation proceeds before the balance of those proceeds would be made available for holders of Unsecured Claims.  The Debtors believe that in a chapter 7 liquidation, holders of Unsecured Claims may receive between 0% to 100% (depending on the specific Debtor entity) but on a consolidated average, such claims will receive between 26.7% and 29.9%.

1.	First Lien Credit Facility Claims:
i.

The Liquidation Analysis assumes estimated First Lien Credit Facility Claims of approximately $1.115 billion in the aggregate as of the Conversion Date comprised of a (i) $439 million term loan (ii) and the balance of a $676 million revolver.

ii.	The Liquidation Analysis concludes that holders of First Lien Credit Facility Claims including recoveries from deficiency claims, will receive 85.0% to 95.2% recovery in a chapter 7 liquidation.[4]

4 For the avoidance of doubt, the Debtors reserve all rights with respect to the amount of deficiency Claims, if any, that may be asserted against a guarantor. Nothing herein shall constitute an admission with respect to any legal argument relating to such Claims.

iii.

In the event of a chapter 7 liquidation, the holders of First Lien Credit Facility Claims will, in the aggregate, receive all Cash currently segregated by the Debtors with respect to the Credit Facility Properties (as defined in the Final Cash Collateral Order) in accordance with section 11(a)(ii) of the Final Cash Collateral Order.

2.	Administrative Claims:
i.

Administrative Expense Claims arising in a hypothetical chapter 7 liquidation include the costs of administering the Estates, and claims arising during the Debtors’ chapter 11 cases before conversion into chapter 7 cases such as (a) postpetition service provider payables; (b) accrued postpetition employee obligations; (c) superpriority adequate protection claims, if any, in respect of prepetition secured indebtedness; (d) certain accrued taxes; (e) accrued utility payments; and (f) other liabilities incurred by the Estates in the ordinary course of business.

ii.

This Liquidation Analysis assumes there will be approximately $76 million of Administrative Claims outstanding as of the Conversion Date comprised of priority real estate tax claims, accrued and unpaid postpetition taxes, accrued and unpaid chapter 11 professional fees & postpetition payables.  The total amount of Administrative Claims allowed in these chapter 11 cases could differ materially from the assumptions set forth by this Liquidation Analysis, thereby reducing recoveries available to holders of Claims and Interests in a chapter 7 liquidation.  This Liquidation Analysis does not take into account superpriority adequate protection claims in respect of the diminution in value of collateral securing prepetition secured indebtedness, which claims, if any, may be substantial.

3.	Unsecured Claims:
i.

This Liquidation Analysis assumes there will be approximately $3.175 billion of Unsecured Claims outstanding as of the Conversion Date. This total is inclusive of the Senior Unsecured Notes Claims, potential deficiency claims, if any, and $56 million of accounts payable and accrued liabilities.

ii.	The claims reconciliation process is ongoing and subject to further review. This may result in higher or lower claims depending on the outcome of such analysis.
iii.	Senior Unsecured Note Claims:
1.

The Liquidation Analysis assumes estimated Senior Unsecured Notes Claims of approximately $1.375 billion in the aggregate as of the Conversion Date comprised of (i) $450 million of 2023 Notes (ii) $300 million of 2024 Notes and (iii) $625 million of 2026 Notes. The Liquidation Analysis concludes that holders of Senior Unsecured Notes Claims will receive a 28.9% to 32.5% recovery in a chapter 7 liquidation.
iv.

The Liquidation Analysis concludes that Unsecured Claims will receive between 0% and 100% (depending on the specific Debtor entity), but on a consolidated average, such claims will receive between 26.7% and 29.9% in a chapter 7 liquidation.

Conclusion:

The Debtors have determined, as summarized in this Liquidation Analysis, that the Plan will provide holders of Claims and Interests with a recovery that is not less than what they would otherwise receive if the Estates were liquidated under chapter 7 of the Bankruptcy Code.

CBL & Associates Properties, Inc. CBL - Consolidating Debtor Entities - Ch. 7 Liquidation Analysis $ in Millions

					De - Consolidated

		Net Book	Recovery %		Recovery $
	Consolidating Debtor Entities	Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	2,484	46.0%	51.4%	1,142	1,278
2.)	Subtotal	2,484	46.0%	51.4%	1,142	1,278

Liquidation Value of All Other Assets
3.)	Developments in Progress	30	60.0%	70.0%	18	21
4.)	Dividends from Non-Debtor Subsidiaries	61-91	100.0%	100.0%	61	91
5.)	Cash and Cash Equivalents (1)	465	100.0%	100.0%	465	465
6.)	Tenant Receivables (2)	64	37.0%	42.0%	24	27
7.)	Outstanding Receivables	3	40.0%	50.0%	1	1
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	2	85.0%	90.0%	2	2
9.)	Investments in Unconsolidated Affiliates	193	0.0%	1.5%	-	3
10.)	Recovery on Non-Debtor Intercompany Claims	65-72	100.0%	100.0%	65	72
11.)	Intangible Lease Assets and Other assets	64	2.5%	5.0%	2	3
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	947-984	67.4%	69.7%	638	685

	Total Estimated Proceeds from Liquidation of Assets				1,780	1,963

II. Admin / Wind Down Expenses
14.)	Subtotal				307	312

	Net Proceeds Available for Secured Claims				1,473	1,651

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	First Lien Credit Facility	1,115	56.1%	62.8%	625	700
16.)	Subtotal	1,115	56.1%	62.8%	625	700

	Net Proceeds Available for Unsecured Claims				848	951

Liquidation Value of Unsecured Liabilities
17.)	Senior Unsecured Notes	1,375	28.9%	32.5%	398	447
18.)	First Lien Credit Facility Deficiency Claim	1,115	28.9%	32.5%	322	362
19.)	Property Specific Non-CMBS Properties Guarantee	191-191	28.9%	32.5%	55	62
20.)	CMBS Properties Guarantee	438-438	11.6%	12.9%	51	57
21.)	Accounts Payable and Accrued Liabilities	56	39.3%	41.8%	22	23
22.)	Subtotal	3,175			848	951

IV. Unsecured Recovery (3)					26.7%	29.9%

Memo: Secured + Unsecured Recovery

First Lien Credit Facility Recovery					948	1,062
Recovery %					85.0%	95.2%
Property Specific Non-CMBS Properties					55	62
Recovery %					3.8%	4.2%
CMBS Properties					51	57
Recovery %					4.4%	4.9%

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - CBL & Associates Limited Partnership - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

1)	CBL & Associates Limited Partnership	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	1	0.0%	0.0%	-	-
2.)	Subtotal	1	0.0%	0.0%	-	-

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	556-651	100.0%	100.0%	556	651
5.)	Cash and Cash Equivalents (1)	327	100.0%	100.0%	327	327
6.)	Tenant Receivables (2)	-	37.0%	42.0%	-	-
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	182	0.0%	1.5%	-	3
10.)	Recovery on Intercompany Claims	4-4	100.0%	100.0%	4	4
11.)	Intangible Lease Assets and Other assets	-	2.5%	5.0%	-	-
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	1069-1164	82.9%	84.6%	887	985

	Total Estimated Proceeds from Liquidation of Assets				887	985

II. Admin / Wind Down Expenses
14.)	Subtotal				60	56

	Net Proceeds Available for Secured Claims				827	929

III. Liabilities

Liquidation Value of Secured Liabilities

15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				827	929

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	1,375	28.9%	32.5%	398	447
17.)	First Lien Credit Facility Deficiency Claim	1,115	28.9%	32.5%	322	362
18.)	Property Specific Non-CMBS Properties Guarantee	191-191	28.9%	32.5%	55	62
19.)	CMBS Properties Guarantee	139-139	28.9%	32.5%	40	45
20.)	Accounts Payable and Accrued Liabilities	40	28.9%	32.5%	12	13
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	2,860			827	929

IV. Unsecured Recovery (3)					28.9%	32.5%

	Net Proceeds Available for Parent				-	-

23.)	Payment to Parent	NA	NA	NA	-	-

Memo: Secured + Unsecured Recovery

First Lien Credit Facility Recovery					322	362
Recovery %					28.9%	32.5%
Property Specific Non-CMBS Properties Guarantee					55	62
Recovery %					3.8%	4.2%
CMBS Properties Guarantee					40	45
Recovery %					3.5%	3.9%

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Pearland Ground, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

2)	Pearland Ground, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	97	51.7%	57.7%	50	56
2.)	Subtotal	97	51.7%	57.7%	50	56

Liquidation Value of All Other Assets
3.)	Developments in Progress	8	60.0%	70.0%	5	6
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents	6	100.0%	100.0%	6	6
6.)	Tenant Receivables (2)	2	37.0%	42.0%	1	1
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	9	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	25	47.9%	52.3%	12	13

	Total Estimated Proceeds from Liquidation of Assets				62	69

II. Admin / Wind Down Expenses
14.)	Subtotal				12	12

	Net Proceeds Available for Secured Claims				51	57

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	First Lien Credit Facility	1,115	4.5%	5.1%	51	57
16.)	Subtotal	1,115	4.5%	5.1%	51	57

	Net Proceeds Available for Unsecured Claims				-	-

Liquidation Value of Unsecured Liabilities
17.)	Senior Unsecured Notes	-	NA	NA	-	-
18.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
19.)	Property Specific Non-CMBS Properties Guarantee	-	NA	NA	-	-
20.)	CMBS Properties Guarantee	-	NA	NA	-	-
21.)	Accounts Payable and Accrued Liabilities	-	NA	NA	-	-
22.)	Intercompany	-	NA	NA	-	-
23.)	Subtotal	-			-	-

IV. Unsecured Recovery (3)					NA	NA

	Net Proceeds Available for Parent				-	-

24.)	Payment to Parent	NA	NA	NA	-	-

Memo: Secured + Unsecured Recovery

First Lien Credit Facility Recovery					51	57
Recovery %					4.5%	5.1%

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - CBL & Associates Management, Inc. - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

3)	CBL & Associates Management, Inc.	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	19	146.5%	163.8%	28	32
2.)	Subtotal	19	146.5%	163.8%	28	32

Liquidation Value of All Other Assets
3.)	Developments in Progress	8	60.0%	70.0%	5	6
4.)	Dividends from Subsidiaries	7-13	100.0%	100.0%	7	13
5.)	Cash and Cash Equivalents (1)	2	100.0%	100.0%	2	2
6.)	Tenant Receivables (2)	1	37.0%	42.0%	0	0
7.)	Outstanding Receivables	1	40.0%	50.0%	0	1
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	2	85.0%	90.0%	2	2
9.)	Investments in Unconsolidated Affiliates	8	0.0%	1.5%	-	0
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	20	2.5%	5.0%	1	1
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	49-55	33.9%	43.3%	17	24

	Total Estimated Proceeds from Liquidation of Assets				45	55

II. Admin / Wind Down Expenses
14.)	Subtotal				15	15

	Net Proceeds Available for Secured Claims				30	40

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				30	40

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	-	NA	NA	-	-
21.)	Intercompany	4	100.0%	100.0%	4	4
22.)	Subtotal	4			4	4

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				26	36

23.)	Payment to Parent	NA	NA	NA	26	36

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Mall del Norte, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

4)	Mall del Norte, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	123	69.7%	77.9%	86	96
2.)	Subtotal	123	69.7%	77.9%	86	96

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	13	100.0%	100.0%	13	13
6.)	Tenant Receivables (2)	4	37.0%	42.0%	1	2
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	1	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	17	83.3%	84.4%	14	15

	Total Estimated Proceeds from Liquidation of Assets				100	110

II. Admin / Wind Down Expenses
14.)	Subtotal				14	15

	Net Proceeds Available for Secured Claims				86	96

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	First Lien Credit Facility	1,115	7.7%	8.6%	86	96
16.)	Subtotal	1,115	7.7%	8.6%	86	96

	Net Proceeds Available for Unsecured Claims				-	-

Liquidation Value of Unsecured Liabilities
17.)	Senior Unsecured Notes	-	NA	NA	-	-
18.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
19.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
21.)	Accounts Payable and Accrued Liabilities	0	0.0%	0.0%	-	-
22.)	Intercompany	-	NA	NA	-	-
23.)	Subtotal	0			-	-

IV. Unsecured Recovery (3)					0.0%	0.0%

	Net Proceeds Available for Parent				-	-

24.)	Payment to Parent	NA	NA	NA	-	-

Memo: Secured + Unsecured Recovery

First Lien Credit Facility Recovery					86	96
Recovery %					7.7%	8.6%

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - JG Winston-Salem, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

5)	JG Winston-Salem, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	105	74.9%	83.7%	78	87
2.)	Subtotal	105	74.9%	83.7%	78	87

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	8	100.0%	100.0%	8	8
6.)	Tenant Receivables (2)	3	37.0%	42.0%	1	1
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	-	2.5%	5.0%	-	-
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	10	82.8%	84.2%	9	9

	Total Estimated Proceeds from Liquidation of Assets				87	96

II. Admin / Wind Down Expenses
14.)	Subtotal				13	14

	Net Proceeds Available for Secured Claims				74	83

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	First Lien Credit Facility	1,115	6.6%	7.4%	74	83
16.)	Subtotal	1,115	6.6%	7.4%	74	83

	Net Proceeds Available for Unsecured Claims				-	-

Liquidation Value of Unsecured Liabilities
17.)	Senior Unsecured Notes	-	NA	NA	-	-
18.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
19.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
21.)	Accounts Payable and Accrued Liabilities	0	0.0%	0.0%	-	-
22.)	Intercompany	-	NA	NA	-	-
23.)	Subtotal	0			-	-

IV. Unsecured Recovery (3)					0.0%	0.0%

	Net Proceeds Available for Parent				-	-

24.)	Payment to Parent	NA	NA	NA	-	-

Memo: Secured + Unsecured Recovery

First Lien Credit Facility Recovery					74	83
Recovery %					6.6%	7.4%

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - CBL SM-Brownsville, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

6)	CBL SM-Brownsville, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	51	106.3%	118.8%	54	60
2.)	Subtotal	51	106.3%	118.8%	54	60

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	7	100.0%	100.0%	7	7
6.)	Tenant Receivables (2)	3	37.0%	42.0%	1	1
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	10	76.9%	78.6%	8	8

	Total Estimated Proceeds from Liquidation of Assets				62	68

II. Admin / Wind Down Expenses
14.)	Subtotal				9	9

	Net Proceeds Available for Secured Claims				53	59

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	First Lien Credit Facility	1,115	4.7%	5.3%	53	59
16.)	Subtotal	1,115	4.7%	5.3%	53	59

	Net Proceeds Available for Unsecured Claims				-	-

Liquidation Value of Unsecured Liabilities
17.)	Senior Unsecured Notes	-	NA	NA	-	-
18.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
19.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
21.)	Accounts Payable and Accrued Liabilities	0	0.0%	0.0%	-	-
22.)	Intercompany	-	NA	NA	-	-
23.)	Subtotal	0			-	-

IV. Unsecured Recovery (3)					0.0%	0.0%

	Net Proceeds Available for Parent				-	-

24.)	Payment to Parent	NA	NA	NA	-	-

Memo: Secured + Unsecured Recovery

First Lien Credit Facility Recovery					53	59
Recovery %					4.7%	5.3%

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Madison/West Towne, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

7)	Madison/West Towne, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	73	52.4%	58.6%	38	43
2.)	Subtotal	73	52.4%	58.6%	38	43

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	6	100.0%	100.0%	6	6
6.)	Tenant Receivables (2)	2	37.0%	42.0%	1	1
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	1	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	9	75.1%	76.8%	7	7

	Total Estimated Proceeds from Liquidation of Assets				45	49

II. Admin / Wind Down Expenses
14.)	Subtotal				8	9

	Net Proceeds Available for Secured Claims				36	41

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	First Lien Credit Facility	1,115	3.2%	3.6%	36	41
16.)	Subtotal	1,115	3.2%	3.6%	36	41

	Net Proceeds Available for Unsecured Claims				-	-

Liquidation Value of Unsecured Liabilities
17.)	Senior Unsecured Notes	-	NA	NA	-	-
18.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
19.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
21.)	Accounts Payable and Accrued Liabilities	0	0.0%	0.0%	-	-
22.)	Intercompany	-	NA	NA	-	-
23.)	Subtotal	0			-	-

IV. Unsecured Recovery (3)					0.0%	0.0%

	Net Proceeds Available for Parent				-	-

24.)	Payment to Parent	NA	NA	NA	-	-

Memo: Secured + Unsecured Recovery

First Lien Credit Facility Recovery					36	41
Recovery %					3.2%	3.6%

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - St. Clair Square SPE, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

8)	St. Clair Square SPE, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	62	63.7%	71.1%	40	44
2.)	Subtotal	62	63.7%	71.1%	40	44

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	4	100.0%	100.0%	4	4
6.)	Tenant Receivables (2)	2	37.0%	42.0%	1	1
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	1	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	7	69.4%	71.1%	5	5

	Total Estimated Proceeds from Liquidation of Assets				45	50

II. Admin / Wind Down Expenses
14.)	Subtotal				7	7

	Net Proceeds Available for Secured Claims				37	42

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				37	42

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	0	100.0%	100.0%	0	0
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	0			0	0

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				37	42

23.)	Payment to Parent	NA	NA	NA	37	42

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Kirkwood Mall Acquisition LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

9)	Kirkwood Mall Acquisition LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	112	35.0%	39.1%	39	44
2.)	Subtotal	112	35.0%	39.1%	39	44

Liquidation Value of All Other Assets
3.)	Developments in Progress	1	60.0%	70.0%	1	1
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	5	100.0%	100.0%	5	5
6.)	Tenant Receivables (2)	2	37.0%	42.0%	1	1
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	2	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	11	63.5%	66.1%	7	7

	Total Estimated Proceeds from Liquidation of Assets				46	51

II. Admin / Wind Down Expenses
14.)	Subtotal				7	8

	Net Proceeds Available for Secured Claims				39	44

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	First Lien Credit Facility	1,115	3.5%	3.9%	39	44
16.)	Subtotal	1,115	3.5%	3.9%	39	44

	Net Proceeds Available for Unsecured Claims				-	-

Liquidation Value of Unsecured Liabilities
17.)	Senior Unsecured Notes	-	NA	NA	-	-
18.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
19.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
21.)	Accounts Payable and Accrued Liabilities	1	0.0%	0.0%	-	-
22.)	Intercompany	-	NA	NA	-	-
23.)	Subtotal	1			-	-

IV. Unsecured Recovery (3)					0.0%	0.0%

	Net Proceeds Available for Parent				-	-

24.)	Payment to Parent	NA	NA	NA	-	-

Memo: Secured + Unsecured Recovery

First Lien Credit Facility Recovery					39	44
Recovery %					3.5%	3.9%

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Layton Hills Mall CMBS, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

10)	Layton Hills Mall CMBS, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	73	51.6%	57.6%	38	42
2.)	Subtotal	73	51.6%	57.6%	38	42

Liquidation Value of All Other Assets
3.)	Developments in Progress	0	60.0%	70.0%	0	0
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	6	100.0%	100.0%	6	6
6.)	Tenant Receivables (2)	1	37.0%	42.0%	1	1
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	9	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	17	41.1%	42.9%	7	7

	Total Estimated Proceeds from Liquidation of Assets				45	49

II. Admin / Wind Down Expenses
14.)	Subtotal				7	7

	Net Proceeds Available for Secured Claims				38	43

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	First Lien Credit Facility	1,115	3.4%	3.8%	38	43
16.)	Subtotal	1,115	3.4%	3.8%	38	43

	Net Proceeds Available for Unsecured Claims				-	-

Liquidation Value of Unsecured Liabilities
17.)	Senior Unsecured Notes	-	NA	NA	-	-
18.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
19.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
21.)	Accounts Payable and Accrued Liabilities	-	NA	NA	-	-
22.)	Intercompany	-	NA	NA	-	-
23.)	Subtotal	-			-	-

IV. Unsecured Recovery (3)					NA	NA

	Net Proceeds Available for Parent				-	-

24.)	Payment to Parent	NA	NA	NA	-	-

Memo: Secured + Unsecured Recovery

First Lien Credit Facility Recovery					38	43
Recovery %					3.4%	3.8%

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Valley View Mall SPE, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

11)	Valley View Mall SPE, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	70	71.6%	80.0%	50	56
2.)	Subtotal	70	71.6%	80.0%	50	56

Liquidation Value of All Other Assets
3.)	Developments in Progress	0	60.0%	70.0%	0	0
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	4	100.0%	100.0%	4	4
6.)	Tenant Receivables (2)	2	37.0%	42.0%	1	1
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	7	75.1%	77.0%	5	6

	Total Estimated Proceeds from Liquidation of Assets				56	62

II. Admin / Wind Down Expenses
14.)	Subtotal				7	9

	Net Proceeds Available for Secured Claims				48	53

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				48	53

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	0	100.0%	100.0%	0	0
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	0			0	0

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				48	53

23.)	Payment to Parent	NA	NA	NA	48	53

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Mayfaire Town Center, LP - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

12)	Mayfaire Town Center, LP	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	127	29.7%	33.2%	38	42
2.)	Subtotal	127	29.7%	33.2%	38	42

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	5	100.0%	100.0%	5	5
6.)	Tenant Receivables (2)	2	37.0%	42.0%	1	1
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	2	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	9	64.8%	66.8%	6	6

	Total Estimated Proceeds from Liquidation of Assets				43	48

II. Admin / Wind Down Expenses
14.)	Subtotal				7	7

	Net Proceeds Available for Secured Claims				37	41

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	First Lien Credit Facility	1,115	3.3%	3.7%	37	41
16.)	Subtotal	1,115	3.3%	3.7%	37	41

	Net Proceeds Available for Unsecured Claims				-	-

Liquidation Value of Unsecured Liabilities
17.)	Senior Unsecured Notes	-	NA	NA	-	-
18.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
19.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
21.)	Accounts Payable and Accrued Liabilities	1	0.0%	0.0%	-	-
22.)	Intercompany	-	NA	NA	-	-
23.)	Subtotal	1			-	-

IV. Unsecured Recovery (3)					0.0%	0.0%

	Net Proceeds Available for Parent				-	-

24.)	Payment to Parent	NA	NA	NA	-	-

Memo: Secured + Unsecured Recovery

First Lien Credit Facility Recovery					37	41
Recovery %					3.3%	3.7%

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Imperial Valley Mall II, L.P. - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

13)	Imperial Valley Mall II, L.P.	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	95	28.5%	31.8%	27	30
2.)	Subtotal	95	28.5%	31.8%	27	30

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	4	100.0%	100.0%	4	4
6.)	Tenant Receivables (2)	2	37.0%	42.0%	1	1
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	1	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	7	72.9%	74.4%	5	5

	Total Estimated Proceeds from Liquidation of Assets				32	36

II. Admin / Wind Down Expenses
14.)	Subtotal				5	5

	Net Proceeds Available for Secured Claims				27	30

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	First Lien Credit Facility	1,115	2.4%	2.7%	27	30
16.)	Subtotal	1,115	2.4%	2.7%	27	30

	Net Proceeds Available for Unsecured Claims				-	-

Liquidation Value of Unsecured Liabilities
17.)	Senior Unsecured Notes	-	NA	NA	-	-
18.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
19.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
21.)	Accounts Payable and Accrued Liabilities	-	NA	NA	-	-
22.)	Intercompany	-	NA	NA	-	-
23.)	Subtotal	-			-	-

IV. Unsecured Recovery (3)					NA	NA

	Net Proceeds Available for Parent				-	-

24.)	Payment to Parent	NA	NA	NA	-	-

Memo: Secured + Unsecured Recovery

First Lien Credit Facility Recovery					27	30
Recovery %					2.4%	2.7%

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - CBL/Westmoreland, L.P. - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

14)	CBL/Westmoreland, L.P.	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	87	43.4%	48.5%	38	42
2.)	Subtotal	87	43.4%	48.5%	38	42

Liquidation Value of All Other Assets
3.)	Developments in Progress	0	60.0%	70.0%	0	0
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	7	100.0%	100.0%	7	7
6.)	Tenant Receivables (2)	2	37.0%	42.0%	1	1
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	1	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	9	78.6%	79.7%	7	8

	Total Estimated Proceeds from Liquidation of Assets				45	50

II. Admin / Wind Down Expenses
14.)	Subtotal				7	7

	Net Proceeds Available for Secured Claims				38	43

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	First Lien Credit Facility	1,115	3.4%	3.8%	38	43
16.)	Subtotal	1,115	3.4%	3.8%	38	43

	Net Proceeds Available for Unsecured Claims				-	-

Liquidation Value of Unsecured Liabilities
17.)	Senior Unsecured Notes	-	NA	NA	-	-
18.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
19.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
21.)	Accounts Payable and Accrued Liabilities	2	0.0%	0.0%	-	-
22.)	Intercompany	-	NA	NA	-	-
23.)	Subtotal	2			-	-

IV. Unsecured Recovery (3)					0.0%	0.0%

	Net Proceeds Available for Parent				-	-

24.)	Payment to Parent	NA	NA	NA	-	-

Memo: Secured + Unsecured Recovery

First Lien Credit Facility Recovery					38	43
Recovery %					3.4%	3.8%

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Cherryvale Mall, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

15)	Cherryvale Mall, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	71	38.2%	42.7%	27	31
2.)	Subtotal	71	38.2%	42.7%	27	31

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	5	100.0%	100.0%	5	5
6.)	Tenant Receivables (2)	2	37.0%	42.0%	1	1
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	7	81.8%	83.1%	6	6

	Total Estimated Proceeds from Liquidation of Assets				33	37

II. Admin / Wind Down Expenses
14.)	Subtotal				7	7

	Net Proceeds Available for Secured Claims				26	29

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	First Lien Credit Facility	1,115	2.3%	2.6%	26	29
16.)	Subtotal	1,115	2.3%	2.6%	26	29

	Net Proceeds Available for Unsecured Claims				-	-

Liquidation Value of Unsecured Liabilities
17.)	Senior Unsecured Notes	-	NA	NA	-	-
18.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
19.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
21.)	Accounts Payable and Accrued Liabilities	-	NA	NA	-	-
22.)	Intercompany	-	NA	NA	-	-
23.)	Subtotal	-			-	-

IV. Unsecured Recovery (3)					NA	NA

	Net Proceeds Available for Parent				-	-

24.)	Payment to Parent	NA	NA	NA	-	-

Memo: Secured + Unsecured Recovery

First Lien Credit Facility Recovery					26	29
Recovery %					2.3%	2.6%

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Turtle Creek Limited Partnership - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

16)	Turtle Creek Limited Partnership	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	17	135.5%	151.4%	24	26
2.)	Subtotal	17	135.5%	151.4%	24	26

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	4	100.0%	100.0%	4	4
6.)	Tenant Receivables (2)	1	37.0%	42.0%	1	1
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	6	78.7%	80.2%	4	4

	Total Estimated Proceeds from Liquidation of Assets				28	31

II. Admin / Wind Down Expenses
14.)	Subtotal				4	4

	Net Proceeds Available for Secured Claims				24	26

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	First Lien Credit Facility	1,115	2.1%	2.4%	24	26
16.)	Subtotal	1,115	2.1%	2.4%	24	26

	Net Proceeds Available for Unsecured Claims				-	-

Liquidation Value of Unsecured Liabilities
17.)	Senior Unsecured Notes	-	NA	NA	-	-
18.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
19.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
21.)	Accounts Payable and Accrued Liabilities	-	NA	NA	-	-
22.)	Intercompany	-	NA	NA	-	-
23.)	Subtotal	-			-	-

IV. Unsecured Recovery (3)					NA	NA

	Net Proceeds Available for Parent				-	-

24.)	Payment to Parent	NA	NA	NA	-	-

Memo: Secured + Unsecured Recovery

First Lien Credit Facility Recovery					24	26
Recovery %					2.1%	2.4%

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Fayette Middle Anchor, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

17)	Fayette Middle Anchor, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	49	48.5%	54.3%	24	27
2.)	Subtotal	49	48.5%	54.3%	24	27

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	1	100.0%	100.0%	1	1
6.)	Tenant Receivables (2)	1	37.0%	42.0%	0	1
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	3	59.3%	61.9%	2	2

	Total Estimated Proceeds from Liquidation of Assets				26	28

II. Admin / Wind Down Expenses
14.)	Subtotal				4	4

	Net Proceeds Available for Secured Claims				22	24

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				22	24

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	0	100.0%	100.0%	0	0
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	0			0	0

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				21	24

23.)	Payment to Parent	NA	NA	NA	21	24

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - POM-College Station, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

18)	POM-College Station, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	24	102.3%	114.3%	24	27
2.)	Subtotal	24	102.3%	114.3%	24	27

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	4	100.0%	100.0%	4	4
6.)	Tenant Receivables (2)	2	37.0%	42.0%	1	1
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	6	78.1%	79.7%	5	5

	Total Estimated Proceeds from Liquidation of Assets				29	32

II. Admin / Wind Down Expenses
14.)	Subtotal				5	5

	Net Proceeds Available for Secured Claims				24	27

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	First Lien Credit Facility	1,115	2.1%	2.4%	24	27
16.)	Subtotal	1,115	2.1%	2.4%	24	27

	Net Proceeds Available for Unsecured Claims				24	27

Liquidation Value of Unsecured Liabilities
17.)	Senior Unsecured Notes	-	NA	NA	-	-
18.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
19.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
21.)	Accounts Payable and Accrued Liabilities	0	0.0%	0.0%	-	-
22.)	Intercompany	-	NA	NA	-	-
23.)	Subtotal	0			-	-

IV. Unsecured Recovery (3)					0.0%	0.0%

	Net Proceeds Available for Parent				-	-

24.)	Payment to Parent	NA	NA	NA	-	-

Memo: Secured + Unsecured Recovery

First Lien Credit Facility Recovery					24	27
Recovery %					2.1%	2.4%

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Harford Mall Business Trust - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

19)	Harford Mall Business Trust	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	51	41.9%	46.8%	21	24
2.)	Subtotal	51	41.9%	46.8%	21	24

Liquidation Value of All Other Assets
3.)	Developments in Progress	0	60.0%	70.0%	0	0
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	2	100.0%	100.0%	2	2
6.)	Tenant Receivables (2)	1	37.0%	42.0%	0	1
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	4	66.7%	69.0%	3	3

	Total Estimated Proceeds from Liquidation of Assets				24	26

II. Admin / Wind Down Expenses
14.)	Subtotal				4	4

	Net Proceeds Available for Secured Claims				20	23

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				20	23

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	-	NA	NA	-	-
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	-			-	-

IV. Unsecured Recovery (3)					NA	NA

	Net Proceeds Available for Parent				20	23

23.)	Payment to Parent	NA	NA	NA	20	23

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - CBL RM-Waco, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

20)	CBL RM-Waco, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	37	62.5%	69.8%	23	26
2.)	Subtotal	37	62.5%	69.8%	23	26

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	4	100.0%	100.0%	4	4
6.)	Tenant Receivables (2)	1	37.0%	42.0%	0	1
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	5	79.4%	80.8%	4	4

	Total Estimated Proceeds from Liquidation of Assets				28	30

II. Admin / Wind Down Expenses
14.)	Subtotal				5	5

	Net Proceeds Available for Secured Claims				23	26

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	First Lien Credit Facility	1,115	2.1%	2.3%	23	26
16.)	Subtotal	1,115	2.1%	2.3%	23	26

	Net Proceeds Available for Unsecured Claims				-	-

Liquidation Value of Unsecured Liabilities
17.)	Senior Unsecured Notes	-	NA	NA	-	-
18.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
19.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
21.)	Accounts Payable and Accrued Liabilities	-	NA	NA	-	-
22.)	Intercompany	-	NA	NA	-	-
23.)	Subtotal	-			-	-

IV. Unsecured Recovery (3)					NA	NA

	Net Proceeds Available for Parent				-	-

24.)	Payment to Parent	NA	NA	NA	-	-

Memo: Secured + Unsecured Recovery

First Lien Credit Facility Recovery					23	26
Recovery %					2.1%	2.3%

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Madison/East Towne, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

21)	Madison/East Towne, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	72	13.4%	14.9%	10	11
2.)	Subtotal	72	13.4%	14.9%	10	11

Liquidation Value of All Other Assets
3.)	Developments in Progress	0	60.0%	70.0%	0	0
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	2	100.0%	100.0%	2	2
6.)	Tenant Receivables (2)	1	37.0%	42.0%	1	1
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	4	69.9%	71.9%	3	3

	Total Estimated Proceeds from Liquidation of Assets				13	14

II. Admin / Wind Down Expenses
14.)	Subtotal				4	4

	Net Proceeds Available for Secured Claims				9	10

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	First Lien Credit Facility	1,115	0.8%	0.9%	9	10
16.)	Subtotal	1,115	0.8%	0.9%	9	10

	Net Proceeds Available for Unsecured Claims				9	10

Liquidation Value of Unsecured Liabilities
17.)	Senior Unsecured Notes	-	NA	NA	-	-
18.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
19.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
21.)	Accounts Payable and Accrued Liabilities	-	NA	NA	-	-
22.)	Intercompany	-	NA	NA	-	-
23.)	Subtotal	-			-	-

IV. Unsecured Recovery (3)					NA	NA

	Net Proceeds Available for Parent				-	-

24.)	Payment to Parent	NA	NA	NA	-	-

Memo: Secured + Unsecured Recovery

First Lien Credit Facility Recovery					9	10
Recovery %					0.8%	0.9%

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Hixson Mall, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

22)	Hixson Mall, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	20	95.6%	106.8%	19	21
2.)	Subtotal	20	95.6%	106.8%	19	21

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	3	100.0%	100.0%	3	3
6.)	Tenant Receivables (2)	1	37.0%	42.0%	0	0
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	1	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	5	73.4%	74.9%	4	4

	Total Estimated Proceeds from Liquidation of Assets				22	25

II. Admin / Wind Down Expenses
14.)	Subtotal				3	3

	Net Proceeds Available for Secured Claims				19	21

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	First Lien Credit Facility	1,115	1.7%	1.9%	19	21
16.)	Subtotal	1,115	1.7%	1.9%	19	21

	Net Proceeds Available for Unsecured Claims				-	-

Liquidation Value of Unsecured Liabilities
17.)	Senior Unsecured Notes	-	NA	NA	-	-
18.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
19.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
21.)	Accounts Payable and Accrued Liabilities	-	NA	NA	-	-
22.)	Intercompany	-	NA	NA	-	-
23.)	Subtotal	-			-	-

IV. Unsecured Recovery (3)					NA	NA

	Net Proceeds Available for Parent				-	-

24.)	Payment to Parent	NA	NA	NA	-	-

Memo: Secured + Unsecured Recovery

First Lien Credit Facility Recovery					19	21
Recovery %					1.7%	1.9%

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Parkway Place SPE, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

23)	Parkway Place SPE, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	54	63.8%	71.3%	35	39
2.)	Subtotal	54	63.8%	71.3%	35	39

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	2	100.0%	100.0%	2	2
6.)	Tenant Receivables (2)	2	37.0%	42.0%	1	1
7.)	Outstanding Receivables	1	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	1	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	5	54.1%	57.4%	3	3

	Total Estimated Proceeds from Liquidation of Assets				37	41

II. Admin / Wind Down Expenses
14.)	Subtotal				5	6

	Net Proceeds Available for Secured Claims				32	35

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				32	35

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	1	100.0%	100.0%	1	1
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	1			1	1

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				31	34

23.)	Payment to Parent	NA	NA	NA	31	34

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - South County Shoppingtown LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

24)	South County Shoppingtown LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	122	24.3%	27.1%	30	33
2.)	Subtotal	122	24.3%	27.1%	30	33

Liquidation Value of All Other Assets
3.)	Developments in Progress	0	60.0%	70.0%	0	0
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	4	100.0%	100.0%	4	4
6.)	Tenant Receivables (2)	2	37.0%	42.0%	1	1
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	1	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	7	62.9%	64.8%	5	5

	Total Estimated Proceeds from Liquidation of Assets				34	38

II. Admin / Wind Down Expenses
14.)	Subtotal				6	6

	Net Proceeds Available for Secured Claims				28	32

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				28	32

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	1	100.0%	100.0%	1	1
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	1			1	1

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				27	31

23.)	Payment to Parent	NA	NA	NA	27	31

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Frontier Mall Associates Limited Partnership - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

25)	Frontier Mall Associates Limited Partnership	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	12	146.2%	163.4%	17	19
2.)	Subtotal	12	146.2%	163.4%	17	19

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	2	100.0%	100.0%	2	2
6.)	Tenant Receivables (2)	1	37.0%	42.0%	0	0
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	4	73.4%	75.1%	3	3

	Total Estimated Proceeds from Liquidation of Assets				20	22

II. Admin / Wind Down Expenses
14.)	Subtotal				3	3

	Net Proceeds Available for Secured Claims				17	19

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	First Lien Credit Facility	1,115	1.5%	1.7%	17	19
16.)	Subtotal	1,115	1.5%	1.7%	17	19

	Net Proceeds Available for Unsecured Claims				-	-

Liquidation Value of Unsecured Liabilities
17.)	Senior Unsecured Notes	-	NA	NA	-	-
18.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
19.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
21.)	Accounts Payable and Accrued Liabilities	0	0.0%	0.0%	-	-
22.)	Intercompany	-	NA	NA	-	-
23.)	Subtotal	0			-	-

IV. Unsecured Recovery (3)					0.0%	0.0%

	Net Proceeds Available for Parent				-	-

24.)	Payment to Parent	NA	NA	NA	-	-

Memo: Secured + Unsecured Recovery

First Lien Credit Facility Recovery					17	19
Recovery %					1.5%	1.7%

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Dakota Square Mall CMBS, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

26)	Dakota Square Mall CMBS, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	92	18.5%	20.7%	17	19
2.)	Subtotal	92	18.5%	20.7%	17	19

Liquidation Value of All Other Assets
3.)	Developments in Progress	0	60.0%	70.0%	0	0
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	3	100.0%	100.0%	3	3
6.)	Tenant Receivables (2)	3	37.0%	42.0%	1	1
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	2	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	7	52.3%	54.9%	4	4

	Total Estimated Proceeds from Liquidation of Assets				21	23

II. Admin / Wind Down Expenses
14.)	Subtotal				4	4

	Net Proceeds Available for Secured Claims				17	19

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				17	19

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	1	100.0%	100.0%	1	1
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	1			1	1

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				16	18

23.)	Payment to Parent	NA	NA	NA	16	18

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Northpark Mall/Joplin, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

27)	Northpark Mall/Joplin, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	61	24.3%	27.1%	15	16
2.)	Subtotal	61	24.3%	27.1%	15	16

Liquidation Value of All Other Assets
3.)	Developments in Progress	0	60.0%	70.0%	0	0
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	2	100.0%	100.0%	2	2
6.)	Tenant Receivables (2)	1	37.0%	42.0%	0	0
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	4	77.1%	78.6%	3	3

	Total Estimated Proceeds from Liquidation of Assets				18	19

II. Admin / Wind Down Expenses
14.)	Subtotal				3	3

	Net Proceeds Available for Secured Claims				15	16

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				15	16

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	0	100.0%	100.0%	0	0
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	0			0	0

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				15	16

23.)	Payment to Parent	NA	NA	NA	15	16

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Mid Rivers Mall CMBS, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

28)	Mid Rivers Mall CMBS, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	50	28.4%	31.8%	14	16
2.)	Subtotal	50	28.4%	31.8%	14	16

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	2	100.0%	100.0%	2	2
6.)	Tenant Receivables (2)	1	37.0%	42.0%	0	0
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	1	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	4	69.9%	71.6%	3	3

	Total Estimated Proceeds from Liquidation of Assets				17	19

II. Admin / Wind Down Expenses
14.)	Subtotal				3	3

	Net Proceeds Available for Secured Claims				14	15

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				14	15

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	-	NA	NA	-	-
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	-			-	-

IV. Unsecured Recovery (3)					NA	NA

	Net Proceeds Available for Parent				14	15

23.)	Payment to Parent	NA	NA	NA	14	15

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Brookfield Square Joint Venture - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

29)	Brookfield Square Joint Venture	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	56	21.3%	23.8%	12	13
2.)	Subtotal	56	21.3%	23.8%	12	13

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	2	100.0%	100.0%	2	2
6.)	Tenant Receivables (2)	2	37.0%	42.0%	1	1
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	4	64.9%	67.3%	3	3

	Total Estimated Proceeds from Liquidation of Assets				15	16

II. Admin / Wind Down Expenses
14.)	Subtotal				3	3

	Net Proceeds Available for Secured Claims				12	13

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				12	13

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	1	100.0%	100.0%	1	1
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	1			1	1

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				11	12

23.)	Payment to Parent	NA	NA	NA	11	12

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Fayette Plaza CMBS, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

30)	Fayette Plaza CMBS, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	27	41.0%	45.8%	11	12
2.)	Subtotal	27	41.0%	45.8%	11	12

Liquidation Value of All Other Assets
3.)	Developments in Progress	1	60.0%	70.0%	1	1
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	1	100.0%	100.0%	1	1
6.)	Tenant Receivables (2)	0	37.0%	42.0%	0	0
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	2	74.3%	79.1%	1	2

	Total Estimated Proceeds from Liquidation of Assets				13	14

II. Admin / Wind Down Expenses
14.)	Subtotal				2	2

	Net Proceeds Available for Secured Claims				11	12

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				11	12

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	0	100.0%	100.0%	0	0
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	0			0	0

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				11	12

23.)	Payment to Parent	NA	NA	NA	11	12

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Madison Joint Venture, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

31)	Madison Joint Venture, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	6	205.9%	230.1%	13	15
2.)	Subtotal	6	205.9%	230.1%	13	15

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	1	100.0%	100.0%	1	1
6.)	Tenant Receivables (2)	0	37.0%	42.0%	0	0
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	2	79.3%	80.6%	1	1

	Total Estimated Proceeds from Liquidation of Assets				15	16

II. Admin / Wind Down Expenses
14.)	Subtotal				2	2

	Net Proceeds Available for Secured Claims				12	14

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				12	14

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	-	NA	NA	-	-
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	-			-	-

IV. Unsecured Recovery (3)					NA	NA

	Net Proceeds Available for Parent				12	14

23.)	Payment to Parent	NA	NA	NA	12	14

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Shoppes at St. Clair CMBS, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

32)	Shoppes at St. Clair CMBS, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	16	60.0%	67.1%	10	11
2.)	Subtotal	16	60.0%	67.1%	10	11

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	1	100.0%	100.0%	1	1
6.)	Tenant Receivables (2)	1	37.0%	42.0%	0	0
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	1	67.7%	70.0%	1	1

	Total Estimated Proceeds from Liquidation of Assets				11	12

II. Admin / Wind Down Expenses
14.)	Subtotal				2	2

	Net Proceeds Available for Secured Claims				9	10

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				9	10

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	0	100.0%	100.0%	0	0
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	0			0	0

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				9	10

23.)	Payment to Parent	NA	NA	NA	9	10

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Cross Creek Anchor S, LP - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

33)	Cross Creek Anchor S, LP	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	9	0.0%	0.0%	-	-
2.)	Subtotal	9	0.0%	0.0%	-	-

Liquidation Value of All Other Assets
3.)	Developments in Progress	7	60.0%	70.0%	4	5
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	3	100.0%	100.0%	3	3
6.)	Tenant Receivables (2)	0	37.0%	42.0%	0	0
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	11	72.1%	79.0%	8	8

	Total Estimated Proceeds from Liquidation of Assets				8	8

II. Admin / Wind Down Expenses
14.)	Subtotal				1	1

	Net Proceeds Available for Secured Claims				7	8

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				7	8

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	1	100.0%	100.0%	1	1
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	1			1	1

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				6	7

23.)	Payment to Parent	NA	NA	NA	6	7

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Coolsprings Crossing Limited Partnership - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

34)	Coolsprings Crossing Limited Partnership	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	8	137.3%	153.4%	11	13
2.)	Subtotal	8	137.3%	153.4%	11	13

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	0	100.0%	100.0%	0	0
6.)	Tenant Receivables (2)	0	37.0%	42.0%	0	0
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	1	53.7%	56.8%	0	0

	Total Estimated Proceeds from Liquidation of Assets				12	13

II. Admin / Wind Down Expenses
14.)	Subtotal				2	2

	Net Proceeds Available for Secured Claims				10	11

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				10	11

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	0	100.0%	100.0%	0	0
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	0			0	0

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				10	11

23.)	Payment to Parent	NA	NA	NA	10	11

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - York Galleria Limited Partnership - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

35)	York Galleria Limited Partnership	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	45	15.1%	16.9%	7	8
2.)	Subtotal	45	15.1%	16.9%	7	8

Liquidation Value of All Other Assets
3.)	Developments in Progress	2	60.0%	70.0%	1	1
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	0	100.0%	100.0%	0	0
6.)	Tenant Receivables (2)	1	37.0%	42.0%	0	1
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	1	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	4	43.7%	50.9%	2	2

	Total Estimated Proceeds from Liquidation of Assets				9	10

II. Admin / Wind Down Expenses
14.)	Subtotal				2	2

	Net Proceeds Available for Secured Claims				6	8

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				6	8

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	-	NA	NA	-	-
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	-			-	-

IV. Unsecured Recovery (3)					NA	NA

	Net Proceeds Available for Parent				6	8

23.)	Payment to Parent	NA	NA	NA	6	8

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Meridian Mall Limited Partnership - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

36)	Meridian Mall Limited Partnership	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	78	12.0%	13.4%	9	10
2.)	Subtotal	78	12.0%	13.4%	9	10

Liquidation Value of All Other Assets
3.)	Developments in Progress	0	60.0%	70.0%	0	0
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	0	100.0%	100.0%	0	0
6.)	Tenant Receivables (2)	2	37.0%	42.0%	1	1
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	1	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	3	33.0%	37.8%	1	1

	Total Estimated Proceeds from Liquidation of Assets				10	11

II. Admin / Wind Down Expenses
14.)	Subtotal				3	3

	Net Proceeds Available for Secured Claims				8	9

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				8	9

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	0	100.0%	100.0%	0	0
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	0			0	0

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				7	9

23.)	Payment to Parent	NA	NA	NA	7	9

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - CBL/Monroeville Partner, L.P. - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

37)	CBL/Monroeville Partner, L.P.	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	49	19.8%	22.1%	10	11
2.)	Subtotal	49	19.8%	22.1%	10	11

Liquidation Value of All Other Assets
3.)	Developments in Progress	0	60.0%	70.0%	0	0
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	2	100.0%	100.0%	2	2
6.)	Tenant Receivables (2)	2	37.0%	42.0%	1	1
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	1	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	4	56.4%	59.1%	2	2

	Total Estimated Proceeds from Liquidation of Assets				12	13

II. Admin / Wind Down Expenses
14.)	Subtotal				3	3

	Net Proceeds Available for Secured Claims				9	10

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				9	10

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	0	100.0%	100.0%	0	0
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	0			0	0

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				8	10

23.)	Payment to Parent	NA	NA	NA	8	10

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Gunbarrel Commons, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

38)	Gunbarrel Commons, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	11	113.1%	126.4%	13	14
2.)	Subtotal	11	113.1%	126.4%	13	14

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	1	100.0%	100.0%	1	1
6.)	Tenant Receivables (2)	0	37.0%	42.0%	0	0
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	1	85.3%	86.2%	1	1

	Total Estimated Proceeds from Liquidation of Assets				14	15

II. Admin / Wind Down Expenses
14.)	Subtotal				2	2

	Net Proceeds Available for Secured Claims				12	13

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				12	13

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	0	100.0%	100.0%	0	0
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	0			0	0

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				12	13

23.)	Payment to Parent	NA	NA	NA	12	13

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Laurel Park Retail Properties LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

39)	Laurel Park Retail Properties LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	24	24.1%	26.9%	6	7
2.)	Subtotal	24	24.1%	26.9%	6	7

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	0	100.0%	100.0%	0	0
6.)	Tenant Receivables (2)	1	37.0%	42.0%	0	0
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	1	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	2	32.4%	36.1%	1	1

	Total Estimated Proceeds from Liquidation of Assets				7	7

II. Admin / Wind Down Expenses
14.)	Subtotal				1	2

	Net Proceeds Available for Secured Claims				5	6

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				5	6

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	-	NA	NA	-	-
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	-			-	-

IV. Unsecured Recovery (3)					NA	NA

	Net Proceeds Available for Parent				5	6

23.)	Payment to Parent	NA	NA	NA	5	6

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - CBL/Sunrise Commons, L.P. - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

40)	CBL/Sunrise Commons, L.P.	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	6	131.5%	147.0%	8	8
2.)	Subtotal	6	131.5%	147.0%	8	8

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	0	100.0%	100.0%	0	0
6.)	Tenant Receivables (2)	0	37.0%	42.0%	0	0
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	1	59.3%	62.2%	0	0

	Total Estimated Proceeds from Liquidation of Assets				8	9

II. Admin / Wind Down Expenses
14.)	Subtotal				1	1

	Net Proceeds Available for Secured Claims				7	8

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				7	8

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	0	100.0%	100.0%	0	0
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	0			0	0

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				7	8

23.)	Payment to Parent	NA	NA	NA	7	8

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Hamilton Place Anchor S, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

41)	Hamilton Place Anchor S, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	33	42.5%	47.5%	14	16
2.)	Subtotal	33	42.5%	47.5%	14	16

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	-	100.0%	100.0%	-	-
6.)	Tenant Receivables (2)	0	37.0%	42.0%	0	0
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	1	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	1	6.1%	8.8%	0	0

	Total Estimated Proceeds from Liquidation of Assets				14	16

II. Admin / Wind Down Expenses
14.)	Subtotal				2	2

	Net Proceeds Available for Secured Claims				13	13

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				13	13

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	-	NA	NA	-	-
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	-			-	-

IV. Unsecured Recovery (3)					NA	NA

	Net Proceeds Available for Parent				13	13

23.)	Payment to Parent	NA	NA	NA	13	13

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Southpark Mall-DSG, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

42)	Southpark Mall-DSG, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	8	93.2%	104.1%	8	9
2.)	Subtotal	8	93.2%	104.1%	8	9

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	0	100.0%	100.0%	0	0
6.)	Tenant Receivables (2)	0	37.0%	42.0%	0	0
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	1	75.6%	76.8%	1	1

	Total Estimated Proceeds from Liquidation of Assets				8	9

II. Admin / Wind Down Expenses
14.)	Subtotal				1	1

	Net Proceeds Available for Secured Claims				7	8

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				7	8

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	0	100.0%	100.0%	0	0
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	0			0	0

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				7	8

23.)	Payment to Parent	NA	NA	NA	7	8

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Southaven Towne Center II, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

43)	Southaven Towne Center II, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	25	43.0%	48.1%	11	12
2.)	Subtotal	25	43.0%	48.1%	11	12

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	1	100.0%	100.0%	1	1
6.)	Tenant Receivables (2)	1	37.0%	42.0%	0	0
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	2	65.5%	67.3%	1	1

	Total Estimated Proceeds from Liquidation of Assets				12	13

II. Admin / Wind Down Expenses
14.)	Subtotal				1	2

	Net Proceeds Available for Secured Claims				11	11

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				11	11

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	-	NA	NA	-	-
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	-			-	-

IV. Unsecured Recovery (3)					NA	NA

	Net Proceeds Available for Parent				11	11

23.)	Payment to Parent	NA	NA	NA	11	11

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Brookfield Square Parcel, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

44)	Brookfield Square Parcel, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	5	60.4%	67.5%	3	4
2.)	Subtotal	5	60.4%	67.5%	3	4

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	0	100.0%	100.0%	0	0
6.)	Tenant Receivables (2)	0	37.0%	42.0%	0	0
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	1	35.2%	37.6%	0	0

	Total Estimated Proceeds from Liquidation of Assets				3	4

II. Admin / Wind Down Expenses
14.)	Subtotal				1	1

	Net Proceeds Available for Secured Claims				3	3

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				3	3

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	0	100.0%	100.0%	0	0
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	0			0	0

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				3	3

23.)	Payment to Parent	NA	NA	NA	3	3

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Old Hickory Mall Venture II, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

45)	Old Hickory Mall Venture II, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	32	15.5%	17.4%	5	6
2.)	Subtotal	32	15.5%	17.4%	5	6

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	1	100.0%	100.0%	1	1
6.)	Tenant Receivables (2)	0	37.0%	42.0%	0	0
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	1	67.8%	70.0%	1	1

	Total Estimated Proceeds from Liquidation of Assets				6	6

II. Admin / Wind Down Expenses
14.)	Subtotal				1	1

	Net Proceeds Available for Secured Claims				5	5

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				5	5

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	0	100.0%	100.0%	0	0
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	0			0	0

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				5	5

23.)	Payment to Parent	NA	NA	NA	5	5

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Alamance Crossing II, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

46)	Alamance Crossing II, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	17	62.7%	70.1%	11	12
2.)	Subtotal	17	62.7%	70.1%	11	12

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	1	100.0%	100.0%	1	1
6.)	Tenant Receivables (2)	1	37.0%	42.0%	0	0
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	2	70.6%	72.5%	1	1

	Total Estimated Proceeds from Liquidation of Assets				12	13

II. Admin / Wind Down Expenses
14.)	Subtotal				1	2

	Net Proceeds Available for Secured Claims				11	11

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				11	11

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	43-43	25.0%	26.6%	11	11
20.)	Accounts Payable and Accrued Liabilities	-	NA	NA	-	-
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	43			11	11

IV. Unsecured Recovery (3)					25.0%	26.6%

	Net Proceeds Available for Parent				-	-

23.)	Payment to Parent	NA	NA	NA	-	-

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Westgate Crossing Limited Partnership - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

47)	Westgate Crossing Limited Partnership	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	6	82.4%	92.1%	5	6
2.)	Subtotal	6	82.4%	92.1%	5	6

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	0	100.0%	100.0%	0	0
6.)	Tenant Receivables (2)	0	37.0%	42.0%	0	0
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	0	28.7%	32.4%	0	0

	Total Estimated Proceeds from Liquidation of Assets				5	6

II. Admin / Wind Down Expenses
14.)	Subtotal				1	1

	Net Proceeds Available for Secured Claims				4	5

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				4	5

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	0	100.0%	100.0%	0	0
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	0			0	0

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				4	5

23.)	Payment to Parent	NA	NA	NA	4	5

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - The Courtyard at Hickory Hollow Limited Partnership - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

48)	The Courtyard at Hickory Hollow Limited Partnership	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	4	119.5%	133.5%	5	6
2.)	Subtotal	4	119.5%	133.5%	5	6

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	0	100.0%	100.0%	0	0
6.)	Tenant Receivables (2)	0	37.0%	42.0%	0	0
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	1	77.8%	79.3%	0	0

	Total Estimated Proceeds from Liquidation of Assets				5	6

II. Admin / Wind Down Expenses
14.)	Subtotal				1	1

	Net Proceeds Available for Secured Claims				5	5

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				5	5

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	-	NA	NA	-	-
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	-			-	-

IV. Unsecured Recovery (3)					NA	NA

	Net Proceeds Available for Parent				5	5

23.)	Payment to Parent	NA	NA	NA	5	5

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - WI-Land Parcels, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

49)	WI-Land Parcels, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net) - Ground Lease Included	1	697.4%	779.4%	4	5
2.)	Subtotal	1	697.4%	779.4%	4	5

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	0	100.0%	100.0%	0	0
6.)	Tenant Receivables (2)	-	37.0%	42.0%	-	-
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	-	2.5%	5.0%	-	-
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	0	100.0%	100.0%	0	0

	Total Estimated Proceeds from Liquidation of Assets				4	5

II. Admin / Wind Down Expenses
14.)	Subtotal				1	1

	Net Proceeds Available for Secured Claims				4	4

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				4	4

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	0	100.0%	100.0%	0	0
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	0			0	0

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				4	4

23.)	Payment to Parent	NA	NA	NA	4	4

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Stroud Mall, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

50)	Stroud Mall, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	38	7.4%	8.3%	3	3
2.)	Subtotal	38	7.4%	8.3%	3	3

Liquidation Value of All Other Assets
3.)	Developments in Progress	0	60.0%	70.0%	0	0
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	1	100.0%	100.0%	1	1
6.)	Tenant Receivables (2)	-	37.0%	42.0%	-	-
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	1	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	2	29.7%	31.6%	1	1

	Total Estimated Proceeds from Liquidation of Assets				3	4

II. Admin / Wind Down Expenses
14.)	Subtotal				1	1

	Net Proceeds Available for Secured Claims				2	3

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				2	3

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	3	93.4%	100.0%	2	3
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	3			2	3

IV. Unsecured Recovery (3)					93.4%	100.0%

	Net Proceeds Available for Parent				-	0

23.)	Payment to Parent	NA	NA	NA	-	0

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Hanes Mall Parcels, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

51)	Hanes Mall Parcels, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	4	115.9%	129.6%	5	5
2.)	Subtotal	4	115.9%	129.6%	5	5

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	0	100.0%	100.0%	0	0
6.)	Tenant Receivables (2)	0	37.0%	42.0%	0	0
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	1	56.0%	58.6%	0	1

	Total Estimated Proceeds from Liquidation of Assets				5	6

II. Admin / Wind Down Expenses
14.)	Subtotal				1	1

	Net Proceeds Available for Secured Claims				4	5

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				4	5

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	0	100.0%	100.0%	0	0
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	0			0	0

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				4	5

23.)	Payment to Parent	NA	NA	NA	4	5

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - The Landing at Arbor Place II, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

52)	The Landing at Arbor Place II, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	11	30.1%	33.7%	3	4
2.)	Subtotal	11	30.1%	33.7%	3	4

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	-	100.0%	100.0%	-	-
6.)	Tenant Receivables (2)	0	37.0%	42.0%	0	0
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	0	25.0%	29.2%	0	0

	Total Estimated Proceeds from Liquidation of Assets				3	4

II. Admin / Wind Down Expenses
14.)	Subtotal				1	1

	Net Proceeds Available for Secured Claims				3	3

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				3	3

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	0	100.0%	100.0%	0	0
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	0			0	0

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				3	3

23.)	Payment to Parent	NA	NA	NA	3	3

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Volusia-OP Peripheral, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

53)	Volusia-OP Peripheral, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	6	72.1%	80.5%	4	5
2.)	Subtotal	6	72.1%	80.5%	4	5

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	0	100.0%	100.0%	0	0
6.)	Tenant Receivables (2)	0	37.0%	42.0%	0	0
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	1	58.0%	60.2%	0	0

	Total Estimated Proceeds from Liquidation of Assets				5	5

II. Admin / Wind Down Expenses
14.)	Subtotal				1	1

	Net Proceeds Available for Secured Claims				4	4

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				4	4

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	0	100.0%	100.0%	0	0
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	0			0	0

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				4	4

23.)	Payment to Parent	NA	NA	NA	4	4

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Eastland Mall, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

54)	Eastland Mall, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	23	13.3%	14.9%	3	3
2.)	Subtotal	23	13.3%	14.9%	3	3

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	0	100.0%	100.0%	0	0
6.)	Tenant Receivables (2)	0	37.0%	42.0%	0	0
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	1	53.9%	56.7%	1	1

	Total Estimated Proceeds from Liquidation of Assets				4	4

II. Admin / Wind Down Expenses
14.)	Subtotal				2	2

	Net Proceeds Available for Secured Claims				2	2

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				2	2

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	-	NA	NA	-	-
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	-			-	-

IV. Unsecured Recovery (3)					NA	NA

	Net Proceeds Available for Parent				2	2

23.)	Payment to Parent	NA	NA	NA	2	2

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - West Towne District, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

55)	West Towne District, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	4	89.3%	99.8%	3	4
2.)	Subtotal	4	89.3%	99.8%	3	4

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	0	100.0%	100.0%	0	0
6.)	Tenant Receivables (2)	0	37.0%	42.0%	0	0
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	0	64.4%	65.7%	0	0

	Total Estimated Proceeds from Liquidation of Assets				3	4

II. Admin / Wind Down Expenses
14.)	Subtotal				1	1

	Net Proceeds Available for Secured Claims				3	3

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				3	3

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	-	NA	NA	-	-
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	-			-	-

IV. Unsecured Recovery (3)					NA	NA

	Net Proceeds Available for Parent				3	3

23.)	Payment to Parent	NA	NA	NA	3	3

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Parkdale Mall, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

56)	Parkdale Mall, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	3	77.4%	86.5%	3	3
2.)	Subtotal	3	77.4%	86.5%	3	3

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	0	100.0%	100.0%	0	0
6.)	Tenant Receivables (2)	0	37.0%	42.0%	0	0
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	0	58.0%	60.6%	0	0

	Total Estimated Proceeds from Liquidation of Assets				3	3

II. Admin / Wind Down Expenses
14.)	Subtotal				0	0

	Net Proceeds Available for Secured Claims				3	3

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				3	3

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	-	NA	NA	-	-
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	-			-	-

IV. Unsecured Recovery (3)					NA	NA

	Net Proceeds Available for Parent				3	3

23.)	Payment to Parent	NA	NA	NA	3	3

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Parkdale Anchor M, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

57)	Parkdale Anchor M, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	18	23.6%	26.4%	4	5
2.)	Subtotal	18	23.6%	26.4%	4	5

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	0	100.0%	100.0%	0	0
6.)	Tenant Receivables (2)	0	37.0%	42.0%	0	0
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	1	43.2%	45.3%	0	0

	Total Estimated Proceeds from Liquidation of Assets				5	5

II. Admin / Wind Down Expenses
14.)	Subtotal				1	1

	Net Proceeds Available for Secured Claims				4	4

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				4	4

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	0	100.0%	100.0%	0	0
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	0			0	0

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				4	4

23.)	Payment to Parent	NA	NA	NA	4	4

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Jefferson Anchor M, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

58)	Jefferson Anchor M, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	6	66.4%	74.2%	4	5
2.)	Subtotal	6	66.4%	74.2%	4	5

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	0	100.0%	100.0%	0	0
6.)	Tenant Receivables (2)	-	37.0%	42.0%	-	-
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	1	57.8%	58.9%	0	0

	Total Estimated Proceeds from Liquidation of Assets				4	5

II. Admin / Wind Down Expenses
14.)	Subtotal				1	1

	Net Proceeds Available for Secured Claims				4	4

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				4	4

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	-	NA	NA	-	-
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	-			-	-

IV. Unsecured Recovery (3)					NA	NA

	Net Proceeds Available for Parent				4	4

23.)	Payment to Parent	NA	NA	NA	4	4

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - East Towne Parcel I, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

59)	East Towne Parcel I, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	2	56.3%	62.9%	1	1
2.)	Subtotal	2	56.3%	62.9%	1	1

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	0	100.0%	100.0%	0	0
6.)	Tenant Receivables (2)	0	37.0%	42.0%	0	0
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	0	32.0%	34.1%	0	0

	Total Estimated Proceeds from Liquidation of Assets				1	2

II. Admin / Wind Down Expenses
14.)	Subtotal				0	0

	Net Proceeds Available for Secured Claims				1	1

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				1	1

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	0	100.0%	100.0%	0	0
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	0			0	0

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				1	1

23.)	Payment to Parent	NA	NA	NA	1	1

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Monroeville Anchor Limited Partnership - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

60)	Monroeville Anchor Limited Partnership	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	4	107.9%	120.6%	4	5
2.)	Subtotal	4	107.9%	120.6%	4	5

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	0	100.0%	100.0%	0	0
6.)	Tenant Receivables (2)	0	37.0%	42.0%	0	0
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	1	54.0%	56.2%	0	0

	Total Estimated Proceeds from Liquidation of Assets				5	5

II. Admin / Wind Down Expenses
14.)	Subtotal				0	1

	Net Proceeds Available for Secured Claims				4	4

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				4	4

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	0	100.0%	100.0%	0	0
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	0			0	0

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				4	4

23.)	Payment to Parent	NA	NA	NA	4	4

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - TN-Land Parcels, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

61)	TN-Land Parcels, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	0	1425.3%	1593.0%	2	2
2.)	Subtotal	0	1425.3%	1593.0%	2	2

Liquidation Value of All Other Assets
3.)	Developments in Progress	0	60.0%	70.0%	0	0
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	0	100.0%	100.0%	0	0
6.)	Tenant Receivables (2)	0	37.0%	42.0%	0	0
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	0	64.3%	66.2%	0	0

	Total Estimated Proceeds from Liquidation of Assets				2	2

II. Admin / Wind Down Expenses
14.)	Subtotal				0	0

	Net Proceeds Available for Secured Claims				2	2

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				2	2

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	0	100.0%	100.0%	0	0
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	0			0	0

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				2	2

23.)	Payment to Parent	NA	NA	NA	2	2

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - LHM-Utah, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

62)	LHM-Utah, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	2	242.1%	270.6%	4	4
2.)	Subtotal	2	242.1%	270.6%	4	4

Liquidation Value of All Other Assets
3.)	Developments in Progress	0	60.0%	70.0%	0	0
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	0	100.0%	100.0%	0	0
6.)	Tenant Receivables (2)	0	37.0%	42.0%	0	0
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	-	2.5%	5.0%	-	-
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	1	77.5%	79.5%	0	0

	Total Estimated Proceeds from Liquidation of Assets				4	5

II. Admin / Wind Down Expenses
14.)	Subtotal				1	1

	Net Proceeds Available for Secured Claims				4	4

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	First Lien Credit Facility	1,115	0.3%	0.4%	4	4
16.)	Subtotal	1,115	0.3%	0.4%	4	4

	Net Proceeds Available for Unsecured Claims				4	4

Liquidation Value of Unsecured Liabilities
17.)	Senior Unsecured Notes	-	NA	NA	-	-
18.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
19.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
21.)	Accounts Payable and Accrued Liabilities	0	0.0%	0.0%	-	-
22.)	Intercompany	-	NA	NA	-	-
23.)	Subtotal	0			-	-

IV. Unsecured Recovery (3)					0.0%	0.0%

	Net Proceeds Available for Parent				-	-

24.)	Payment to Parent	NA	NA	NA	-	-

Memo: Secured + Unsecured Recovery

First Lien Credit Facility Recovery					4	4
Recovery %					0.3%	0.4%

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - CBL/Monroeville, L.P. - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

63)	CBL/Monroeville, L.P.	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	25	24.0%	26.9%	6	7
2.)	Subtotal	25	24.0%	26.9%	6	7

Liquidation Value of All Other Assets
3.)	Developments in Progress	0	60.0%	70.0%	0	0
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	1	100.0%	100.0%	1	1
6.)	Tenant Receivables (2)	0	37.0%	42.0%	0	0
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	1	67.0%	68.6%	1	1

	Total Estimated Proceeds from Liquidation of Assets				7	8

II. Admin / Wind Down Expenses
14.)	Subtotal				1	1

	Net Proceeds Available for Secured Claims				6	6

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				6	6

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	0	100.0%	100.0%	0	0
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	0			0	0

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				6	6

23.)	Payment to Parent	NA	NA	NA	6	6

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Pearland-OP Parcel 8, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

64)	Pearland-OP Parcel 8, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	1	196.0%	219.1%	2	2
2.)	Subtotal	1	196.0%	219.1%	2	2

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	0	100.0%	100.0%	0	0
6.)	Tenant Receivables (2)	0	37.0%	42.0%	0	0
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	0	75.9%	77.3%	0	0

	Total Estimated Proceeds from Liquidation of Assets				2	2

II. Admin / Wind Down Expenses
14.)	Subtotal				0	0

	Net Proceeds Available for Secured Claims				2	2

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	First Lien Credit Facility	1,115	0.1%	0.2%	2	2
16.)	Subtotal	1,115	0.1%	0.2%	2	2

	Net Proceeds Available for Unsecured Claims				2	2

Liquidation Value of Unsecured Liabilities
17.)	Senior Unsecured Notes	-	NA	NA	-	-
18.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
19.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
21.)	Accounts Payable and Accrued Liabilities	-	NA	NA	-	-
22.)	Intercompany	-	NA	NA	-	-
23.)	Subtotal	-			-	-

IV. Unsecured Recovery (3)					NA	NA

	Net Proceeds Available for Parent				-	-

24.)	Payment to Parent	NA	NA	NA	-	-

Memo: Secured + Unsecured Recovery

First Lien Credit Facility Recovery					2	2
Recovery %					0.1%	0.2%

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - CBL/Monroeville Expansion, L.P. - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

65)	CBL/Monroeville Expansion, L.P.	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	3	42.0%	47.0%	1	2
2.)	Subtotal	3	42.0%	47.0%	1	2

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	-	100.0%	100.0%	-	-
6.)	Tenant Receivables (2)	0	37.0%	42.0%	0	0
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	0	15.9%	19.3%	0	0

	Total Estimated Proceeds from Liquidation of Assets				1	2

II. Admin / Wind Down Expenses
14.)	Subtotal				0	0

	Net Proceeds Available for Secured Claims				1	1

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				1	1

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	0	100.0%	100.0%	0	0
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	0			0	0

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				1	1

23.)	Payment to Parent	NA	NA	NA	1	1

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - EastGate Company - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

66)	EastGate Company	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	2	45.1%	50.4%	1	1
2.)	Subtotal	2	45.1%	50.4%	1	1

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	0	100.0%	100.0%	0	0
6.)	Tenant Receivables (2)	0	37.0%	42.0%	0	0
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	0	65.2%	67.2%	0	0

	Total Estimated Proceeds from Liquidation of Assets				1	1

II. Admin / Wind Down Expenses
14.)	Subtotal				0	0

	Net Proceeds Available for Secured Claims				1	1

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				1	1

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	0	100.0%	100.0%	0	0
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	0			0	0

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				1	1

23.)	Payment to Parent	NA	NA	NA	1	1

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - TX-Land Parcels, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

67)	TX-Land Parcels, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	3	55.7%	62.3%	2	2
2.)	Subtotal	3	55.7%	62.3%	2	2

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	0	100.0%	100.0%	0	0
6.)	Tenant Receivables (2)	0	37.0%	42.0%	0	0
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	0	62.2%	63.9%	0	0

	Total Estimated Proceeds from Liquidation of Assets				2	2

II. Admin / Wind Down Expenses
14.)	Subtotal				0	0

	Net Proceeds Available for Secured Claims				2	2

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				2	2

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	0	100.0%	100.0%	0	0
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	0			0	0

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				2	2

23.)	Payment to Parent	NA	NA	NA	2	2

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Jefferson Mall Company II, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

68)	Jefferson Mall Company II, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	1	144.9%	161.9%	1	1
2.)	Subtotal	1	144.9%	161.9%	1	1

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	0	100.0%	100.0%	0	0
6.)	Tenant Receivables (2)	0	37.0%	42.0%	0	0
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	0	61.3%	62.7%	0	0

	Total Estimated Proceeds from Liquidation of Assets				1	1

II. Admin / Wind Down Expenses
14.)	Subtotal				0	0

	Net Proceeds Available for Secured Claims				1	1

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				1	1

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	0	100.0%	100.0%	0	0
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	0			0	0

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				1	1

23.)	Payment to Parent	NA	NA	NA	1	1

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Jefferson Anchor S, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

69)	Jefferson Anchor S, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	4	21.9%	25.7%	1	1
2.)	Subtotal	4	21.9%	25.7%	1	1

Liquidation Value of All Other Assets
3.)	Developments in Progress	1	60.0%	70.0%	1	1
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	0	100.0%	100.0%	0	0
6.)	Tenant Receivables (2)	-	37.0%	42.0%	-	-
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	1	61.2%	70.6%	1	1

	Total Estimated Proceeds from Liquidation of Assets				2	2

II. Admin / Wind Down Expenses
14.)	Subtotal				0	0

	Net Proceeds Available for Secured Claims				2	2

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				2	2

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	-	NA	NA	-	-
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	-			-	-

IV. Unsecured Recovery (3)					NA	NA

	Net Proceeds Available for Parent				2	2

23.)	Payment to Parent	NA	NA	NA	2	2

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - EastGate Anchor S, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

70)	EastGate Anchor S, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	1	31.5%	39.4%	0	1
2.)	Subtotal	1	31.5%	39.4%	0	1

Liquidation Value of All Other Assets
3.)	Developments in Progress	1	60.0%	70.0%	0	0
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	-	100.0%	100.0%	-	-
6.)	Tenant Receivables (2)	-	37.0%	42.0%	-	-
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	1	59.0%	68.9%	0	0

	Total Estimated Proceeds from Liquidation of Assets				1	1

II. Admin / Wind Down Expenses
14.)	Subtotal				0	0

	Net Proceeds Available for Secured Claims				1	1

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				1	1

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	-	NA	NA	-	-
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	-			-	-

IV. Unsecured Recovery (3)					NA	NA

	Net Proceeds Available for Parent				1	1

23.)	Payment to Parent	NA	NA	NA	1	1

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Imperial Valley Peripheral L.P. - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

71)	Imperial Valley Peripheral L.P.	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	5	8.7%	9.8%	0	1
2.)	Subtotal	5	8.7%	9.8%	0	1

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	0	100.0%	100.0%	0	0
6.)	Tenant Receivables (2)	0	37.0%	42.0%	0	0
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	0	85.4%	86.5%	0	0

	Total Estimated Proceeds from Liquidation of Assets				1	1

II. Admin / Wind Down Expenses
14.)	Subtotal				0	0

	Net Proceeds Available for Secured Claims				1	1

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				1	1

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	0	100.0%	100.0%	0	0
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	0			0	0

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				0	0

23.)	Payment to Parent	NA	NA	NA	0	0

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - D'Iberville CBL Land, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

72)	D’Iberville CBL Land, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	8	18.5%	37.0%	2	3
2.)	Subtotal	8	18.5%	37.0%	2	3

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	-	100.0%	100.0%	-	-
6.)	Tenant Receivables (2)	0	37.0%	42.0%	0	0
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	-	2.5%	5.0%	-	-
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	0	37.0%	42.0%	0	0

	Total Estimated Proceeds from Liquidation of Assets				2	3

II. Admin / Wind Down Expenses
14.)	Subtotal				0	0

	Net Proceeds Available for Secured Claims				1	3

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				1	3

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	1	100.0%	100.0%	1	1
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	1			1	1

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				1	2

23.)	Payment to Parent	NA	NA	NA	1	2

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - CBL & Associates Properties, Inc. - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

73)	CBL & Associates Properties, Inc.	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	-	NA	NA	-	-
2.)	Subtotal	-	NA	NA	-	-

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	0	100.0%	100.0%	0	0
6.)	Tenant Receivables (2)	-	37.0%	42.0%	-	-
7.)	Outstanding Receivables	0	40.0%	50.0%	0	0
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	1	0.0%	1.5%	-	0
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	1	2.2%	4.0%	0	0

	Total Estimated Proceeds from Liquidation of Assets				0	0

II. Admin / Wind Down Expenses
14.)	Subtotal				0	0

	Net Proceeds Available for Secured Claims				0	0

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				0	0

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	1,115	0.0%	0.0%	0	0
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	-	NA	NA	-	-
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	1,115			0	0

IV. Unsecured Recovery (3)					0.0%	0.0%

	Net Proceeds Available for Parent				-	-

23.)	Payment to Parent	NA	NA	NA	-	-

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Eastland Anchor M, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

74)	Eastland Anchor M, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	1	6.0%	6.7%	0	0
2.)	Subtotal	1	6.0%	6.7%	0	0

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	0	100.0%	100.0%	0	0
6.)	Tenant Receivables (2)	-	37.0%	42.0%	-	-
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	0	42.7%	44.1%	0	0

	Total Estimated Proceeds from Liquidation of Assets				0	0

II. Admin / Wind Down Expenses
14.)	Subtotal				0	0

	Net Proceeds Available for Secured Claims				-	-

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				-	-

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	-	NA	NA	-	-
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	-			-	-

IV. Unsecured Recovery (3)					NA	NA

	Net Proceeds Available for Parent				-	-

23.)	Payment to Parent	NA	NA	NA	-	-

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Volusia SAC, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

75)	Volusia SAC, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	8	30.2%	33.8%	2	3
2.)	Subtotal	8	30.2%	33.8%	2	3

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	-	100.0%	100.0%	-	-
6.)	Tenant Receivables (2)	0	37.0%	42.0%	0	0
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	0	13.7%	17.1%	0	0

	Total Estimated Proceeds from Liquidation of Assets				2	3

II. Admin / Wind Down Expenses
14.)	Subtotal				0	0

	Net Proceeds Available for Secured Claims				2	2

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				2	2

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	0	100.0%	100.0%	0	0
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	0			0	0

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				2	2

23.)	Payment to Parent	NA	NA	NA	2	2

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - CBL HP Hotel Member, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

76)	CBL HP Hotel Member, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	-	NA	NA	-	-
2.)	Subtotal	-	NA	NA	-	-

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	-	100.0%	100.0%	-	-
6.)	Tenant Receivables (2)	-	37.0%	42.0%	-	-
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	2	0.0%	1.5%	-	0
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	-	2.5%	5.0%	-	-
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	2	0.0%	1.5%	-	0

	Total Estimated Proceeds from Liquidation of Assets				-	0

II. Admin / Wind Down Expenses
14.)	Subtotal				-	0

	Net Proceeds Available for Secured Claims				-	0

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				-	0

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	0	0.0%	100.0%	-	0
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	0			-	0

IV. Unsecured Recovery (3)					0.0%	100.0%

	Net Proceeds Available for Parent				-	0

23.)	Payment to Parent	NA	NA	NA	-	0

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Northgate SAC, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

77)	Northgate SAC, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	1	70.3%	78.5%	1	1
2.)	Subtotal	1	70.3%	78.5%	1	1

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	0	100.0%	100.0%	0	0
6.)	Tenant Receivables (2)	0	37.0%	42.0%	0	0
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	0	2.5%	5.0%	0	0
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	0	66.9%	68.8%	0	0

	Total Estimated Proceeds from Liquidation of Assets				1	1

II. Admin / Wind Down Expenses
14.)	Subtotal				0	0

	Net Proceeds Available for Secured Claims				1	1

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				1	1

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	-	NA	NA	-	-
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	-			-	-

IV. Unsecured Recovery (3)					NA	NA

	Net Proceeds Available for Parent				1	1

23.)	Payment to Parent	NA	NA	NA	1	1

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

CBL - Hickory Point Outparcels, LLC - Ch. 7 Liquidation Analysis

$ in Millions

					De - Consolidated

78)	Hickory Point Outparcels, LLC	Net Book	Recovery %		Recovery $
		Value (1)	Low	High	Low	High

I. Assets
Liquidation Value of Real Estate Assets

1.)	Land, Building & Improvements (Net)	2	10.8%	21.6%	0	1
2.)	Subtotal	2	10.8%	21.6%	0	1

Liquidation Value of All Other Assets
3.)	Developments in Progress	-	60.0%	70.0%	-	-
4.)	Dividends from Subsidiaries	0-0	NA	NA	-	-
5.)	Cash and Cash Equivalents (1)	0	100.0%	100.0%	0	0
6.)	Tenant Receivables (2)	-	37.0%	42.0%	-	-
7.)	Outstanding Receivables	-	40.0%	50.0%	-	-
8.)	Mortgage and Other Notes Receivable (Mortgage Escrow)	-	85.0%	90.0%	-	-
9.)	Investments in Unconsolidated Affiliates	-	0.0%	1.5%	-	-
10.)	Recovery on Intercompany Claims	0-0	NA	NA	-	-
11.)	Intangible Lease Assets and Other assets	-	2.5%	5.0%	-	-
12.)	Litigation & Preference/Avoidance Actions	-	N/A	N/A	-	-
13.)	Subtotal	0	100.0%	0.0%	0	0

	Total Estimated Proceeds from Liquidation of Assets				0	1

II. Admin / Wind Down Expenses
14.)	Subtotal				0	0

	Net Proceeds Available for Secured Claims				-	-

III. Liabilities

Liquidation Value of Secured Liabilities
15.)	Subtotal	NA	NA	NA	NA	NA

	Net Proceeds Available for Unsecured Claims				-	-

Liquidation Value of Unsecured Liabilities
16.)	Senior Unsecured Notes	-	NA	NA	-	-
17.)	First Lien Credit Facility Deficiency Claim	-	NA	NA	-	-
18.)	Property Specific Non-CMBS Properties Guarantee	0-0	NA	NA	-	-
19.)	CMBS Properties Guarantee	0-0	NA	NA	-	-
20.)	Accounts Payable and Accrued Liabilities	0	100.0%	100.0%	0	0
21.)	Intercompany	-	NA	NA	-	-
22.)	Subtotal	0			0	0

IV. Unsecured Recovery (3)					100.0%	100.0%

	Net Proceeds Available for Parent				0	0

23.)	Payment to Parent	NA	NA	NA	0	0

(1) Liquidation Analysis reflects books and records as of 2/28/21. Cash balance is rolled forward through liquidation period.

(2) Reflects book value of receivables which includes straight line rent. Straight line rent has $0 recovery.

(3) The analysis reflects the Debtors best estimate on General Unsecured claims using their February 2021 books and records net of eliminations.

CBL & Associates Properties, Inc.

List of Unscheduled Entities - Entities with $0 of Recoverable Assets

	Entity Name	Assets		Entity Name	Assets
1)	CBL Holdings I, Inc.	-	51)	CBL/Gulf Coast, LLC	-
2)	CBL Holdings II, Inc.	-	52)	CBL/Imperial Valley GP, LLC	-
3)	Akron Mall Land, LLC	-	53)	CBL/J I, LLC	-
4)	Alamance Crossing, LLC	-	54)	CBL/J II, LLC	-
5)	APWM, LLC	-	55)	CBL/Kirkwood Mall, LLC	-
6)	Arbor Place Limited Partnership	-	56)	CBL/Madison I, LLC	-
7)	Asheville, LLC	-	57)	CBL/Monroeville Expansion I, LLC	-
8)	CBL Eagle Point Member, LLC	-	58)	CBL/Monroeville Expansion II, LLC	-
9)	CBL Statesboro Member, LLC	-	59)	CBL/Monroeville Expansion III, LLC	-
10)	CBL Walden Park, LLC	-	60)	CBL/Monroeville Expansion Partner, L.P.	-
11)	CBL/Brookfield I, LLC	-	61)	CBL/Monroeville I, LLC	-
12)	CBL/Brookfield II, LLC	-	62)	CBL/Monroeville II, LLC	-
13)	CBL/Cherryvale I, LLC	-	63)	CBL/Monroeville III, LLC	-
14)	CBL/Citadel I, LLC	-	64)	CBL/Nashua Limited Partnership	-
15)	CBL/Citadel II, LLC	-	65)	CBL/Old Hickory I, LLC	-
16)	CBL/EastGate I, LLC	-	66)	CBL/Old Hickory II, LLC	-
17)	CBL/EastGate II, LLC	-	67)	CBL/Parkdale Crossing GP, LLC	-
18)	CBL/EastGate Mall, LLC	-	68)	CBL/Parkdale Crossing, L.P.	-
19)	CBL/Fayette I, LLC	-	69)	CBL/Parkdale Mall GP, LLC	-
20)	CBL/Fayette II, LLC	-	70)	CBL/Parkdale, LLC	-
21)	CBL/GP Cary, Inc.	-	71)	CBL/Penn Investments, LLC	-
22)	CBL/GP II, Inc.	-	72)	CBL/Richland G.P., LLC	-
23)	CBL/GP V, Inc.	-	73)	CBL/Sunrise Commons GP, LLC	-
24)	CBL/GP VI, Inc.	-	74)	CBL/Sunrise GP, LLC	-
25)	CBL/GP, Inc.	-	75)	CBL/Sunrise Land, LLC	-
26)	CBL/Sunrise XS Land, L.P.	-	76)	MDN/Laredo GP, LLC	-
27)	CBL/Westmoreland I, LLC	-	77)	Mid Rivers Land LLC	-
28)	CBL/Westmoreland II, LLC	-	78)	Montgomery Partners, L.P.	-
29)	CBL-840 GC, LLC	-	79)	Mortgage Holdings, LLC	-
30)	Charleston Joint Venture	-	80)	Multi-GP Holdings, LLC	-
31)	Cross Creek Anchor S GP, LLC	-	81)	North Charleston Joint Venture II, LLC	-
32)	CW Joint Venture, LLC	-	82)	Old Hickory Mall Venture	-
33)	Development Options, Inc.	-	83)	Parkdale Crossing Limited Partnership	-
34)	Dunite Acquisitions, LLC	-	84)	Parkdale Mall Associates, L.P.	-
35)	Eastland Holding I, LLC	-	85)	Parkway Place Limited Partnership	-
36)	Eastland Holding II, LLC	-	86)	Pearland Town Center GP, LLC	-
37)	Eastland Member, LLC	-	87)	Pearland Town Center Limited Partnership	-
38)	GCTC Peripheral IV, LLC	-	88)	Port Orange Holdings II, LLC	-
39)	Hammock Landing/West Melbourne, LLC	-	89)	Seacoast Shopping Center Limited Partnership	-
40)	Henderson Square Limited Partnership	-	90)	Southaven Town Center, LLC	-
41)	Imperial Valley Commons, L.P.	-	91)	Southpark Mall, LLC	-
42)	Imperial Valley Mall GP, LLC	-	92)	St. Clair Square GP I, LLC	-
43)	Imperial Valley Mall, L.P.	-	93)	St. Clair Square Limited Partnership	-
44)	IV Commons, LLC	-	94)	Tenn-GP Holdings, LLC	-
45)	IV Outparcels, LLC	-	95)	The Pavilion at Port Orange, LLC	-
46)	JG Gulf Coast Town Center LLC	-	96)	Volusia Mall GP, Inc.	-
47)	Kirkwood Mall Mezz LLC	-	97)	Volusia Mall Limited Partnership	-
48)	Laurel Park Retail Holding LLC	-	98)	WestGate Mall II, LLC	-
49)	Lexington Joint Venture	-	99)	WestGate Mall Limited Partnership	-
50)	Mayfaire GP, LLC	-	100)	CBL Regency I	-

Exhibit E

Financial Projections

FINANCIAL PROJECTIONS

In connection with the Disclosure Statement,1 the Debtors, with the assistance of their advisors, prepared financial projections (the “Financial Projections”) for CBL & Associates Properties, Inc. and its debtor affiliates (each, a “Debtor” and, collectively, the “Debtors”) for the fiscal years 2021 through 2025 (the “Projection Period”) for the purpose of demonstrating the feasibility of the Plan.  The Financial Projections are based upon a number of assumptions made by the Debtors and their advisors with respect to the future performance of the Debtors’ operations.  Although the Debtors have prepared the Financial Projections in good faith and believe the assumptions to be reasonable, there can be no assurance that such assumptions and results will be realized.  As described in detail in the Disclosure Statement, a variety of risk factors could affect the Debtors’ financial results and must be considered.  Accordingly, the Financial Projections should be reviewed in conjunction with the risk factors set forth in the Disclosure Statement and the assumptions described herein, including all relevant qualifications and footnotes.

The Financial Projections are based upon the internal view of the Debtors’ management of the projected financial performance conducted before the filing of these Financial Projections and may differ methodologically from historical public reporting by the Debtors (e.g., the Financial Projections herein are not in accordance with GAAP accounting).  The Debtors believe that the Plan meets the feasibility requirements set forth in section 1129(a)(11) of the Bankruptcy Code, as confirmation is not likely to be followed by liquidation or the need for further financial reorganization of the Debtors or any successor under the Plan.  In connection with the planning and development of the Plan and for the purposes of determining whether the Plan would satisfy this feasibility standard, the Debtors analyzed their ability to satisfy their financial obligations while maintaining sufficient liquidity and capital resources.

These Financial Projections were not prepared with a view toward compliance with published guidelines of the United States Securities and Exchange Commission or guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.  An independent auditor has not examined, compiled, or performed any procedures with respect to the prospective financial information contained in this exhibit and, accordingly, it does not express an opinion or any other form of assurance on such information or its achievability.  The Debtors’ independent auditor assumes no responsibility for, and denies any association with, the prospective financial information.

Principal Assumptions for the Financial Projections

The Financial Projections reflect numerous assumptions with respect to the anticipated future performance of the Debtors, industry performance, general business and economic conditions, and other matters, many of which are beyond the control of the Debtors or their advisors.  In addition, the assumptions do not take into account the uncertainty and disruption of business that may accompany a restructuring pursuant to the Bankruptcy Code.

1 Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Disclosure Statement to which this is an exhibit or the Restructuring Support Agreement, as applicable.

Although the Financial Projections are presented with numerical specificity, the actual results achieved during the Projection Period may materially vary from the projected results.  Accordingly, no definitive representation can be or is being made with respect to the accuracy of the Financial Projections or the ability of the Debtors to achieve the projected results of operations.  See “Risk Factors” in Article IX of the Disclosure Statement.  For holders of Claims that are entitled to vote to accept or reject the Plan, such holders must make their own determinations as to the reasonableness of such assumptions and the reliability of the Financial Projections.  See “Risk Factors” in Article IX of the Disclosure Statement.  Moreover, the Financial Projections were prepared solely in connection with the Restructuring pursuant to the Restructuring Support Agreement and Plan.

In connection with the planning and development of the Plan, and for the purposes of determining whether such Plan would satisfy this feasibility standard, the Debtors analyzed their ability to satisfy their financial obligations while maintaining sufficient liquidity and capital resources. Under Accounting Standards Codification “ASC” 852, “Reorganizations”, the Debtors note that the Financial Projections reflect the operational emergence from these Chapter 11 Cases but do not reflect the full impact of “fresh start accounting” that will likely be required upon emergence. Fresh start accounting requires all assets, liabilities, and equity instruments to be determined at “fair value.”  In addition to valuing assets, liabilities, and equity instruments at fair value, the Debtors will have tax professionals analyze any go forward tax implications as a result of the transactions contemplated by the Restructuring. The Financial Projections account for the Restructuring and related transactions pursuant to the Plan, including the minimum REIT distributions, but they do not account for the final analysis that will be done upon emergence. While the Debtors expect that they will be required to implement fresh start accounting upon emergence, they have not yet completed the work required to quantify the impact to the Financial Projections.  When the Debtors fully implement fresh start accounting, material differences may exist in the Financial Projections.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

The Financial Projections contain statements which constitute “forward-looking statements” within the meaning of the Securities Act and the Securities Exchange Act.  Forward-looking statements in the Financial Projections include the intent, belief, or current expectations of the Debtors with respect to the timing of, completion of, and scope of the current restructuring, Plan, debt and equity market conditions, and the Debtors’ future liquidity, as well as the assumptions upon which such statements are based.

While the Debtors believe that the expectations are based upon reasonable assumptions within the bounds of their knowledge of their business and operations, parties in interest are cautioned that any such forward‑looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Select Risk Factors Related to the Financial Projections

The Financial Projections are subject to inherent risks and uncertainties, most of which are difficult to predict and many of which are beyond the Debtors’ control.  Many factors could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.  A description of the risk factors associated with the Plan, the Disclosure Statement, and the Financial Projections is included in Article IX of the Disclosure Statement.

Financial Projections General Assumptions

1.

The Financial Projections were prepared based on the Company’s ownership shares in the Properties and other assets.  The Debtors’ projections also include revenue and expenses that flow to the Debtors from their non-Debtor subsidiaries that are either wholly owned by the Debtors or owned in a joint venture with third parties.  The following projections reflect the Debtors’ share of revenue and expenses and do not reflect ownership that would be attributable to any joint venture partners.

2.	Plan Terms and Consummation. The Financial Projections assume the Restructuring will be consummated as of the Effective Date, which is assumed to occur no later than November 1, 2021.

3.

Reorganized Capital Structure. The Financial Projections assume a reorganized capital structure pursuant to the Plan and Restructuring Support Agreement. Changes to the capital structure include the following:

•	The Exit Credit Facility in an aggregate principal amount of $883.7M with annual principal and interest totaling $77.5M;
•

In addition to principal and interest of $77.5M, there is an excess cash sweep that is calculated on a semi-annual basis.  Not including the stub period of 2021, the forecast assumes excess cash flow payments to pay the Exit Credit Facility ranging from $7M to $12M annually;

•

Issuance of (i) $455M of New Senior Secured Notes with interest of 10%, secured by, among other assets, certain of the Company’s currently unencumbered Properties, and (ii) $100M of New Convertible Notes with interest of 7% (assuming the Convertible Notes Election is exercised in full);

•	Issuance of additional new money New Convertible Notes with a principal balance of $50M at an interest rate of 7%;
•

Equitization of the Senior Unsecured Notes in exchange for 89% of the New Common Stock and a pro rata share of $95M in cash consideration ($15M to Consenting Crossholders and $80M to holders of Unsecured Claims); and

•	The Company’s existing equity holders will receive up to 11% of the New Common Stock (5.5% to holders of Existing REIT Preferred Stock and 5.5% to holders of

Existing REIT Common Stock and holders of Existing LP Common Units (unless such holders of Existing LP Common Units instead elect to receive New LP Units)).

4.	Macroeconomic Factors. The Financial Projections of total revenue include a rental revenue reserve associated with the COVID-19 pandemic along with other unforeseen business interruptions.

Income Statement Assumptions

1.	Annual Revenue:
•

Revenue: The Debtors’ main sources of revenue are rental revenue from tenants and from property management and development activities. Total revenue from these two sources is forecasted to increase from $638M in 2021 to $718M in 2025.  In addition, the Debtors are forecasting approximately $49M in revenue driven by asset sales over the Projection Period.

•

Revenue Reserve: Total revenue is net of the revenue reserve which is used to estimate unforeseen business disruptions due to COVID-19 and other unforeseen business impacts. Potential issues include, among other things, bankruptcies of the Debtors’ tenants, co-tenancy issues, anchor closings and other tenant-related issues (e.g., failure to pay rent).

2.	Operating Expense:
•

Includes property operations, real estate taxes, maintenance & repairs, & other Property-related expenses.  The forecast assumes that operating expenses, which were reduced in 2021 due to the COVID-19 pandemic, will return to historic levels in the forecast.

3.

Net Operating Income (“NOI”): NOI is defined as property operating revenues (i.e., rental revenues and other income) less property operating expenses (i.e., property operating, real estate taxes, maintenance, and repairs). The following reflects the Debtors’ forecast for NOI: 2021: $402M; 2022: $406M; 2023: $431M; 2024: $452M; 2025: $471M.

4.	Depreciation & Amortization:
•

The Debtors have excluded Depreciation & Amortization from the Financial Projections, as they have not yet completed the final analysis of fresh start accounting.  This will be completed by the Debtors upon emergence.

5.	Other Income (Expense):
•	Includes income tax payment of $2.5M per year.

6.	Interest Expense:
•	Includes both Property interest expenses and Corporate Debt interest expense, including the Exit Credit Facility and issuance of the New Senior Secured Notes and New Convertible Notes.
•	The forecast assumes Property debt is refinanced with the same terms at maturity.

7.	Reorganization Expenses:
•

Includes restructuring costs of actual and estimated fees for professional advisors, financing fees, and other costs directly attributable to these Chapter 11 Cases.  Reorganization expenses are estimated at $86M in 2021.

8.	Gain on Extinguishment of Debt:
•

Gain on extinguishment of debt in 2021 is driven by certain Properties being returned to the applicable lender & debt extinguishment associated with the Restructuring Support Agreement.  While the Debtors have not yet finalized the analysis on fresh start accounting, they have estimated the gain of extinguishment of debt based on the book value of these loan amounts being retired.  This is an estimate and subject to ongoing review based on the final analysis of fresh start accounting.

Balance Sheet & Statement of Cash Flow Assumptions

1.	Pro Forma Adjustments:
•

While the Debtors expect that they will be required to implement fresh start accounting upon emergence, they have not yet completed the work required to quantify the impact of such accounting to the Financial Projections.  Therefore, adjustments to the balance sheet for fresh start accounting are preliminary and are subject to ongoing analysis.

2.	Capital Expenditures:
•

Projections for capital expenditures were prepared with considerations of the Debtors’ revenue and expected requirements to maintain asset values going forward.  Capital Expenditures are used for maintaining the Debtors’ property, developing and improving current properties and tenant improvement allowances per various current and future leases.

3.	United States Treasury Conversion:
•

Currently, the Debtors hold approximately $233M in United States Treasuries.  The Financial Projections assume the Debtors convert those to cash in order to fund emergence costs and operate their businesses.

4.	Capital Structure:
•	The Financial Projections reflect the go-forward capital structure in accordance with the terms of the Plan and Restructuring Support Agreement. Changes include, but are not limited to, the Exit Credit Facility in an aggregate principal amount of $883.7M, the issuance of $455M of New Senior Secured Notes, which the Financial Projections assume will be reduced by $50M to a balance of $405M using the cash proceeds from the issuance of the New Money Convertible Notes, and the issuance of $150M of New Convertible Notes (which assumes that $100M of New Convertible Notes are issued pursuant to the Convertible Notes Election).

5.	Minimum REIT Distributions:
•

The Financial Projections assume no tax obligations would be due in 2021 and include the minimum REIT distributions that would take place in years 2022 through 2025. These amounts are subject to change pending final tax analysis of the transaction.

Statements of Operations:

CBL & Associates Properties, Inc. Statements of Operations At CBL Share ($ in Millions)	Unaudited / Not in Accordance with GAAP Does Not Reflect Fresh Start Accounting or Final Cancellation of Debt Analysis

Year Ended December 31	2021	2022	2023	2024	2025
Forecast	Fcst	Fcst	Fcst	Fcst	Fcst
Revenues
Rental Revenues & Other income	634	642	669	692	713
Management, Development and Leasing Fees	4	4	4	4	4
Total Revenues	638	645	673	696	718
Operating Expenses
Property Operating, Real Estate Taxes, Maintenance & Repairs	(232)	(235)	(238)	(240)	(242)
General & Administrative	(58)	(58)	(56)	(56)	(56)
Total Operating Expenses	(290)	(293)	(294)	(296)	(298)
Net Operating Income (1)	402	406	431	452	471
Other Income (Expenses)
Other Income	2	2	2	2	2
Interest Expense	(99)	(164)	(158)	(153)	(149)
Reorganization Items	(86)	-	-	-	-
Gain on Extinguishment of Debt (2)	892	-	-	-	-
Gain on Sales of Assets	22	9	6	6	6
Income tax benefit (provision)	(3)	(3)	(3)	(3)	(3)
Total Other Income (Expenses)	729	(155)	(152)	(148)	(143)
Net Income	1,077	197	227	252	276

(1) NOI is defined as property operating revenues (i.e., rental revenues and other income) less property operating expenses (i.e., property operating real estate taxes, maintenance, and repairs).

(2) Gain on Extinguishment of Debt does not reflect final fresh start accounting analysis

Statements of Cash Flows:

CBL & Associates Properties, Inc. Statements of Cash Flows At CBL Share ($ in Millions)	Unaudited / Not in Accordance with GAAP Does Not Reflect Fresh Start Accounting or Final Cancellation of Debt Analysis

Year Ended December 31	2021	2022	2023	2024	2025
Forecast	Fcst	Fcst	Fcst	Fcst	Fcst
Cash Flow from Operating Activities
Net Income (loss)	1,077	197	227	252	276
Change in Tenant & Other Receivables	21	-	-	-	-
Change in Accounts Payable and Accrued Liabilities	(27)	-	-	-	-
Gain on Extinguishment of Debt (1)	(904)	-	-	-	-
Net Cash Provided (Used) by Operating Activities	168	197	227	252	276
Cash Flow from Investing Activities
Additions to Real Estate Assets	(55)	(43)	(47)	(56)	(63)
Change in Investment in US Treasuries	233	-	-	-	-
Change in Other Assets (Includes Maintenance CapEx)	3	(25)	(22)	(18)	(18)
Investments in Unconsolidated Affiliates	4	-	-	-	-
Net Cash Provided (Used) by Investing Activities	186	(68)	(69)	(75)	(81)
Cash Flow from Financing Activites
Dividends/Distributions	-	(15)	(20)	(25)	(29)
Proceeds from Mortgage & Other Indebtedness (1)	1,052	-	-	-	-
Principal Pmts on Mortgage & Other Indebtedness (1)	(1,298)	(97)	(104)	(111)	(118)
Net Cash Provided (Used) by Financing Activities	(246)	(112)	(124)	(136)	(147)
Net Cash Flow	108	17	34	42	49
Beginning Cash Balance	89	197	214	248	290
Net Cash Flow	108	17	34	42	49
Cash Balance	197	214	248	290	339

(1) Includes impact of extinguishment of debt due to restructuring. Does not reflect final fresh start accounting analysis.

Balance Sheets:

CBL & Associates Properties, Inc. Balance Sheets At CBL Share ($ in Millions)	Unaudited / Not in Accordance with GAAP Does Not Reflect Fresh Start Accounting or Final Cancellation of Debt Analysis

As of December 31	2021	2022	2023	2024	2025
Forecast	Fcst	Fcst	Fcst	Fcst	Fcst
Assets (1)
Net Investment in Real Estate Assets	3,151	2,998	2,854	2,727	2,617
Cash & Cash Equivalents	197	214	248	290	339
Other Assets	273	285	297	308	322
Total Assets	3,621	3,497	3,399	3,325	3,278
Liabilities & Equity (1)
Mortgage and other indebtedness, net	3,063	2,965	2,861	2,750	2,633
Accounts payable and accrued liabilities	233	234	234	234	234
Total Liabilities	3,296	3,199	3,095	2,984	2,866
Equity	325	298	304	341	412
Total Liabilities & Equity	3,621	3,497	3,399	3,325	3,278

(1) Balance sheet does not reflect final fresh start accounting analysis.

Exhibit F

Valuation Analysis

REORGANIZED DEBTORS VALUATION ANALYSIS1

THE VALUATION INFORMATION CONTAINED HEREIN IS NOT A PREDICTION OR GUARANTEE OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN. THIS VALUATION IS PRESENTED SOLELY FOR THE PURPOSE OF PROVIDING ADEQUATE INFORMATION AS REQUIRED BY SECTION 1125 OF THE BANKRUPTCY CODE TO ENABLE THE HOLDERS OF CLAIMS OR INTERESTS ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN TO MAKE AN INFORMED JUDGMENT ABOUT THE PLAN AND SHOULD NOT BE USED OR RELIED UPON FOR ANY OTHER PURPOSE, INCLUDING THE PURCHASE OR SALE OF CLAIMS AGAINST OR INTERESTS IN THE DEBTORS.

At the Debtors’ request, Moelis & Company LLC (“Moelis”) performed a valuation analysis of the Reorganized Debtors (the “Valuation Analysis”).

Based upon and subject to the review and analysis described herein, and subject to the assumptions, limitations and qualifications described herein, Moelis’ view, as of April 21, 2021, was that the estimated going concern equity value of the Reorganized Debtors, as of an assumed valuation date, for purposes of Moelis’ valuation analysis, of June 30, 2021 (the “Assumed Valuation Date”), would be in a range between $50 million and $550 million. The midpoint of our equity valuation range is $300 million.

Moelis’ views are necessarily based on economic, monetary, market, and other conditions as in effect on, and the information made available to Moelis as of the date of its analysis (April 21, 2021). As you are aware, the credit, financial and stock markets have been experiencing unusual volatility, and Moelis expresses no opinion or view as to any potential effects of such volatility on the Reorganized Debtors or their value. It should be understood that, although subsequent developments may affect Moelis’ views, Moelis does not have any obligation to update, revise, or reaffirm its analysis or its estimate.

At the Debtors’ direction, Moelis’ analysis is based on a number of assumptions, including, among others, that: (i) the Debtors will be reorganized in accordance with the Plan, (ii) the Reorganized Debtors will achieve the results set forth in the financial projections prepared by the Debtors’ management attached as Exhibit E to this Disclosure Statement (the “Financial Projections”) for 2021 through 2025 (the “Projection Period”) provided to Moelis by the Debtors, (iii) the Reorganized Debtors’ capitalization and available cash will be as set forth in the Plan and this Disclosure Statement, and (iv) the Reorganized Debtors will be able to obtain all future financings on the terms and at the times necessary to achieve the results set forth in the Financial Projections. Moelis makes no representation as to the achievability or reasonableness of such assumptions. In addition, based on the information available to Moelis, Moelis assumed that there will be no material change in economic, monetary, market, and other conditions as in effect as of the Assumed Valuation Date.

1 Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Disclosure Statement.

At the Debtors’ direction, Moelis assumed that the Financial Projections prepared by the Debtors’ management were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the Debtors’ management as to the future, financial and operating performance of the Reorganized Debtors. The future results of the Reorganized Debtors are dependent upon various factors, many of which are beyond the control or knowledge of the Debtors, and consequently are inherently difficult to project. The Reorganized Debtors’ actual future results may differ materially (positively or negatively) from the Financial Projections and, as a result, the actual equity value of the Reorganized Debtors may be materially higher or lower than the estimated range herein. Among other things, failure to consummate the Plan in a timely manner may have a materially negative impact on the equity value of the Reorganized Debtors.

The estimated equity value set forth in this Valuation Analysis represents a hypothetical equity value of the Reorganized Debtors, as the continuing operators of the business and their assets, after giving effect to the Plan based on consideration of certain valuation methodologies as described below. The estimated equity value in this Valuation Analysis does not purport to constitute an appraisal or necessarily reflect the actual market value that might be realized through a sale or liquidation of the Reorganized Debtors, their securities, or their assets, which may be materially higher or lower than the estimated value range set forth herein. The actual value of an operating business such as the Reorganized Debtors’ business is subject to uncertainties and contingencies that are difficult to predict and will fluctuate with changes in various factors affecting the financial condition and prospects of such a business.

In conducting its analysis, Moelis, among other things: (i) reviewed certain publicly available business and financial information relating to the Reorganized Debtors that Moelis deemed relevant; (ii) reviewed the Financial Projections, furnished to Moelis by the Debtors; (iii) conducted discussions with members of senior management and representatives of the Debtors concerning the matters described in clauses (i) and (ii) of this paragraph, as well as their views concerning the Debtors’ business prospects before giving effect to the Plan, and the Reorganized Debtors’ business and prospects after giving effect to the Plan; (iv) reviewed publicly available financial and stock market data for certain other companies in lines of business that Moelis deemed relevant; (v) reviewed publicly available financial data for certain transactions that Moelis deemed relevant; and (vi) conducted such other financial studies and analyses and took into account such other information as Moelis deemed appropriate. In connection with its review, Moelis did not assume any responsibility for independent verification of (and did not independently verify) any of the information supplied to, discussed with, or reviewed by Moelis and, with the consent of the Debtors, relied on such information being complete and accurate in all material respects. In addition, at the direction of the Debtors, Moelis did not make any independent evaluation or appraisal of any of the assets or liabilities (contingent, derivative, off-balance-sheet, tax-related or otherwise) of the Reorganized Debtors. Moelis also assumed, with the Debtors’ consent, that the final form of the Plan will not differ in any material respect to its analysis from the final draft that Moelis reviewed.

The estimated equity value in this Valuation Analysis does not constitute a recommendation to any Holder of a Claim or Interest as to how such Holder of a Claim or Interest should vote or otherwise act with respect to the Plan. Moelis has not been asked to and does not express any view as to what the trading value of the Reorganized Debtors’ securities would be when issued pursuant to the Plan or the prices at which they may trade in the future. The estimated equity value set forth herein does not constitute an opinion as to fairness from a financial point of view to any Holder of a Claim or Interest of the consideration to be received by such Holder of a Claim or Interest under the Plan or of the terms and provisions of the Plan.

[Remainder of page intentionally left blank]

Valuation Methodologies

In preparing its valuation, Moelis performed a variety of financial analyses and considered a variety of factors. The following is a brief summary of the material financial analyses performed by Moelis, which consisted of (a) a selected publicly traded companies analysis, (b) a discounted unlevered cash flow analysis, and (c) a discounted levered cash flow analysis. This summary does not purport to be a complete description of the analyses performed and factors considered by Moelis. The preparation of a valuation analysis is a complex, analytical process involving various judgmental determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular facts and circumstances, and such analyses and judgments are not readily susceptible to summary description. As such, Moelis’ valuation analysis must be considered as a whole. Reliance on only one of the methodologies used, or portions of the analysis performed, could create a misleading or incomplete conclusion as to enterprise value.

A.

Selected Publicly Traded Companies Analysis. The selected publicly traded companies analysis is based on the private market cap rates (calculated as net operating income divided by private market value of real estate) of selected publicly traded mall real estate investment trusts that have operating and financial characteristics comparable in certain respects to the Reorganized Debtors. For example, such characteristics may include similar size, margins, financial leverage, business model, geographic footprint, end-users, and asset profile. Under this methodology, Moelis applied a relevant cap rate range to the Reorganized Debtors’ pro rata net operating income to derive a range of potential values of the business of the Reorganized Debtors.

Although the selected companies were used for comparison purposes, no selected publicly traded company is either identical or directly comparable to the business of the Reorganized Debtors. Accordingly, Moelis’ comparison of selected publicly traded companies to the business of the Reorganized Debtors and analysis of the results of such comparisons was not purely mathematical, but instead involved considerations and judgments concerning differences in operating and financial characteristics and other factors that could affect the relative values of the selected publicly traded companies and the Reorganized Debtors. The selection of appropriate companies for this analysis is a matter of judgment and subject to limitations due to sample size and the public availability of meaningful, market-based information.

B.

Discounted Unlevered Cash Flow Analysis. The discounted unlevered cash flow (“DUCF”) analysis is an enterprise valuation methodology that estimates the value of an asset or business by calculating the estimated present value of expected future cash flows to be generated by that asset or business plus an estimated present value of the estimated terminal value of that asset or business. Moelis calculated debt-free, after-tax free cash flows for the Reorganized Debtors through December 31, 2025, utilizing the Financial Projections. These free cash flows were then discounted using an unlevered discount rate (the “Unlevered Discount Rate”) based on a range of the estimated, weighted average cost of capital for the Reorganized Debtors. In determining the estimated terminal value of the Reorganized Debtors, Moelis utilized the perpetuity growth method which estimates a range of values of the Reorganized Debtors at the end of the Projection Period based on applying a perpetuity growth rate to final year cash flows.

To determine the Unlevered Discount Rate, Moelis used the estimated cost of equity and the estimated after-tax cost of debt for the Reorganized Debtors, assuming a targeted, long-term, debt-to-total capitalization ratio based on debt-to-capitalization ratios of the selected publicly traded companies. Moelis estimated the cost of equity for the Reorganized Debtors based on: (i) a range of target returns for distressed/opportunistic real estate investment funds; (ii) the capital asset pricing model, which assumes that the expected equity return is a function of the risk-free rate, equity risk premium, and the correlation of the stock performance of certain of the selected publicly traded companies to the return on the broader market over a 2-year and 5-year period, and an adjustment related to the estimated equity market capitalization of the Reorganized Debtors, which reflects the historical equity risk premium of small, medium, and large equity market capitalization companies; and (iii) the cost of equity implied across a range of Cap Rates, a range of debt-to-total capitalization ratios, and a fixed cost of debt. To estimate the cost of debt, Moelis held discussions with its capital markets team and determined a cost of debt rate based on the Reorganized Debtors’ size, industry, geographic footprint, cash flow profile, current market environment and long-term corporate credit yield-to-worst rates. In estimating a range of perpetuity growth rates for its DUCF analysis, Moelis took into account expected global long-term GDP growth rates and held discussions with the Debtors to estimate the long-term trends of their industry. Certain of the data generated may not reflect the impact of COVID-19 or may reflect unusual volatility. The DUCF valuation ranges produced using these estimated WACC ranges are subject to the limitations to the data described by the foregoing, and, if the impact of COVID-19 were reflected in such data and/or certain of the data experiencing unusual volatility were to return to pre-COVID-19 levels, the discounted cash flow valuation ranges would likely be significantly different.

C.

Discounted Levered Cash Flow Analysis. The discounted levered cash flow (“DLCF”) analysis is an equity valuation methodology that estimates the equity value of an asset or business by calculating the estimated present value of expected future cash flows after debt service to be generated by that asset or business plus an estimated present value of the estimated terminal value of that asset or business. Moelis calculated levered cash flows for the Reorganized Debtors through December 31, 2025, utilizing the Financial Projections. These free cash flows were then discounted using a levered discount rate (the “Levered Discount Rate”) equivalent to the cost of equity used for WACC. In determining the estimated terminal value of the Reorganized Debtors, Moelis utilized the perpetuity growth method which estimates a range of values of the Reorganized Debtors at the end of the Projection Period based on applying a perpetuity growth rate to final year cash flows.

Certain of the data generated may not reflect the impact of COVID-19 or may reflect unusual volatility. The DLCF valuation ranges produced using these estimated ranges are subject to the limitations to the data described by the foregoing, and, if the impact of COVID-19 were reflected in such data and/or certain of the data experiencing unusual volatility were to return to pre-COVID-19 levels, the discounted cash flow valuation ranges would likely be significantly different.

Reorganized Debtors - Valuation Considerations

The estimated equity value in this section is not necessarily indicative of actual value, which may be significantly higher or lower than the ranges set forth herein. Accordingly, none of the Debtors, Moelis or any other person assumes responsibility for the accuracy of such estimated equity value. Depending on the actual financial results of the Debtors or changes in the economy and the financial markets, the equity value of the Reorganized Debtors as of the Assumed Valuation Date may differ from the estimated equity value set forth in this Valuation Analysis. In addition, the market prices, to the extent there is a market, of the Reorganized Debtors’ securities will depend upon, among other things, prevailing interest rates, conditions in the economy and the financial markets, the investment decisions of prepetition creditors receiving such securities under the Plan (some of whom may prefer to liquidate their investment rather than hold it on a long-term basis), and other factors that generally influence the prices of securities.